UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WEALTHBRIDGE ACQUISITION LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

Ordinary shares, no par value, of Wealthbridge Acquisition Limited (“Ordinary Shares”)

	(2)	Aggregate number of securities to which transaction applies:

16,400,000 ordinary shares of Wealthbridge Acquisition Limited to be issued to the Scienjoy Inc. shareholders pursuant to that certain Share Exchange Agreement, dated as of October 28, 2019, by and among Wealthbridge Acquisition Limited, Scienjoy Inc., Lavacano Holdings Limited, and WBY Entertainment Holdings Ltd.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction was calculated based on $10.12 per share (the average of the high and low prices reported on the Nasdaq Capital Market on November 25, 2019).

	(4)	Proposed maximum aggregate value of transaction:

$165,968,000

	(5)	Total fee paid: $21,542.65

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT DATED JANUARY 16, 2020— SUBJECT TO COMPLETION

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF WEALTHBRIDGE ACQUISITION LIMITED

Proxy Statement dated [●], 2019
and first mailed to shareholders on or about [●], 2019

Dear Shareholders:

On behalf of the board of directors of Wealthbridge Acquisition Limited (“Wealthbridge”), we are pleased to enclose the proxy statement relating to the proposed acquisition of Scienjoy Inc. (“Scienjoy”, and such transaction, the “Business Combination”), pursuant to a share exchange agreement dated as of October 28, 2019 (as may be amended or supplemented from time to time, the “Share Exchange Agreement”) among Wealthbridge, Scienjoy, Lavacano Holdings Limited (“Lavacano”), WBY Entertainment Holdings Ltd. (“WBY,” together with Lavacano, the “Sellers”, and each “Seller”). The Sellers collectively own 100% of the issued and outstanding shares of Scienjoy.

In connection with the Business Combination and the other matters described herein, you are cordially invited to attend the extraordinary general meeting of Wealthbridge (the “Extraordinary General Meeting”) to be held at 10:00 a.m. Eastern Time on                 , 2020 at the offices of Loeb & Loeb LLP, at 345 Park Avenue, 21th Floor, New York, New York 10154. Only shareholders who held ordinary shares of Wealthbridge at the close of business on                 , 2020 will be entitled to vote at the Extraordinary General Meeting and at any adjournments and postponements thereof. Holders of Wealthbridge’s ordinary shares will be asked to approve the Share Exchange Agreement dated as of October 28, 2019 and other related proposals.

Wealthbridge is a blank check company incorporated on May 2, 2018 as a British Virgin Islands business company limited by shares and incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Wealthbridge’s units, ordinary shares, rights and warrants are traded on the Nasdaq Stock Market (“Nasdaq”) under the symbols “HHHHU”, “HHHH,” “HHHHR” and “HHHHW”, respectively. At the Closing, Wealthbridge’s units will separate into their component shares and warrants so that the units will no longer trade separately under “HHHHU” and the rights will automatically convert into shares so that the rights will no longer trade under “HHHHR”.

Upon the closing of the transactions contemplated in the Share Exchange Agreement, Wealthbridge will acquire 100% of the issued and outstanding securities of Scienjoy, in exchange for approximately 16.4 million ordinary shares of Wealthbridge, of which 1.64 million ordinary shares are to be issued and held in escrow to satisfy any indemnification obligations of the Sellers. Additionally, the Sellers may be entitled to receive earnout shares as follows: (1) if Scienjoy’s net income before tax for the year ended December 31, 2019 is greater than or equal to either US$20,900,000 or RMB 140,000,000, the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details under Section “Voting Agreement” below); (2) if Scienjoy’s net income before tax for the year ended December 31, 2020 is greater than or equal to either US$28,300,000 or RMB 190,000,000, the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details under Section “Voting Agreement” below); and (3) if Scienjoy’s net income before tax for the year ended December 31, 2021 is greater than or equal to either US$35,000,000 or RMB 235,000,000, the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details under Section “Voting Agreement” below).

Notwithstanding the net income before tax achieved by the post-transaction company for any period, the Sellers will receive (i) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $15.00 for any sixty days in any period of ninety consecutive trading days during an twelve month period following the closing; (ii) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $20.00 for any sixty days in any period of ninety consecutive trading days between the 13th month and 24th month following the Closing, and (iii) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $25.00 for any sixty days in any period of ninety consecutive trading between the 25th month and 36th month following the Closing.

Scienjoy, through its subsidiaries and VIE Entities, is engaged in the operation of a live streaming platform in China. Scienjoy operates its live streaming communities through multiple platforms, each with its own mobile app. It currently operates the business primarily through three platforms: Showself Live Streaming, Lehai Live Streaming and Haixiu Live Streaming.

On [●], 2020, the record date for the extraordinary general meeting of shareholders, the last sale price of Wealthbridge’s ordinary share was $[●].

Each shareholder’s vote is very important. Whether or not you plan to attend the Wealthbridge extraordinary general meeting in person, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a shareholder from voting in person if such shareholder subsequently chooses to attend the Wealthbridge extraordinary general meeting.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 17.

Wealthbridge’s board of directors unanimously recommends that Wealthbridge shareholders vote “FOR” approval of each of the proposals.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

Yongsheng Liu
Chief Executive Officer
Wealthbridge Acquisition Limited

[●], 2020

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about Wealthbridge that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by Wealthbridge with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

Flat A, 6/F, Block A
Tonnochy Towers
No. 272 Jaffe Road
Wanchai, Hong Kong
Attn: Yongsheng Liu

Tel: (86) 186-0217-2929

If you would like to request documents, please do so no later than [●], 2020 to receive them before Wealthbridge’s extraordinary general meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about Wealthbridge and Scienjoy. You should rely only on the information contained in this proxy statement in deciding how to vote on the Business Combination. Neither Wealthbridge nor Scienjoy has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement, references in this proxy statement to:

●	“active users” refers to users who visited Scienjoy’s platforms at least once in a given period;

●	“ARPPU” refers to average live streaming revenue per paying user in a given period;

●	“average total MAUs” refers to the average total MAUs during a given period of time calculated by dividing (i) the sum of active users for each month of such period, and (ii) the number of months in such period;

●	“CDN” refers to content delivery network;

●	“CAGR” refers to compound annual growth rate:

●	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this proxy statement only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

●	“Holgus” refers to Holgus Sixiang Information Technology Co., Ltd;

●	“HX” refers to Hai Xiu (Beijing) Technology Co., Ltd;

●	“HZ” refers to Sixiang Huizhi (Beijing) Technology Culture Co., Ltd.;

●	“Kashgar” refers to Kashgar Sixiang Times Internet Technology Co., Ltd;

●	“LH” refers to Beijing Le Hai Technology Co., Ltd;

●	“MAUs” refers to the number of active users in a given month;

●	“paying user” refers to a registered user that has purchased virtual currency on Scienjoy’s platforms at least once during the relevant period;

●	“paying ratio” for a given period is calculated by dividing (i) the sum of paying users in such period, by(ii) the total active users in such period;

●	“quarterly average ARPPU” refers to average live streaming revenue per paying user for each quarter during a given period of time calculated by dividing live streaming revenue for a given period by: (i) quarterly average paying users for that given period and (ii) number of quarters in that given period;

●	“quarterly average paying users” refers to the average paying users for each quarter during a given period of time calculated by dividing (i) the sum of paying users for each quarter of such period, by (ii) the number of quarters in such period;

●	“QY” or “Zhihui Qiyuan” refers to Zhihui Qiyuan (Beijing) Technology Co., Ltd.;

●	“registered user” refers to a user that has registered and logged onto Scienjoy’s platform at least once since registration.

●	“RMB” or “Renminbi” refers to the legal currency of the People’s Republic of China;

●	“Scienjoy HK” refers to Scienjoy International Limited;

●	“Scienjoy” refers to Scienjoy Inc. and its subsidiaries and VIE entities, as applicable;

●	“SG” refers to Beijing Sixiang Shiguang Technology Co., Ltd;

●	“Sixiang Times” refers to Sixiang Times (Beijing) Technology Co., Ltd;

●	“SY” refers to Tianjin Sihui Peiying Technology Co., Ltd.;

●	“TF” refers to Tongfang Investment Fund Series SPC;

●	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States;

●	“U.S. GAAP” are to accounting principles generally accepted in the United States;

●	“variable interest entity,” “Scienjoy VIEs” or “VIE entities” are to Scienjoy’s variable interest entities, Zhihui Qiyuan (Beijing) Technology, Co. Ltd. (智汇启源(北京) 科技有限公司) or Zhihui Qiyuan, a limited liability company organized and existing under the laws of the PRC, and Zhihui Qiyuan’s subsidiaries, including Hai Xiu (Beijing) Technology Company Co. Ltd., or Hai Xiu, Beijing Le Hai Technology Co. Ltd., or Hai Xiu, and Beijing Sixiang Shiguang Technology Co. Ltd., or Sixiang Shiguang, each such company formed under PRC Law; Each of the VIEs is consolidated into Scienjoy’s consolidated financial statements in accordance with U.S. GAAP as if they were its wholly-owned subsidiaries.

●	“Wealthbridge,” “we,” “us” or “our company” refer to Wealthbridge Acquisition Limited;

●	“WX” or “WFOE refers to Sixiang Wuxian (Beijing) Technology Co., Ltd; and

●	“ZH” refers to Sixiang Zhihui (Beijing) Technology Co., Ltd.;

This proxy statement contains information and statistics relating to China’s economy and its entertainment live streaming industry derived from various publications issued by market research companies and PRC governmental entities, which have not been independently verified by Scienjoy. The information in such sources may not be consistent with other information compiled in or outside China.

Translations of balances in Scienjoy’s combined balance sheets, combined statements of income and combined statements of cash flows from RMB into USD (or “US$”) as of and for the year ended December 31, 2017 are solely for the convenience of the reader and were calculated at the rate of US$1.00 = RMB6.5063, representing the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of December 29, 2017.

Translations of balances in Scienjoy’s consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows from RMB into USD (or “US$”) as of and for the year ended December 31, 2018 and June 30, 2019 are solely for the convenience of the reader and were calculated at the rate of US$1.00 = RMB6.8755 and US$1.00 = RMB6.8650 respectively, representing the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of December 28, 2018 and June 28, 2019 respectively.

No representation is made that the RMB amounts represent or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate. On December [●], 2019, the noon buying rate for Renminbi was RMB [●] to US$1.00.

WEALTHBRIDGE ACQUISITION LIMITED

Flat A, 6/F, Block A
Tonnochy Towers
No. 272 Jaffe Road
Wanchai, Hong Kong
Attn: Yongsheng Liu

Tel: (86) 186-0217-2929

NOTICE OF EXTRAORDINARY GENERAL MEETING OF
WEALTHBRIDGE ACQUISITION LIMITED SHAREHOLDERS

To Be Held on [●], 2020

To Wealthbridge Acquisition Limited (“Wealthbridge”) Shareholders:

An extraordinary general meeting of shareholders of Wealthbridge will be held at [●], on [●], 2020, at [●] a.m., for the following purposes:

●	To approve the share exchange agreement dated as of October 28, 2019 (as may be amended or supplemented from time to time, the “Share Exchange Agreement”) among Wealthbridge, Scienjoy Inc. (“Scienjoy”), Lavacano Holdings Limited (“Lavacano”), WBY Entertainment Holdings Ltd. (“WBY,” together with Lavacano, the “Sellers”, and each “Seller”) and the transactions contemplated thereunder, including but not limited to the acquisition of all of the issued and outstanding shares and any other equity interests of Scienjoy from the Sellers, as provided for in the Share Exchange Agreement and the consideration paid to the Sellers and the earn-out consideration by way of new issue of ordinary shares credited as fully paid in accordance with the Share Exchange Agreement, or the “Business Combination.” This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

●	To approve as a shareholder resolution to change of Wealthbridge’s name to Scienjoy Holding Corporation and the adoption of the Second Amended and Restated Memorandum and Articles of Association of Wealthbridge as further described herein. This proposal is referred to as the “Amendment Proposal” or “Proposal No. 2.”

●	To approve the issuance of more than 20% of the issued and outstanding ordinary shares of Wealthbridge pursuant to the terms of the Share Exchange Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal 3.”

●	To approve the adjournment of the extraordinary general meeting in the event Wealthbridge does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal 4”.

Proposals 1 through 4 are sometimes collectively referred to herein as the “Proposals.”

As of [●], 2020, there were [●] ordinary shares of Wealthbridge issued and outstanding and entitled to vote. Only Wealthbridge shareholders who hold shares of record as of the close of business on [●], 2020 are entitled to vote at the extraordinary general meeting or any adjournment of the extraordinary general meeting. This proxy statement is first being mailed to shareholders on or about [●], 2020. Approval of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Business Combination Adjournment Proposal will each require the affirmative vote of the holders of a majority of the outstanding ordinary shares present in person or by proxy and entitled to vote at the extraordinary general meeting. Attending the extraordinary general meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Adjournment Proposal.

Wealthbridge currently has an unlimited number of authorized shares of no par value per share.

Whether or not you plan to attend the extraordinary general meeting in person, please submit your proxy card without delay. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the extraordinary general meeting. If you fail to return your proxy card and do not attend the meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting. You may revoke a proxy at any time before it is voted at the extraordinary general meeting by executing and returning a proxy card dated later than the previous one, by attending the extraordinary general meeting in person and casting your vote by ballot or by submitting a written revocation to Wealthbridge at Wealthbridge Acquisition Limited, Flat A, 6/F, Block A, Tonnochy Towers, No. 272 Jaffe Road, Wanchai, Hong Kong, Attention: Yongsheng Liu, Telephone: (86) 186-0217-2929, that is received by us before we take the vote at the extraordinary general meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

Wealthbridge’s board of directors unanimously recommends that Wealthbridge shareholders vote “FOR” approval of each of the proposals.

By order of the Board of Directors,

Yongsheng Liu
Chief Executive Officer of
Wealthbridge Acquisition Limited

[__________], 2020

ANNEX A – SHARE EXCHANGE AGREEMENT

ANNEX B – FORM OF SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF WEALTHBRIDGE

ANNEX C – ESCROW AGREEMENT

ANNEX D – REGISTRATION RIGHTS AGREEMENT

ANNEX E – VOTING AGREEMENT

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR Wealthbridge shareholders

Q: What is the purpose of this document?

A: Wealthbridge Acquisition Limited, a British Virgin Islands company, or Wealthbridge, and Scienjoy Inc., a Cayman Islands company, have agreed to a business combination under the terms of a share exchange agreement, dated as of October 28, 2019, which we refer to as the Share Exchange Agreement, by and among Wealthbridge Acquisition Limited, the Sellers, Scienjoy Inc., and the other related proposals. The consummation of the transactions contemplated by the Share Exchange Agreement relating to the business combination with Scienjoy are referred to as the Business Combination and the proposal to approve the Business Combination is referred to as the Business Combination Proposal. The Share Exchange Agreement is attached to this proxy statement as Annex A, and is incorporated into this proxy statement by reference. You are encouraged to read this proxy statement, including the section titled “Risk Factors” and all the annexes hereto.

Wealthbridge shareholders are being asked to consider and vote upon a proposal to adopt the Share Exchange Agreement pursuant to which, Wealthbridge will acquire all of the issued and outstanding shares and other equity interests of Scienjoy from the Sellers, and related proposals. The units that were issued in Wealthbridge’s initial public offering, or the Wealthbridge Units, each consists of one ordinary share of Wealthbridge, no par value per share, or the Wealthbridge Shares, one redeemable warrant, each redeemable warrant entitling the holder thereof to purchase one half of one Wealthbridge Share, or the Wealthbridge Warrants, and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination, or the Wealthbridge Rights. Wealthbridge shareholders (except for holders of shares issued prior to Wealthbridge’s initial public offering (“initial shareholders”)) will be entitled to redeem their Wealthbridge ordinary shares for a pro rata share of the trust account net of taxes payable (currently anticipated to be no less than approximately $10.00 per share for shareholders).

The Wealthbridge Units, Wealthbridge Shares, Wealthbridge Warrants, and Wealthbridge Rights are currently listed on the Nasdaq Stock Market.

This proxy statement contains important information about the proposed Business Combination and the other matters to be acted upon at the extraordinary general meeting of Wealthbridge shareholders. You should read it carefully.

Q: What is being voted on?

A: Below are the proposals on which Wealthbridge shareholders are being asked to vote:

●	To approve the Share Exchange Agreement and the transactions contemplated thereunder, including but not limited to the acquisition of all of the issued and outstanding shares and any other equity interests of Scienjoy from the Sellers, as provided for in the Share Exchange Agreement and the consideration paid to the Sellers and the earn-out consideration by way of new issue of ordinary shares credited as fully paid in accordance with the Share Exchange Agreement, or the “Business Combination.” This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

●	To approve as a shareholder resolution the change of Wealthbridge’s name to Scienjoy Holding Corporation and the adoption of the Second Amended and Restated Memorandum and Articles of Association of Wealthbridge as further described herein. This proposal is referred to as the “Amendment Proposal” or “Proposal No. 2.”

●	To approve the issuance of more than 20% of the issued and outstanding ordinary shares of Wealthbridge pursuant to the terms of the Share Exchange Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal 3.”

●	To approve the adjournment of the extraordinary general meeting in the event Wealthbridge does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal 4”.

Q: Do any of Wealthbridge’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A: Wealthbridge’s directors and officers may have interests in the Business Combination that are different from your interests as a shareholder. You should keep in mind the following interests of Wealthbridge’s directors and officers:

In May and July, 2018, 1,150,000 shares were sold to our initial shareholders. On October 15, 2018, Wealthbridge affected a 5 for 4 share split resulting in an aggregate of 1,437,500 ordinary shares outstanding to our initial shareholders, which we refer to throughout this proxy statement as the “insider shares,” for an aggregate purchase price of $25,100. Simultaneous with the consummation of the IPO, we consummated the private placement of 247,500 private Units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,475,000. The Private Placement Units were purchased by Wealthbridge’s sponsor. The underwriters exercised the over-allotment and on February 20, 2019, Wealthbridge consummated the private sale of an additional 22,500 private units to its sponsor, generating gross proceeds of $225,000.

If Wealthbridge does not consummate the Business Combination by November 8, 2020, Wealthbridge will be required to voluntarily liquidate and subsequently dissolve and the securities held by Wealthbridge’s insiders will be worthless because such holders have agreed to waive their rights to any liquidation distributions.

Approval of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding ordinary shares of Wealthbridge present and entitled to vote at the extraordinary general meeting. As of the record date of the extraordinary general meeting of Wealthbridge shareholders, 1,707,500 shares held by Wealthbridge’s initial shareholders, or approximately 22.90% of the outstanding Wealthbridge ordinary shares, would be voted in favor of each of the Proposals.

In addition, the exercise of Wealthbridge’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in Wealthbridge shareholders’ best interests.

Q: When and where is the extraordinary general meeting of Wealthbridge shareholders?

A: The extraordinary general meeting of Wealthbridge shareholders will take place at [●] on [●], 2020, at [●] a.m.

Q: Who may vote at the extraordinary general meeting of shareholders?

A: Only holders of record of Wealthbridge ordinary shares as of the close of business on [●], 2020 may vote at the extraordinary general meeting of shareholders. As of [●], 2020, there were [●] Wealthbridge ordinary shares outstanding and entitled to vote. Please see “Extraordinary General Meeting of Wealthbridge Shareholders — Record Date; Who is Entitled to Vote” for further information.

Q: What is the quorum requirement for the extraordinary general meeting of shareholders?

A: Shareholders representing a majority of the Wealthbridge ordinary shares issued and outstanding as of the record date and entitled to vote at the extraordinary general meeting must be present in person or represented by proxy in order to hold the extraordinary general meeting and conduct business. This is called a quorum. Wealthbridge ordinary shares will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card. In the absence of a quorum, shareholders representing a majority of the votes present in person or represented by proxy at such meeting may adjourn the meeting until a quorum is present. Broker non-votes will not be considered present for the purposes of establishing a quorum.

Q: What vote is required to approve the Proposals?

A: Approval of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding ordinary shares of Wealthbridge present and entitled to vote at the extraordinary general meeting. Attending the extraordinary general meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and each nominee for election as a director and, assuming a quorum is present, broker non-votes will have no effect on the Proposals.

Q: Are the proposals conditioned on one another?

A: Yes. The Business Combination Proposal is conditioned upon the approval of the Amendment Proposal and the Nasdaq Proposal. The Amendment Proposal is conditioned upon the approval of the Business Combination Proposal and the Nasdaq Proposal.

Q: How will the initial shareholders vote?

A: Wealthbridge’s initial shareholders, who as of [●], 2020 owned 1,707,500 Wealthbridge ordinary shares, or approximately 22.90% of the issued and outstanding Wealthbridge ordinary shares, have agreed to vote their respective ordinary shares acquired by them prior to the initial public offering in favor of the Business Combination Proposal and related proposals. Wealthbridge’s initial shareholders have also agreed that they will vote any shares they purchase in the open market in or after the IPO in favor of each of the Proposals.

Q: Am I required to vote in order to have my ordinary shares redeemed?

A: No. You are not required to vote in order to have the right to demand that Wealthbridge redeem your ordinary shares for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable). These rights to demand redemption of Wealthbridge ordinary shares for cash are sometimes referred to herein as redemption rights. If the Business Combination is not completed, then holders of Wealthbridge ordinary shares electing to exercise their redemption rights will not be entitled to receive such payments.

Q: How do I exercise my redemption rights?

A: If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [●], 2020 (two business days before the extraordinary general meeting), that Wealthbridge redeem your shares into cash; and (ii) submit your request in writing to Wealthbridge’s transfer agent, at the address listed at the end of this section and delivering your shares to Wealthbridge’s transfer agent physically or electronically using the DWAC system the business day prior to the vote at the meeting.

Any corrected or changed written demand of redemption rights must be received by Wealthbridge’s transfer agent the business day prior to the extraordinary general meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent the business day prior to the vote at the meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of Wealthbridge shares as of the Record Date. Any public shareholder who hold shares of Wealthbridge shares on or before [●], 2020 (two business days before the extraordinary general meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination).

Q: If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A: No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Wealthbridge believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your Wealthbridge shares in accordance with directions you provide.

Q: How can I vote?

A: If you were a holder of record Wealthbridge ordinary shares on [●], 2020, the record date for the extraordinary general meeting of Wealthbridge shareholders, you may vote with respect to the applicable proposals in person at the extraordinary general meeting of Wealthbridge shareholders, or by submitting a proxy by mail so that it is received prior to 9:00 a.m. on [●], 2020, in accordance with the instructions provided to you under “Extraordinary General Meetings of Wealthbridge Shareholders.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the extraordinary general meeting of Wealthbridge shareholders and vote in person, obtain a proxy from your broker, bank or nominee.

Q: What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A: Wealthbridge will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the extraordinary general meeting of Wealthbridge shareholders. For purposes of approval, an abstention on any Proposals will have the same effect as a vote “AGAINST” such Proposal.

Q: Can I change my vote after I have mailed my proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at the extraordinary general meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the extraordinary general meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the extraordinary general meeting. If you hold your shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Wealthbridge Acquisition Limited

Flat A, 6/F, Block A
Tonnochy Towers
No. 272 Jaffe Road
Wanchai, Hong Kong
Tel: (86) 186-0217-2929

Q: Should I send in my share certificates now?

A: Yes. Wealthbridge shareholders who intend to have their ordinary shares redeemed, by electing to have those ordinary shares redeemed for cash on the proxy card, should send their certificates by two business days before the extraordinary general meeting. Please see “Extraordinary General Meeting of Wealthbridge Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your ordinary shares for cash.

Q: When is the Business Combination expected to occur?

A: Assuming the requisite shareholder approvals are received, Wealthbridge expects that the Business Combination will occur no later than [May 8], 2020.

Q: May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A: No. Appraisal rights are not available to holders of Wealthbridge ordinary shares in connection with the proposed Business Combination. For additional information, see the sections entitled “Extraordinary General Meeting of Wealthbridge Shareholders — Appraisal Rights.”

Q: What happens if the Business Combination is not consummated?

A: If Wealthbridge does not consummate the Business Combination by the date that is 12 months from the closing of the IPO, or February 8, 2020, or 21 months from the closing of the IPO, or November 8, 2020, if Wealthbridge extends the period of time to consummate a business combination, Wealthbridge’s officers must take all actions necessary in accordance with the British Virgin Islands Business Companies Act, 2004 (as the same may be amended and supplemented from time to time) (referred to herein as the “Companies Law”) to voluntarily liquidate and subsequently dissolve Wealthbridge as soon as reasonably practicable. Following dissolution, Wealthbridge will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable) will be distributed pro-rata to holders of Wealthbridge ordinary shares who acquired such ordinary shares in Wealthbridge’s IPO or in the aftermarket. If the Business Combination is not effected by the date that is 12 months from the closing of the IPO, or February 8, 2020, or by the date that is 21 months from the closing of the IPO, or November 8, 2020, if we extend the period of time to consummate a business combination, the Wealthbridge Warrants and Rights will expire worthless. The estimated consideration that each Wealthbridge share would be paid at liquidation would be approximately $[●] per share for shareholders based on amounts on deposit in the Trust Account as of [●], 2020. The closing price of Wealthbridge’s ordinary shares on the Nasdaq Stock Market as of [●], 2020 was $[●]. Wealthbridge’s initial shareholders waived the right to any liquidation distribution with respect to any Wealthbridge ordinary shares held by them.

Q: What happens to the funds deposited in the Trust Account following the Business Combination?

A: Following the closing of the Business Combination, funds in the Trust Account will be released to Wealthbridge. Holders of Wealthbridge ordinary shares exercising redemption rights will receive their per share redemption price. The balance of the funds will be utilized to pay the expenses incurred during and the working capital after the Business Combination. As of [●], 2020, there was approximately $[●] in Wealthbridge’s Trust Account. Approximately $[●] per outstanding share issued in Wealthbridge’s initial public offering will be paid to the public investors. Any funds remaining in the Trust Account after such uses will be used for future working capital and other corporate purposes of the combined entity.

DELIVERY OF DOCUMENTS TO WEALTHBRIDGE shareholders

Pursuant to the rules of the SEC, Wealthbridge and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement, unless Wealthbridge has received contrary instructions from one or more of such shareholders. Upon written or oral request, Wealthbridge will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request that Wealthbridge deliver single copies of the proxy statement in the future. Shareholders may notify Wealthbridge of their requests by contacting Wealthbridge as follows:

Wealthbridge Acquisition Limited

Flat A, 6/F, Block A
Tonnochy Towers
No. 272 Jaffe Road
Wanchai, Hong Kong
Attn: Yongsheng Liu

Tel: (86) 186-0217-2929

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the Share Exchange Agreement attached as Annex A. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

The Parties

Wealthbridge Acquisition Limited

Flat A, 6/F, Block A
Tonnochy Towers
No. 272 Jaffe Road
Wanchai, Hong Kong
Attn: Yongsheng Liu

Telephone: (86) 186-0217-2929

Wealthbridge Acquisition Limited, or Wealthbridge, was incorporated as a blank check company on May 2, 2018, under the laws of the British Virgin Islands, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Wealthbridge’s efforts to identify a prospective target business were not be limited to any particular industry or geographic location.

Wealthbridge completed its IPO on February 8, 2019 of 5,000,000 units, with each unit consisting of one Ordinary Share, no par value, one redeemable Warrant and one Right to receive one-tenth of an ordinary share upon consummation of an initial business combination. Simultaneous with the consummation of the IPO, we consummated the private placement of 247,500 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,475,000. The Private Placement Units were purchased by Wealthbridge’s sponsor. The underwriters in the IPO exercised the over-allotment option and on February 20, 2019, the underwriters purchased 750,000 over-allotment option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $7,500,000. Simultaneously with the sale of the over-allotment Units, Wealthbridge consummated the private sale of an additional 22,500 Private Units to its sponsor, generating gross proceeds of $225,000.

After deducting the underwriting discounts and commissions and the offering expenses, a total of $57,500,000 was deposited into a trust account established for the benefit of Wealthbridge’s public shareholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. [As of December 31, 2019], we have approximately $[●] of unused net proceeds that were not deposited into the trust fund to pay future general and administrative expenses. The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. As of [December 31, 2019], there was $[●] held in the trust fund (including $[●] of accrued interest which we can withdraw to pay taxes).

Wealthbridge’s units, shares, warrants and rights are each quoted on the Nasdaq Stock Market, under the symbols “HHHHU,” “HHHH,” “HHHHW” and “HHHHR,” respectively. Each of Wealthbridge’s units consist of one ordinary share, one redeemable warrant to purchase one-half of one share, and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination. Wealthbridge’s units commenced trading on February 5, 2019. Wealthbridge’s shares, warrants and rights commenced trading on March 7, 2019.

Scienjoy Inc.

Scienjoy Inc.

3rd Floor, JIA No. 34, Shenggu Nanli

Chaoyang District

Beijing, P.R. China 100029

Attn: Xiaowu He

Telephone: (86) 186-1093-2235

Scienjoy is a leading provider of mobile live streaming platforms in China and focuses on interactive show live streaming from broadcasters to users. It has approximately 11.4 million active users and 13,812 active show broadcasters for the quarter ended June 30, 2019. As of June 30, 2019, Scienjoy has approximately 184.98 million registered users. Scienjoy operates primarily on three primary platforms (Showself Live Streaming, Lehai Live Streaming. and Haixiu Live Streaming), each using Scienjoy’s own mobile applications, and has created a vibrant, interactive, and close community in which users can interact directly with broadcasters and other users.

While users have free access to all real time video rooms, revenue is primarily generated through sales of Scienjoy’s virtual currency. Users can purchase virtual currency on Scienjoy’s platforms and can use such virtual currency to buy virtual items for broadcasters to show their support. Scienjoy shares revenues generated on the platforms with talents agencies, which in turn share revenues with broadcasters.

Among other competitive strength, Scienjoy adopts a multi-platform live streaming strategy, uses big data analysis to understand market trend and users’ preferences, and offers innovative product features designed to improve the user experience, such as a range of online games for users while watching live streaming. Scienjoy’s business objective is to further strengthen its position in the mobile show live streaming industry and to leverage its existing position to expand its business into other related industries in China and overseas markets.

The following diagram illustrates Scienjoy’s corporate structure as of the date of this proxy statement. Unless otherwise indicated, equity interests depicted in this diagram are held 100%. The relationship between WFOE and Zhihui Qiyuan as illustrated in this diagram are governed by contractual arrangements and do not constitute equity ownership.

The Business Combination and Share Exchange Agreement

Post -Business Combination Share Ownership

After the Business Combination, assuming no redemptions of ordinary shares for cash, Wealthbridge’s current public shareholders will own approximately 25.0% of Wealthbridge, Wealthbridge’s current directors, officers and affiliates will own approximately 6.9% of Wealthbridge, and the Sellers, i.e., Lavacano and WBY, will collectively own approximately 64.9% of Wealthbridge. We will be a “controlled company’’ as defined under the Nasdaq Stock Market Rules because Lavacano, one of the two Sellers, will control more than 50% of our voting rights. Assuming redemption by holders of 4,764,503 of Wealthbridge’s ordinary shares, Wealthbridge public shareholders will own approximately 7.6% of Wealthbridge, Wealthbridge’s current directors, officers and affiliates will own approximately 8.5% of Wealthbridge, and the Sellers will own approximately 79.9% of Wealthbridge. Upon consummation of the Business Combination, Scienjoy will be a wholly-owned subsidiary of Wealthbridge. The following diagram illustrates the Company’s shareholding structure after the Business Combination.

In addition, after the Business Combination and following the determination that the combined company qualifies as a Foreign Private Issuer, we expect to adopt a dual-class share structure which will result in further concentration of Lavacano’s control over Wealthbridge. See “Other Agreements Relating to the Business Combination—Voting Agreement,” “Risk Factors—Relating to the Business Combination,” and “Directors, Executive Officers, Executive Compensation and Corporate Governance—Controlled Company” below for more detailed information.

Management

Effective as of the closing date, the board of directors of Wealthbridge will consist of seven members. The members designated by Oriental Holdings Limited (“Oriental”), Wealthbridge’s designee, will include Yongsheng Liu and [Jining Li], and the members designated by the Sellers will include Xiaowu He, Bo Wan, [●], [●] and [●]. [Xiaowu He] will be the Chief Executive Officer of Wealthbridge after the consummation of the Business Combination. See “Directors and Executive Officers after the Business Combination” elsewhere in this proxy statement for additional information.

The Share Exchange Agreement

On October 28, 2019, Wealthbridge, the Sellers, and Scienjoy Inc. entered into the Share Exchange Agreement, pursuant to which Wealthbridge will purchase from the Sellers all of the issued and outstanding shares and other equity interests in and of Scienjoy. See “The Share Exchange Agreement — Business Combination with Scienjoy; Business Combination Consideration” for more detailed information.

Upon the closing of the transactions contemplated in the Share Exchange Agreement, Wealthbridge will acquire 100% of the issued and outstanding securities of Scienjoy, in exchange for approximately 16.4 million ordinary shares of Wealthbridge, among which 1.64 million ordinary shares of Wealthbridge are to be issued and held in escrow to satisfy any indemnification obligations of the Sellers. Additionally, the Sellers may be entitled to receive earnout shares as follows: (1) if Scienjoy’s net income before tax for the year ended December 31, 2019 is greater than or equal to either US$20,900,000 or RMB 140,000,000 the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details under Section “Voting Agreement” below); (2) if Scienjoy’s net income before tax for the year ended December 31, 2020 is greater than or equal to either US$28,300,000 or RMB 190,000,000, the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details under Section “Voting Agreement” below); and (3) if Scienjoy’s net income before tax for the year ended December 31, 2021 is greater than or equal to either US$35,000,000 or RMB 235,000,000, the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details under Section “Voting Agreement” below).

Notwithstanding the net income before tax achieved by the post-transaction company for any period, the Sellers will receive (i) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $15.00 for any sixty days in any period of ninety consecutive trading days during an twelve month period following the closing; (ii) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $20.00 for any sixty days in any period of ninety consecutive trading days between the 13th month and 24th month following the Closing, and (iii) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $25.00 for any sixty days in any period of ninety consecutive trading between the 25th month and 36th month following the Closing.

In addition, Scienjoy, the Sellers and Wealthbridge agree to ensure that the minimum remaining amount in our trust account is no less than $10,000,000, after giving effect to the payments to redeeming shareholders, provided, however, that the reasonable expenses and costs incurred by Wealthbridge, if any, in connection with such financing shall be borne or reimbursed by Scienjoy. Therefore, this proxy statement assumes that Wealthbridge shareholders exercise their redemption rights with respect to a maximum of 4,764,503 ordinary shares upon consummation of the Business Combination at a redemption price of approximately 10.15 per share so that the minimum remaining amount in our trust account is $10,000,000 after giving effect to the payments to redeeming shareholders. In the event that shareholder redemptions exceed such amount, we will either be unable to complete our initial business combination, in which case we will be forced to cease operations and liquidate the trust account, or Scienjoy will have to waive the requirement in order to allow the business combination to close.

The obligations of the Sellers and Scienjoy to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

●	Wealthbridge complying with all of its obligations under the Share Exchange Agreement;

●	the representations and warranties of Wealthbridge being true on and as of the closing date;

●	Wealthbridge filing with the BVI Registrar of Corporate Affairs the Second Amended and Restated Memorandum and Articles of Association of Wealthbridge in the form included in the Proxy Statement and approved at the Extraordinary General Meeting; and

●	there having been no material adverse effect to Wealthbridge;

The obligations of Wealthbridge to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things:

●	Scienjoy complying with all of its obligations under the Share Exchange Agreement;

●	the representations and warranties of Scienjoy being true on and as of the closing date of the acquisition and Scienjoy complying with all required covenants in the Share Exchange Agreement;

●	there having been no material adverse effect to Scienjoy’s business; and

●	Wealthbridge receiving a legal opinion from Scienjoy’s counsel in the PRC and Cayman Islands.

See “The Share Exchange Agreement — Conditions to Closing” for more details.

Other Agreements Relating to the Business Combination

Escrow Agreement

In connection with the Business Combination, Wealthbridge, the Sellers and an escrow agent will enter into an Escrow Agreement pursuant to which Wealthbridge will deposit 1.64 million of its ordinary shares, representing 10% of the aggregate amount of shares to be issued to the Sellers pursuant to the Business Combination, to secure the indemnification obligations of the Sellers as contemplated by the Share Exchange Agreement. The form of Escrow Agreement that was attached as an exhibit to the Share Exchange Agreement is attached to this proxy statement as Annex C.

Registration Rights Agreement

In connection with the Business Combination, Wealthbridge and the Sellers will enter into a Registration Rights Agreement to provide for the registration of the ordinary shares being issued to the Sellers in connection with the Business Combination. The Sellers will be entitled to (i) make a written demand for registration under the Securities Act of all or part of the closing payment shares (up to a maximum of two demands in total), and (ii) “piggy-back” registration rights with respect to registration statements filed following the consummation of the Business Combination. Wealthbridge will bear the expenses incurred in connection with the filing of any such registration statements. The form of Registration Rights Agreement that was attached as an exhibit to the Share Exchange Agreement is attached to this proxy statement as Annex D.

Voting Agreement

In connection with the Business Combination, Wealthbridge, Oriental, and the Sellers will enter into a six year Voting Agreement, which will provide that, (i) after the closing of the Business Combination and as promptly as practicable following the determination that the combined company qualifies as a Foreign Private Issuer, each voting party agrees to vote to reclassify the Wealthbridge ordinary shares into class A and class B ordinary shares and convert a certain amount of class A ordinary shares to class B ordinary shares, as described in Section 9.8 of the Share Exchange Agreement; and (ii) the Sellers will have the right to designate five (5) persons that the parties to the Voting Agreement must vote in favor of in connection with an election of directors and Oriental will have the right to designate two (2) directors that the parties to the Voting Agreement must vote in favor of in connection with an election of directors. The form of Voting Agreement that was attached as an exhibit to the Share Exchange Agreement is attached to this proxy statement as Annex E.

Lock-Up Agreements

In connection with the Business Combination, Wealthbridge will enter into a Lock-Up Agreement with each Seller, which will provide that each Seller will not, within 365 calendar days from the Closing of the Business Combination, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the shares issued in connection with the Business Combination, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. However, the Sellers will be allowed to transfer any of the lock-up shares (other than the escrow shares while they are held in the escrow account) under the situations specified in the respective Lock-up Agreement.

Recommendations of the Boards of Directors and Reasons for the Business Combination

After careful consideration of the terms and conditions of the Share Exchange Agreement, the board of directors of Wealthbridge has determined that Business Combination and the transactions contemplated thereby are fair to and in the best interests of Wealthbridge and its shareholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the board of directors of Wealthbridge reviewed various industry and financial data and the due diligence and evaluation materials provided by Scienjoy. The board of directors did not obtain a fairness opinion on which to base its assessment. Wealthbridge’s board of directors recommends that Wealthbridge shareholders vote:

●	FOR the Business Combination Proposal;

●	FOR the Amendment Proposal;

●	FOR the Nasdaq Proposal; and

●	FOR the Business Combination Adjournment Proposal.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of Wealthbridge’s board of directors in favor of adoption of the Business Combination Proposal and other Proposals, you should keep in mind that Wealthbridge’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

●	If the proposed Business Combination is not completed by the date that is 12 months from the closing of the IPO, or February 8, 2020, or 21 months from the closing of the IPO, or November 8, 2020, if we extend the period of time to consummate a business combination, we will be required to voluntarily liquidate and subsequently dissolve. In such event, the 1,437,500 ordinary shares held by Wealthbridge’s initial shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,100, and the ordinary shares, warrants, and the rights included as part of the 247,500 private units issued to our sponsor simultaneously with the consummation of the IPO, as well as the 22,500 private units issued to our sponsor in connection with the sale of the over-allotment units, will be worthless. Such ordinary shares had an aggregate market value of approximately $[●] based on the closing price of Wealthbridge’s ordinary shares of $[●] on the Nasdaq Stock Market as of [●], 2020, such rights had an aggregate market value of approximately $[●] based on the closing price of Wealthbridge’s rights of $[●] on the Nasdaq Stock Market as of [●], 2020, such warrants had an aggregate market value of approximately $[●] based on the closing price of Wealthbridge’s warrants of $[●] on the Nasdaq Stock Market as of [●], 2020. and such units had an aggregate market value of approximately $[●] based on the closing price of Wealthbridge’s units of $[●] on the Nasdaq Stock Market as of [●], 2020.

●	Unless Wealthbridge consummates the Business Combination, its officers, directors and initial shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As a result, the financial interest of Wealthbridge’s officers, directors and initial shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting Scienjoy as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

●	In addition, the exercise of Wealthbridge’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

Certain Developments

Voting Securities

As of [●], 2020, there were [●] ordinary shares of Wealthbridge issued and outstanding. Only Wealthbridge shareholders who hold ordinary shares of record as of the close of business on [●], 2020 are entitled to vote at the extraordinary general meeting of shareholders or any adjournment of the extraordinary general meeting. Approval of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding ordinary shares of Wealthbridge present and entitled to vote at the extraordinary general meeting. Attending the extraordinary general meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals.

As of [●], 2020, Wealthbridge’s initial shareholders, either directly or beneficially, owned and were entitled to vote [1,707,500] ordinary shares, or approximately [22.90] % of Wealthbridge’s outstanding ordinary shares. With respect to the Business Combination, Wealthbridge’s initial shareholders have agreed to vote their respective Wealthbridge ordinary shares acquired by them in favor of the Business Combination Proposal and related Proposals. They have indicated that they intend to vote their shares, as applicable, “FOR” each of the other Proposals although there is no agreement in place with respect to these Proposals.

Appraisal Rights

Holders of Wealthbridge ordinary shares are not entitled to appraisal rights under the British Virgin Islands Law.

Emerging Growth Company

Wealthbridge is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (or JOBS Act). It is anticipated that after the consummation of the transactions, Wealthbridge will continue to be an “emerging growth company.” As an emerging growth company, Wealthbridge will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Wealthbridge has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Wealthbridge, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of Wealthbridge’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Wealthbridge could remain an emerging growth company until the last day of its fiscal year following [December 31, 2024] (the fifth anniversary of the consummation of its initial public offering). However, if Wealthbridge’s non-convertible debt issued within a three-year period or its total revenues exceed $1.07 billion or the market value of its shares of ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, Wealthbridge would cease to be an emerging growth company as of the following fiscal year.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Wealthbridge will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Scienjoy expecting to have a majority of the voting power of the post-combination company, Scienjoy senior management comprising substantially all of the senior management of the post-combination company, the relative size of Scienjoy compared to Wealthbridge, and Scienjoy operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Scienjoy issuing stock for the net assets of Wealthbridge, accompanied by a recapitalization. The net assets of Wealthbridge will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Scienjoy.

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Share Exchange Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for filings with the Registrar of the British Virgin Islands necessary to effectuate the transactions contemplated by the Share Exchange Agreement.

SCIENJOY INC. SUMMARY FINANCIAL INFORMATION

The data below for the years ended December 31, 2016, 2017 and 2018 has been derived from Scienjoy’s audited consolidated financial statements for such years, which are included in this proxy statement. The data for the six-month periods ended June 30, 2018 and 2019 has been derived from Scienjoy’s unaudited condensed consolidated financial statements for such periods, which are included in this proxy statement. Scienjoy’s consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Scienjoy’s historical results are not necessarily indicative of results to be expected for any future period. The information is only a summary and should be read in conjunction with Scienjoy’s consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Scienjoy Inc.” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of Scienjoy or Wealthbridge.

Summary Combined and Consolidated Statements of Income

Amounts in thousands of RMB and US$, except share and per share data or otherwise stated	For the Year Ended December 31,					For the six months ended June 30,
	2016	2017		2018		2018	2019
	RMB	RMB	US$	RMB	US$	RMB	RMB	US$
						(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	717,129	836,604	128,584	743,018	108,068	371,341	404,478	58,919
Cost of revenues	(597,315)	(654,332)	(100,569)	(594,084)	(86,406)	(289,333)	(328,790)	(47,894)
Gross profit	119,814	182,272	28,015	148,934	21,662	82,008	75,688	11,025
Sales and marketing expenses	(11,497)	(3,240)	(498)	(5,005)	(728)	(3,155)	(1,525)	(222)
General and administrative expenses	(20,078)	(10,869)	(1,671)	(16,265)	(2,366)	(9,025)	(3,401)	(495)
Research and development expenses	(9,631)	(10,610)	(1,631)	(10,957)	(1,594)	(5,134)	(8,353)	(1,217)
Provision (recovery) for doubtful accounts	(3,114)	508	78	(6,826)	(993)	(6,051)	(808)	(118)
Income from operations	75,494	158,061	24,293	109,881	15,981	58,643	61,601	8,973
Interest income	515	1,686	259	1,444	210	1,158	295	44
Other income (loss), net	(194)	3,235	498	31	5	-	(358)	(50)
Foreign exchange gain(loss), net	5	(21)	(3)	11	2	(6)	(3)	(1)
Income before income taxes	75,820	162,961	25,047	111,367	16,198	59,795	61,535	8,966
Income tax expenses	(3,862)	(6,217)	(956)	(4,627)	(673)	(2,704)	(2,748)	(400)
Net income	71,958	156,744	24,091	106,740	15,525	57,091	58,787	8,566

Summary Combined and Consolidated Balance Sheet

	As of December 31,					As of June 30,
	2016	2017	2017	2018	2018	2019	2019
	RMB	RMB	US$	RMB	US$	RMB	US$
						(Unaudited)	(Unaudited)
Cash and cash equivalents	26,507	129,447	19,896	65,294	$9,497	93,617	$13,637
Accounts receivable, net	366,831	243,500	37,425	221,377	32,198	128,053	18,653
Total current assets	403,116	437,298	67,212	348,301	50,659	232,709	33,898
Long term deposits and other assets	1,265	2,570	395	2,504	364	2,551	372
Total non-current assets	3,838	4,734	727	3,944	573	3,852	561
Total assets	406,954	442,032	67,939	352,245	51,232	236,561	34,459
Accounts payable	197,631	63,455	9,752	81,699	11,884	29,784	4,339
Amounts due to related parties	29,376	26,097	4,011	130,687	19,006	39,687	5,781
Deferred revenue	41,253	56,315	8,655	38,402	5,585	40,253	5,864
Total current liabilities	282,598	157,145	24,151	295,309	42,950	153,166	22,311
Total equity / Total shareholder’s equity	124,356	284,887	43,788	56,936	8,282	83,395	12,148

Total liabilities and equity / Total liabilities and shareholder’s equity	406,954	442,032	67,939	352,245	51,232	236,561	34,459

Summary Combined and Consolidated Cash Flow Data

Amounts in thousands of RMB and US$	For the Year Ended December 31,					For the six months ended June 30,
	2016	2017		2018		2018	2019
	RMB	RMB	US$	RMB	US$	RMB	RMB	US$
						(Unaudited)	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	(23,074)	169,788	26,097	107,286	15,603	(2,888)	119,611	17,424
Net cash used in investing activities	(1,663)	(691)	(106)	(553)	(80)	(490)	(160)	(23)
Net cash provided by (used in) financing activities	38,838	(66,157)	(10,169)	(170,886)	(24,853)	(95,379)	(91,128)	(13,275)
Net (decrease) increase in cash and cash equivalents	14,101	102,940	15,822	(64,153)	(9,330)	(98,757)	28,323	4,126
Cash and cash equivalents at beginning of the period	12,406	26,507	4,074	129,447	18,827	129,447	65,294	9,511
Cash and cash equivalents at end of the period	26,507	129,447	19,896	65,294	9,497	30,690	93,617	13,637

TRADING MARKET AND DIVIDENDS

Wealthbridge’s units, shares, warrants and rights are each quoted on the Nasdaq Stock Market, under the symbols “HHHHU,” “HHHH,” “HHHHW,” and “HHHHR,” respectively. Each of Wealthbridge’s units consist of one ordinary share, one redeemable warrant, and one right to acquire 1/10 of an ordinary share of Wealthbridge. Wealthbridge’s units commenced trading on February 5, 2019. Wealthbridge’s shares, warrants and rights commenced trading on March 7, 2019.

Wealthbridge has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon Wealthbridge’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of its then board of directors. It is the present intention of Wealthbridge’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, Wealthbridge’s board does not anticipate declaring any dividends in the foreseeable future.

Scienjoy’s securities are not publicly traded.

RISK FACTORS

You should consider carefully the following risk factors, as well as the other information set forth in this proxy statement, before making a decision on the Business Combination.

Risks Factors Relating to Scienjoy’s Business and Industry

Scienjoy may fail to retain its existing users, keep them engaged or further grow its user base.

Scienjoy’s revenue primarily derives from live streaming services, and therefore Scienjoy’s ability to maintain and increase the size of its user base and user engagement level is critical to its success. If Scienjoy’s user base becomes smaller or its users become less active, it is probable that there would be less spending on the virtual gifts on Scienjoy’s platforms. Smaller user base or lower user engagement would make it difficult to retain top broadcasters. Consequently, the financial condition of Scienjoy would suffer a decline in revenue and Scienjoy’s business and results of operations will be materially and adversely impacted.

To continue to maintain and improve its existing user base and user engagement, Scienjoy must ensure that Scienjoy adequately and timely identifies and responds to changes in user preferences, attract and retain enough popular broadcasters, and offer new and attractive features and content. There is no guarantee that Scienjoy could meet all of these goals. A number of factors could negatively affect user growth, and engagement, including if:

●	Scienjoy fails to deliver its services or address users’ requests in a rapid and reliable manner and therefore the user experience is adversely affected;

●	Scienjoy fails to innovate the content on its platforms that keeps users interested and engaged;

●	Scienjoy fails to retain popular broadcasters who are able to keep users engaged;

●	Scienjoy is unable to combat spam on, or inappropriate or abusive use of, its platforms, which may lead to negative public perception of Scienjoy and its brand;

●	Scienjoy fails to address users’ concerns related to privacy and communication, safety, security or other factors;

●	there are adverse changes in Scienjoy’s services; and

●	the growth of the number of mobile users in China does not continue to increase.

Scienjoy’s revenue growth is primarily dependent on paying users and revenue per paying user. If Scienjoy fails to continue to grow or maintain its paying user base or fails to continue to increase revenue per paying user, its live streaming revenue may not increase, which may materially and adversely affect its results of operations and financial condition.

Whether Scienjoy can continue to increase its paying ratio amongst its users or revenue per paying user depends on many factors, and many of them are out of its control. Scienjoy expects that its business will continue to be heavily dependent on revenue collected from paying users in the near future. Any decline in the number of paying users or revenue per paying user may materially and adversely affect Scienjoy’s results of operations and financial condition.

Scienjoy relies on a single monetization model.

Mobile live streaming platforms use three basic categories of revenue sharing models to monetize their live streaming operations: gift model, advertise model, and shopping model. Scienjoy currently mainly uses the gift model, generating its revenue from virtual gifts purchased by its users. Although Scienjoy intends to diversify its revenue sharing models, such as by generating revenue from advertisement, there is no guarantee Scienjoy will succeed. Therefore, decreases in revenues generated from the gift model will materially and adversely affect Scienjoy’s business, results of operations and financial condition.

Scienjoy may fail to offer attractive content on its platforms.

High quality live streaming content is important for Scienjoy to attract, maintain and increase its user base and user engagement. Scienjoy’s content library is constantly evolving and growing. However, if Scienjoy fails to expand and diversify its content offerings, identify trending and popular genres, or maintain the quality of its content, Scienjoy may experience decreasing viewership and user engagement, which may materially and adversely affect its financial conditions and results of operations.

In addition, Scienjoy largely relies on its broadcasters to create high-quality and fun live streaming content. Scienjoy has in place a comprehensive incentive mechanism to encourage broadcasters and talent agencies to supply content that is attractive to viewers. Also, talent agencies cooperating with Scienjoy may guide or influence broadcasters to develop content that is well received by viewers. However, if Scienjoy fails to identify the latest trends and timely guide broadcasters and talent agencies accordingly, its viewer number may decline and its results of operations and financial condition may be materially and adversely affected.

Failure to attract, cultivate, and retain top broadcasters may materially and negatively affect Scienjoy’s user engagement and thus its business and operations.

The majority of Scienjoy’s revenue is from sale of virtual gifts to users. The charisma and the high-quality content of top broadcasters are primary contributors to user stickiness, and is difficult to be replicated by other less popular broadcasters.

Although Scienjoy has made efforts to support top broadcasters in order to retain them, there is no guarantee that they will choose to stay with Scienjoy. Top broadcasters tend to receive more offers with attractive terms than the other broadcasters and some of them may choose to move to other platforms. Their departure may cause a corresponding decline in Scienjoy’s user base.

Periodically, Scienjoy may face legal disputes with competing platforms from which Scienjoy attracts some top broadcasters. Although Scienjoy is not the primary target of these legal disputes, broadcasters involved may be subject to fines or even injunctions, which may render Scienjoy’s investment in recruiting them meaningless. Conversely, some of Scienjoy’s top broadcasters have left Scienjoy platforms for competing platforms despite still being in a contractual relationship with Scienjoy, which have raised legal disputes. Even if Scienjoy prevails in all such legal disputes, the departures of any top broadcaster may still have a negative impact on user engagement and reputation. To retain top broadcasters, Scienjoy must devise better compensation schemes, improve its monetization capabilities, and help the top broadcasters reach a wider audience. Although Scienjoy strives to improve in these respects, there is no guarantee that the broadcasters will not leave Scienjoy platforms.

In terms of broadcaster cultivation, Scienjoy cannot guarantee that the performance metrics Scienjoy uses to track promising broadcasters will enable Scienjoy to identify future top broadcasters. Some of the broadcasters Scienjoy identifies as promising may turn out to be underperforming, and Scienjoy may also fail to spot truly promising broadcasters in the early stages of their career. In addition to a waste of resources, either one of these scenarios could prevent Scienjoy from cultivating top broadcasters, which could weaken its core competitive strength against competing platforms and thus cause an outflow of users to those platforms.

If Scienjoy fails to implement an effective revenue sharing fee policy, it may lose its broadcasters and its results of operations and financial condition may be materially and negatively affected.

Scienjoy pays revenue sharing fees to the broadcasters and talent agencies as compensation, which are determined based on a percentage of revenue from virtual gift sales that are attributed to the broadcasters’ live streaming performance. Failure to implement a satisfactory revenue sharing fee policy may result in undesired departures of broadcasters. For example, in 2017 and 2018 Scienjoy lowered its revenue sharing percentage for its broadcasters, resulting in departures of a large number of its broadcasters from Scienjoy’s platforms. As a result, Scienjoy’s revenue was adversely affected. Since then, Scienjoy adjusted its revenue sharing fee policy to increase the sharing percentage for broadcasters. However, there is no guarantee that Scienjoy’s current and future revenue sharing fee policy will keep its broadcasters satisfied over an extended period of time.

Scienjoy partners with various talent agencies to manage its broadcasters. If Scienjoy is not able to maintain its relationship with talent agencies, its operations may be materially and adversely affected.

Scienjoy works with talent agencies to manage and organize broadcasters on its platforms. Cooperation with talent agencies increases Scienjoy’s operational efficiency in terms of discovering, supporting, and managing broadcasters in a more organized and structured manner, and turning amateur broadcasters into full-time broadcasters. If Scienjoy fails to maintain its relationship with many of the talent agencies Scienjoy is currently working with, Scienjoy may not be able to retain or attract broadcasters.

Failure to effectively manage the growth of Scienjoy and control its periodic spending to maintain such growth may materially and adversely affect Scienjoy’s brand, and its business and results of operations may be materially and adversely affected.

Scienjoy’s rapid growth has placed, and continues to place, a significant strain on its management and resources. Scienjoy may need to establish and expand its capacities in all aspects of its business, such as operations, research and development, sales and marketing, and general administration, in order to meet the increasing needs from a rapidly evolving market. Scienjoy cannot assure you that its current level of growth will be sustainable. Scienjoy believes that its continued growth will depend on its ability to attract and retain viewers and top broadcasters, to develop an infrastructure to service and support an expanding body of viewers and broadcasters, to explore new monetization avenues, and to convert non-paying users to paying users and increase user engagement levels. Scienjoy cannot assure you that Scienjoy will be successful in any of the above.

Scienjoy expects its costs and expenses to continue to increase in the future as Scienjoy anticipates that Scienjoy will need to continue to implement, from time to time, a variety of new and upgraded operational, informational and financial systems, procedures and controls on an as-needed basis, including the continued improvement of its accounting and other internal management systems. Scienjoy will also need to expand, train, manage and motivate its workforce and manage its relationships with viewers, talent agencies, broadcasters, and other business partners. All of these endeavors involve risks and will require substantial management efforts and skills and significant additional expenditures. Scienjoy expects to continue to invest in its infrastructure in order to provide its services rapidly and reliably to viewers and broadcasters. Continued growth could end up straining Scienjoy’s ability to maintain reliable service levels for all of its viewers and broadcasters, to develop and improve its operational, financial, legal and management controls, and to enhance its reporting systems and procedures. Managing the growth of Scienjoy will require significant expenditures and the allocation of valuable management resources. If Scienjoy fails to achieve the necessary level of efficiency in its organization as Scienjoy grows, its business, results of operations, and financial condition could be harmed.

Scienjoy may fail to successfully implement its monetization strategies.

Scienjoy’s streaming platforms are free to access, and Scienjoy generates revenues primarily from live streaming and sales of virtual gifts. As a result, Scienjoy’s revenue is affected by its ability to increase user engagement and convert non-paying users into paying users, which in turn depends on its ability to retain quality broadcasters, innovate attractive content, and offer virtual gifts and other services. If Scienjoy is not successful in enhancing its ability to monetize its existing services or developing new approaches to monetization, Scienjoy may not be able to maintain or increase its revenues and profits or recover any associated costs. Scienjoy monitors market developments and may adjust its monetization strategies accordingly from time to time, which may result in decreases of its overall revenue or revenue contributions from some monetization channels. In addition, Scienjoy may in the future introduce new services to diversify its revenue streams, including services with which Scienjoy has little or no prior development or operating experience. If these new or enhanced services fail to engage customers or platform partners, Scienjoy may fail to generate sufficient revenues to justify its investments, and its business and operating results and financial condition may suffer as a result.

Scienjoy’s past growth may not be indicative of its future performance due to Scienjoy’s limited operation history with a relatively new business model in a relatively new market.

Scienjoy commenced business operations in 2012 and has experienced growth in the number of active and paying users and total revenue since 2014 (despite a decline in 2017 and 2018 due to Scienjoy’s lowering its revenue sharing percentage for its broadcasters). However, Scienjoy’s past growth may not be indicative of its future performance, as the markets for Scienjoy’s live streaming platforms and the related products and services are relatively new and rapidly developing. Scienjoy must adapt itself to overcome challenges in a constantly evolving new market, especially in terms of converting non-paying users to paying users, maintaining a stable paying user base and attracting new paying users. Scienjoy’s business plan relies heavily upon an expanding user base and the resulting increased revenue from live streaming, as well as its ability to explore other monetization avenues. However, Scienjoy’s past experience and performance would not guarantee any future success of Scienjoy if Scienjoy is not able to adapt rapidly to the evolving market.

As live streaming industry in China is relatively young, there are few proven methods of projecting user demand or available industry standards on which Scienjoy can rely. Currently Scienjoy derives its revenue primarily from sales of virtual gifts on its platforms. Although Scienjoy intends to expand its monetization avenue, Scienjoy cannot assure you that its attempts to monetize its viewers and broadcasters will continue to be successful, profitable or accepted, and therefore the income potential of its business is difficult to gauge.

Scienjoy’s growth prospects should be considered in light of the risks and uncertainties that fast-growing early-stage companies with limited operating histories in evolving industries may encounter, including, among others, risks and uncertainties regarding its ability to

●	develop new virtual gifts that are appealing to users;

●	attract, retain, and cultivate quality broadcasters;

●	maintain stable relationships with talent agencies; and

●	expand to new geographic markets with a suitable environment for the development of live-streaming business.

Addressing these risks and uncertainties will require significant capital expenditures and allocation of valuable management and employee resources. If Scienjoy fails to successfully address any of the above risks and uncertainties, the size of its user base, its revenue and operating margin may decline.

Scienjoy mainly competes with other established entertainment live streaming platforms. If Scienjoy is unable to compete effectively, its business and operating results may be materially and adversely affected.

Since running a successful live streaming platform requires capital outlay and a large team of quality broadcasters who remain in short supply due to the fact that most have signed contracts with existing platforms, there are high entry barriers for the entertainment live streaming industry. As a result, Scienjoy’s major competitors are streaming platforms with an established presence in the industry. Scienjoy must compete with these established players for user traffic and quality broadcasters and the competition remains intense.

In order to remain competitive, Scienjoy may be required to spend additional resources, which may adversely affect its profitability. Scienjoy believes that its ability to compete effectively depends upon many factors both within and beyond its control, including:

●	the popularity, usefulness, ease of use, performance and reliability of its services compared to those of its competitors, and the research and development abilities of Scienjoy compared to its competitors;

●	its ability to timely respond to and adapt to industry trends, market development and users’ preferences;

●	Scienjoy’s brand recognition in the market;

●	changes mandated by legislation, regulations or government policies, some of which may have a disproportionate effect on Scienjoy; and

●	acquisitions or consolidation within the industry, which may result in more formidable competitors.

Furthermore, if Scienjoy is involved in disputes with any of its competitors that result in negative publicity to Scienjoy, such disputes, regardless of their veracity or outcome, may harm Scienjoy’s reputation or brand image and in turn lead to reduced number of viewers and broadcasters. Scienjoy’s competitors may unilaterally decide to adopt a wide range of measures targeted at it, including approaching its top broadcasters or attacking its platforms. Any legal proceedings or measures Scienjoy takes in response to competition and disputes with its competitors may be expensive, time-consuming, and disruptive to its operations and divert its management’s attention.

If Scienjoy fails to compete effectively against other entertainment medium, its results of operations and financial condition may be materially and adversely affected.

Scienjoy’s users have a vast array of entertainment choices. Other forms of entertainment, such as traditional PC and console games, online video services, social media, as well as more traditional mediums such as television, movies, and sports events, are much more well-established in mature markets and may be perceived by users to offer greater variety, affordability, interactivity, and enjoyment. Scienjoy’s platforms compete against these other forms of entertainment for discretionary time and spending of its users. If Scienjoy is unable to sustain sufficient interest of users in its platforms in comparison to other forms of entertainment, including new forms of entertainment that may emerge in the future, its business model may no longer be viable.

Scienjoy may fail to expand its business into overseas markets successfully.

Scienjoy’s business objective includes expanding its business into overseas markets in Southeast Asia, the Middle East and South America. As Scienjoy continues to expand its international footprint, it will be increasingly susceptible to the risks associated with international operations. Scienjoy has a limited operating history outside of China and the ability to manage its international operations successfully requires significant resources and management attention and is subject to particular challenges of supporting a rapidly growing business in an environment of diverse cultures, languages, customs, legal systems, alternative dispute systems and economic, political and regulatory systems. In addition, Scienjoy expects to incur significant costs associated with expanding its international operations, including hiring personnel internationally. The risks and challenges associated with doing business internationally and its international expansion include:

●	uncertain political and economic climates;

●	lack of familiarity and burdens of complying with foreign laws, accounting and legal standards, regulatory requirements, tariffs and other barriers;

●	unexpected changes in regulatory requirements, taxes, tariffs, export quotas, custom duties or other trade restrictions;

●	lack of experience in connection with the localization of Scienjoy’s applications, including translation into foreign languages and adaptation for local practices, and associated expenses and regulatory requirements;

●	difficulties in adapting to differing technology standards;

●	difficulties in managing and staffing international operations, including differing legal and cultural expectations for employee relationships and increased travel, infrastructure and legal compliance costs associated with international operations;

●	fluctuations in exchange rates that may increase the volatility of Scienjoy’s foreign-based revenue and expenses;

●	potentially adverse tax consequences, including the complexities of foreign value-added tax, goods and services tax and other transactional taxes;

●	difficulties in managing and adapting to differing cultures and customs;

●	data privacy laws which require that customer data be stored and processed in a designated territory subject to laws different than China;

●	new and different sources of competition as well as laws and business practices favoring local competitors and local employees;

●	increased financial accounting and reporting burdens and complexities; and

●	restrictions on the repatriation of earnings.

Scienjoy’s business depends on a strong brand, and any failure to maintain, protect, and enhance its brand would hurt its ability to retain or expand its user base, or its ability to increase their level of engagement.

Scienjoy operates three platforms under the brands “Showself” (秀色直播),“Lehai”(乐嗨) and “Haixiu” (嗨秀). Scienjoy’s business and financial performance is highly dependent on the strength and the market perception of its brands and services. A well-recognized brand is critical to increasing Scienjoy’s user base and, in turn, facilitating its efforts to monetize its services and enhancing its attractiveness to users. From time to time, Scienjoy conducts marketing activities across various media to enhance its brand image and to guide public perception of its brands and services. In order to create and maintain brand awareness and brand loyalty, to influence public perception and to retain existing and attract new mobile users, customers and platform partners, Scienjoy may need to substantially increase its marketing expenditures. Since Scienjoy operates in a highly competitive market, brand maintenance and enhancement directly affect its ability to maintain its market position. In addition, Scienjoy must exercise strict quality control of its platforms to ensure that its brand image is not tarnished by substandard products or services. Any misuse of Scienjoy’s platforms and any governmental adverse actions against Scienjoy’s platforms may harm its brand and reputation.

Scienjoy must also find ways to distinguish its platforms from those of its competitors. If for any reason Scienjoy is unable to maintain and enhance its brand recognition, or if Scienjoy incurs excessive expenses in this effort, its business, results of operations, and prospects may be materially and adversely affected.

Scienjoy’s core values of focusing on user experience and user satisfaction first and acting for the long-term may conflict with the short-term operating results of its business.

At this time Scienjoy is mainly focusing on user experience and satisfaction, which Scienjoy believes is essential to its success and serves the best, long-term interests of its company and its shareholders. Scienjoy may adopt strategies that Scienjoy thinks will benefit its users, even if such strategies may negatively impact its operating results in the short-term. Scienjoy believes that a high quality user experience on its platforms helps Scienjoy expand and maintain its current user base and create better monetizing potential in the long-term.

If Scienjoy fails to obtain or maintain the required licenses and approvals or if Scienjoy fails to comply with laws and regulations applicable to its industry, Scienjoy’s business, results of operations, and financial condition may be materially and adversely affected.

In order to conduct and develop business in China, Scienjoy has obtained the following valid licenses through its PRC variable interest entities: ICP License for provision of Internet information services, Internet Culture Operation License for online performance and music, entertainment and game product provision, Commercial Performance License for providing streamer agency services and License for producing radio and television program.

However, the Internet industry is highly regulated in China. Due to the uncertainties of interpretation and implementation of existing and future laws and regulations, the licenses Scienjoy currently holds may be deemed insufficient by governmental authorities. In addition, as all licenses are subject to periodic renewal, even though Scienjoy has successfully renewed such licenses in the past, there is no guarantee that Scienjoy will be able to continue to do so in the future. These uncertainties may in the future restrain Scienjoy’s ability to expand its business scope and may subject Scienjoy to fines or other regulatory actions by relevant regulators if its practice is deemed as violating relevant laws and regulations. As Scienjoy develops and expands its business scope, Scienjoy may need to obtain additional qualifications, permits, approvals, or licenses. Moreover, Scienjoy may be required to obtain additional licenses or approvals if the PRC government adopts more stringent policies or regulations for its industry. If Scienjoy fails to obtain, hold, or maintain any of the required licenses or permits or fails to make the necessary filings on time or at all, Scienjoy may be subject to various penalties, such as confiscation of the net revenues that have been generated through the deemed unlicensed activities, the imposition of fines, and the discontinuation or restriction of its operations. Any such penalties may disrupt Scienjoy’s operations and materially and adversely affect its results of operations and financial condition.

Scienjoy may be subject to intellectual property infringement claims or other allegations by third parties for information or content displayed on, retrieved from or linked to its platforms, or distributed to its users, or for proprietary information appropriated by former employees, which may materially and adversely affect Scienjoy’s business, financial condition, and prospects.

Companies in the Internet, technology, and media industries are frequently involved in intellectual property infringement litigation. In China, the validity, enforceability, and scope of protection of intellectual property rights in Internet-related industries, especially in the evolving live streaming industry, are uncertain. Scienjoy has been and may in the future be subject to intellectual property infringement claims or other allegations by third parties for information or content displayed on, retrieved from or linked to, recorded, stored or make accessible on its platforms, or otherwise distributed to its users, including in connection with the music, movies, video and games played, recorded or make accessible on its platforms during streaming. For example, Scienjoy faces, from time to time, allegations that Scienjoy has featured pirated or illegally downloaded music and movies on its platforms, and that Scienjoy has infringed on the trademarks and copyrights of third parties, including its competitors, or allegations that Scienjoy is involved in unfair trade practices. As Scienjoy faces increasing competition and as litigation becomes a more common method for resolving commercial disputes in China, Scienjoy faces a higher risk of being the subject of intellectual property infringement claims or other legal proceedings.

Scienjoy permits broadcasters to upload text and graphics to its platforms and permits users to share them. Scienjoy platforms also permit broadcasters or users to choose their username and profile photo. Under relevant PRC laws and regulations, online service providers, which provide storage space for users to upload content or links to other services or content, could be held liable for copyright infringement under various circumstances, including situations where the online service provider knows or should reasonably have known that the relevant content uploaded or linked to on its platforms infringes upon the copyright of others and the online service provider failed to take necessary actions to prevent such infringement.

Scienjoy has implemented internal control measures to ensure that the design of its platforms and the content that is streamed on its platforms does not infringe on valid intellectual properties, such as patents and copyrights held by third parties. Scienjoy also licenses certain intellectual properties from third parties to implement certain functions available on its platforms.

Some of Scienjoy’s employees were previously employed at other competing companies, including Scienjoy’s current and potential competitors. To the extent that these employees are involved in the development of content or technology similar to that of Scienjoy at their former employers, Scienjoy may become subject to claims that such employees or Scienjoy may have appropriated proprietary information or intellectual properties of the former employers of its employees. If Scienjoy fails to successfully defend such claims, its results of operations may be materially and adversely affected.

Defending claims is costly and can impose a significant burden on its management and employees, and there can be no assurances that favorable final outcomes will be obtained in all cases. Such claims, even if they do not result in liability, may harm Scienjoy’s reputation. Any resulting liability or expenses, or changes required to its platforms to reduce the risk of future liability, may have a material adverse effect on Scienjoy’s business, financial condition, and prospects.

Unauthorized use of Scienjoy’s intellectual property and the expenses incurred in protecting its intellectual property rights may materially and adversely affect Scienjoy’s business.

Scienjoy considers its copyrights, trademarks, and other intellectual properties to be critical to its success, and relies on a combination of trademark and copyright laws, trade secrets protection, restrictions on disclosure and other agreements that restrict the use of its intellectual property to protect these rights. Although Scienjoy enters into confidentiality agreements and intellectual property ownership agreements with its employees, these confidentiality agreements could be breached and Scienjoy might not have adequate remedies for any breach. As a result, Scienjoy’s proprietary technology, know-how or other intellectual property could otherwise become known to third parties. In addition, third parties may independently discover trade secrets and proprietary information, limiting Scienjoy’s ability to assert any trade secret rights against such parties.

The measures Scienjoy uses to protect its proprietary rights may not be adequate to prevent the infringement or misappropriation of its intellectual property. In addition, Scienjoy cannot assure you that any of its trademark applications will ultimately proceed to registration or will result in registration with adequate scope for its business. Some of Scienjoy’s pending applications or registrations may be successfully challenged or invalidated by others. If its trademark applications are not successful, Scienjoy may have to use different marks for affected products or services, or seek to enter into arrangements with any third parties who may have prior registrations, applications, or rights, which might not be available on commercially reasonable terms, if at all.

Enforcement of intellectual property laws in China has historically been lacking, primarily because of ambiguities in the laws and difficulties in enforcement. Accordingly, intellectual property rights protection in China may not be as effective as in other jurisdictions with a more developed legal framework regulating intellectual property rights. Policing unauthorized use of Scienjoy’s proprietary technology, trademarks, and other intellectual property is difficult and expensive, and litigation may be necessary in the future to enforce its intellectual property rights. Future litigation could result in substantial costs and diversion of its resources, and could disrupt its business, as well as materially adversely affect its results of operations and financial condition.

Some of Scienjoy’s products and services contain open source software, which may pose a particular risk to Scienjoy’s proprietary software, products, and services in a manner that negatively affects its business.

Scienjoy uses open source software in some of its products and services and will continue to use open source software in the future. There is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on Scienjoy’s ability to provide or distribute its products or services. Additionally, Scienjoy may face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that Scienjoy developed using such software. These claims could result in litigation and could require Scienjoy to make its software source code freely available, purchase a costly license, or cease offering the implicated products or services unless and until Scienjoy can re-engineer them to avoid infringement. This re-engineering process could require significant additional research and development resources, and Scienjoy may not be able to complete it successfully.

Furthermore, because any software source code Scienjoy contributes to open source projects is publicly available, Scienjoy’s ability to protect its intellectual property rights with respect to such software source code may be limited or lost entirely. As a result, Scienjoy may be unable to prevent its competitors or others from using such software source code contributed by Scienjoy.

Scienjoy’s content monitoring system may not be effective in preventing misconduct by its users and misuse of its platforms.

Scienjoy operates entertainment live streaming platforms that provide real-time streaming and interactions. Because Scienjoy does not have full control over how and what broadcasters or viewers will use its platforms to communicate, Scienjoy’s platforms may be misused by individuals or groups of individuals to engage in immoral, disrespectful, fraudulent or illegal activities. Scienjoy has implemented control procedures to detect and block illegal or inappropriate content and illegal or fraudulent activities conducted through the misuse of its platforms, but such procedures may not prevent all such content from being broadcasted or posted or activities from being carried out. Moreover, real time streaming renders it harder for Scienjoy to filter illegal or inappropriate speeches, conduct, and behavior from its platforms prior to airing. As a result, Scienjoy may face civil lawsuits or other actions initiated by the affected viewer, or governmental or regulatory actions against Scienjoy. In response to allegations of illegal or inappropriate activities conducted through Scienjoy’s platforms, PRC government authorities may intervene and hold Scienjoy liable for non-compliance with PRC laws and regulations concerning the dissemination of information on the Internet and subject Scienjoy to administrative penalties or other sanctions, such as requiring Scienjoy to restrict or discontinue some of the features and services provided on its websites and mobile applications, or even revoke its licenses or permits to provide Internet content services. Scienjoy endeavors to ensure all broadcasters are in compliance with relevant regulations, but Scienjoy cannot guarantee that all broadcasters will comply with all PRC laws and regulations. Therefore, Scienjoy’s live streaming service may be subject to investigations or subsequent penalties if content displayed on its platforms is deemed to be illegal or inappropriate under PRC laws and regulations.

As of the date of this proxy statement, Scienjoy’s platform “Showself” (秀色直播) has, since its operation commencement in 2014, received 5 administrative penalties from Beijing Cultural Market Administrative Enforcement Department, all of which are minor penalties of fine, for the inappropriate conducts of broadcasters. Another platform of Scienjoy, “Lehai” (乐嗨秀场), has received 2 administrative penalties from the same Department for the same reason. All above mentioned defects have been timely remedied by the platforms and all remedial measures have been reported to the Department for its review and approval.

Scienjoy may be held liable for information or content displayed on, retrieved from or linked to its platforms, or distributed to its users if such content is deemed to violate any PRC laws or regulations, and PRC authorities may impose legal sanctions on Scienjoy.

Scienjoy’s users are able to exchange information, generate content and engage in various other online activities on Scienjoy’s live streaming platforms. Scienjoy requires its broadcasters and users to agree to its terms of use upon account registration. The terms of use set out types of content strictly prohibited on Scienjoy’s platforms. However, signing the terms of use does not guarantee the broadcasters and users will comply with these terms.

In addition, because a majority of the video and audio communications on Scienjoy’s platforms is conducted in real time, the content generated by Scienjoy’s broadcasters and users on air cannot be filtered before they are streamed on Scienjoy’s platforms. Therefore, users may engage in illegal conversations or activities, including the publishing of inappropriate or illegal content on its platforms that may be unlawful under PRC laws and regulations.

Although Scienjoy has also developed a robust content monitoring system and uses its best efforts to monitor content on its platforms, Scienjoy cannot detect every incident of inappropriate content on its platforms due to the immense quantity of user-generated content. As such, government authorities may hold Scienjoy liable for inappropriate or illegal content on its platforms and may subject Scienjoy to fines or other disciplinary actions, including in serious cases suspension or revocation of the licenses necessary to operate its platforms, if Scienjoy is deemed to have facilitated the appearance of inappropriate content placed by third parties on its platforms under PRC laws and regulations.

Application stores may temporarily take down Scienjoy’s applications if the content were deemed to violate relevant PRC laws or regulations.

Meanwhile, Scienjoy may face claims for defamation, libel, negligence, copyright, patent or trademark infringement, other unlawful activities or other theories and claims based on the nature and content of the information delivered on or otherwise accessed through its platforms. Defending any such actions could be costly and require significant time and attention of the management and other resources, which would materially and adversely affect its business.

The complexity, uncertainties, and changes in PRC regulation of the Internet industry and companies may materially and adversely affect Scienjoy’s business and financial condition.

The Internet industry is highly regulated in China, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the Internet industry. These Internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, sometimes it may be difficult to evaluate the legal risks involved in certain actions or omissions. Issues, risks, and uncertainties relating to PRC regulation of the Internet business include, but are not limited to, the following:

●	There are uncertainties relating to the regulation of the Internet business in China, including evolving licensing practices and the requirement for real-name registrations. Permits, licenses, or operations at some of Scienjoy’s subsidiaries and PRC variable interest entity levels may be subject to challenge. Scienjoy may not be able to timely obtain or maintain all the required licenses or approvals, permits, or to complete filing, registration or other formalities necessary for its present or future operations, and Scienjoy may not be able to renew certain permits or licenses or renew certain filing or registration or other formalities. In addition, although Scienjoy is not currently required by PRC law to ask all users for their real name and personal information when they register for a user account, PRC regulators could require Scienjoy to implement compulsory real-name registration for all users on its platforms in the future. In late 2011, for example, the Beijing municipal government required micro bloggers in China to implement real-name registration for all of their registered users. If Scienjoy were required to implement real-name registration for users on its platforms, Scienjoy may lose a large number of registered user accounts for various reasons, including, for example, because users may not be able to maintain multiple accounts and some users may dislike giving out their private information.

●	New regulatory agencies may be established under the evolving PRC regulatory system for the Internet industry. Such new agencies may issue new policies or new interpretations of existing laws and regulations. Scienjoy is unable to determine what policies may be issued by any such new agencies in the future or how existing laws, regulations, and policies will be interpreted by such new agencies.

●	New laws, regulations or policies may be promulgated or announced that will regulate Internet activities, including online video and online advertising businesses. If these new laws, regulations, or policies are promulgated, additional licenses may be required for Scienjoy’s operations.

●	The interpretation and application of existing PRC laws, regulations, and policies and possible new laws, regulations, or policies relating to the Internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, Internet businesses in China. There are also risks that Scienjoy may be found to violate the existing or future laws and regulations given the uncertainty and complexity of China’s regulation of Internet business.

Increases in the costs of content on Scienjoy’s platforms may have an adverse effect on its business, results of operations, and financial condition.

To maintain and increase user base and user paying ratio, Scienjoy must continue offering attractive and engaging content on its platforms. Scienjoy provides such content mainly through its broadcasters. In order to attract and retain top broadcasters, Scienjoy needs to have an attractive revenue sharing policy and provide marketing resources to support them. If competitor platforms offer higher compensation, costs for Scienjoy to retain its broadcasters may increase. As Scienjoy’s business and user base further expand, Scienjoy also needs to continue updating and producing content and activities to meet the more diversified interest of a larger user group. Scienjoy also needs to innovate the content on its platforms to capture and follow the market trends, resulting in higher costs of the contents on its platforms. If Scienjoy is not able to continue to retain its broadcasters and produce high quality content on its platforms at commercially acceptable costs, its business, financial condition, and results of operations would be adversely impacted.

Scienjoy’s failure to anticipate or successfully implement new technologies could render its proprietary technologies or platforms unattractive or obsolete, and reduce its revenues and market share.

Scienjoy’s technological capabilities and infrastructure underlying its live streaming platforms are critical to its success. The Internet industry is subject to rapid technological changes and innovation. Scienjoy needs to anticipate the emergence of new technologies and assess their market acceptance. Scienjoy also needs to invest significant resources, including financial resources, in research and development to keep pace with technological advances in order to make its development capabilities, its platforms and its services competitive in the market. However, development activities are inherently uncertain, and Scienjoy might encounter practical difficulties in commercializing its development results. Scienjoy’s significant expenditures on research and development may not generate corresponding benefits. Given the fast pace with which the Internet technology has been and will continue to be developed, Scienjoy may not be able to timely upgrade its streaming technology, its engines or the software framework for its platforms’ development in an efficient and cost-effective manner, or at all. New technologies in programming or operations could render its technologies, its platforms or products or services that Scienjoy is developing or expects to develop in the future obsolete or unattractive, thereby limiting its ability to recover related product development costs, outsourcing costs and licensing fees, which could result in a decline in its revenues and market share.

The proper functioning of Scienjoy’s platforms is essential to its business. Any disruption to Scienjoy’s IT systems could materially affect its ability to maintain the satisfactory performance of its platforms.

Disruptive and malfunctioned platforms will drive away frustrated users of Scienjoy and reduce Scienjoy’s user base. Smooth and proper functioning of Scienjoy’s platforms relies on Scienjoy’s IT systems. However, Scienjoy’s technology or infrastructure may not function properly at all times. Any system interruptions caused by telecommunications failures, computer viruses, hacking or other attempts to harm Scienjoy’s systems could result in the unavailability or slowdown of Scienjoy’s platforms and limit the attractiveness of content provided on its platforms. Scienjoy’s servers may also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to system interruptions, website or mobile app slowdown or unavailability or loss of data. Any of such occurrences could cause severe disruption to Scienjoy’s daily operations. As a result, Scienjoy’s business and results of operations may be materially and adversely affected and its market share could decline.

Any compromise to the cyber security of Scienjoy’s platforms could materially and adversely affect its business, reputation, and results of operations.

On November 7, 2016, the Standing Committee of the National People’s Congress released the PRC Cyber Security Law, which took effect on June 1, 2017. The PRC Cyber Security Law requires network operators to fulfill certain obligations to safeguard security in the cyberspace and enhance network information management.

Scienjoy’s products and services are generally provided through the Internet and involve the storage and transmission of users’ information. Any security breach would expose Scienjoy to a risk of loss of information and result in litigation and potential liability. As the techniques used to obtain unauthorized access, disable or degrade Internet services or sabotage operating systems change frequently and often are not recognized until launched against a target, Scienjoy may not be able to anticipate such techniques or implement adequate preventative measures. Upon a security breach, Scienjoy’s technical team will be notified immediately and coordinate with the local support staff to diagnose and solve the technical problems. As of the date of this statement, Scienjoy has not experienced any material incidents of security breach.

Despite the security measures Scienjoy has implemented, its facilities, systems, procedures, and those of its third-party providers, may be vulnerable to security breaches, act of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt its delivery of services or expose the confidential information of its users and others. If an actual or perceived breach of its security occurs, the market perception of the effectiveness of its security measures could be harmed, and Scienjoy may lose current and potential users and be exposed to legal and financial risks, including legal claims, regulatory fines and penalties, which in turn could adversely affect its business, reputation, and results of operations.

Concerns about the collection, use, and disclosure of personal data and other privacy-related and security matters could deter customers and users from using Scienjoy’s services and adversely affect its reputation and business.

Concerns about Scienjoy’s practices with regard to the collection, use, or disclosure of personal information or other privacy-related and security matters, even if unfounded, could damage its reputation and operations. The PRC Constitution, the PRC Criminal Law, the General Principles of the PRC Civil Law and the PRC Cyber Security Law protect individual privacy in general, which require certain authorization or consent from Internet users prior to collection, use, or disclosure of their personal data and also protection of the security of the personal data of such users. In particular, Amendment 7 to the PRC Criminal Law prohibits institutions, companies, and their employees in the telecommunications and other industries from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services. Scienjoy’s internal policy requires its employees to protect the personal data of its users, and employees who violate such policy are subject to disciplinary actions, including dismissal. While Scienjoy strives to comply with all applicable data protection laws and regulations, as well as its own privacy policies, any failure or perceived failure to comply may result in proceedings or actions against Scienjoy by government entities or private individuals, which could have an adverse effect on its business. Moreover, failure or perceived failure to comply with applicable laws and regulations related to the collection, use, or sharing of personal information or other privacy-related and security matters could result in a loss of confidence in Scienjoy by customers and users, which could adversely affect its business, results of operations and financial condition.

Scienjoy’s operations depend on the performance of the Internet infrastructure and fixed telecommunications networks in China, which may experience unexpected system failure, interruption, inadequacy, or security breaches.

Almost all access to the Internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology, or the MIIT. Moreover, Scienjoy primarily relies on a limited number of telecommunication service providers to provide Scienjoy with data communications capacity through local telecommunications lines and Internet data centers to host its servers. Scienjoy has limited access to alternative networks or services in the event of disruptions, failures or other problems with China’s Internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. Web traffic in China has experienced significant growth during the past few years. Effective bandwidth and server storage at Internet data centers in large cities such as Beijing are scarce. With the expansion of its business, Scienjoy may be required to upgrade its technology and infrastructure to keep up with the increasing traffic on its platforms. Scienjoy cannot assure you that the Internet infrastructure and the fixed telecommunications networks in China can support the demands associated with the continued growth in Internet usage. If Scienjoy cannot increase its capacity to deliver its online services, Scienjoy may not be able to satisfy the increases in traffic Scienjoy anticipates from its expanding user base, and the adoption of its services may be hindered, which could adversely impact its business and profitability.

In addition, Scienjoy has no control over the costs of the services provided by telecommunication service providers. If the prices Scienjoy pays for telecommunications and Internet services rise significantly, its results of operations may be materially and adversely affected. Furthermore, if Internet access fees or other charges to Internet users increase, some users may be prevented from accessing the mobile Internet and thus cause the growth of mobile Internet users to decelerate. Such deceleration may adversely affect Scienjoy’s ability to continue to expand its user base.

Scienjoy uses third-party services and technologies in connection with its business, and any disruption to the provision of these services and technologies to Scienjoy could result in adverse publicity and a slowdown in the growth of its users, which could materially and adversely affect its business, results of operations, and financial condition.

Scienjoy’s business depends upon services and software provided by third parties. For example, Scienjoy’s user data is encrypted and saved on the storage cloud provided by a third-party cloud services company. Scienjoy is relying on the security measures of such third party cloud services company for data protection, and its disaster recovery system to minimize the possibility of data loss or breach ability. If such third-party cloud services company has a system disruption and is not able to recover quickly, Scienjoy’s business and operations may be adversely affected.

Scienjoy’s overall network relies on broadband connections provided by third-party operators and Scienjoy expects this dependence on third parties to continue. The networks maintained and services provided by such third parties are vulnerable to damage or interruption, which could impact Scienjoy’s results of operations. See “—Scienjoy’s operations depend on the performance of the Internet infrastructure and fixed telecommunications networks in China, which may experience unexpected system failure, interruption, inadequacy or security breaches.”

Scienjoy also sells a significant portion of its products and services through third-party online payment systems. If any of these third-party online payment systems suffers security breaches, users may lose confidence in such payment systems and refrain from purchasing Scienjoy’s virtual gifts online, in which case its results of operations would be negatively impacted.

Scienjoy exercises no control over the third parties with whom Scienjoy has business arrangements. For some of services and technologies such as online payment systems, Scienjoy relies on a limited number of third-party providers with limited access to alternative networks or services in the event of disruptions, failures, or other problems. If such third parties increase their prices, fail to provide their services effectively, terminate their service or agreements, or discontinue their relationships with us, Scienjoy could suffer service interruptions, reduced revenues or increased costs, any of which may have a material adverse effect on its business, results of operations, and financial condition.

User growth and engagement depend upon effective interoperation with operating systems, networks, mobile devices, and standards that Scienjoy does not control.

Scienjoy offers access to its platforms across a variety of PC and mobile operating systems and devices. Scienjoy is dependent on the interoperability of its services with popular mobile devices and mobile operating systems that Scienjoy does not control, such as Windows, Android, and iOS. Any such operating systems or devices that decide to degrade the functionality of Scienjoy’s services or give preferential treatment to competitive services could adversely affect usage of Scienjoy’s services. In order to deliver high quality services, it is important that Scienjoy’s services work well across a range of mobile operating systems, networks, mobile devices, and standards that Scienjoy does not control. Scienjoy may not be successful in developing relationships with key participants in the mobile industry or in developing services that operate effectively with these operating systems, networks, devices and standards. Any difficulties for users and broadcasters in accessing and using Scienjoy’s platforms would harm Scienjoy’s user growth and user engagement and in turn would adversely affect Scienjoy’s results of operations and financial condition.

Scienjoy relies on its mobile application and PC application to provide services to its users and broadcasters which, if inaccessible, may have material adverse impact on its business and results of operations.

Scienjoy relies on third-party mobile application and PC application distribution channels such as Apple’s App Store, various Android application stores, and websites to distribute its applications to users and broadcasters. Scienjoy expects a substantial number of downloads of its mobile applications and PC applications will continue to be derived from these distribution channels. The promotion, distribution, and operation of Scienjoy’s applications are subject to such distribution platforms’ standard terms and policies for application developers, and such distribution channels have discretion to determine whether Scienjoy complies with their terms and policies. If any of such distribution channels determines to take down Scienjoy’s applications or terminate its relationship with Scienjoy, Scienjoy’s business, results of operations, and financial condition may be materially and adversely affected.

On August 28, 2019, Scienjoy’s App “Showself” (秀色直播) was removed from Apple’s App Store by Apple Inc.(“Apple”). In an email of the same date, Apple alleged that Scienjoy had violated the Apple Developer Program License Agreement and Apple terminated Scienjoy’s status as an Apple developer as well as the Apple Developer Agreement itself. No factual explanation was provided in Apple’s email for the alleged violation. Scienjoy has been actively reaching out to Apple to resolve this issue but no further explanation has been provided by Apple yet. Scienjoy’s App “Showself” (秀色直播) is still in suspension as of the date of this Proxy Statement. The incident had caused Scienjoy significant decrease in the number of downloads of its App “Showself” (秀色直播). Based on the statistics and data for the four (4) months since the removal date until December 31, 2019, without taking into consideration of any other factors that may affect Scienjoy’s operations and solely as a result of this suspension, the annualized decrease of Scienjoiy’s number of users is estimated to be approximately between 2% and 3% and the annualized decrease of revenue is estimated to be approximately 10%. Scienjoy cannot guarantee that additional apps will not be taken down from Apple or other third-party distribution channels in the future, which may disrupt Scienjoy’s operations and have a material adverse effect on its business and results of operations.

Continuing efforts of Scienjoy’s executive officers, key employees, and qualified personnel are essential to Scienjoy’s business and the loss of their services may adversely and negatively impact Scienjoy’s business and results of operations.

Scienjoy’s future success depends substantially on the continued efforts of its executive officers and key employees. If one or more of its executive officers or key employees were unable or unwilling to continue their services with Scienjoy, Scienjoy might not be able to replace them easily, in a timely manner, or at all. Since live streaming industry is characterized by high demand and intense competition for talent, Scienjoy cannot assure you that Scienjoy will be able to attract or retain qualified staffs or other highly skilled employees. In addition, as Scienjoy is relatively young, its ability to train and integrate new employees into its operations may not meet the growing demands of its business, which may materially and adversely affect its ability to grow its business and hence its results of operations.

If any of its executive officers or key employees joins a competitor or forms a competing company, Scienjoy may lose users, know-how and key professionals and staff members. Each of its executive officers and key employees has entered into an employment agreement and a non-compete agreement with Scienjoy. However, certain provisions under the non-compete agreement may be deemed invalid or unenforceable under PRC law. If any dispute arises between its executive officers and key employees and Scienjoy, Scienjoy cannot assure you that Scienjoy would be able to enforce these non-compete agreements in China, where these executive officers reside, in light of uncertainties with China’s legal system.

Scienjoy is subject to risks relating to litigation.

Scienjoy has been involved in and may be subject to litigation and claims of various types, including litigation alleging infringement of intellectual property rights and unfair competition, claims and disputes involving broadcasters, customers, its employees and suppliers. Litigation is expensive, subjects Scienjoy to the risk of significant damages, requires significant management time and attention and could have a material and adverse effect on Scienjoy’s business, results of operations, and financial condition.

Scienjoy was once sued by another company alleging that Scienjoy’s promotion team had used such company’s brand name as a keyword in a search engine promotion scheme for Scienjoy’s three platforms “Showself” (秀色直播), “Lehai” (乐嗨秀场), and “Haixiu” (嗨秀秀场). Scienjoy and the alleging company reached a settlement agreement that Scienjoy would buy the alleging company’s technical service for a price of RMB 600,000 (roughly USD 83,934). Moreover, in a separate lawsuit, Scienjoy’s platform “Lehai” (乐嗨秀场) was sued for unfair competition. The judge hasn’t made a decision in this lawsuit as of the date of this proxy statement. Scienjoy may also face litigations and claims in the future, which may require substantial management efforts and skills and significant additional expenditures, and which could adversely affect its business, results of operations, and financial condition.

Scienjoy may be the subject of allegations, harassing, or other detrimental conduct by third parties, which could harm its reputation and cause it to lose market share, users, and customers.

Scienjoy has been subject to allegations by third parties, negative Internet postings and other adverse public exposure on its business, operations and staff compensation. Scienjoy may also become the target of harassment or other detrimental conduct by third parties or disgruntled former or current employees. Such conduct may include complaints, anonymous or otherwise, to regulatory agencies, media or other organizations. Scienjoy may be subject to government or regulatory investigation or other proceedings as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that Scienjoy will be able to conclusively refute each of the allegations within a reasonable period of time or at a commercially reasonable cost, or at all. Additionally, allegations, directly or indirectly against Scienjoy, may be posted on the Internet, including social media platforms by anyone, whether or not related to Scienjoy, on an anonymous basis. Any negative publicity on Scienjoy or its management can be quickly and widely disseminated. Social media platforms and devices immediately publish the content of their subscribers and participants post, often without filters or checks on the accuracy of the content posted. Information posted may be inaccurate and adverse to Scienjoy, and it may harm Scienjoy’s reputation, business or prospects. The harm may be immediate without affording Scienjoy an opportunity for redress or correction. Scienjoy’s reputation may be negatively affected as a result of the public dissemination of negative and potentially false information about its business and operations, which in turn may cause Scienjoy to lose market share, users or customers.

Negative publicity may materially and adversely affect Scienjoy’s brand, reputation, business, and growth prospects.

Negative publicity involving Scienjoy, its broadcasters, its users, its management, its live streaming platforms, or its business model may materially and adversely harm Scienjoy’s brand and its business. Scienjoy cannot assure you that Scienjoy will be able to defuse negative publicity about Scienjoy, its management and/or its services to the satisfaction of its investors, users and broadcasters, customers and platform partners. There has been negative publicity about Scienjoy and the misuse of its services, which has adversely affected its brand, public image, and reputation. Such negative publicity, especially when it is directly addressed against Scienjoy, may also require Scienjoy to engage in defensive media campaigns. This may cause Scienjoy to increase its marketing expenses and divert its management’s attention and may adversely impact its business and results of operations.

Contractual disputes with Scienjoy’s talent agencies may harm its reputation, and may be costly or time-consuming to resolve.

Scienjoy enters into contractual arrangements with talent agencies. Pursuant to these contracts, talent agencies are responsible for recruiting and training broadcasters and providing content for Scienjoy’s platforms. Scienjoy shares with the talent agencies a certain percentage of the revenue generated by the broadcasters they manage. Talent agencies will in turn enter into compensation arrangement with the broadcasters they manage. From time to time, there may be contractual disputes between broadcasters and talent agencies, and/or between talent agencies and Scienjoy. Any such disputes may not only be costly and time-consuming to solve, but may also be detrimental to the quality of the content produced by the broadcasters, or even causing broadcasters to leave Scienjoy’s platforms.

Scienjoy enters into exclusivity agreements with certain of its top broadcasters, pursuant to which such top broadcasters agree not to work for other live streaming platforms in exchange for additional support and resources from Scienjoy. Although these top broadcasters are required to pay a certain amount of fees if they breach the exclusivity agreements, Scienjoy cannot guarantee that such exclusivity agreements will be an effective measure to deter these top broadcasters from leaving Scienjoy’s platforms.

Key performance metrics used by Scienjoy, such as QAUs, paying users, ARPPU and paying ratio, may overstate the number of active and paying users that Scienjoy has, which may lead to an inaccurate interpretation of Scienjoy’s revenue metrics and its business operations by Scienjoy’s management and by investors, and may even misleadingly affect management’s business judgment of Scienjoy’s operations.

For performance tracking purposes, Scienjoy monitors metrics such as the number of registered user accounts, active users, and paying users. Scienjoy calculates certain operating metrics in the following ways: (a) the number of registered users, which refers to the number of users that has registered and logged onto its platforms at least once since registration; (b) the number of active users, which refers to the number of users that has visited its platforms through PC or mobile app at least once in a given period; (c) the number of paying users, which refers to the number of users that has purchased virtual currencies on its platforms at least once in a given period. The actual number of individual users, however, is likely to be lower than that of registered users, active users, and paying users potentially significantly, due to various reasons such as fraudulent representation or improper registration. Some of the user accounts may also be created for specific purposes such as to increase virtual gifting for certain performers in various contests, but the number of registered users, active users, and paying users do not exclude user accounts created for such purposes. Scienjoy has limited ability to validate or confirm the accuracy of information provided during the user registration process to ascertain whether a new user account created was actually created by an existing user who is registering duplicative accounts. The respective number of its registered users, active users, and paying users may overstate the number of individuals who register on Scienjoy’s platforms, sign onto its platforms, purchase virtual gifts or other products and services on its platforms, which may lead to an inaccurate interpretation of its operating metrics. Additionally, a user needs to register a separate account for each Scienjoy’s platform to access such platform. When calculating the total numbers of MAUs and QAUS of Scienjoy as a whole, a user with multiple accounts with Scienjoy may be counted more than once and such numbers may be higher than the actual numbers of users. Additionally, Scienjoy is able to measure unique users only to the extent that these users are registered using the same identification method. Since Scienjoy allows a user to register an account on Scienjoy’s platforms with the user’s mobile number, Wechat account or QQ account, Scienjoy’s ability to identify unique users is limited.

If the tracked growth in the number of its registered users, active users, and paying users is higher than the actual growth in the number of individuals registered, active, or paying users, its user engagement level, sales, and business may not grow as quickly as Scienjoy expects. In addition, such overstatement may cause inaccurate evaluation of Scienjoy’s operations by Scienjoy’s management and by investors, which may also materially and adversely affect its business and results of operations.

The security of operations of, and fees charged by, third-party online payment platforms may have a material adverse effect on Scienjoy’s business and results of operations.

Currently, Scienjoy uses third-party online payment platforms, such as China UnionPay, WeChat Pay, and Alipay, to receive a large part of the cash proceeds from sales of its products and services through direct purchases on Scienjoy’s platforms. Any scheduled or unscheduled interruption in the ability of Scienjoy’s users to use these and other online payment platforms could adversely affect Scienjoy’s payment collection, and in turn, its revenue. In addition, in online payment transactions, secure transmission of user information, such as debit and credit card numbers and expiration dates, personal information and billing addresses, over public networks, is essential to user privacy protection and maintaining their confidence in Scienjoy’s platforms.

Scienjoy does not have control over the security measures of its third-party payment platforms, and their security measures may not be adequate at present or may not be adequate with the expected increased usage of online payment platforms. Scienjoy could be exposed to litigation and possible liability if online transaction safety of its users is compromised in transactions involving payments for its products and services, which could harm Scienjoy’s reputation and its ability to attract users and may materially adversely affect its business. Scienjoy also relies on the stability of such payment transmissions to ensure the continued payment services provided to its users. If any of these third-party online payment platforms fails to process or ensure the security of users’ payments for any reason, Scienjoy’s reputation will be damaged and Scienjoy may lose its paying users and discourage the potential purchases, which in turn, will materially and adversely affect its business, financial condition, and prospects.

Scienjoy’s users may suffer third-party fraud when purchasing Scienjoy’s virtual currency and Scienjoy may suffer fraud when selling virtual currency to users.

Scienjoy offers its users multiple options to purchase its virtual currency. Users can purchase these virtual currencies directly on web streaming portal, make in-app purchases using third-party payment channels including China Union Pay, WeChat pay, Alipay and Apple’s App Store. Users can also purchase virtual currencies through third-party sales agencies officially authorized by Scienjoy. Other than the above-mentioned purchase channels, there are no other means to purchase Scienjoy’s virtual currency. However, from time to time, certain third parties fraudulently claim that they are sales agencies authorized by Scienjoy and users can purchase Scienjoy’s virtual currency through them. If Scienjoy’s users choose to purchase Scienjoy’s virtual currency from such unauthorized third parties, they may suffer losses from such fraudulent activities by third parties. Although Scienjoy is not directly responsible for the losses in such case, its user experience may be adversely affected and users may choose to leave Scienjoy’s platforms as a result. Such fraudulent activities by third parties might also generate negative publicity, disputes, or even legal claims. The measures Scienjoy takes in response to such negative publicity, disputes, or legal claims may be expensive, time consuming, and disruptive to its operations and divert its management’s attention. Additionally, there is a risk that even Scienjoy’s duly authorized third-party sales agencies may fail to deliver virtual currencies to users after users make payment. In this case, Scienjoy is responsible to deliver such virtual currencies to users. Scienjoy may in turn demand payment from the authorized third-party sale agencies but there is no guarantee that Scienjoy may recover the full payment.

Restrictions on virtual currency may adversely affect Scienjoy’s revenues.

Due to the relatively short history of virtual currencies in China, the regulatory framework governing the industry is still under development. On June 4, 2009, the Ministry of Culture and the Ministry of Commerce jointly issued Notice on the Strengthening of the Administration of Online Game Virtual Currency (the “Virtual Currency Notice”), which defines what a virtual currency is and requires that entities obtain the approval from the competent culture administrative department before issuing virtual currency and engaging in transactions using virtual currencies in connection with online games. The Virtual Currency Notice regulates that virtual currency may only be used to purchase services and products provided by the online service provider that issues the virtual currency, and also prohibits businesses that issue online game virtual currency from issuing virtual currency to game players through means other than purchases with legal currency, and from setting game features that involve the direct payment of cash or virtual currency by players for the chance to win virtual gifts or virtual currency based on random selection through a lucky draw, wager, or lottery. These restrictions on virtual currency may result in lower sales of online virtual currency.

Currently, the PRC government has not promulgated any specific rules, laws, or regulations to directly regulate virtual currencies, except for the above-mentioned Virtual Currency Notice. Although the term “virtual currency” is widely used in live streaming industry, Scienjoy believes that the “virtual currency” used in its live streaming communities does not fall into a “virtual currency” as defined under the Virtual Currency Notice, and Scienjoy is not subject to any online game virtual currency laws or regulations for its live streaming business. Scienjoy has obtained the approval from the competent culture administrative department for issuing a virtual currency for online games (which is set forth in the Internet Culture Operation Licenses that Scienjoy has acquired). So far, Scienjoy has not issued any virtual currency for online games as defined under the Virtual Currency Notice. However, due to the uncertainties of the interpretation and implementation of the law and regulation, Scienjoy cannot assure you that the PRC regulatory authorities will not take a different view, in which case Scienjoy may be required to obtain additional approvals or licenses or change its current business model and may be subject to fines or other penalties, which could adversely affect its business.

Scienjoy’s results of operations are subject to quarterly fluctuations due to seasonality.

Scienjoy experiences seasonality in its business, reflecting seasonal fluctuations in Internet usage. For example, the number of active users tends to be higher during the last quarter of the year while lower near Chinese New Year season. Furthermore, the number of paying users of Scienjoy’s online live streaming platforms correlate with the marketing campaigns and promotional activities Scienjoy conducts which may coincide with popular western or Chinese festivals. As a result, comparing its operating results on a period-to-period basis may not be meaningful.

Scienjoy does not currently have business insurance to cover its main assets and business. Any uninsured occurrence of business disruption, litigation, or natural disaster could expose Scienjoy to significant costs, which could have an adverse effect on its results of operations.

Scienjoy currently does not have any business liability or disruption insurance to cover its operations. Any uninsured occurrence of business disruption, litigation, or natural disaster, or significant damages to Scienjoy’s uninsured equipment or facilities could disrupt its business operations, requiring Scienjoy to incur substantial costs and divert its resources, which could have an adverse effect on its results of operations and financial condition.

If Scienjoy fails to implement and maintain an effective system of internal controls, Scienjoy may be unable to accurately report its results of operations, meet its reporting obligations or prevent fraud, and investor confidence and the market price of its shares may be materially and adversely affected.

Prior to the Business Combination, Scienjoy is a private company with limited accounting personnel and other resources to address its internal controls and procedures. Scienjoy lacks sufficient skilled staff with U.S. GAAP knowledge for the purpose of financial reporting and lacks formal accounting policies and procedures manual to ensure proper financial reporting to comply with U.S. GAAP and SEC requirements. Scienjoy cannot assure you that the measures that have been or will be adopted by Scienjoy may fully address the material weakness or other deficiencies in its internal control over financial.

Upon the completion of this Business Combination, Scienjoy will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that Scienjoy include a report of management on its internal control over financial reporting in its annual report beginning with its annual report for the year ending December 31, 2020. In addition, once Scienjoy ceases to be an “emerging growth company” as such term is defined in the JOBS Act, its independent registered public accounting firm must attest to and report on the effectiveness of its internal control over financial reporting. Scienjoy’s management may conclude that its internal control over financial reporting is not effective. Moreover, even if its management concludes that its internal control over financial reporting is effective, its independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with its internal controls or the level at which its controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from Scienjoy.

If Scienjoy fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, Scienjoy may not be able to conclude on an ongoing basis that Scienjoy has effective internal control over financial reporting. If Scienjoy fails to achieve and maintain an effective internal control environment, Scienjoy could suffer material misstatements in its financial statements and fail to meet its reporting obligations, which would likely cause investors to lose confidence in its reported financial information. This could in turn limit Scienjoy’s access to capital markets, harm its results of operations and lead to a decline in the trading price of its shares. Additionally, ineffective internal control over financial reporting could expose Scienjoy to increased risk of fraud or misuse of corporate assets and subject it to potential delisting from the stock exchange on which Scienjoy is listed, regulatory investigations and civil or criminal sanctions. Scienjoy may also be required to restate its financial statements from prior periods.

Scienjoy expects to grant share-based awards in the future, which may have an adverse effect on its future profit.

Scienjoy expects to adopt share incentive plans that permit granting of share-based compensation to employees, directors, and consultants in the future after this Business Combination to incentivize their performance and align their interests with that of Scienjoy. As a result, its expenses associated with share-based compensation may increase, which may have an adverse effect on its results of operations.

Non-compliance on the part of Scienjoy’s employees or third parties involved in Scienjoy’s business could adversely affect its business.

Scienjoy’s compliance controls, policies, and procedures may not protect Scienjoy from acts committed by its employees, agents, contractors, or collaborators that violate the laws or regulations of the jurisdictions in which Scienjoy operates, which may adversely affect its business.

In addition, Scienjoy’s business partners or other third parties involved in its business through its business partners (such as contractors, talent agencies, or other third parties entered into business relationship with Scienjoy’s third- party business partners) may be subject to regulatory penalties or punishments because of their regulatory compliance failures, which may, directly or indirectly, disrupt Scienjoy’s business. When Scienjoy enters into a business relationship with a third party partner, Scienjoy cannot be certain whether such third party business partner has infringed or will infringe any other third parties’ legal rights or violate any regulatory requirements or rule out the likelihood of incurring any liabilities imposed on Scienjoy due to any regulatory failures by such third party business partner. In addition, for those third parties actively involved in Scienjoy’s business through Scienjoy’s business partners, Scienjoy cannot assure you that Scienjoy’s business partners will be able to supervise and administrate those third parties. The legal liabilities and regulatory actions on Scienjoy’s business partners or other third parties involved in its business may affect Scienjoy’s business activities and reputation and in turn, its results of operations.

Scienjoy may not be able to ensure compliance with United States economic sanctions laws.

The U.S. Department of the Treasury’s Office of Foreign Assets Control, or OFAC, administers laws and regulations that generally prohibit U.S. persons and, in some instances, foreign entities owned or controlled by U.S. persons, from conducting activities or transacting business with certain countries, governments, entities or individuals that are targets of U.S. economic sanctions. Scienjoy does not and will not use any of its funds for any activities or business with any country, government, entity, or individual in violation of U.S. economic sanctions.

While Scienjoy believes that Scienjoy has been, and that Scienjoy continues to be, in compliance with applicable U.S. economic sanctions, current safeguards employed by Scienjoy may fail to prevent broadcasters and users located in countries that are targets of U.S. economic sanctions from accessing Scienjoy’s platforms. Non-compliance with applicable U.S. economic sanctions could subject Scienjoy to adverse media coverage, investigations, and severe administrative, civil and possibly criminal sanctions, expenses related to remedial measures, and legal expenses, which could materially adversely affect Scienjoy’s business, results of operations, financial condition and reputation.

Spammers and malicious software and applications may affect user experience, which could reduce Scienjoy’s ability to attract users and materially and adversely affect its business, results of operations, and financial condition.

Spammers may use Scienjoy’s streaming platforms to send spam messages to users, which may affect user experience. As a result, users may reduce using Scienjoy’s products and services or stop using them altogether. In spamming activities, spammers typically create multiple user accounts for the purpose of sending a high volume of repetitive messages. Although Scienjoy attempts to identify and delete accounts created for spamming purposes, Scienjoy may not be able to effectively eliminate all spam messages from its platforms in a timely fashion. Any spamming activities could have a material and adverse effect on Scienjoy’s business, results of operations, and financial condition.

In addition, malicious software and applications may interrupt the operations of Scienjoy’s websites, Scienjoy’s PC clients or mobile apps and pass on such malware to its users which could adversely hinder user experience. Although Scienjoy has been successfully blocking these attacks in the past, Scienjoy cannot guarantee that this will always be the case, and in the incident if users experience a malware attack by using Scienjoy’s platforms, users may associate the malware with Scienjoy’s websites, Scienjoy’s PC clients or mobile apps, and Scienjoy’s reputation, business, and results of operations would be materially and adversely affected.

Scienjoy’s leased property interests may be defective and its right to lease the properties affected by such defects may be challenged, which could adversely affect its business.

Under PRC laws, all lease agreements are required to be registered with local housing authorities. Scienjoy leases several premises in China. Scienjoy cannot assure whether or not all landlords of these premises have registered the relevant lease agreements with the government authorities, or have completed registration of their ownership rights to the premises. Furthermore, Scienjoy cannot assure that some of the premises do not have a defective title. Scienjoy may be subject to monetary fines due to failure by the landlords to complete the required registrations.

Scienjoy may also be forced to relocate its operations if the landlords do not obtain valid title to or complete the required registrations with local housing authorities in a timely manner or at all. Scienjoy might not be able to locate desirable alternative sites for its operations in a timely and cost-effective manner which may adversely affect its business.

Future strategic alliances or acquisitions may have a material and adverse effect on Scienjoy’s business, reputation, and results of operations.

Scienjoy may enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further its business purpose from time to time. These alliances could subject Scienjoy to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect Scienjoy’s business. Scienjoy may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, Scienjoy may also suffer negative publicity or harm to its reputation by virtue of its association with any such third party.

In addition, when appropriate opportunities arise, Scienjoy may acquire additional assets, products, technologies or businesses that are complementary to its existing business. In addition to possible shareholders’ approval, Scienjoy may also have to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable PRC laws and regulations, which could result in increased delay and costs, and may derail Scienjoy’s business strategy if it fails to do so. Furthermore, past and future acquisitions and the subsequent integration of new assets and businesses into Scienjoy’s own require significant attention from Scienjoy’s management and could result in a diversion of resources from its existing business, which in turn could have an adverse effect on its business operations. Acquired assets or businesses may not generate the expected financial results. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

Risk Factors Relating to Scienjoy’s Corporate Structure

Scienjoy relies on contractual arrangements with Zhihui Qiyuan (Scienjoy VIE) and its registered shareholders for Scienjoy’s operations in China, which may not be as effective in providing operational control as direct ownership.

Due to PRC restrictions or prohibitions on foreign ownership of Internet and other related businesses in China, Scienjoy operates its business in China through Scienjoy VIEs, in which it has no ownership interest. Scienjoy relies on a series of contractual arrangements with Zhihui Qiyuan (Scienjoy VIE) and its registered shareholders, including the powers of attorney, to control and operate business of the Scienjoy VIEs (namely, Zhihui Qiyuan and its subsidiaries). These contractual arrangements are intended to provide Scienjoy with effective control over its the Scienjoy VIEs and allow Scienjoy to obtain economic benefits from them. See “Corporate History and Structure—Contractual Arrangements with Scienjoy VIE and Its Respective Registered Shareholders” for more details about these contractual arrangements. In particular, Scienjoy’s ability to control the Scienjoy VIEs depends on the powers of attorney, pursuant to which Sixiang Wuxian (its indirect wholly-owned subsidiary in China) can vote on all matters requiring shareholder approval in the Scienjoy VIEs. Scienjoy believes these powers of attorney are legally enforceable but may not be as effective as direct equity ownership.

Any failure by Zhihui Qiyuan (Scienjoy VIE) and its registered shareholders to perform their obligations under Scienjoy’s contractual arrangements with them would have a material adverse effect on Scienjoy’s business.

Scienjoy relies on a series of contractual arrangements with Zhihui Qiyuan (Scienjoy VIE) and its registered shareholders, including the powers of attorney, to control and operate business of the Scienjoy VIEs. If Zhihui Qiyuan or its shareholders fail to perform their respective obligations under the contractual arrangements, Scienjoy may incur substantial costs and expend substantial resources to enforce its rights. Scienjoy may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which it cannot assure you will be effective under PRC laws.

All these contractual arrangements are governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements will be resolved through arbitration in China. However, the legal system in China, particularly as it relates to arbitration proceedings, is not as developed as the legal system in many other jurisdictions, such as the United States. There are very few precedents and little official guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of arbitration should legal action become necessary. These uncertainties could limit Scienjoy’s ability to enforce these contractual arrangements. In addition, arbitration awards are final and can only be enforced in PRC courts through arbitration award recognition proceedings, which could cause additional expenses and delays. In the event Scienjoy is unable to enforce these contractual arrangements or Scienjoy experiences significant delays or other obstacles in the process of enforcing these contractual arrangements, it may not be able to exert effective control over the Scienjoy VIEs and may lose control over the assets owned by the Scienjoy VIEs. As a result, it may be unable to consolidate the financial results of such entities in its combined and consolidated financial statements, its ability to conduct its business may be negatively affected, and its operations could be severely disrupted, which could materially and adversely affect its results of operations and financial condition.

If the PRC government deems that the agreements that establish the structure for operating Scienjoy’s businesses in China do not comply with PRC regulations on foreign investment in Internet and other related businesses, or if these regulations or their interpretation change in the future, Scienjoy could be subject to severe penalties or be forced to relinquish its interests in those operations, and may need to reorganize its current corporate structure to comply with PRC laws and regulations.

PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in Internet and other related businesses (usually defined as “value-added telecommunication business” under relevant PRC authorities), including the provision of Internet content and online service operations, which fell under the catalogue of negative list published and updated by PRC Ministry of Commerce from time to time. Specifically, foreign ownership is prohibited in industries of online audio and video program services and Internet cultural business (excluding music), foreign ownership of an Internet content provider may not exceed 50%, and the major foreign investor is required to have a record of good performance and operating experience in managing value-added telecommunications business. Scienjoy is a company registered in the Cayman Islands and Sixiang Wuxian (its indirect wholly-owned subsidiary in China) is a foreign-invested enterprise (or called “wholly foreign-owned enterprise”, the “WFOE”) under PRC laws and regulations. To comply with PRC laws and regulations, Scienjoy has to conduct its business in China mainly through Sixiang Wuxian and Zhihui Qiyuan (Scienjoy VIE) and their respective subsidiaries, based on a series of contractual arrangements by and among Sixiang Wuxian, Zhihui Qiyuan, and its registered shareholders. As a result of these contractual arrangements, Scienjoy exerts control over the Scienjoy VIEs (namely, Zhihui Qiyuan and its subsidiaries) and consolidate their financial results in Scienjoy’s financial statements under U.S. GAAP. Scienjoy VIEs (namely, Zhihui Qiyuan and its subsidiaries) hold the licenses, approvals, and key assets that are essential for its operations.

In the opinion of Scienjoy’s PRC counsel, Feng Yu Law Firm, based on its understanding of the relevant PRC laws and regulations, each of the contracts among Sixiang Wuxian, Zhihui Qiyuan and its registered shareholders is valid, binding, and enforceable in accordance with its terms. However, Scienjoy has been further advised by its PRC counsel that there are substantial uncertainties regarding the interpretation and application of current or future relevant PRC laws and regulations. Thus, the PRC government may ultimately take a view contrary to the opinion of its PRC counsel. In addition, PRC government authorities may deem that foreign ownership is directly or indirectly involved in each of Scienjoy VIEs’ shareholding structure. If Scienjoy’s group companies (including Scienjoy’s WFOE and its subsidiaries and Scienjoy VIEs) are found in violation of any PRC laws or regulations, or if the contractual arrangements among Sixiang Wuxian, Zhihui Qiyuan and its registered shareholders are determined as illegal or invalid by the PRC court, arbitral tribunal or regulatory authorities, the relevant governmental authorities would have broad discretion in dealing with such violation, including, without limitation:

●	revoking the business licenses and/or operating licenses of such entities;

●	levying fines on Scienjoy’s related PRC companies;

●	confiscating any of Scienjoy’s income that they deem to be obtained through illegal operations;

●	discontinuing or placing restrictions or onerous conditions on Scienjoy’s operations conducted by its related PRC companies;

●	placing restrictions on Scienjoy’s right to collect revenues;

●	shutting down Scienjoy’s servers or blocking its app/websites;

●	requiring it to change its corporate structure and contractual arrangements;

●	imposing additional conditions or requirements with which Scienjoy may not be able to comply; or

●	taking other regulatory or enforcement actions against Scienjoy that could be harmful to its business.

The imposition of any of these penalties may result in a material and adverse effect on Scienjoy’s ability to conduct its business operations. In addition, if the imposition of any of these penalties causes Scienjoy to lose the rights to direct the activities of its consolidated affiliated entities or the right to receive their economic benefits, Scienjoy would no longer be able to consolidate their financial results.

Scienjoy may lose the ability to use and enjoy assets held by the Scienjoy VIEs that are important to its business if its VIEs declare bankruptcy or become subject to a dissolution or liquidation proceeding.

Scienjoy VIEs hold certain assets that are important to Scienjoy’s operations, including the ICP License, SP License, the Internet Culture Operation Permit, the Commercial Performance License, and Radio and Television Program Production and Operating Permit. Under Scienjoy’s contractual arrangements, the shareholders of the Scienjoy VIEs may not voluntarily liquidate the Scienjoy VIEs or approve them to sell, transfer, mortgage, or dispose of their assets or legal or beneficial interests in the business in any manner without its prior consent. However, in the event that the shareholders breach this obligation and voluntarily liquidate the Scienjoy VIEs, or the Scienjoy VIEs declare bankruptcy, or all or part of their assets become subject to liens or rights of third-party creditors, Scienjoy may be unable to continue some or all of its business activities, which could materially and adversely affect its business, results of operations, and financial condition. Furthermore, if the Scienjoy VIEs undergo a voluntary or involuntary liquidation proceeding, their shareholders or unrelated third-party creditors may claim rights to some or all of its assets, hindering Scienjoy’s ability to operate its business, which could materially and adversely affect its business, financial condition, and results of operations.

Contractual arrangements may be subject to scrutiny by the PRC tax authorities. A finding that Scienjoy owes additional taxes could negatively affect its financial condition and the value of your investment.

Pursuant to applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by PRC tax authorities. Scienjoy may be subject to adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among Sixiang Wuxian, Zhihui Qiyuan, and its registered shareholders are not on an arm’s length basis and therefore constitute favorable transfer pricing. As a result, the PRC tax authorities could require that Scienjoy VIEs adjust their taxable income upward for PRC tax purposes. Such an adjustment could increase Scienjoy VIEs’ tax expenses without reducing the tax expenses of Sixiang Wuxian, subject the Scienjoy VIEs to late payment fees and other penalties for under-payment of taxes, and result in the loss of any preferential tax treatment Sixiang Wuxian may have. As a result, Scienjoy’s consolidated results of operations may be adversely affected.

Scienjoy’s shareholders or the shareholders of the Scienjoy VIEs may have potential conflicts of interest with Scienjoy, which may materially and adversely affect its business.

The shareholders of the Scienjoy VIEs include persons who are also its shareholders or affiliates of its shareholders, and, in some cases, its directors or officers. Conflicts of interest may arise between the roles of them as shareholders, directors or officers of Scienjoy and as shareholders of the Scienjoy VIEs. For individuals who are also its directors and officers, Scienjoy relies on them to abide by the laws of the Cayman Islands, which provide that directors and officers owe a fiduciary duty to Scienjoy to act in good faith and in its best interest and not to use their positions for personal gain. The registered shareholders of Zhihui Qiyuan (Scienjoy VIE) have executed powers of attorney to appoint Sixiang Wuxian (Scienjoy’s WFOE) or a person designated by Sixiang Wuxian to vote on their behalf and exercise voting rights as the registered shareholders of Zhihui Qiyuan. Scienjoy cannot assure you that when conflicts arise, these shareholders will act in the best interest of Scienjoy or that conflicts will be resolved in its favor. The legal frameworks of China and the Cayman Islands do not provide guidance on resolving conflicts in the event of a conflict with another corporate governance regime. If Scienjoy cannot resolve any conflicts of interest or disputes between it and these shareholders, it would have to rely on legal proceedings, which may be expensive, time-consuming, and disruptive to its operations. There is also substantial uncertainty as to the outcome of any such legal proceedings.

Additionally, Scienjoy relies on its shareholders and the registered shareholders of Zhihui Qiyuan to secure, both at the internal and external level, all the necessary approvals, permits, filings or other formalities and proceedings in relation to their respective investment in Scienjoy and/or the Scienjoy VIEs. Scienjoy cannot assure you that its shareholders, registered shareholders of Zhihui Qiyuan and the Scienjoy VIEs have obtained all of such necessary approvals, permits, filings or other formalities and proceedings. The failure to obtain such approvals, permits, filings or other formalities and proceedings may adversely affect Scienjoy’s business and results of operation.

Scienjoy may rely on dividends paid by its PRC subsidiaries to fund cash and financing requirements. Any limitation on the ability of its PRC subsidiaries to pay dividends to Scienjoy could have a material adverse effect on its ability to conduct its business and to pay dividends to holders of the ordinary shares and its ordinary shares.

Scienjoy and its Hong Kong subsidiary are holding companies, and Scienjoy may rely on dividends to be paid by its PRC subsidiaries for its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to the holders of the ordinary shares a and service any debt it may incur. If Scienjoy’s PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to Scienjoy.

Under PRC laws and regulations, a wholly foreign-owned enterprise in China, such as Sixiang Wuxian, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, according to current effective PRC laws and regulations regarding foreign investment which may be updated following the effectiveness of PRC Foreign Investment Law, a wholly foreign-owned enterprise is required to set aside at least 10% of its after-tax profits each year, after making up previous years’ accumulated losses, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. At the discretion of the board of directors of the wholly foreign-owned enterprise, it may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends. Any limitation on the ability of Scienjoy’s PRC subsidiaries to pay dividends or make other distributions to Scienjoy could materially and adversely limit its ability to grow, make investments or acquisitions that could be beneficial to its business, pay dividends, or otherwise fund and conduct its business.

Substantial uncertainties exist with respect to whether the foreign investor’s controlling PRC onshore variable interest entities via contractual arrangements will be recognized as “foreign investment” and how it may impact the viability of Scienjoy’s current corporate structure and operations.

On March 15, 2019, the National People’s Congress of the PRC adopted the PRC Foreign Investment Law, which will come into force on January 1, 2020. The PRC Foreign Investment Law defines the “foreign investment” as the investment activities in China conducted directly or indirectly by foreign investors in the following manners: (i) the foreign investor, by itself or together with other investors establishes a foreign invested enterprises in China; (ii) the foreign investor acquires shares, equities, asset tranches, or similar rights and interests of enterprises in China; (iii) the foreign investor, by itself or together with other investors, invests and establishes new projects in China; (iv) the foreign investor invests through other approaches as stipulated by laws, administrative regulations or otherwise regulated by the State Council. The PRC Foreign Investment Law keeps silent on how to define and regulate the “variable interest entities,” while adding a catch-all clause that “other approaches as stipulated by laws, administrative regulations or otherwise regulated by the State Council” can fall into the concept of “foreign investment,” which leaves uncertainty as to whether the foreign investor’s controlling PRC onshore variable interest entities via contractual arrangements will be recognized as “foreign investment.” Pursuant to the PRC Foreign Investment Law, PRC governmental authorities will regulate foreign investment by applying the principle of pre-entry national treatment together with a “negative list,” which will be promulgated by or promulgated with approval by the State Council or its authorized governmental department such as Ministry of Commerce. Foreign investors are prohibited from making any investments in the industries which are listed as “prohibited” in such negative list; and, after satisfying certain additional requirements and conditions as set forth in the “negative list,” are allowed to make investments in the industries which are listed as “restricted” in such negative list. For any foreign investor that fails to comply with the negative list, the competent authorities are entitled to ban its investment activities, require such investor to take measures to correct its non-compliance and impose other penalties.

The Internet content service, Internet audio-visual program services and online culture activities that Scienjoy conducts through its consolidated variable interest entities are subject to foreign investment restrictions/prohibitions set forth in the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2019) issued by Ministry of Commerce.

The PRC Foreign Investment Law leaves leeway for future laws, administrative regulations or provisions of the State Council and its departments to provide for contractual arrangements as a form of foreign investment. It is therefore uncertain whether Scienjoy’s corporate structure will be seen as violating foreign investment rules as Scienjoy is currently using the contractual arrangements to operate certain businesses in which foreign investors are currently prohibited from or restricted to investing. Furthermore, if future laws, administrative regulations or provisions of the State Council and its departments mandate further actions to be taken by companies with respect to existing contractual arrangements, Scienjoy may face substantial uncertainties as to whether it can complete such actions in a timely manner, or at all. If Scienjoy fails to take appropriate and timely measures to comply with any of these or similar regulatory compliance requirements, its current corporate structure, corporate governance and business operations could be materially and adversely affected.

If the custodians or authorized persons of Scienjoy’s controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, Scienjoy’s business and operations may be materially and adversely affected.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of Scienjoy’s PRC subsidiaries and the Scienjoy VIEs are generally held securely by the personnel designated or approved by Scienjoy in accordance with its internal control procedures. To the extent those chops are not kept safe, are stolen, or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. If any of Scienjoy’s authorized personnel obtains, misuses, or misappropriates its chops for whatever reason, it could experience disruptions in its operations. Scienjoy may also have to take corporate or legal action, which could require significant time and resources to resolve while distracting management from its operations. Any of the foregoing could adversely affect its business and results of operations.

Risk Factors Relating to Doing Business in China

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and Scienjoy.

The PRC legal system is based on written statutes where prior court decisions have limited value as precedents. Scienjoy’s PRC subsidiaries and Scienjoy VIEs, in particular Sixiang Wuxian, a wholly foreign-owned enterprises, are subject to laws and regulations applicable to foreign-invested enterprises as well as various Chinese laws and regulations generally applicable to companies incorporated in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations, and rules are not always uniform, and enforcement of these laws, regulations, and rules involves uncertainties.

From time to time, Scienjoy may have to resort to administrative and court proceedings to enforce its legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection Scienjoy may receive. Furthermore, the PRC legal system is based in part on government policies and internal rules that may have retroactive effect. As a result, Scienjoy may not be aware of its violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of its contractual, property (including intellectual property) and procedural rights, could materially and adversely affect Scienjoy’s business and impede its ability to continue its operations.

Regulation and censorship of information disseminated over the mobile and Internet in China may adversely affect Scienjoy’s business and subject Scienjoy to liability for streaming content or content posted on its platforms.

Internet companies in China are subject to a variety of existing and new rules, regulations, policies, and license and permit requirements. In connection with enforcing these rules, regulations, policies, and requirements, relevant government authorities may suspend services by, or revoke licenses of, any Internet or mobile content service provider that is deemed to provide illicit content online or on mobile devices, and such activities may be intensified in connection with any ongoing government campaigns to eliminate prohibited content online. For example, in 2016, the Office of the Anti-Pornography and Illegal Publications Working Group, the Cyberspace Administration of China, the Ministry of Industry and Information Technology, the Ministry of Culture and the Ministry of Public Security jointly launched a “Clean Up the Internet 2016” campaign. Based on publicly available information, the campaign aims to eliminate pornographic information and content in the Internet information services industry by, among other things, holding liable individuals and corporate entities that facilitate the distribution of pornographic information and content. Publicly traded Chinese Internet companies voluntarily initiated self-investigations to filter and remove content from their websites and cloud servers.

Scienjoy endeavors to eliminate illicit content from its platforms. Scienjoy has made substantial investments in resources to monitor content that broadcasters generate on its platforms and the way in which its users engage with each other through its platforms. Scienjoy uses a variety of methods to ensure its platforms remain a healthy and positive experience for its users. Although Scienjoy employs these methods to filter content posted on its platforms, Scienjoy cannot be sure that its internal content control efforts will be sufficient to remove all content that may be viewed as indecent or otherwise non-compliant with PRC law and regulations. Government standards and interpretations as to what constitutes illicit online content or behavior are subject to interpretation and may change in a manner that could render Scienjoy’s current monitoring efforts insufficient. The Chinese government has wide discretion in regulating online activities and, irrespective of its efforts to control the content on its platforms, government campaigns and other actions to reduce illicit content and activities could subject Scienjoy to negative press or regulatory challenges and sanctions, including fines, suspension or revocation of its licenses to operate in China or a suspension or ban on its mobile or online platform, including suspension or closure of one or more parts of or its entire business. Further, Scienjoy’s senior management could be held criminally liable if Scienjoy is deemed to be profiting from illicit content on its platforms. Although Scienjoy’s business and operations have not been materially and adversely affected by government campaigns or any other regulatory actions in the past, there is no assurance that Scienjoy’s business and operations will be immune from government actions or sanctions in the future. If government actions or sanctions are brought against Scienjoy, or if there are widespread rumors that government actions or sanctions have been brought against Scienjoy, Scienjoy’s reputation could be harmed and Scienjoy may lose users and customers. As a result, Scienjoy’s revenues and results of operations may be materially and adversely affected and the value of its ordinary shares could be dramatically reduced.

Adverse changes in global or China’s economic, political or social conditions or government policies could have a material adverse effect on Scienjoy’s business, results of operations and financial condition.

Scienjoy’s revenues are substantially sourced from China. Accordingly, Scienjoy’s results of operations, financial condition and prospects are influenced by economic, political, and legal developments in China. Economic reforms begun in the late 1970s have resulted in significant economic growth. However, any economic reform policies or measures in China may from time to time be modified or revised. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 40 years, growth has been uneven across different regions and among different economic sectors and the rate of growth has been slowing.

China’s economic conditions are sensitive to global economic conditions. The global financial markets have experienced significant disruptions since 2008 and the United States, Europe, and other economies have experienced periods of recession. The global macroeconomic environment is facing new challenges and there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies. Recent international trade disputes, including tariff actions announced by the United States, the PRC, and certain other countries, and the uncertainties created by such disputes may cause disruptions in the international flow of goods and services and may adversely affect the Chinese economy as well as global markets and economic conditions. There have also been concerns about the economic effect of military conflicts and political turmoil or social instability in the Middle East, Europe, Africa, and other places. Any severe or prolonged slowdown in the global economy may adversely affect the Chinese economy which in turn may adversely affect Scienjoy’s business and operating results.

The PRC government exercises significant control over China’s economic growth through strategically allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Although the PRC economy has grown significantly in the past decade, that growth may not continue, as evidenced by the slow-down of the growth of the PRC economy since 2012. Any adverse changes in economic conditions in China, in the policies of the PRC government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect Scienjoy’s business and operating results, lead to a reduction in demand for its services and adversely affect its competitive position.

Currently, there is no law or regulation specifically governing virtual asset property rights and therefore it is not clear what liabilities, if any, live streaming platform operators may have for virtual assets.

While participating on its platforms, Scienjoy’s users acquire, purchase, and accumulate some virtual assets, such as gifts or certain status. Such virtual assets can be important to users and have monetary value and, in some cases, are sold for actual money. In practice, virtual assets can be lost for various reasons, often through other users’ unauthorized use of another user account and occasionally through data loss caused by delay of network service, network crash, or hacking activities. Currently, there is no PRC law or regulation specifically governing virtual asset property rights. As a result, there is uncertainty as to who the legal owner of virtual assets is, whether and how the ownership of virtual assets is protected by law, and whether an operator of live streaming platform such as Scienjoy would have any liability, whether in contract, tort or otherwise, to users or other interested parties, for loss of such virtual assets. Based on recent PRC court judgments, the courts have typically held online platform operators liable for losses of virtual assets by platform users and ordered online platform operators to return the lost virtual items to users or pay damages and losses. In case of a loss of virtual assets, Scienjoy may be sued by its users and held liable for damages, which may negatively affect its reputation and business, results of operations, and financial condition.

Under the PRC enterprise income tax law, Scienjoy may be classified as a PRC “resident enterprise,” which could result in unfavorable tax consequences to Scienjoy and its shareholders and have a material adverse effect on its results of operations and the value of your investment.

Under the PRC enterprise income tax law that became effective on January 1, 2008 and other related rules and regulations published by PRC State Taxation Administration, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. On April 22, 2009, the State Taxation Administration, or the SAT, issued the Circular Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Further to SAT Circular 82, on August 3, 2011, the State Taxation Administration issued the Administrative Measures of Enterprise Income Tax of Chinese-Controlled Offshore Incorporated Resident Enterprises (Trial), or SAT Bulletin 45, which became effective on September 1, 2011, to provide more guidance on the implementation of SAT Circular 82.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be considered a PRC tax resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) not less than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. SAT Bulletin 45 provides further rules on residence status determination, post-determination administration as well as competent tax authorities procedures.

Although SAT Circular 82 and SAT Bulletin 45 apply only to offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise group and not those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals, or foreigners.

Scienjoy does not meet all of the conditions set forth in SAT Circular 82. Therefore, Scienjoy believes that Scienjoy should not be treated as a “resident enterprise” for PRC tax purposes even if the standards for “de facto management body” prescribed in the SAT Circular 82 applied to Scienjoy. For example, Scienjoy’s minutes and files of the resolutions of its board of directors and the resolutions of its shareholders are maintained outside the PRC.

However, it is possible that the PRC tax authorities may take a different view. If the PRC tax authorities determine that Scienjoy or any Hong Kong subsidiary is a PRC resident enterprise for PRC enterprise income tax purposes, its world-wide income could be subject to PRC tax at a rate of 25%, which could reduce Scienjoy’s net income. In addition, Scienjoy will also be subject to PRC enterprise income tax reporting obligations. Although dividends paid by one PRC tax resident to another PRC tax resident should qualify as “tax-exempt income” under the enterprise income tax law, Scienjoy cannot assure you that dividends paid by its PRC subsidiary to Scienjoy or any of its Hong Kong subsidiaries will not be subject to a 10% withholding tax if Scienjoy or its Hong Kong subsidiary were treated as a PRC resident enterprise. The PRC foreign exchange control authorities, which enforce the withholding tax on dividends, and the PRC tax authorities have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes.

If Scienjoy is treated as a resident enterprise, non-PRC resident shareholders may also be subject to PRC withholding tax on dividends paid by Scienjoy and PRC tax on gains realized on the sale or other disposition of Scienjoy’s ordinary shares, if such income is sourced from within the PRC. The tax would be imposed at the rate of 10% in the case of non-PRC resident enterprise shareholders and 20% in the case of non-PRC resident individual holders. In the case of dividends, Scienjoy would be required to withhold the tax at source. Any PRC tax liability may be reduced under applicable tax treaties or similar arrangements, but it is unclear whether a non-PRC shareholders company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Scienjoy is treated as a PRC resident enterprise. Although Scienjoy’s holding company is incorporated in the Cayman Islands, it remains unclear whether dividends received and gains realized by its non-PRC resident shareholders will be regarded as income from sources within the PRC if Scienjoy is classified as a PRC resident enterprise. Any such tax will reduce the returns on your investment in Scienjoy.

There are uncertainties with respect to indirect transfers of PRC taxable properties outside a public stock exchange.

Scienjoy faces uncertainties on the reporting and consequences on private equity financing transactions, private share transfers and share exchange involving the transfer of shares in Scienjoy by non-resident investors. According to the Notice on Several Issues Concerning Enterprise Income Tax for Indirect Share Transfer by Non-PRC Resident Enterprises, issued by the State Taxation Administration on February 3, 2015, or SAT Circular 7, an “indirect transfer” of assets of a PRC resident enterprise, including a transfer of equity interests in a non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable properties, if such transaction lacks reasonable commercial purpose and was undertaken for the purpose of reducing, avoiding or deferring PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and tax filing or withholding obligations may be triggered, depending on the nature of the PRC taxable properties being transferred. According to SAT Circular 7, “PRC taxable properties” include assets of a PRC establishment or place of business, real properties in the PRC, and equity investments in PRC resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining if there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable properties; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable properties have a real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable properties; and the tax situation of such indirect transfer outside China and its applicable tax treaties or similar arrangements. In respect of an indirect offshore transfer of assets of a PRC establishment or place of business of a foreign enterprise, the resulting gain is to be included with the annual enterprise filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to PRC real properties or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the competent tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Currently, SAT Circular 7 does not apply to the sale of shares by investors through a public stock exchange where such shares were acquired in a transaction on a public stock exchange.

Scienjoy cannot assure you that the PRC tax authorities will not, at their discretion, adjust any capital gains and impose tax return filing and withholding or tax payment obligations and associated penalties with respect to any internal restructuring, and its PRC subsidiary may be requested to assist in the filing. Any PRC tax imposed on a transfer of Scienjoy’s shares not through a public stock exchange, or any adjustment of such gains would cause Scienjoy to incur additional costs and may have a negative impact on the value of your investment in Scienjoy.

Implementation of the new labor laws and regulations in China may adversely affect Scienjoy’s business and results of operations.

Pursuant to the labor contract law that took effect in January 2008, its implementation rules that took effect in September 2008 and its amendment that took effect in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. Due to lack of detailed interpretative rules and uniform implementation practices and broad discretion of the local competent authorities, it is uncertain as to how the labor contract law and its implementation rules will affect Scienjoy’s current employment policies and practices. Scienjoy’s employment policies and practices may violate the labor contract law or its implementation rules, and Scienjoy may thus be subject to related penalties, fines, or legal fees. Compliance with the labor contract law and its implementation rules may increase Scienjoy’s operating expenses, in particular its personnel expenses. In the event that Scienjoy decides to terminate some of its employees or otherwise change its employment or labor practices, the labor contract law and its implementation rules may limit its ability to affect those changes in a desirable or cost-effective manner, which could adversely affect Scienjoy’s business and results of operations. On October 28, 2010, the Standing Committee of the National People’s Congress promulgated the PRC Social Insurance Law, or the Social Insurance Law, which became effective on July 1, 2011. According to the Social Insurance Law and related rules and regulations, employees must participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, and maternity insurance and the employers must, together with their employees or separately, pay the social insurance premiums for their employees. If the company has not fully paid such social insurance based on employee’s actual salaries, it may face relevant authorities’ investigation and examination, and subject to penalties or fines.

Scienjoy expects its labor costs to increase due to the implementation of these laws and regulations, as updated from time to time. As the interpretation and implementation of these laws and regulations are still evolving and become stricter, PRC tax authorities, for example, may become the governmental agencies for collection and examination of each company’s withholding and payment of social insurance after 2019 according to related rules and policies. Scienjoy cannot assure you that its employment practice will at all times be deemed in full compliance with labor-related laws and regulations in China, which may subject Scienjoy to labor disputes or government investigations. If Scienjoy’s PRC subsidiaries are deemed to have violated relevant labor laws and regulations, they can be required to provide additional compensation to their employees and Scienjoy’s business, results of operations, and financial condition could be materially and adversely affected.

Further, labor disputes, work stoppages or slowdowns at Scienjoy or any of its third-party service providers could significantly disrupt Scienjoy’s daily operation or its expansion plans and have a material adverse effect on Scienjoy’s business.

China’s M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for Scienjoy to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, and other recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that PRC Ministry of Commerce (or previously called “MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the PRC Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress effective as of August 1, 2008 and its related rules and regulations require that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB 400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by the anti-monopoly enforcement authority before they can be completed. In addition, on February 3, 2011, the General Office of the State Council promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, also known as Circular 6, which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, MOFCOM promulgated the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors, effective as of September 1, 2011, to implement Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns. Under the foregoing MOFCOM regulations, MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If MOFCOM decides that a specific merger or acquisition is subject to a security review, it will submit it to the Inter-Ministerial Panel, an authority established under Circular 6 led by the National Development and Reform Commission, and MOFCOM under the leadership of the State Council, to carry out security review. The regulations prohibit foreign investors from bypassing the security review by structuring transactions through trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. There is no explicit provision or official interpretation stating that the merging or acquisition of a company engaged in the Internet content or mobile games business requires security review, and there is no requirement that acquisitions completed prior to the promulgation of the Security Review Circular are subject to MOFCOM review. In addition, following the effectiveness of the PRC Foreign Investment Law, Scienjoy cannot assure that aforementioned foreign M&A rules, regulations and policies will have extensive and substantial changes.

In the future, Scienjoy may grow its business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit Scienjoy’s ability to complete such transactions. Scienjoy believes that it is unlikely that its business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, MOFCOM or other government agencies may publish explanations in the future determining that Scienjoy’s business is in an industry subject to the security review, in which case its future acquisitions in China, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited.

PRC regulations relating to offshore investment activities by PRC residents may limit the ability of Sixiang Wuxian (Scienjoy’s indirect wholly-owned subsidiary in China) to increase its registered capital or distribute profits to Scienjoy or otherwise expose Scienjoy to liability and penalties under PRC law.

The State Administration of Foreign Exchange (SAFE) promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 and related rules and regulations that require PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name, and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. According to the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment released on February 13, 2015 by the SAFE, local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 from June 1, 2015.

If Scienjoy’s shareholders or beneficial owners who are PRC residents or entities (as applicable) do not complete their registration with the local SAFE branches, Scienjoy’s PRC subsidiary (in particular, the WFOE) may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to Scienjoy, and Scienjoy may be restricted in its ability to contribute additional capital to its PRC subsidiary (in particular, the WFOE). Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions. However, Scienjoy may not at all times be fully aware or informed of the identities of all its shareholders or beneficial owners that are required to make such registrations, and Scienjoy cannot compel its beneficial owners to comply with SAFE registration requirements. As a result, Scienjoy cannot assure you that all of its shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by Scienjoy to amend the foreign exchange registrations of its PRC subsidiary (in particular, the WFOE), could subject Scienjoy to fines or legal sanctions, restrict its overseas or cross-border investment activities, limit its subsidiaries’ ability to make distributions or pay dividends or affect its ownership structure, which could adversely affect its business and prospects.

PRC regulation of direct investment and loans by offshore holding companies to PRC entities may delay or limit Scienjoy to make additional capital contributions or loans to its PRC subsidiaries.

Scienjoy is an offshore holding company conducting its operations in China through its PRC subsidiaries and the Scienjoy VIEs. Scienjoy may make loans to its PRC subsidiary and the Scienjoy VIEs or it may make additional capital contributions to its PRC subsidiaries.

Any capital contributions or loans that Scienjoy, as an offshore entity, makes to its PRC subsidiaries (in particular, the WFOE), are subject to PRC regulations. For example, none of its loans to a PRC subsidiary (in particular, the WFOE) can exceed the difference between its total amount of investment and its registered capital approved under relevant PRC laws, or certain amount calculated based on elements including capital or net assets and the cross-border financing leverage ratio and the loans must be registered with the local branch of SAFE and the competent departments of State Development and Reform Commission in case of any external debts of more than one year. Scienjoy’s capital contributions to its PRC subsidiaries (in particular, the WFOE) must be approved by or filed with the MOFCOM, SAFE, or their respective local counterpart.

On March 30, 2015, SAFE issued the Circular on the Reforming of the Management Method of the Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect on June 1, 2015. Under SAFE Circular 19, a foreign-invested enterprise, within the scope of business, may choose to convert its registered capital from foreign currency to RMB on a discretionary basis, and the RMB capital so converted can be used for equity investments within PRC, provided that such usage shall fall into the scope of business of the foreign-invested enterprise, which will be regarded as the reinvestment of foreign-invested enterprise.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, Scienjoy cannot assure you that it will be able to complete the necessary registration or obtain the necessary approval on a timely basis, or at all. If it fails to complete the necessary registration or obtain the necessary approval, its ability to make loans or equity contributions to its PRC subsidiaries (in particular, the WFOE) may be negatively affected, which could adversely affect the liquidity of its PRC subsidiaries and their ability to fund their working capital and expansion projects and meet their obligations and commitments.

Fluctuations in exchange rates could have a material adverse effect on Scienjoy’s results of operations and the value of your investment.

The value of the RMB against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. In July 2005, the PRC government changed its decades-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, RMB is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the RMB has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. With the development of the foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system and Scienjoy cannot assure you that the RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policies may impact the exchange rate between the RMB and the U.S. dollar in the future.

There remains significant international pressure on the Chinese government to adopt a flexible currency policy to allow the RMB to appreciate against the U.S. dollar, especially under the current circumstance of the Sino-US trade conflicts. Significant revaluation of the RMB may have a material adverse effect on your investment. Substantially all of Scienjoy’s revenues and costs are denominated in RMB. Any significant revaluation of RMB may materially and adversely affect Scienjoy’s revenues, earnings, and financial position. To the extent that Scienjoy needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount Scienjoy would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of Scienjoy’s earnings or the US dollar amount available to Scienjoy.

Very limited hedging options are available in China to reduce Scienjoy’s exposure to exchange rate fluctuations. To date, Scienjoy has not entered into any hedging transactions in an effort to reduce its exposure to foreign currency exchange risk. While Scienjoy may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and Scienjoy may not be able to adequately hedge its exposure or at all. In addition, Scienjoy’s currency exchange losses may be magnified by PRC exchange control regulations that restrict its ability to convert RMB into foreign currency.

Governmental control of currency conversion may limit Scienjoy’s ability to utilize its revenues effectively and affect the value of your investment.

The PRC government imposes control on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Scienjoy receives substantially all of its revenues in RMB. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior SAFE approval by complying with certain procedural requirements, but may be subject to internal rules of related PRC subsidiary’s bank (in particular, the WFOE’s capital funds account open in bank), which is also under the monitor of SAFE. Therefore, Scienjoy’s PRC subsidiaries (in particular, the WFOE) is able to pay dividends in foreign currencies to Scienjoy without prior approval from SAFE, but should still comply with bank’s related rules. However, approval from or registration with appropriate government authorities (including formalities in the bank) is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents Scienjoy from obtaining sufficient foreign currencies to satisfy its foreign currency demands, Scienjoy may not be able to pay dividends in foreign currencies to its shareholders.

Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or Scienjoy to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In the meantime, Scienjoy’s directors, executive officers, and other employees who are PRC citizens or who are non-PRC residents residing in PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted incentive share awards by Scienjoy, may follow the Circular on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, or the SAFE Circular 7, promulgated by the SAFE in 2012. Pursuant to the SAFE Circular 7, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. Scienjoy and its executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options will be subject to these regulations when Scienjoy becomes an overseas listed company upon the completion of this Business Combination. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, and may also limit Scienjoy’s ability to contribute additional capital into its PRC subsidiaries and limit its PRC subsidiaries’ ability to distribute dividends to Scienjoy. Scienjoy also faces regulatory uncertainties that could restrict its ability to adopt additional incentive plans for its directors, executive officers, and employees under PRC law.

The SAT has issued certain circulars concerning equity incentive awards. Under these circulars, Scienjoy’s employees working in China who exercise share options or are granted restricted shares or restricted units will be subject to PRC individual income tax. Sixiang Wuxian, Scienjoy’s wholly-owned subsidiary in China, has obligations to file documents related to employee share options, restricted shares, or restricted units with relevant tax authorities, and to withhold individual income taxes of those employees. If Scienjoy’s employees fail to pay or Scienjoy fails to withhold their income taxes according to relevant laws and regulations, Scienjoy may face sanctions imposed by the tax authorities or other PRC governmental authorities.

Risk Factors Relating to Wealthbridge’s Business

Wealthbridge will be forced to liquidate the trust account if it cannot consummate a business combination by the date that is 12 months from the closing of the IPO, or February 8, 2020, or 21 months from the closing of the IPO, or November 8, 2020, if we extend the period of time to consummate a business combination. In the event of a liquidation, Wealthbridge’s public shareholders will receive $10.00 per share (plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations) and the Wealthbridge rights and warrants will expire worthless.

If Wealthbridge is unable to complete a business combination by the date that is 12 months from the closing of the IPO, or February 8, 2020, or 21 months from the closing of the IPO, or November 8, 2020, if we extend the period of time to consummate a business combination, and is forced to liquidate, the per-share liquidation distribution will be $10.00 (plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). Furthermore, there will be no distribution with respect to the Wealthbridge rights and warrants, which will expire worthless as a result of Wealthbridge’s failure to complete a business combination.

You must tender your Wealthbridge ordinary shares in order to validly seek redemption at the extraordinary general meeting of shareholders.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Wealthbridge’s transfer agent in each case two business days prior to the extraordinary general meeting, or to deliver your ordinary shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your ordinary shares. The requirement for physical or electronic delivery two business days prior to the extraordinary general meeting ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

If third parties bring claims against Wealthbridge, the proceeds held in trust could be reduced and the per-share liquidation price received by Wealthbridge’s shareholders may be less than $10.00.

Wealthbridge’s placing of funds in trust may not protect those funds from third party claims against Wealthbridge. Although Wealthbridge has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Wealthbridge’s public shareholders, they may still seek recourse against the trust account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Wealthbridge’s public shareholders. If Wealthbridge liquidates the trust account before the completion of a business combination and distributes the proceeds held therein to its public shareholders, Oriental has contractually agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, Wealthbridge cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the trust account for our shareholders may be less than $10.00 due to such claims.

Additionally, if Wealthbridge is forced to file a bankruptcy case or a petition to wind up is filed against it in the British Virgin Islands court by a shareholder or a creditor which is not dismissed, the proceeds held in the trust account could be subject to applicable liquidation proceedings, and may be included in Wealthbridge’s estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any liquidation or insolvency claims deplete the trust account, Wealthbridge may not be able to return $10.00 to our public shareholders.

Any distributions received by Wealthbridge shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Wealthbridge was unable to pay its debts as they fell due in the ordinary course of business.

Wealthbridge’s Amended and Restated Memorandum and Articles of Association provides that it will continue in existence only until the date that is 12 months from the closing of the IPO, or February 8, 2020, or 21 months from the closing of the IPO, or November 8, 2020, if we extend the period of time to consummate a business combination. If Wealthbridge is unable to consummate a transaction within the required time periods, upon notice from Wealthbridge, the trustee of the trust account will distribute the amount in its trust account to its public shareholders. Concurrently, Wealthbridge shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although Wealthbridge cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, Oriental have contractually agreed that, if it liquidates prior to the consummation of a business combination, they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Wealthbridge for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute such a waiver.

Thereafter, Wealthbridge’s sole business purpose will be to wind up and dissolve through a voluntary liquidation procedure under the Companies Law. In such a situation under the Companies Law, a liquidator would be appointed and would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement in the British Virgin Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of Wealthbridge are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing Wealthbridge is dissolved. It is Wealthbridge’s intention to liquidate the trust account to its public shareholders as soon as reasonably possible and Wealthbridge’s insiders have agreed to take any such action necessary to liquidate the trust account and to wind up the affairs and dissolve Wealthbridge as soon as reasonably practicable if Wealthbridge does not complete a business combination within the required time period. Pursuant to Wealthbridge’s Amended and Restated Memorandum and Articles of Association, failure to consummate a business combination by February 8, 2020 (or November 8, 2020 if we extend the time to complete a business combination) will trigger an automatic winding up of Wealthbridge. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

If Wealthbridge is forced to enter into an insolvent liquidation under the BVI Insolvency Act, any distributions received by Wealthbridge shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Wealthbridge was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by Wealthbridge’s shareholders. Furthermore, Wealthbridge’s board may be viewed as having breached their fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and Wealthbridge to claims of damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. Wealthbridge cannot assure you that claims will not be brought against it for these reasons.

If Wealthbridge’s due diligence investigation of Scienjoy was inadequate, then shareholders of Wealthbridge following the Business Combination could lose some or all of their investment.

Even though Wealthbridge conducted a due diligence investigation of Scienjoy, it cannot be sure that this diligence uncovered all material issues that may be present inside Scienjoy or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Scienjoy and its business and outside of its control will not later arise.

All of Wealthbridge’s officers and directors own Wealthbridge ordinary shares and Wealthbridge warrants and rights which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the business combination is appropriate.

All of Wealthbridge’s officers and directors own an aggregate of [1,437,500] shares and [270,000] units of Wealthbridge. Such individuals have waived their right to redeem these shares (including shares underlying the units), or to receive distributions with respect to these shares (including shares underlying the units) upon the liquidation of the trust account if Wealthbridge is unable to consummate a business combination. Accordingly, the Wealthbridge ordinary shares, as well as the Wealthbridge units purchased by our officers or directors, will be worthless if Wealthbridge does not consummate a business combination. Based on a market price of $[___] per ordinary share of Wealthbridge on [_______], 2020, $[___] per warrant on [_______], 2020, and $[___] per right on [_______], 2020, the value of these shares, rights, warrants and units was approximately $[___] million. The Wealthbridge ordinary shares acquired prior to the IPO, as well as the Wealthbridge units will be worthless if Wealthbridge does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting Scienjoy as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in Wealthbridge’s shareholders’ best interest.

Wealthbridge is requiring shareholders who wish to redeem their ordinary shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

Wealthbridge is requiring public shareholders who wish to redeem their ordinary shares to either tender their certificates to our transfer agent at any time at or prior to the Extraordinary General Meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and Wealthbridge’s transfer agent will need to act to facilitate this request. It is Wealthbridge’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than Wealthbridge anticipates for shareholders to deliver their ordinary shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their ordinary shares.

Wealthbridge will require its public shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If Wealthbridge requires public shareholders who wish to redeem their ordinary shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, Wealthbridge will promptly return such certificates to its public shareholders. Accordingly, investors who attempted to redeem their ordinary shares in such a circumstance will be unable to sell their securities after the failed acquisition until Wealthbridge has returned their securities to them. The market price for Wealthbridge’s ordinary shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

Wealthbridge’s initial shareholders, including its officers and directors, control a substantial interest in Wealthbridge and thus may influence certain actions requiring a shareholder vote.

Wealthbridge’s initial shareholders, including all of its officers and directors, collectively own approximately [22.90]% of its issued and outstanding ordinary shares. However, if a significant number of shareholders vote, or indicate an intention to vote, against the Business Combination, Wealthbridge’s officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Wealthbridge’s initial shareholders have agreed to vote any shares they own in favor of the Business Combination.

If Wealthbridge’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of Wealthbridge’s securities.

Wealthbridge’s initial shareholders are entitled to make a demand that it registers the resale of their insider shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the private units and our initial shareholders, officers and directors are entitled to demand that we register the resale of the shares underlying the private units private warrants and private rights and any securities our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time after we consummate a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional [1,734,500]  shares of Wealthbridge ordinary shares eligible for trading in the public market. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of Wealthbridge’s securities.

Wealthbridge will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its shareholders.

Wealthbridge is not required to obtain an opinion from an unaffiliated third party that the price it is paying is fair to its public shareholders from a financial point of view. Wealthbridge’s public shareholders therefore, must rely solely on the judgment of Wealthbridge’s board of directors.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of Wealthbridge’s securities may decline.

The market price of Wealthbridge’s securities may decline as a result of the Business Combination if:

●	Wealthbridge does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

●	The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing share prices.

Wealthbridge’s directors and officers may have certain conflicts in determining to recommend the acquisition of Scienjoy, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

Wealthbridge’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the Wealthbridge ordinary shares owned by Wealthbridge’s management and directors, or their affiliates and associates, would become worthless if the Business Combination Proposal is not approved and Wealthbridge otherwise fails to consummate a business combination prior to its liquidation date.

Wealthbridge will incur significant transaction costs in connection with transactions contemplated by the Share Exchange Agreement.

Wealthbridge will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, Wealthbridge may not have sufficient funds to seek an alternative business combination and may be forced to voluntarily liquidate and subsequently dissolve.

Risk Factors Relating to the Business Combination

Wealthbridge and Scienjoy have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Wealthbridge if the Business Combination is completed or by Wealthbridge if the Business Combination is not completed.

Wealthbridge and Scienjoy expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, Wealthbridge expects to incur approximately $[500,000] in expenses, which do not include an aggregate of $6,232,000 of fees payable to the underwriter and to an independent third party that acted as an advisor to the Business Combination (these fees are expected to be paid through the issuance of an aggregate of 623,200 ordinary shares, valued of $10.00 per share). These expenses will reduce the amount of cash available to be used for other corporate purposes by Wealthbridge if the Business Combination is completed or by Wealthbridge if the Business Combination is not completed.

In the event that a significant number of Wealthbridge’s ordinary shares are redeemed, its stock may become less liquid following the Business Combination.

If a significant number of Wealthbridge’s ordinary shares are redeemed, Wealthbridge may be left with a significantly smaller number of shareholders. As a result, trading in the shares of the company following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. Nasdaq may not list Wealthbridge’s shares on its exchange, which could limit investors’ ability to make transactions in Wealthbridge’s securities and subject Wealthbridge to additional trading restrictions.

Wealthbridge will be required to meet the initial listing requirements to be listed on the Nasdaq Stock Market. Wealthbridge may not be able to meet those initial listing requirements. Even if Wealthbridge’s securities are so listed, Wealthbridge may be unable to maintain the listing of its securities in the future.

If Wealthbridge fails to meet the initial listing requirements and Nasdaq does not list its securities on its exchange, Wealthbridge could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for the company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Wealthbridge may waive one or more of the conditions to the Business Combination without resoliciting shareholder approval for the Business Combination.

Wealthbridge may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The board of directors of Wealthbridge will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and resolicitation of proxies is warranted. In some instances, if the board of directors of Wealthbridge determines that a waiver is not sufficiently material to warrant resolicitation of shareholders, Wealthbridge has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a condition to Wealthbridge’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting Scienjoy’s conduct of its business, however, if the board of directors of Wealthbridge determines that any such order or injunction is not material to the business of Scienjoy, then the board may elect to waive that condition and close the Business Combination.

There will be a substantial number of Wealthbridge’s ordinary shares available for sale in the future that may adversely affect the market price of Wealthbridge’s ordinary shares.

Wealthbridge currently has an unlimited number of authorized shares of a single class each with no par value. The shares to be issued in the business combination to the post-Business Combination shareholders, will be subject to certain restrictions on sale and cannot be sold for 365 calendar days from the date of the Business Combination with a few exceptions. After the expiration of this restricted period, there will then be an additional approximately 16,400,000 shares that are eligible for trading in the public market. The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Wealthbridge’s shares.

Wealthbridge’s shareholders will experience immediate dilution as a consequence of the issuance of ordinary shares as consideration in the Business Combination. Having a minority share position may reduce the influence that Wealthbridge’s current shareholders have on the management of Wealthbridge.

After the Business Combination, assuming no redemptions of ordinary shares for cash, Wealthbridge’s current public shareholders will own approximately 25.0% of Wealthbridge, Wealthbridge’s current directors, officers and affiliates will own approximately 6.9% of Wealthbridge, and the Sellers will own approximately 64.9% of Wealthbridge. Assuming redemption by holders of 4,764,503 of Wealthbridge’s ordinary shares, Wealthbridge public shareholders will own approximately 7.6% of Wealthbridge, Wealthbridge’s current directors, officers and affiliates will own approximately 8.5% of Wealthbridge, and the Sellers will own approximately 79.9% of Wealthbridge. Upon consummation of the Business Combination, Scienjoy will be a wholly-owned subsidiary of Wealthbridge.

Wealthbridge is an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make its securities less attractive to investors.

Wealthbridge is an “emerging growth company,” as defined in the JOBS Act. It may remain an “emerging growth company” until the fiscal year ended [December 31, 2024]. However, if its non-convertible debt issued within a three-year period exceeds $1.0 billion or an annual revenue exceeds $1.07 billion, or the market value of its ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, Wealthbridge would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, Wealthbridge is not required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, has reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and is exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, Wealthbridge has elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, Wealthbridge’s financial statements may not be comparable to companies that comply with public company effective dates. As a result, potential investors may be less likely to invest in our securities.

Lavacano will control the outcome of shareholder actions in Wealthbridge.

Upon completion of the Business Combination, assuming none of the outstanding warrants has been exercised, Lavacano will hold 52.31% of Wealthbridge’s ordinary shares. Lavacano’s voting power gives it the power to control actions that require shareholder approval under British Virgin Islands law, our memorandum and articles of association and Nasdaq requirements, including the election and removal of a majority of our board of directors, approval of significant mergers and acquisitions and other business combinations, and changes to our memorandum and articles of association. Further, Wealthbridge’s amended and restated memorandum and articles of association to be adopted upon completion of the Business Combination, lists an extensive list of reserved matters which cannot be enacted without the consent of the Sellers.

Lavacano’s control may cause transactions to occur that might not be beneficial to direct or indirect holders of Scienjoy’s ordinary shares following the Business Combination and may prevent transactions that would be beneficial to you. For example, Lavacano’s voting control may prevent a transaction involving a change of control of us, including transactions in which you as a holder of our ordinary shares might otherwise receive a premium for your securities over the then-current market price. In addition, Lavacano is not prohibited from selling a controlling interest in us to a third party and may do so without your approval and without providing for a purchase of your ordinary shares. If Lavacano is acquired or otherwise undergoes a change of control, any acquirer or successor will be entitled to exercise the voting control and contractual rights of Lavacano, and may do so in a manner that could vary significantly from that of Lavacano.

Following the Business Combination, we may become a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Following the Business Combination, assuming none of the outstanding warrants has been exercised, we will be a “controlled company’’ as defined under the Nasdaq Stock Market Rules because Lavacano controls more than 50% of our voting rights. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and will rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Following the Business Combination, we may become a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we will be exempt from certain provisions applicable to U.S. domestic public companies.

If Wealthbridge becomes a “foreign private issuer”, as defined in Rule 36-4 promulgated under the Exchange Act (“Foreign Private Issuer”), following the consummation of the Business Combination, Wealthbridge will be exempt from certain provisions of the securities rules and regulations in the United States that are applicable to United States domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current report on Form 8-K;

●	the section of the Exchange Act regulating the solicitation of proxies, consents or authorizations respect of a security registered under the Exchange Act;

●	the section of the Exchange Act requiring directors, officers and 10% holders to file public reporting of their stock ownership and trading activities and imposing liability on insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules under Regulation FD restricting issuers from selectively disclosing material nonpublic information.

Accordingly, the information we will be required to file with or furnish to the SEC as a Foreign Private Issuer is less extensive and less frequent as compared to the information required to be filed with the SEC by U.S. domestic issuers.

Wealthbridge’s contemplated dual-class share structure with different voting rights and conversion of certain ordinary shares will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of ordinary shares may view as beneficial.

If Wealthbridge becomes a Foreign Private Issuer following the consummation of the Business Combination, Wealthbridge plans to use its reasonable best efforts to adopt a dual-class share structure, which includes reclassification of existing ordinary shares into class A ordinary shares with one vote per share and authorization and issuance of class B ordinary shares with ten votes per share. Additionally, together with the adoption of a dual-class share structure, part of the ordinary shares held by Lavacano will be converted into class B ordinary shares. While the adoption of a dual-class structure requires Wealthbridge shareholders approval, Lavacano will be holding more than fifty percent of the voting rights post Business Combination and it is likely that the proposal to adopt a dual-class structure will be approved. Adoption of the dual-class structure and the conversion of certain ordinary shares held by Lavacano into class B ordinary shares will result in further concentration of ownership held by Lavacano. Consequently, Lavacano will have considerable influence over matters such as decisions regarding mergers, consolidations and the sale of all or substantially all of Wealthbridge’s assets, election of directors and other significant corporate actions. Lavacano may also take actions that are not in the best interest of Wealthbridge or Wealthbridge’s other shareholders. In addition to limiting your ability to influence corporate matters, this concentration of ownership may discourage, delay or prevent a change in control of Wealthbridge, which could have the effect of depriving Wealthbridge’s other shareholders of the opportunity to receive a premium for their shares as part of a sale of Wealthbridge and may reduce the price of Wealthbridge’s ordinary shares.

Wealthbridge’s contemplated dual-class structure of ordinary shares may adversely affect the trading market for Wealthbridge’s ordinary shares.

S&P Dow Jones and FTSE Russell have recently announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of Wealthbridge’s ordinary shares may prevent the inclusion of Wealthbridge’s ordinary shares in such indices and may cause shareholder advisory firms to publish negative commentary about Wealthbridge’s corporate governance practices or otherwise seek to cause Wealthbridge to change Wealthbridge’s capital structure. Any such exclusion from indices could result in a less active trading market for Scienjoy’s ordinary shares. Any actions or publications by shareholder advisory firms critical of Wealthbridge’s corporate governance practices or capital structure could also adversely affect the value of Wealthbridge’s ordinary shares.

Certain provisions of the Second Amended and Restated Memorandum and Articles of Association may be deemed to have an antitakeover effect.

The Second Amended and Restated Memorandum and Articles of Association may have the effect of delaying, deferring or preventing or rendering more difficult a change in control of Wealthbridge that a shareholder might consider in his or her best interest, including the following:

●	Separation of the board of directors into two classes. Our directors are appointed by our shareholders and are subject to rotational retirement every two years. The initial terms of office of the Class I and Class II directors have been staggered over a period of two years to ensure that all directors of the company do not face re-election in the same year. This could have the effect of makting it more difficult for a potential acquisor to take over the company.

●	Poison Pill Defenses. Under the Companies Law there are no provisions that specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The Second Amended and Restated Memorandum and Articles of Association of Wealthbridge also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this proxy statement include, but are not limited to, statements regarding our disclosure concerning Scienjoy’s operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections entitled “Dividend Policy,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Scienjoy Inc.,” and “Scienjoy Inc.’s Business”. The risks and uncertainties include, but are not limited to:

●	future operating or financial results;

●	future payments of dividends and the availability of cash for payment of dividends;

●	Scienjoy’s expectations relating to dividend payments and forecasts of its ability to make such payments;

●	future acquisitions, business strategy and expected capital spending;

●	assumptions regarding interest rates and inflation;

●	the combined company’s financial condition and liquidity, including its ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

●	estimated future capital expenditures needed to preserve Wealthbridge’s capital base;

●	ability of the combined company to effect future acquisitions and to meet target returns; and

●	other factors discussed in “Risk Factors.”

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this proxy statement. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission after the date of this proxy statement.

CAPITALIZATION

The following table sets forth the capitalization on unaudited, historical basis of each of Scienjoy and Wealthbridge as of September 30, 2019 and after giving effect to the Business Combination, assuming (i) that no holders of Wealthbridge ordinary shares exercise their redemption rights and (ii) that the maximum number of holders of Wealthbridge ordinary shares have properly exercised their redemption rights.

(in thousands)

	Historical		As Adjusted
As of September 30, 2019	Scienjoy (unaudited)	Wealthbridge (unaudited)	Assuming No Redemption	Assuming Maximum Redemption

Cash and cash equivalents	$13,637	$169	$69,305	$20,959
Marketable securities held in trust account	—	58,346	—	—

Loans payables – third parties	4,807	—	4,807	4,807
Amounts due to related parties	5,781	—	5,781	5,781
Promissory note – related party	—	466	—	—

Ordinary shares, subject to possible redemption	—	51,017	—	—
Total shareholders’ equity	12,148	5,000	67,796	19,450
Total capitalization	$22,736	$56,483	$78,384	$30,038

EXTRAORDINARY GENERAL MEETING OF WEALTHBRIDGE SHAREHOLDERS

General

We are furnishing this proxy statement to the Wealthbridge shareholders as part of the solicitation of proxies by our board of directors for use at the extraordinary general meeting of Wealthbridge shareholders to be held on [●], 2020 and at any adjournment or postponement thereof. This proxy statement is first being furnished to our shareholders on or about [●], 2020 in connection with the vote on the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Business Combination Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the extraordinary general meeting.

Date, Time and Place

The extraordinary general meeting of shareholders will be held on [●], 2020 at [●] a.m., at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, or such other date, time and place to which such meeting may be adjourned or postponed.

Purpose of the Extraordinary General Meeting of Wealthbridge Shareholders

At the extraordinary general meeting of shareholders, we are asking holders of Wealthbridge ordinary shares to approve the following proposals:

●	To approve the Share Exchange Agreement and the transactions contemplated thereunder, including but not limited to the acquisition of all of the issued and outstanding shares and any other equity interests of Scienjoy from the Sellers, as provided for in the Share Exchange Agreement and the consideration paid to the Sellers and the earn-out consideration by way of new issue of ordinary shares credited as fully paid in accordance with the Share Exchange Agreement, or the “Business Combination.” This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

●	To approve as a shareholder resolution the change of Wealthbridge’s name to Scienjoy Holding Corporation and the adoption of the Second Amended and Restated Memorandum and Articles of Association of Wealthbridge as further described herein. This proposal is referred to as the “Amendment Proposal” or “Proposal No. 2.”

●	To approve the issuance of more than 20% of the issued and outstanding ordinary shares of Wealthbridge pursuant to the terms of the Share Exchange Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal 3.”

●	To approve the adjournment of the extraordinary general meeting in the event Wealthbridge does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal 4”.

Recommendation of Wealthbridge’s Board of Directors

Wealthbridge’s board of directors:

●	has determined that each of the Business Combination Proposal and the other Proposals are fair to, and in the best interests of, Wealthbridge and its shareholders;

●	has approved the Business Combination Proposal and the other Proposals; and

●	recommends that Wealthbridge’s shareholders vote “FOR” each of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Business Combination Adjournment Proposal.

Wealthbridge’s board of directors have interests that may be different from or in addition to your interests as a shareholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement for further information.

Record Date; Who is Entitled to Vote

We have fixed the close of business on [●], 2020, as the “record date” for determining those Wealthbridge shareholders entitled to notice of and to vote at the extraordinary general meeting. As of the close of business on [●], 2020, there were [●] ordinary shares of Wealthbridge outstanding and entitled to vote. Each holder of Wealthbridge ordinary shares is entitled to one vote per share on each of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Business Combination Adjournment Proposal.

As of [●], 2020, Wealthbridge’s initial shareholders, either directly or beneficially, owned and were entitled to vote [1,707,500] ordinary shares, or approximately [22.90]% of Wealthbridge’s outstanding ordinary shares. With respect to the Business Combination, Wealthbridge’s initial shareholders have agreed to vote their respective ordinary shares acquired by them in favor of the Business Combination Proposal and related proposals. They have indicated that they intend to vote their shares, as applicable, “FOR” each of the other proposals, although there is no agreement in place with respect to these proposals.

Quorum and Required Vote for Shareholder Proposals

A quorum of Wealthbridge shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting of Wealthbridge shareholders if a majority of the Wealthbridge ordinary shares issued and outstanding and entitled to vote at the extraordinary general meeting is represented in person or by proxy. Abstentions present in person and by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding ordinary shares of Wealthbridge present and entitled to vote at the extraordinary general meeting. Attending the extraordinary general meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the voting on Proposals.

Voting Your Shares

Each Wealthbridge ordinary share that you own in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the extraordinary general meeting. Your proxy card shows the number of ordinary shares that you own.

There are two ways to ensure that your Wealthbridge ordinary shares, as applicable, are voted at the extraordinary general meeting:

●	You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board, “FOR” the adoption of the Business Combination Proposal, the Amendment Proposal, the Nasdaq Proposal, and the Business Combination Adjournment Proposal. Votes received after a matter has been voted upon at the extraordinary general meeting will not be counted.

●	You can attend the extraordinary general meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	if you are a record holder, you may notify our corporate secretary in writing before the extraordinary general meeting that you have revoked your proxy; or

●	you may attend the extraordinary general meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call [●], our proxy solicitor, at [●], or Wealthbridge at +(86) 186-0217-2929.

No Additional Matters May Be Presented at the Extraordinary General Meeting

This extraordinary general meeting has been called only to consider the approval of the Business Combination. Under Wealthbridge’s Amended and Restated Memorandum and Articles of Association, other than procedural matters incident to the conduct of the extraordinary general meeting, no other matters may be considered at the extraordinary general meeting if they are not included in the notice of the extraordinary general meeting.

Redemption Rights

Pursuant to Wealthbridge’s Amended and Restated Memorandum and Articles of Association, a holder of Wealthbridge’s ordinary shares may demand that Wealthbridge redeem such ordinary share for cash in connection with a business combination. You may not elect to redeem your shares prior to the completion of a business combination.

If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [*], 2020 (two business days before the extraordinary general meeting), that Wealthbridge redeem your shares into cash; and (ii) submit your request in writing to Wealthbridge’s transfer agent, at the address listed at the end of this section and delivering your shares to Wealthbridge’s transfer agent physically or electronically using the DWAC system at least two business days prior to the vote at the meeting. In order to validly request redemption, you must either make a request for redemption on the proxy card or separately send a request in writing to Wealthbridge’s transfer agent. The proxy card or separate request must be signed by the applicable shareholder in order to validly request redemption. A shareholder is not required to submit a proxy card or vote in order to validly exercise redemption rights.

You may tender the ordinary shares for which you are electing redemption by two business days before the extraordinary general meeting by either:

●	Delivering certificates representing Wealthbridge’s ordinary shares to Wealthbridge’s transfer agent, or

●	Delivering the Wealthbridge ordinary shares electronically through the DWAC system

Wealthbridge shareholders will be entitled to redeem their Wealthbridge ordinary shares for a full pro rata share of the trust account (currently anticipated to be no less than approximately $[10.00] per share) net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by Wealthbridge’s transfer agent two (2) business days prior to the extraordinary general meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days prior to the vote at the meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of ordinary shares as of the Record Date. Any public shareholder who holds shares of Wealthbridge on or before [*], 2019 (two business days before the extraordinary general meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Wealthbridge’s transfer agent or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, by two business days prior to the extraordinary general meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC, and Wealthbridge’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is Wealthbridge’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Wealthbridge does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Shareholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their ordinary shares before exercising their redemption rights and thus will be unable to redeem their ordinary shares.

In the event that a shareholder tenders its ordinary shares and decides prior to the consummation of the Business Combination that it does not want to redeem its ordinary shares, the shareholder may withdraw the tender. In the event that a shareholder tenders ordinary shares and the business combination is not completed, these ordinary shares will not be redeemed for cash and the physical certificates representing these ordinary shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. Wealthbridge anticipates that a shareholder who tenders ordinary shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such ordinary shares soon after the completion of the Business Combination.

If properly demanded by Wealthbridge’s public shareholders, Wealthbridge will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the record date, this would amount to approximately $10.00 per share, plus interest less taxes payable. If you exercise your redemption rights, you will be exchanging your Wealthbridge ordinary shares for cash and will no longer own the ordinary shares. If Wealthbridge is unable to complete the Business Combination by the date that is 12 months from the closing of the IPO, or February 8, 2020, or 21 months from the closing of the IPO, or November 8, 2020, if we extend the period of time to consummate a business combination, it will voluntarily liquidate and subsequently dissolve and public shareholders would be entitled to receive approximately $10.00 per share, plus interest less taxes payable, upon such liquidation.

Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) will be restricted from seeking redemption rights with respect to more than 20% of the ordinary shares.

If too many public stockholders exercise their redemption rights, we may not be able to meet certain condition, and as a result, would not be able to proceed with the Business Combination.

Tendering Ordinary Share Certificates in connection with Redemption Rights

Wealthbridge is requiring the Wealthbridge public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to Wealthbridge’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option prior to two business days immediately preceding the extraordinary general meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether Wealthbridge requires holders seeking to exercise redemption rights to tender their ordinary shares. The need to deliver ordinary shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to two business days immediately preceding the extraordinary general meeting. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the extraordinary general meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Wealthbridge will promptly return the share certificates to the public shareholder.

Appraisal Rights

Appraisal rights are not available to holders of Wealthbridge ordinary shares in connection with the proposed Business Combination.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Wealthbridge and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card. [[●], a proxy solicitation firm that Wealthbridge has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately $[●] and out-of-pocket expenses.]

Wealthbridge will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Wealthbridge will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the extraordinary general meeting.

Wealthbridge Initial Shareholders

In May and July, 2018, 1,150,000 shares were sold to our initial shareholders. On October 15, 2018, Wealthbridge affected a 5 for 4 share split resulting in an aggregate of 1,437,500 ordinary shares outstanding to our initial shareholders, which we refer to throughout this proxy statement as the “insider shares,” for an aggregate purchase price of $25,100. Simultaneous with the consummation of the IPO, we consummated the private placement of 247,500 Private Placement Units” at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,475,000. The Private Placement Units were purchased by Wealthbridge’s sponsor. The underwriters exercised the over-allotment and on February 20, 2019, Wealthbridge consummated the private sale of an additional 22,500 private units to its sponsor, generating gross proceeds of $225,000.

Pursuant to a registration rights agreement between us and our initial shareholders, those shareholders are entitled to certain registration rights with respect to the Wealthbridge rights held by them, as well as the underlying securities. The holders of these securities are entitled to make up to two demands that Wealthbridge register such securities. The holders of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. Wealthbridge will bear the expenses incurred in connection with the filing of any such registration statements.

THE BUSINESS COMBINATION PROPOSAL

The discussion in this proxy statement of the Business Combination and the principal terms of the Share Exchange Agreement, is subject to, and is qualified in its entirety by reference to, the Share Exchange Agreement. The full text of the Share Exchange Agreement is attached hereto as Annex A, which is incorporated by reference herein.

General Description of the Business Combination

Business Combination with Scienjoy; Business Combination Consideration

On the closing date of the transactions contemplated by the Share Exchange Agreement, the Sellers will sell to Wealthbridge, and Wealthbridge will purchase from the Sellers, all of the issued and outstanding shares and other equity interests in and of Scienjoy, and Wealthbridge will issue 16,400,000 of its ordinary shares to the Sellers, among which 1.64 million ordinary shares of Wealthbridge are to be issued and held in escrow to satisfy any indemnification obligations of the Sellers. The issuance of shares of Wealthbridge to the Sellers is being consummated on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The aggregate value of the initial consideration to be paid by Wealthbridge in the business combination is approximately $164 million (calculated as follows: 16,400,000 ordinary shares of Wealthbridge to be issued to the Sellers, multiplied by $10.00 (the deemed value of the shares in the Share Exchange Agreement). Additionally, the Sellers may be entitled to receive earnout shares as follows: (1) if Scienjoy’s net income before tax for the year ended December 31, 2019 is greater than or equal to either US$20,900,000 or RMB 140,000,000 the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details in the Voting Agreement); (2) if Scienjoy’s net income before tax for the year ended December 31, 2020 is greater than or equal to either US$28,300,000 or RMB 190,000,000, the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details in the Voting Agreement); and (3) if Scienjoy’s net income before tax for the year ended December 31, 2021 is greater than or equal to either US$35,000,000 or RMB 235,000,000, the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details in the Voting Agreement).

Notwithstanding the net income before tax achieved by the post-transaction company for any period, the Sellers will receive (i) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $15.00 for any sixty days in any period of ninety consecutive trading days during an twelve month period following the closing; (ii) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $20.00 for any sixty days in any period of ninety consecutive trading days between the 13th month and 24th month following the Closing, and (iii) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $25.00 for any sixty days in any period of ninety consecutive trading between the 25th month and 36th month following the Closing.

Wealthbridge currently has an unlimited number of authorized shares of no par value.

After the Business Combination, assuming no redemptions of ordinary shares for cash, Wealthbridge’s current public shareholders will own approximately 25.0% of Wealthbridge, Wealthbridge’s current directors, officers and affiliates will own approximately 6.9% of Wealthbridge, and the Sellers will own approximately 64.9% of Wealthbridge. Assuming redemption by holders of 4,764,503 of Wealthbridge’s ordinary shares, Wealthbridge public shareholders will own approximately 7.6% of Wealthbridge, Wealthbridge’s current directors, officers and affiliates will own approximately 8.5% of Wealthbridge, and the Sellers will own approximately 79.9% of Wealthbridge. Upon consummation of the Business Combination, Scienjoy will be a wholly-owned subsidiary of Wealthbridge.

Assuming the Business Combination Proposal is approved, the parties to the transaction expect to close the Business Combination on [●], 2020.

Background of the Business Combination

Wealthbridge was incorporated as a blank check company on May 2, 2018, under the laws of the British Virgin Islands, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Wealthbridge’s efforts to identify a prospective target business were not limited to any particular industry or geographic region.

Wealthbridge completed its IPO on February 8, 2019 of 5,000,000 units, with each unit consisting of one Ordinary Share, no par value, one redeemable Warrant and one Right to receive one-tenth of an ordinary share upon consummation of an initial business combination. Simultaneous with the consummation of the IPO, we consummated the private placement of 247,500 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,475,000. The Private Placement Units were purchased by Wealthbridge’s sponsor. The underwriters in the IPO exercised the over-allotment option and, on February 20, 2019, the underwriters purchased 750,000 over-allotment option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $7,500,000. Simultaneously with the sale of the over-allotment Units, Wealthbridge consummated the private sale of an additional 22,500 Private Units to its sponsor, generating gross proceeds of $225,000.

After deducting the underwriting discounts and commissions and the offering expenses, a total of $57,500,000 was deposited into a trust account established for the benefit of Wealthbridge’s public shareholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. [As of December 31, 2019], we have approximately $[●] of unused net proceeds that were not deposited into the trust fund to pay future general and administrative expenses. The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. As of [December 31, 2019], there was $[●] held in the trust fund (including $[●] of accrued interest which we can withdraw to pay taxes).

In accordance with Wealthbridge’s Amended and Restated Memorandum and Articles of Association, the amounts held in the trust account may only be used by Wealthbridge upon the consummation of a business combination, except that there can be released to Wealthbridge, from time to time, any interest earned on the funds in the trust account that it may need to pay its tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and Wealthbridge’s liquidation. Wealthbridge executed a definitive agreement on October 28, 2019 and it must voluntarily liquidate unless a business combination is consummated by the date that is 12 months from the closing of the IPO, or February 8, 2020, or 21 months from the closing of the IPO, or November 8, 2020, if we extend the period of time to consummate a business combination.

Promptly after the IPO, the officers and directors of Wealthbridge commenced the process of locating potential targets. Over the course of Wealthbridge’s search for target companies, Wealthbridge management evaluated in excess of 25 target companies. Wealthbridge entered into advanced discussions with the following four (4) targets in different industries, including a $200 million aviation leasing company, a $300 million aviation manufacturer, a $150 million outsourcing software as a service (“SAAS”) business, and a $200 million film production business, but did not proceed with these targets for the reasons indicated:

1.	We decided not to proceed with the aviation leasing company because the shareholder of the aviation leasing company is a state-owned enterprise and consequently a business combination with such company would require complex governmental approvals and take an extended period of time.

2.	The shareholders of the aviation manufacturer withdrew from negotiations because they were unhappy with the valuation we offered.

3.	The shareholders of the outsourcing SAAS business decided to pursue an IPO instead of a transaction with us.

4.	We terminated negotiations as the film industry in China started to become heavily restricted and state-governed and also considering the increasing concerns on the U.S. and China trade war.

On March 10 , 2019, Wealthbridge was contacted by Mr. Jian Liu, a representative of China Fuhua Hong Kong Financial Group Limited (“Fuhua”), a financial services company in Hong Kong, China. Mr. Yongsheng Liu, the Chief Executive Officer of Wealthbridge, spoke with Mr. Jian Liu and entered into an engagement letter engaging Fuhua to introduce potential targets to Wealthbridge.

On March 14, 2019, Mr. Jian Liu arranged for Mr. Yongsheng Liu and Mr. Xiaowu He, the Chief Executive Officer of Scienjoy, to have a conference call. Mr. Yongsheng Liu described the SPAC structure and a possible timeline with Mr. Xiaowu He, and Mr. Xiaowu He introduced Scienjoy’s business model and general financial information to Mr. Yongsheng Liu.

On March 20, 2019, Scienjoy and Wealthbridge executed a non-disclosure agreement.

On March 22, 2019, Scienjoy sent draft financial statements and due diligence documents to Wealthbridge. Subsequently, on April 4, 2019, Mr. Yongsheng Liu and Mr. Jining Li, one of Wealthbridge’s directors, and Mr. Xiaowu He from Scienjoy held a meeting at Hong Kong to discuss the potential business combination opportunity. During the meeting, Wealthbridge introduced the SPAC structure to Mr. Xiaowu He, CEO of Scienjoy, and Scienjoy’s team presented its business model and advised Wealthbridge that it was considering an initial public offering.

From April 5, 2019 to April 9, 2019, Mr. Yongsheng Liu had several phone calls with Mr. Jack Liu, the senior vice president of Chardan Capital Markets, LLC (“Chardan”), to update Chardan on Wealthbridge’s progress and to discuss a potential transaction with Scienjoy.

On April 6, 2019, Mr. Yongsheng Liu met with Mr. Jining Li to review Scienjoy’s business model. After reviewing the model, they believed that Scienjoy’s business model would be easy to understand by investors. In addition, they noted that NASDAQ has many successful live streaming companies listed on the exchange. Following this meeting, Mr. Yongsheng Liu discussed Scienjoy with Wealthbridge’s members of the Board of Directors, who agreed that Scienjoy would be a good potential target.

From April 9, 2019 to April 24, 2019, the Wealthbridge team and Scienjoy team held a number of telephone conferences to discuss a letter of intent (“LOI”). On April 12, 2019, Wealthbridge sent an initial draft of LOI for Scienjoy’s review. The LOI provided for, among other things, the issuance at closing of 16 million shares of Wealthbridge, with an additional 9 million earnout shares being issued if certain targets were met, and Scienjoy paying Wealthbridge $250,000 in the event that Scienjoy breached any LOI entered into between the parties.

On April 14, 2019, Mr. Yongsheng Liu and Mr. Xiaowu He had phone call to negotiate the terms of the earnout shares and the deposit.

On April 26, 2019, Mr. Yongsheng Liu signed the negotiated LOI on behalf of Wealthbridge. On April 27, 2019, Mr. Xiaowu He counter-signed the LOI on behalf of Scienjoy. The signed LOI provided for issuance at closing of 16.4 million Wealthbridge shares, with an additional 9 million earnout shares being issued if certain targets were met, and also that Scienjoy agreed to pay $200,000 initial deposit and $500,000 second deposit to cover the expenses of the Business Combination.

On May 6, 2019, the Wealthbridge team met with Scienjoy’s team in Scienjoy’s Beijing office to begin the due diligence process.

From May 8, 2019 to May 29, 2019, Mr. Yongsheng Liu from Wealthbridge, Mr. Xiaowu He from Scienjoy and Mr. Jack Liu from Chardan held multiple calls to discuss which firm to hire to act as Scienjoy’s auditor. On May 22, 2019, Mr. Yongsheng Liu, on behalf of Wealthbridge, engaged Loeb & Loeb LLP (“Loeb”), as legal counsel. On June 3, 2019, Scienjoy engaged Friedman LLP as its auditing firm and Grant Thornton International Ltd. to provide advisory services.

On June 5, 2019, Mr. Yongsheng Liu, Ms. Xiaoyan Tang, Wealthbridge’s CFO, and other management members of Wealthbridge’s team held a conference call to report to Wealthbridge’s board of directors the results of the due diligence process and the progress of the transaction with Scienjoy.

From June 10, 2019 to June 14, 2019, Mr. Yongsheng Liu and Mr. Jining Li, one of Wealthbridge’s directors, went to New York to meet with the professionals involved in the transaction to discuss the process for completing the transaction.

On June 10, 2019, Mr. Yongsheng Liu and Mr. Jining Li met with the team at Chardan at their New York office to discuss the transaction process, potential investors for the transaction, and the impact of the trade war between China and the U.S. on a transaction with Scienjoy. Also on the same day, Mr. Yongsheng Liu met with Loeb to discuss the details of the Share Exchange Agreement, to learn more about NASDAQ requirements, and the progress of legal due diligence of Scienjoy.

On June 11, 2019, Mr. Yongsheng Liu met with an investment bank and a hedge fund to discuss potential investor interests in Scienjoy.

On June 12, 2019, Wealthbridge’s team met with Loeb to discuss due diligence and the progress on the Share Exchange Agreement.

On June 18, 2019, Wealthbridge’s team met with Scienjoy’s team. Scienjoy updated Wealthbridge on the progress of the audit, and the parties negotiated the terms of a definitive agreement between Wealthbridge and Scienjoy, including the number of directors for a board, Scienjoy’s presentations and warranties, equity financing and etc.

On June 19, 2019, a meeting was held in Scienjoy’s Beijing office, Ms. Xiaoyan Tang and Mr. Xiaowu He discussed the progress on the audit.

On June 25, 2019, a conference call was held among Loeb’s team, Wealthbridge’s team, Mr. Xiaoyin Wang, Scienjoy’s legal advisor, and Scienjoy’s PRC counsel. Among the items discussed were the proposed timeline for the potential business combination and an update on the due diligence process.

From July 5, 2019 to July 26, 2019, members of the management teams of Wealthbridge and Scienjoy met with serval potential investors in China.

On July 30, 2019, Mr. Yongsheng Liu and Loeb discussed the structure of Scienjoy and certain terms of the potential business combination.

On August 4, 2019, Loeb sent a draft of the Share Exchange Agreement to the management team of Wealthbridge.

On August 7, 2019, Mr. Yongsheng Liu and Loeb discussed certain terms of the draft Share Exchange Agreement.

On August 8, 2019, Wealthbridge sent an initial version of the Share Exchange Agreement to Scienjoy for Scienjoy’s review.

On August 22, 2019, Mr. Yongsheng Liu and Mr. Xiaowu He had a conference call to update each other on various aspects of the deal, including auditing, legal due diligence, and certain terms of the Share Exchange Agreement.

From September 9, 2019 to September 13, 2019, Mr. Yongsheng Liu had a number of meetings in New York, including with Loeb, Friedman and Chardan, to discuss the status, terms and documents for the potential business combination, including the Share Exchange Agreement, Scienjoy’s Financial Statements and production of a draft proxy statement.

On September 17, 2019, Mr. Yongsheng Liu and Mr. Xiaowu He held a conference call to discuss plans for a roadshow.

On September 26, 2019, Mr. Yongsheng Liu and Mr. Xiaowu He held a meeting at Scienjoy’s Beijing office to negotiate certain terms of the Share Exchange Agreement, including board of directors, termination fee, share exchange price, earnout payment, trust extension, escrow of a portion of the shares being issued at closing and indemnification.

From October 8, 2019 to October 25, 2019, there were multiple conference calls and emails among the representatives of Wealthbridge, Scienjoy, Loeb, and JunHe Law Offices LLC to discuss and negotiate certain outstanding provisions of the Share Exchange Agreement, including the termination fee, board of directors, and indemnification obligations.

On October 25, 2019, the management teams of both Wealthbridge and Scienjoy agreed to present the Share Exchange Agreement to their respective Boards of Directors.

On October 27, 2018, Wealthbridge’s Board held a special board meeting to review the transaction with Scienjoy. At this meeting, Wealthbridge’s Board of Directors approved the transaction and authorized Wealthbridge to enter into the definitive agreement with Scienjoy for the purpose of consummating a business combination.

On October 28, 2019, the Share Exchange Agreement was signed by both parties.

On November 1, 2019, the signing of the Share Exchange Agreement by Wealthbridge and Scienjoy was announced to the public. Wealthbridge filed a Current Report on Form 8-K in the meanwhile including the press release and a copy of the Share Exchange Agreement.

Wealthbridge’s Board’s Reasons for the Approval of the Business Combination

Before reaching its decision, the Wealthbridge’s Board reviewed the results of Wealthbridge management’s due diligence investigation, and the due diligence investigations of Wealthbridge’s third party legal advisors. On October 27, 2019, Wealthbridge’s Board unanimously approved the Share Exchange Agreement and the transactions contemplated thereby, determined that the Business Combination is in the best interests of Wealthbridge shareholders, directed that the agreements be submitted to Wealthbridge’s shareholders for approval and adoption, and recommended that Wealthbridge’s shareholders approve and adopt the agreements and transactions contemplated thereby. Prior to reaching the decision to approve the agreements and the transaction, our board of directors received information from its legal advisors and third-party resources. In addition, Mr. Yongsheng Liu and other management members had a number of conference calls with Wealthbridge’s financial advisors to discuss the reasonableness of the valuation and compensation offered by Scienjoy; however no written communications or reports as to the valuation of Scienjoy were produced by our financial advisors.  According to Wealthbridge’s financial advisors, the valuation offered by Scienjoy, compared to DOYU and HUYA, the most direct comparable companies due to the similar revenue model and sector focus, the same geographical location coverage, and the fact that they are all listed on major U.S. listing exchanges, is favorable. See “Favorable Valuation” below for further information.

Since Wealthbridge’s IPO in February of 2019, our management team and board of directors have been conducting a search for potential business combination partners. Wealthbridge’s management and the board of directors considered a wide variety of factors in connection with its evaluation of the Business Combination but did not find it to be practical to quantify or assign weights to the specific factors in reaching its final decision. In considering the Business Combination with Scienjoy and prior to reaching the final decision, our management team and the board of directors reviewed the results of the business and financial due diligence conducted by our management and third party legal and financial advisors, which included:

●	Analysis and review of Scienjoy’s historical financial.

●	Review of Scienjoy’s online live streaming revenue model and unit economics.

●	Interviews with senior executives from various business departments of Scienjoy.

●	Multiple rounds of discussion with the CEO of Scienjoy on future organic and acquisitive growth strategy.

●	Discussions with the controlling shareholder on future capital markets strategy and long term investor support.

●	Background checks on Scienjoy’s current and past key stakeholders.

●	Review of Scienjoy’s material business contracts.

●	Review of prevailing industry changes and potential regulatory challenges for online live streaming industry in China and the possible strategies in facing these changes and challenges.

●	Legal due diligence review conducted by legal counsels.

●	Assessment of total addressable market, its key competitors, competitive advantages, barriers of entry, and target market share.

●	Review of other Chinese online live streaming company comparables publicly listed in the U.S.

After reviewing the results of the business and financial due diligence listed above, our management team and the board of directors determined to proceed with a transaction with Scienjoy for the following reasons:

●	Established Business Model

As early as 2005, live-streaming culture began in China when public video streaming services were repurposed by users to host public live streaming performances online. Today, millions of audience are watching anchors or hosts perform live entertainment streaming shows online each night on various live-streaming platforms. Scienjoy focuses on show-room live-streaming where hosts sing and dance in front of a webcam. As its popularity grew, live-streaming sessions have shifted to become a new form of social media, allowing the creation of social connections between hosts and audiences. Audience members that are reluctant to integrate into traditional social settings are provided with a new means of developing social connections.

Show-room live-streaming companies generate revenue from virtual item sales to audience members that gift these virtual items to anchors or hosts. These recipients of the virtual gifts then sell the virtual gift items at a discount back to the live streaming company to generate revenue. Purchasing virtual gifts is becoming increasingly accepted and popular among live streaming audience. Given the strong cultural and extensive support in China, as well as the history of live streaming, the board of directors of Wealthbridge found Scienjoy uniquely and attractively positioned in a promising and high potential industry.

●	Large and Growing Sector

Online live entertainment streaming, according to a Frost & Sullivan report, accounts for 29% of the entire mobile live streaming market in China and its market size is estimated to grow from $1.9 billion in 2018 to $5.4 billion in 2022, representing a compound annual growth rate, or CAGR, of 29.8%.

●	Significant Technology Advantage

Since its inception in 2011, Scienjoy has developed deep video streaming industry knowledge and expertise and established itself as a pioneer in video technology. Scienjoy developed its proprietary set of end-to-end (broadcaster-to-user) mobile video streaming solutions. Other advanced video technologies developed by Scienjoy include mobile-compatible animation engine technology, event-driven asynchronous business processing mechanism, linearly expanding deployment of servers, modular service development and assembly, high-throughput parallel messaging service clusters, and spam filtering based on machine learning. Scienjoy has invested heavily in augmented reality, virtual reality, artificial intelligence, big data mining technology, and physics engine technology.

●	Impressive User Scale and Economics

Scienjoy is a leading live entertainment streaming social platform in China with 184.98 million registered users as of June 30, 2019. Its Quarter Active User (QAU) for the quarter ended June 30, 2019 was 11.4 million, as compared to 3.7 million at KuGou and 2.5 million at Momo, two other live entertainment streaming competitors in China. And its Quarterly Average Revenue per Paying User (ARPPU) was approximately $200 for the quarter ended December 31, 2018, compared to $112 at YY, $46 at HUYA, and $35 at DOYU, three Chinese video streaming companies that are currently listed on NASDAQ or NYSE.

●	Experienced founding management team

Scienjoy’s founding team, Mr. Xiaowu He, Mr. Bo Wan, Mr. Wesley Lu, currently hold positions of CEO, COO and EVP, respectively, at the company. The seasoned executive team not only have established a common vision but also demonstrated their strong conviction of the business by investing together each considerable time and energy at strategic level.

●	Financial Terms of the Share Exchange Agreement.

The board of Wealthbridge took note of the post-Closing ownership structure whereby the existing owner of Scienjoy agreed to: (i) accept all of their financial consideration for the Business Combination in equity; and (ii) a six to twelve-month lock-up period with respect to the equity consideration received from the Business Combination.

●	Growth Opportunities via M&A

The board of Wealthbridge believes that Scienjoy is well-positioned for future growth via bolt-on acquisitions as Wealthbridge believes that the live streaming market in China will undergo a consolidation. After the Business Combination and public listing, Scienjoy will be able to leverage public equity currency to pursue acquisitions.

●	Favorable Valuation

Wealthbridge’s board, in consultation with its financial advisor, determined to use a public comparable company analysis to determine Wealthbridge’s value. Among various valuation metrics, we believe that EV/Sales and P/E multiple, or Price-to-Earning ratio, reflects the value of Scienjoy and its comparable companies in the live streaming space. Between the two valuation metrics, Wealthbridge believes that P/E is likely to be perceived by public market investors as the most relevant valuation metric for Scienjoy.

In arriving at its valuation conclusion, our financial advisor reviewed all 6 Chinese companies that are currently listed publicly and offer live streaming as one of their core products. They are Inke Limited (HKSE: 03700), JOYY Inc.(NASDAQ:YY), Bilibili Inc, (NASDAQ: BILI), Douyu International Holdings Limited (NASDAQ: DOYU), Huya Inc. (NYSE: HUYA), and Momo Inc (NASDAQ: MOMO). Among these 6 comparable companies, all but Inke Limited are listed in the U.S. stock exchanges. Inke is currently listed on Hong Kong stock exchange and appears to be the only company in the list that has reported a negative year over year revenue growth. Inke and JOYY compete directly with Scienjoy in the live entertainment streaming business while BILI, DOYU, HUYA and MOMO are more focused on live game streaming. YY, HUYA and MOMO are the only 3 companies that reported positive net earnings.

Wealthbridge consequently reached its final valuation conclusion by focusing on HUYA and DOYU, two Chinese live streaming companies that recently completed their IPOs in the U.S. Wealthbridge determined that these two pure play streaming companies are the most direct comparable companies due to the similar revenue model and sector focus, and the same geographical location coverage, and the fact that they are all listed on major U.S. listing exchanges. As mentioned above, we placed less emphasis on Inke due to it negative growth trend. We also do not view JOYY and Momo as most relevant comparable companies as streaming revenue only accounts for a small percentage of their total revenue. Scienjoy, after Business Combination with Wealthbridge, will have a pro forma equity market value of approximately $250 million at closing, or approximately 1.9x estimated 2019 sales or 12.6x 2019 estimated net income, assuming no redemptions. Compared to the 2.7x EV/Sales of DOYU and 4.0x EV/Sales or 74.4x P/E of HUYA, Scienjoy’s equity is being valued at a 29% discount to DOYU and 83% discount (based on P/E) or 53% discount (based on EV/Sales) to HUYA.

In making its recommendation, the board of Wealthbridge also considered, among other things, the following negative factors relating to the Business Combination:

●	The risk that Scienjoy may experience difficulties in competing with other live entertainment streaming companies and executing its growth plan.

●	The risk that Scienjoy may not be able to manage its expected growth.

●	The risks that Scienjoy may be exposed to data security breach and cyber attacks.

●	The risks that Scienjoy may fail to attract and retain high quality and popular broadcasters, hosts or anchors to use its platform for their streaming performance.

●	The risk that viewers will no longer find performance content on the Scienjoy’s platform entertaining.

●	The risk that Scienjoy will lose its technological competitive edge as its competitors increase their R&D spending.

●	The risk that Scienjoy has limited control on how its users will perform on its streaming platform.

●	The risk that Scienjoy’s financial performance may be affected by seasonal fluctuations.

●	The risk associated with future regulatory uncertainty for the live entertainment streaming industry in China and the effects it may have on Scienjoy’s revenue.

●	The risk that the board of Wealthbridge may not have properly valued Scienjoy’s business.

●	The risk that certain key employees of Scienjoy may not choose to remain with the company post-Closing.

●	The risk that Scienjoy may fail to maintain important business relationships with third parties.

●	The possibility of litigation challenging the Business Combination or the combined company post Business Combination.

●	The risk that some of the current Public Shareholders would exercise their Redemption Rights, thereby depleting the amount of cash available in the Trust Account.

●	The risk that the announcement of the Business Combination and potential diversion of Scienjoy’s management and employee attention may adversely affect Scienjoy’s operations.

●	The risk that the Business Combination may not be consummated in a timely manner or that the Closing might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of Wealthbridge’s shareholders.

●	The other risks described in the “Risk Factors” section of this proxy statement.

The board of Wealthbridge concluded that the potential benefits that it expects its shareholders to achieve as a result of the Business Combination outweighs the potential negative factors described above. Accordingly, the board of Wealthbridge unanimously determined that the Share Exchange Agreement and the Business Combination are advisable, fair to, and in the best interests of, its shareholders.

Other Considerations

The board of directors focused its analysis on whether the Business Combination is likely to generate a return for its shareholders that is greater than if the trust were to be liquidated. Our board of directors unanimously concluded that the Share Exchange Agreement with Scienjoy is in the best interests of the Wealthbridge shareholders. The board of directors did not obtain a fairness opinion on which to base its assessment. Because of the financial skills and background of its members, the board of directors believes it was qualified to perform the analysis discussed in this section.

Recommendation of Wealthbridge’s Board of Directors

After careful consideration, Wealthbridge’s Board determined that the Business Combination with Scienjoy is in the best interests of Wealthbridge and its shareholders. On the basis of the foregoing, Wealthbridge’s Board has approved and declared advisable the Business Combination with Scienjoy and recommends that you vote or give instructions to vote “FOR” each of the Business Combination Proposal and the other proposals.

The board of directors recommends a vote “FOR” each of the Business Combination Proposal and the other proposals — Wealthbridge’s board of directors have interests that may be different from, or in addition to your interests as a shareholder. See “The Business Combination Proposal — Interests of Certain Persons in the Acquisition” in this proxy statement for further information.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the board of directors in favor of adoption of the Business Combination Proposal and other proposals, you should keep in mind that the directors and officers of Wealthbridge have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

●	In the absence of shareholder approval for a further extension, if the proposed Business Combination is not completed by February 8, 2020 or by the latest November 8, 2020, if we extend the period of time to consummate a business combination, Wealthbridge will be forced to wind up its affairs and liquidate. In such event, the 1,437,500 ordinary shares of Wealthbridge held by Wealthbridge officers, directors and affiliates, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless, as will the 270,000 private units that were acquired simultaneously in connection with the IPO for an aggregate purchase price of $2,700,000. Each of Wealthbridge’s officers and directors has a pecuniary interest in, as specified in the following table:

Name	Shares in which such person has a pecuniary interest	Units in which such person has a pecuniary interest
Oriental Holdings Limited(1)	1,200,000	270,000
Yongsheng Liu	143,750	0
Xiaoyan Tang	12,500	0
Ray Chen	6,250	0
Jining Li (2)	1,200,000	270,000
Kinpui Choi	12,500	0
Weiping Chen	12,500	0
Simin Xie	12,500	0

(1) Jining Li and Yongsheng Liu jointly own, and Jining Li controls, Oriental Holdings Limited, our sponsor.

(2) Consists of shares owned by Oriental Holdings Limited, our sponsor.

Such ordinary shares and units had an aggregate market value of approximately $[●] based on the last sale price of Wealthbridge’s ordinary shares of $[●] and Wealthbridge’s units of $[●], on the Nasdaq Capital Market as of the Record Date;

As a result, the financial interest of Wealthbridge’s officers, directors and initial shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting Scienjoy as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest;

●	Unless Wealthbridge consummates the Business Combination, its officers, directors and initial shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As a result, the financial interest of Wealthbridge’s officers, directors and initial shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting Scienjoy as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

●	The exercise of Wealthbridge’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

●	If the Business Combination with Scienjoy is completed, Scienjoy will designate five members to the board of Wealthbridge.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Wealthbridge will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Scienjoy expecting to have a majority of the voting power of the post-combination company, Scienjoy senior management comprising substantially all of the senior management of the post-combination company, the relative size of Scienjoy compared to Wealthbridge, and Scienjoy operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Scienjoy issuing stock for the net assets of Wealthbridge, accompanied by a recapitalization. The net assets of Wealthbridge will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Scienjoy.

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Share Exchange Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976.

THE SHARE EXCHANGE AGREEMENT

The following is a summary of the material provisions of the Share Exchange Agreement, a copy of which is attached as Annex A to this proxy statement. You are encouraged to read the Share Exchange Agreement in its entirety for a more complete description of the terms and conditions of the Acquisition.

Business Combination with Scienjoy; Acquisition Consideration

Upon the closing of the transactions contemplated in the Share Exchange Agreement, Wealthbridge will acquire 100% of the issued and outstanding securities of Scienjoy, in exchange for approximately 16.4 million ordinary shares of Wealthbridge, among which 1.64 million ordinary shares of Wealthbridge are to be issued and held in escrow to satisfy any indemnification obligations of the Sellers. Additionally, the Sellers may be entitled to receive earnout shares as follows: (1) if Scienjoy’s net income before tax for the year ended December 31, 2019 is greater than or equal to either US$20,900,000 or RMB 140,000,000 the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details under Section “Voting Agreement” below); (2) if Scienjoy’s net income before tax for the year ended December 31, 2020 is greater than or equal to either US$28,300,000 or RMB 190,000,000, the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details under Section “Voting Agreement” below); and (3) if Scienjoy’s net income before tax for the year ended December 31, 2021 is greater than or equal to either US$35,000,000 or RMB 235,000,000, the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details under Section “Voting Agreement” below).

Notwithstanding the net income before tax achieved by the post-transaction company for any period, the Sellers will receive (i) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $15.00 for any sixty days in any period of ninety consecutive trading days during an twelve month period following the closing; (ii) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $20.00 for any sixty days in any period of ninety consecutive trading days between the 13th month and 24th month following the Closing, and (iii) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $25.00 for any sixty days in any period of ninety consecutive trading between the 25th month and 36th month following the Closing.

We refer to this transaction as the “Business Combination.”

Representations and Warranties

In the Share Exchange Agreement, Scienjoy makes certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Share Exchange Agreement) relating to, among other things: (a) proper corporate organization of Scienjoy and its subsidiaries and other companies in which it is a minority shareholder and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Share Exchange Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure and title to units; (e) accuracy of constitutional documents and corporate records; (f) required consents and approvals; (g) financial information; (h) absence of certain changes or events; (i) title to assets and properties; (j) material contracts; (k) insurance; (l) licenses and permits; (m) compliance with laws, including those relating to foreign corrupt practices and money laundering; (n) ownership of intellectual property; (o) customers and suppliers; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; (t) that Scienjoy is not an investment company; and (u) other customary representations and warranties.

In the Share Exchange Agreement, Wealthbridge makes certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Share Exchange Agreement and other transaction documents; (c) litigation; (d) brokers and finders; (e) capital structure; (f) validity of share issuance; (g) minimum trust fund amount; and (h) validity of Nasdaq Stock Market listing; (i) SEC filing requirements; (j) certain business practices; (k) compliance with laws, including those relating to foreign corrupt practices and money laundering.

Conduct Prior to Closing; Covenants

Each of Scienjoy and Wealthbridge has agreed to operate the business in the ordinary course, consistent with past practices, prior to the closing of the Acquisition (with certain exceptions) and not to take certain specified actions without the prior written consent of the other party.

The Share Exchange Agreement also contains covenants providing for:

●	Each party providing access to their books and records and providing information relating their respective business to the other party, its counsel and other representatives;

●	Each party to ensure that the minimum remaining amount in Wealthbridge’s trust account is no less than $10,000,000, after giving effect to the payments to redeeming shareholders, provided, however, that the reasonable expenses and costs incurred by Wealthbridge, if any, in connection with such financing shall be borne or reimbursed by Scienjoy;

●	Scienjoy to deliver the financial statements required by Wealthbridge to make applicable filings with the SEC;

●	Cooperate in making certain filings with the SEC; and

●	Scienjoy’s agreement to pay certain amounts to extend the time Wealthbridge has to complete a business combination under certain circumstances and if necessary.

Conditions to Closing

General Conditions

Consummation of the Share Exchange Agreement and the Acquisition is conditioned on, among other things, (i) the absence of any order, stay, judgment or decree by any government agency making the Acquisition illegal or otherwise preventing the Acquisition; (ii) Wealthbridge receiving approval from its shareholders to the Acquisition, and (iii) Wealthbridge remaining its listing on Nasdaq and the additional listing application for the closing payment shares being approved by Nasdaq.

Scienjoy and the Sellers’s Conditions to Closing

The obligations of the Sellers and Scienjoy to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

●	Wealthbridge complying with all of its obligations under the Share Exchange Agreement;

●	the representations and warranties of Wealthbridge being true on and as of the closing date;

●	Wealthbridge filing with the BVI Registrar of Corporate Affairs the Second Amended and Restated Memorandum and Articles of Association of Wealthbridge in the form included in the Proxy Statement and approved at the Extraordinary General Meeting; and

●	there having been no material adverse effect to Wealthbridge.

Wealthbridge’s Conditions to Closing

The obligations of Wealthbridge to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things:

●	Scienjoy complying with all of its obligations under the Share Exchange Agreement;

●	the representations and warranties of Scienjoy being true on and as of the closing date of the acquisition and Scienjoy complying with all required covenants in the Share Exchange Agreement;

●	there having been no material adverse effect to Scienjoy’s business; and

●	Wealthbridge receiving a legal opinion from Scienjoy’s counsel in the PRC and Cayman Islands.

Termination

The Share Exchange Agreement may be terminated and/or abandoned at any time prior to the closing, whether before or after approval of the proposals being presented to Wealthbridge’s shareholders, by:

●	Wealthbridge, if the audited financial statements for the years ended December 31, 2018, 2017 and 2016 have not been delivered by March 15, 2020;

●	either Wealthbridge or Scienjoy, if the closing has not occurred by May 8, 2020 and the first extension has been obtained, provided that the right to terminate the Share Exchange Agreement shall not be available to any party who is in a material breach of the Share Exchange Agreement and such breach shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to May 8, 2020;

●	either Wealthbridge or Scienjoy, if the closing has not occurred by August 8, 2020 and the second extension has been obtained, provided that, the right to terminate the Share Exchange Agreement shall not be available to any party who is in a material breach of the Share Exchange Agreement and such breach shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to August 8, 2020;

●	either Wealthbridge or Scienjoy if the closing has not occurred by September 30, 2020;

●	either Wealthbridge or Scienjoy if the proxy statement with respect to the transactions under the Share Exchange Agreement has not been filed with the SEC by March 31, 2020;

●	Wealthbridge, if Scienjoy has materially breached any representation, warranty, agreement or covenant contained in the Share Exchange Agreement and such breach has not been cured by the earlier of September 30, 2020 and fifteen (15) days following the receipt by Scienjoy a notice describing such breach; or

●	Scienjoy, if Wealthbridge has materially breached any representation, warranty, agreement or covenant contained in the Share Exchange Agreement and such breach has not been cured by the earlier of September 30, 2020 and fifteen (15) days following the receipt by Wealthbridge a notice describing such breach.

Indemnification

Until the one year anniversary of the date of the Share Exchange Agreement, Scienjoy and Sellers agreed to indemnify Wealthbridge and its affiliates from any damages arising from any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Scienjoy and the Sellers contained in the Share Exchange Agreement or any of the additional agreements or any certificate or other writing delivered pursuant to the Share Exchange Agreement. The indemnification applies only to amounts (in aggregate) in excess of $50,000, and the indemnification obligations are capped at the value of 1,640,000 shares that are being held in escrow. Such indemnification can only be satisfied with the cancellation of Wealthbridge ordinary shares.

The foregoing summary of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the actual agreement, which is filed as Annex A hereto.

In addition to the Share Exchange agreement, the following agreements will be entered into in connection with the closing of the business combination.

Escrow Agreement

In connection with the Acquisition, Wealthbridge, the Sellers and an escrow agent will enter into an Escrow Agreement pursuant to which Wealthbridge will deposit 1,640,000 of its ordinary shares, representing 10% of the aggregate amount of shares to be issued to the Sellers pursuant to the Acquisition, to secure the indemnification obligations of the Sellers as contemplated by the Share Exchange Agreement. The form of Escrow Agreement that was attached as an exhibit to the Share Exchange Agreement is attached to this proxy statement as Annex C.

Registration Rights Agreement

In connection with the Acquisition, Wealthbridge and the Sellers will enter into a Registration Rights Agreement to provide for the registration of the ordinary shares being issued to the Sellers in connection with the Acquisition. The Sellers will be entitled to (i) make a written demand for registration under the Securities Act of all or part of the closing payment shares (up to a maximum of two demands in total), and (ii) “piggy-back” registration rights with respect to registration statements filed following the consummation of the Acquisition. Wealthbridge will bear the expenses incurred in connection with the filing of any such registration statements. The form of Registration Agreement that was attached as an exhibit to the Share Exchange Agreement is attached to this proxy statement as Annex D.

Voting Agreement

In connection with the Acquisition, Wealthbridge, Oriental Holdings Limited (Wealthbridge’s sponsor) and the Sellers will enter into a six year Voting Agreement, which will provide that, (i) after the closing of the Acquisition and as promptly as practicable following the determination that the combined company qualifies as a Foreign Private Issuer, each voting party agrees to vote to reclassify the Wealthbridge ordinary shares into class A and class B ordinary shares and convert a certain amount of class A ordinary shares to class B ordinary shares, as described in Section 9.8 of the Share Exchange Agreement; and (ii) the Sellers will have the right to designate five (5) persons that the parties to the Voting Agreement must vote in favor of in connection with an election of directors and Oriental Holdings Limited will have the right to designate two (2) directors that the parties to the Voting Agreement must vote in favor of in connection with an election of directors. The form of Voting Agreement that was attached as an exhibit to the Share Exchange Agreement is attached to this proxy statement as Annex E.

Lock-Up Agreements

In connection with the Acquisition, Wealthbridge will enter into a Lock-Up Agreement with each Seller with respect to certain lock-up arrangements, which will provide that each Seller will not, within 365 calendar days from the Closing of the Acquisition, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the shares issued in connection with the Acquisition, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. However, the Sellers will be allowed to transfer any of the lock-up shares (other than the escrow shares while they are held in the escrow account) under the situations specified in the Lock-Up Agreement. The form of Lock-Up Agreements that were attached as an exhibit to the Share Exchange Agreement is attached to this proxy statement as Annex F.

THE AMENDMENT PROPOSAL

Purpose of the Amendment Proposal

In connection with the transactions contemplated by the Share Exchange Agreement, Wealthbridge and Scienjoy have agreed that post-closing, Wealthbridge will change its name to “Scienjoy Holding Corporation” in order to represent the business of the combined company after the closing of the Business Combination.

Required Vote

Approval of the Amendment Proposal requires the affirmative vote of the majority of the issued and outstanding ordinary shares present and entitled to vote at the extraordinary general meeting.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Amendment Proposal.

THE NASDAQ PROPOSAL

Background and Overview

Under the terms of the Share Exchange Agreement, Wealthbridge is required to issue more than 20% of its issued and outstanding ordinary shares to the Sellers in a private placement transaction. Because of the issuance of in excess of 20% of the outstanding ordinary shares of Wealthbridge, we are required to obtain shareholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) such securities have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of ordinary shares (or securities convertible into or exercisable for ordinary shares); or (B) the number of ordinary shares to be issued is or will be equal to or in excess of 20% of the number of ordinary shares outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of ordinary shares (or securities convertible into or exercisable for ordinary shares) at a price that is less than the greater of book or market value of the stock if the number of ordinary shares to be issued is or may be equal to 20% or more of the ordinary shares, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Shareholders

If the Nasdaq Proposal is adopted, Wealthbridge would issue shares representing more than 20% of its outstanding ordinary shares in connection with the Business Combination. The issuance of such shares would result in significant dilution to the Wealthbridge shareholders and would afford such shareholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of Wealthbridge.

If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, Wealthbridge would be in violation of Nasdaq Listing Rule 5635(a) and potentially Nasdaq Listing Rule 5635(d), which could result in the delisting of our securities from the Nasdaq Capital Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

*	a limited availability of market quotations for our securities;

*	reduced liquidity with respect to our securities;

*	a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

*	a limited amount of news and analyst coverage for the post-transaction company; and

*	a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of the Sellers and Scienjoy to close the Business Combination that Wealthbridge’s ordinary shares remain listed on the Nasdaq Capital Market. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be completed.

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of Wealthbridge ordinary shares represented in person or by proxy at the extraordinary general meeting of Wealthbridge shareholders and entitled to vote thereon.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Nasdaq Proposal.

THE BUSINESS COMBINATION ADJOURNMENT PROPOSAL

Purpose of the Business Combination Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Share Exchange Agreement and the transactions contemplated thereby, the Wealthbridge’s Board of directors may adjourn the extraordinary general meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will Wealthbridge seek adjournment which would result in soliciting of proxies, having a shareholder vote, or otherwise consummating a business combination after the date that is 12 months from the closing of the IPO, or February 8, 2020, or 21 months from the closing of the IPO, or November 8, 2020, if we extend the period of time to consummate a business combination.

Required Vote

Approval of the Business Combination Adjournment Proposal requires the affirmative vote of the holders of a majority of the Wealthbridge ordinary shares as of the record date represented in person or by proxy at the extraordinary general meeting of Wealthbridge shareholders and entitled to vote thereon. Adoption of the Business Combination Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Business Combination Adjournment Proposal.

SELECTED HISTORICAL COMBINED AND CONSOLIDATED FINANCIAL AND OPERATING DATA OF SCIENJOY INC.

The data below as for the years ended December 31, 2016, 2017 and 2018 has been derived from Scienjoy’s audited combined and consolidated financial statements for such years, which are included in this proxy statement. The data for the six-month periods ended June 30, 2018 and 2019 has been derived from Scienjoy’s unaudited consolidated financial statements for such periods, which are included in this proxy statement. Scienjoy’s combined and consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Scienjoy’s historical results are not necessarily indicative of results to be expected for any future period. The information is only a summary and should be read in conjunction with Scienjoy’s combined and consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Scienjoy Inc.” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of Scienjoy or Wealthbridge.

Summary Combined and Consolidated Statements of Income

Amounts in thousands of RMB and US$, except share and per share data or otherwise stated	For the Year Ended December 31,					For the six months ended June 30,
	2016	2017		2018		2018	2019
	RMB	RMB	US$	RMB	US$	RMB	RMB	US$
						(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	717,129	836,604	128,584	743,018	108,068	371,341	404,478	58,919
Cost of revenues	(597,315)	(654,332)	(100,569)	(594,084)	(86,406)	(289,333)	(328,790)	(47,894)
Gross profit	119,814	182,272	28,015	148,934	21,662	82,008	75,688	11,025
Sales and marketing expenses	(11,497)	(3,240)	(498)	(5,005)	(728)	(3,155)	(1,525)	(222)
General and administrative expenses	(20,078)	(10,869)	(1,671)	(16,265)	(2,366)	(9,025)	(3,401)	(495)
Research and development expenses	(9,631)	(10,610)	(1,631)	(10,957)	(1,594)	(5,134)	(8,353)	(1,217)
Provision (recovery) for doubtful accounts	(3,114)	508	78	(6,826)	(993)	(6,051)	(808)	(118)
Income from operations	75,494	158,061	24,293	109,881	15,981	58,643	61,601	8,973
Interest income	515	1,686	259	1,444	210	1,158	295	44
Other income (loss), net	(194)	3,235	498	31	5	-	(358)	(50)
Foreign exchange gain(loss), net	5	(21)	(3)	11	2	(6)	(3)	(1)
Income before income taxes	75,820	162,961	25,047	111,367	16,198	59,795	61,535	8,966
Income tax expenses	(3,862)	(6,217)	(956)	(4,627)	(673)	(2,704)	(2,748)	(400)
Net income	71,958	156,744	24,091	106,740	15,525	57,091	58,787	8,566

Summary Combined and Consolidated Balance Sheet

	As of December 31,					As of June 30,
	2016	2017	2017	2018	2018	2019	2019
	RMB	RMB	US$	RMB	US$	RMB	US$
						(Unaudited)	(Unaudited)
Cash and cash equivalents	26,507	129,447	19,896	65,294	$9,497	93,617	$13,637
Accounts receivable, net	366,831	243,500	37,425	221,377	32,198	128,053	18,653
Total current assets	403,116	437,298	67,212	348,301	50,659	232,709	33,898
Long term deposits and other assets	1,265	2,570	395	2,504	364	2,551	372
Total non-current assets	3,838	4,734	727	3,944	573	3,852	561
Total assets	406,954	442,032	67,939	352,245	51,232	236,561	34,459
Accounts payable	197,631	63,455	9,752	81,699	11,884	29,784	4,339
Amounts due to related parties	29,376	26,097	4,011	130,687	19,006	39,687	5,781
Deferred revenue	41,253	56,315	8,655	38,402	5,585	40,253	5,864
Total current liabilities	282,598	157,145	24,151	295,309	42,950	153,166	22,311
Total equity / Total shareholder’s equity	124,356	284,887	43,788	56,936	8,282	83,395	12,148

Total liabilities and equity / Total liabilities and shareholder’s equity	406,954	442,032	67,939	352,245	51,232	236,561	34,459

Summary Combined and Consolidated Cash Flow Data

Amounts in thousands of RMB and US$	For the Year Ended December 31,					For the six months ended June 30,
	2016	2017		2018		2018	2019
	RMB	RMB	US$	RMB	US$	RMB	RMB	US$
						(Unaudited)	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	(23,074)	169,788	26,097	107,286	15,603	(2,888)	119,611	17,424
Net cash used in investing activities	(1,663)	(691)	(106)	(553)	(80)	(490)	(160)	(23)
Net cash provided by (used in) financing activities	38,838	(66,157)	(10,169)	(170,886)	(24,853)	(95,379)	(91,128)	(13,275)
Net (decrease) increase in cash and cash equivalents	14,101	102,940	15,822	(64,153)	(9,330)	(98,757)	28,323	4,126
Cash and cash equivalents at beginning of the period	12,406	26,507	4,074	129,447	18,827	129,447	65,294	9,511
Cash and cash equivalents at end of the period	26,507	129,447	19,896	65,294	9,497	30,690	93,617	13,637

COMPARATIVE SHARE INFORMATION

The following table sets forth the historical comparative share information for Scienjoy and Wealthbridge on a stand-alone basis and the unaudited pro forma combined per share information after giving effect to the Business Combination, (1) assuming no Wealthbridge shareholders exercise redemption rights with respect to their ordinary shares upon the consummation of the Business Combination; and (2) assuming that Wealthbridge shareholders exercise their redemption rights with respect to a maximum of 4,764,503 ordinary shares upon consummation of the Business Combination.

The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial Information of Wealthbridge” and “Selected Historical Consolidated Financial and Other Data of Scienjoy” and the historical financial statements of Wealthbridge and Scienjoy  incorporated by reference in or included elsewhere in this proxy statement. The unaudited pro forma condensed combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this proxy statement entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would been had the companies been combined during the periods presented, nor to project the Company’s results of operations or earnings per share for any future date or period. The unaudited pro forma combined shareholders’ equity per share information below does not purport to represent what the value of Wealthbridge and Scienjoy would have been had the companies been combined during the periods presented.

(in thousands, except share and per share data)

	Scienjoy	Wealthbridge	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Nine Months Ended June 30, 2019 (Scienjoy) Nine Months Ended September 30, 2019 (Wealthbridge)
Net income	$13,179	$268	$12,945	$12,945
Shareholders’ equity	12,148	5,000	67,796	19,450
Weighted average shares outstanding — basic and diluted		2,224,847	25,283,950	20,519,447
Basic and diluted net (loss) income per share		(0.21)	0.51	0.63
Shareholders’ equity per share — basic and diluted		2.25	2.68	0.95

Year Ended December 31, 2018 (Scienjoy) and For the Period from May 2, 2018 (inception) Through December 31, 2018 (Wealthbridge)
Net income (loss)	$15,525	$(61)	$15,464	$15,464
Weighted average shares outstanding — basic and diluted		1,250,000	25,283,950	20,519,447
Basic and diluted net (loss) income per share		(0.05)	0.61	0.75

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Wealthbridge is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma combined balance sheet as of September 30, 2019 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2018. This information should be read together with Scienjoy’s and Wealthbridge’s respective audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Scienjoy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Wealthbridge” and other financial information included elsewhere in this proxy statement.

The unaudited pro forma combined balance sheet as of September 30, 2019 has been prepared using the following:

●	Scienjoy’s unaudited historical consolidated balance sheet as of June 30, 2019, as included elsewhere in this proxy statement; and

●	Wealthbridge’s unaudited historical condensed balance sheet as of September 30, 2019, as included elsewhere in this proxy statement.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2019 has been prepared using the following:

●	Scienjoy’s unaudited historical consolidated statement of income for the six months ended June 30, 2019, as included elsewhere in this proxy statement. The nine months ended June 30, 2019 was calculated by adding the six months ended June 30, 2019 with the three months ended December 31, 2018.

●	Wealthbridge’s unaudited historical condensed statement of operations for the nine months ended September 30, 2019, as included elsewhere in this proxy statement.

The unaudited pro forma combined statement of operations for the year ended December 31, 2018 has been prepared using the following:

●	Scienjoy’s audited historical consolidated statement of income for the year ended December 31, 2018, as included elsewhere in this proxy statement; and

●	Wealthbridge’s audited historical statement of operations for the period from May 2, 2018 (inception) through December 31, 2018, as included elsewhere in this proxy statement.

Description of the Transactions

Upon the closing of the transactions contemplated in the Share Exchange Agreement, Wealthbridge will acquire 100% of the issued and outstanding securities of Scienjoy, in exchange for approximately 16.4 million ordinary shares of Wealthbridge, among which 1.64 million ordinary shares of Wealthbridge are to be issued and held in escrow to satisfy any indemnification obligations of the Sellers. Additionally, the Sellers may be entitled to receive earnout shares as further described in the Share Exchange Agreement. For more information about the Business Combination, please see the section entitled “The Business Combination Proposal.” A copy of the Share Exchange Agreement is attached to the accompanying proxy statement as Annex A.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Wealthbridge will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Scienjoy expecting to have a majority of the voting power of the post-combination company, Scienjoy senior management comprising substantially all of the senior management of the post-combination company, the relative size of Scienjoy compared to Wealthbridge, and Scienjoy operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Scienjoy issuing stock for the net assets of Wealthbridge, accompanied by a recapitalization. The net assets of Wealthbridge will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Scienjoy.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. Scienjoy and Wealthbridge have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of Wealthbridge ordinary shares:

●	Scenario 1 — Assuming no redemptions for cash: This presentation assumes that no Wealthbridge shareholders exercise redemption rights with respect to their ordinary shares upon consummation of the Business Combination; and

●	Scenario 2 — Assuming redemptions of 4,764,503 ordinary shares for cash: This presentation assumes that Wealthbridge shareholders exercise their redemption rights with respect to a maximum of 4,764,503 ordinary shares upon consummation of the Business Combination at a redemption price of approximately $10.15 per share. The maximum redemption amount is derived so that there is a minimum remaining amount in our trust account of $10,000,000, after giving effect to the payments to redeeming shareholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 16,400,000 ordinary shares to be issued to Scienjoy shareholders under Scenarios 1 and 2.

As a result of the Business Combination and immediately following the closing of the Business Combination, assuming no Wealthbridge shareholders elect to redeem their shares for cash, Scienjoy will own approximately 65.4% of the outstanding Wealthbridge ordinary shares, the former shareholders of Wealthbridge will own approximately 32.1% of the outstanding Wealthbridge ordinary shares, an independent third party that acted as an advisor in connection with the Business Combination will own approximately 1.2% of the outstanding Wealthbridge ordinary shares, and our underwriter will own approximately 1.3% of the outstanding Wealthbridge ordinary shares as of September 30, 2019 (in each case, not giving effect to any shares issuable to them upon the exercise of warrants and the unit purchase option).

If 4,764,503 ordinary shares are redeemed for cash, which assumes the maximum redemption of Wealthbridge ordinary shares with a minimum of $10,000,000 remaining in the trust account, after giving effect to payments to redeeming shareholders, Scienjoy will own approximately 80.7% of the outstanding Wealthbridge ordinary shares, Wealthbridge former shareholders will own approximately 16.2% of the outstanding Wealthbridge ordinary shares, an independent third party that acted as an advisor in connection with the Business Combination will own approximately 1.5% of the outstanding Wealthbridge ordinary shares, and our underwriter will own approximately 1.6% of the outstanding Wealthbridge ordinary shares as of September 30, 2019 (in each case, not giving effect to any shares issuable to them upon the exercise of warrants and the unit purchase option).

PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2019
(UNAUDITED)

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
			Redemptions into Cash			Redemptions into Cash
	(A)	(B)	Pro Forma		Pro Forma	Pro Forma		Pro Forma
	Scienjoy	Wealthbridge	Adjustments		Balance Sheet	Adjustments		Balance Sheet

Assets
Current assets:
Cash and cash equivalents	$13,637	$169	$ 58,346	(1)
			(466	)(2)
			(2,381	)(3)	$69,305	$ (48,346	) (4)	$20,959
Accounts receivable, net	18,653	-	-		18,653	-		18,653
Amounts due from related parties	36	-	-		36	-		36
Prepaid expenses and other current assets	1,572	26	-		1,598	-		1,598
Total Current Assets	33,898	195	55,499		89,592	(48,346)		41,246
Marketable securities held in Trust Account	-	58,346	(58,346	) (1)	-	-		-
Property and equipment, net	101	-	-		101	-		101
Intangible assets, net	29	-	-		29	-		29
Long term deposits and other assets	372	-	-		372	-		372
Deferred tax assets	59	-	-		59	-		59
Total Assets	$34,459	$58,541	$(2,847)		$90,153	$(48,346)		$41,807

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$4,615	$46	$-		$4,661	$-		$4,661
Accrued salary and employee benefits	390	-	-		390	-		390
Income tax payable	854	-	-		854	-		854
Loan payables - third parties	4,807	-	-		4,807	-		4,807
Amounts due to related parties	5,781	-	-		5,781	-		5,781
Deferred revenue	5,864	-	-		5,864	-		5,864
Total Current Liabilities	22,311	46	-		22,357	-		22,357
Promissory note - related party	-	466	(466	) (2)	-	-		-
Deferred underwriting fees	-	2,012	(2,012	) (3)	-	-		-
Total Liabilities	22,311	2,524	(2,478)		22,357	-		22,357

Commitments and Contingencies
Ordinary shares subject to redemption	-	51,017	(51,017	) (4)	-	-		-

Shareholders’ Equity
Ordinary shares	10	4,793	8,245	(3)
			51,017	(4)
			1,605	(5)	65,670	(48,346	) (4)	17,324
Share subscription receivables	(10)	-	10	(5)	-	-		-
Additional paid-in capital	1,408	-	(1,408	) (5)	-	-		-
Statutory reserves	1,561	-	-		1,561	-		1,561
Retained earnings (Accumulated deficit)	9,179	207	(8,614	) (3)
			(207	) (5)	565	-		565
Total Shareholders’ Equity	12,148	5,000	50,648		67,796	(48,346)		19,450
Total Liabilities and Shareholders’ Equity	$34,459	$58,541	$(2,847)		$90,153	$(48,346)		$41,807

Pro Forma Adjustments to the Unaudited Combined Balance Sheet

(A)	Derived from the unaudited consolidated balance sheet of Scienjoy as of June 30, 2019. See Scienjoy’s financial statements and the related notes appearing elsewhere in this proxy statement.

(B)	Derived from the unaudited balance sheet of Wealthbridge as of September 30, 2019. See Wealthbridge’s financial statements and the related notes appearing elsewhere in this proxy statement.

(1)	Reflects the release of cash from marketable securities held in the trust account.

(2)	Reflects the repayment of promissory notes in the aggregate amount of $466,000 due to the Sponsor.

(3)	Reflects the payment of fees and expenses related to the Business Combination, including the deferred underwriting fee of $2,012,500 and legal, financial advisory, accounting and other professional fees. An aggregate of $6,232,000 of fees payable to the underwriter and to an independent third party that acted as an advisor to the Business Combination were paid through the issuance of an aggregate of 623,200 ordinary shares, valued of $10.00 per share. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of approximately $8,614,000 is reflected as an adjustment to retained earnings and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Business Combination.

(4)	In Scenario 1, which assumes no Wealthbridge shareholders exercise their redemption rights, the ordinary shares subject to redemption for cash amounting to $51,017,000 would be transferred to permanent equity. In Scenario 2, which assumes the same facts as described in Items 1 through 3 above, but also assumes the maximum number of shares are redeemed for cash by the Wealthbridge shareholders, $48,346,000 would be paid out in cash. The $48,346,000, or 4,764,503 ordinary shares, represents the maximum redemption amount, assuming a minimum of $10,000,000 in the trust account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on September 30, 2019.

(5)	Reflects the recapitalization of Wealthbridge through (a) the contribution of all the share capital in Scienjoy to Wealthbridge, (b) the issuance of 16,400,000 ordinary shares and (d) the elimination of the historical retained earnings of Wealthbridge, the accounting acquiree.

Upon consummation of the Business Combination, 6,020,000 rights would convert into 602,000 ordinary shares.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2019
(UNAUDITED)

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
			Redemptions into Cash			Redemptions into Cash
					Pro Forma			Pro Forma
	(A)	(B)	Pro Forma		Income	Pro Forma		Income
	Scienjoy	Wealthbridge	Adjustments		Statement	Adjustments		Statement
Net revenues	$89,646	$-	$-		$89,646	$-		$89,646
Cost of revenues	72,470	-	-		72,470	-		72,470
Gross profit	17,176	-	-		17,176	-		17,176

Sales and marketing expenses	335	-	-		335	-		335
General and administrative expenses	855	578	(177	) (1)	1,256	-		1,256
Research and development expenses	1,865	-	-		1,865	-		1,865
Other operating income	(153)	-	-		(153)	-		(153)
Provision for doubtful accounts	453	-	-		453	-		453
Operating income (loss)	13,821	(578)	177		13,420	-		13,420

Other income (expense):
Interest income	72	838	(838	) (2)	72	-		72
Unrealized gain on marketable securities	-	8	(8	) (2)	-	-		-
Interest expense	-	-	-		-	-		-
Foreign exchange gain (loss), net	-	-	-		-	-		-
Other expense, net	(48)	-	-		(48)	-		(48)
Income before income taxes	13,845	268	(669)		13,444	-		13,444
Provision for income taxes	666	-	(167	) (3)	499	-		499
Net income	$13,179	$268	$(502)		$12,945	$-		$12,945

Weighted average shares outstanding, basic and diluted		2,224,847	23,059,103	(4)	25,283,950	(4,764,503	) (4)	20,318,197
Basic and diluted net (loss) income per share		$(0.21)			$0.51			$0.63

PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2018
(UNAUDITED)

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
			Redemptions into Cash			Redemptions into Cash
					Pro Forma			Pro Forma
	(C)	(D)	Pro Forma		Income	Pro Forma		Income
	Scienjoy	Wealthbridge	Adjustments		Statement	Adjustments		Statement
Net revenues	$108,068	$-	$-		$108,068	$-		$108,068
Cost of revenues	86,406	-	-		86,406	-		86,406
Gross profit	21,662	-	-		21,662	-		21,662

Sales and marketing expenses	728	-	-		728	-		728
General and administrative expenses	2,366	61	-		2,427	-		2,427
Research and development expenses	1,594	-	-		1,594	-		1,594
Provision for doubtful accounts	993	-	-		993	-		993
Operating income (loss)	15,981	(61)	-		15,920	-		15,920

Other income (expense):
Interest income	210	-	-		210	-		210
Unrealized gain on marketable securities	-	-	-		-	-		-
Interest expense	-	-	-		-	-		-
Foreign exchange gain, net	2	-	-		2	-		2
Other income, net	5	-	-		5	-		5
Income (loss) before income taxes	16,198	(61)	-		16,137	-		16,137
Provision for income taxes	673	-	-		673	-		673
Net income (loss)	$15,525	$(61)	$-		$15,464	$-		$15,464

Weighted average shares outstanding, basic and diluted		1,250,000	24,033,950	(4)	25,283,950	(4,764,503	)(4)	20,519,447
Basic and diluted net (loss) income per share		$(0.05)			$0.61			$0.75

Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)	Derived from the unaudited consolidated statement of income of Scienjoy for the six months ended June 30, 2019 plus the three months ended December 31, 2018. See Scienjoy’s financial statements and the related notes appearing elsewhere in this proxy statement.

(B)	Derived from the unaudited statement of operations of Wealthbridge for the nine months ended September 30, 2019. See Wealthbridge’s financial statements and the related notes appearing elsewhere in this proxy statement.

(C)	Derived from the audited consolidated statement of income of Scienjoy for the year ended December 31, 2018. See Scienjoy’s financial statements and the related notes appearing elsewhere in this proxy statement.

(D)	Derived from the audited statement of operations of Wealthbridge for the period from May 2, 2018 (inception) through December 31, 2018. See Wealthbridge’s financial statements and the related notes appearing elsewhere in this proxy statement.

(1)	Represents an adjustment to eliminate direct, incremental costs of the Business Combination which are reflected in the historical financial statements of Scienjoy and Wealthbridge in the amount of $102,000 and $75,000, respectively, for the nine months ended September 30, 2019. There were no such amounts recorded for the year ended December 31, 2018.

(2)	Represents an adjustment to eliminate interest income and unrealized gain on marketable securities held in the trust account as of the beginning of the period.

(3)	To record normalized blended statutory income tax benefit rate of 30% for pro forma financial presentation purposes.

(4)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Wealthbridge’s initial public offering occurred as of January 1, 2018. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

The following presents the calculation of basic and diluted weighted average ordinary shares outstanding. The computation of diluted loss per share excludes the effect of (1) warrants to purchase 3,010,000 ordinary shares and (2) a unit purchase option exercisable for 431,250 ordinary shares, warrants to purchase 215,625 ordinary shares and rights that convert into 43,125 ordinary share, because the inclusion of these securities would be anti-dilutive.

	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
Wealthbridge public shares	6,325,000	1,560,497
Wealthbridge Sponsor shares	1,734,500	1,734,500
Wealthbridge shares issued to independent third party	295,200	295,200
Wealthbridge shares issued to underwriter	529,250	529,250
Wealthbridge shares issued in the Business Combination	16,400,000	16,400,000
Weighted average shares outstanding	25,082,700	20,318,197
Percent of shares owned by Scienjoy	64.9%	79.9%
Percent of shares owned by independent third party	1.2%	1.4%
Percent of shares owned by underwriter	2.0%	2.6%
Percent of shares owned by Wealthbridge	31.9%	16.1%

HISTORY AND CORPORATE STRUCTURE OF SCIENJOY INC.

History of Scienjoy Inc.

Scienjoy is a holding company incorporated under the laws of the Cayman Islands on March 2, 2017 with authorized shares of 500,000,000 shares at a par value of $0.0001.

Scienjoy, through its subsidiaries and variable interest entities, is principally engaged in operating its own live streaming platforms in the People’s Republic of China (the “PRC”). In 2014, Scienjoy’s first live streaming APP Showself Live Streaming was launched. Scienjoy subsequently launched “Lehai” in 2015 and “Haixiu” in 2016.

Reorganization

On January 1, 2018, Tongfang Investment Fund Series SPC (“TF”) completed the acquisition of a 65% equity interest in Sixiang Times (Beijing) Technology Co., Ltd (“Sixiang Times”) from NQ Mobile Inc., Ltd. Through the acquisition of Sixiang Times, TF acquired a controlling position in Holgus Sixiang Information Technology Co., Ltd (“Holgus”), Kashgar Sixiang Times Internet Technology Co., Ltd (“Kashgar”), Beijing Sixiang Shiguang Technology Co., Ltd (“SG”), Hai Xiu (Beijing) Technology Co., Ltd (“HX”) and Beijing Le Hai Technology Co., Ltd (“LH”).

On May 18, 2017, Scienjoy established its wholly owned subsidiary in Hong Kong, Scienjoy International Limited (“Scienjoy HK”), as a holding company holding all of the outstanding shares of Sixiang Wuxian (Beijing) Technology Co., Ltd (“WX” or “WFOE”) which was established in PRC on October 17, 2017 under the laws of the People’s Republic of China as a holding company holding all of the equity interest of Sixiang Zhihui (Beijing) Technology Co., Ltd. (“ZH”), which was incorporated on July 5,2018.

Scienjoy established ZH (through WX), as a holding company for purpose of holding all of the outstanding equity interest of Holgus and Kashgar, as follows:

(i) On July 18, 2018, Sixiang Times and ZH executed an equity transfer agreement with Sixiang Time. Pursuant to the agreement, 100% equity interest in Holgus was transferred to ZH.

(ii) On July 24, 2018, Sixiang Times and ZH executed an equity transfer agreement. Pursuant to the agreement, 100% equity interest in Kashgar was transferred to ZH. In consideration of the transfer, Scienjoy paid RMB10,000,000 to the former shareholders of Kashgar.

On November 16, 2018, Sixiang Times and other minority shareholders respectively entered into certain equity transfer agreements with Sixiang Huizhi (Beijing) Technology Culture Co., Ltd. (“HZ”) and Tianjin Sihui Peiying Technology Co., Ltd. (“SY”), and transferred 100% of the equity interest in SG to HZ, and transferred 100% of the equity interest in HX and LH to HZ and SY. Both HZ and SY were ultimately controlled by TF.

On January 28, 2019, HZ and SY executed equity transfer agreement with Zhihui Qiyuan. Pursuant to the agreement, 100% of the equity interest in SG, HX and LH was transferred to Zhihui Qiyuan, which is ultimately controlled by TF. In consideration of the transfer, Scienjoy paid RMB 32,000,000 to HZ and SY.

On January 29, 2019, Scienjoy, through its wholly owned subsidiary WFOE, entered into a series of contractual arrangements (“VIE Agreements”) with Zhihui Qiyuan and its registered shareholders, and in substance obtained control over all equity shares, risks and rewards of SG, HX and LH through Zhihui Qiyuan. For a description of the VIE agreements pursuant to which Scienjoy and its subsidiaries were established as a primary beneficiary of Zhihui Qiyuan, see “History and Corporate Structure of Scienjoy Inc.-- Contracts that give Scienjoy effective control of the Scienjoy VIEs.”

Scienjoy’s Corporate Structure

Scienjoy is a Cayman Islands holding company and conducts its operations in the People’s Republic of China (the “PRC”) through Zhihui Qiyuan, and other Scienjoy VIEs, including SG, HX and LH, and through WFOE and the wholly owned subsidiaries of WFOE, including Kashgar and Holgus. Through its Hong Kong subsidiary Scienjoy International Limited, Scienjoy owns a direct equity interest in WFOE. WFOE, Zhihui Qiyuan and Zhihui Qiyuan’s registered shareholders are parties to the VIE Agreements, pursuant to which the profits of Zhihui Qiyuan, and other Scienjoy VIEs, including SG, HX and LH, each such company formed under PRC Law, are directly or indirectly payable to WFOE, and in connection with such VIE Agreements, the Scienjoy VIEs are directly or indirectly controlled by WFOE. Any failure by any of the Scienjoy VIEs or their respective shareholders to perform their obligations under these contractual arrangements, and any failure by Scienjoy to maintain effective control over any of these Scienjoy VIEs, would have a material adverse effect on Scienjoy’s business. See “Risk Factors—Risks Related to Scienjoy Inc.’s Corporate Structure.”

The following diagram illustrates Scienjoy’s corporate structure as of the date of this proxy statement. Unless otherwise indicated, equity interests depicted in this diagram are held 100%. The relationship between WFOE and Zhihui Qiyuan as illustrated in this diagram are governed by contractual arrangements and do not constitute equity ownership.

Contractual Arrangements among WFOE, the Scienjoy VIEs and the Shareholders of the Scienjoy VIEs

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication services, and certain other business. Scienjoy is a company registered in the Cayman Islands. To comply with PRC laws and regulations, Scienjoy primarily conducts its business in China through the WFOE and the Scienjoy VIEs, based on a series of contractual arrangements by and among WFOE, the Scienjoy VIEs and the Shareholders of the Scienjoy VIEs. As a result of these contractual arrangements, Scienjoy exerts control over Scienjoy’s consolidated affiliated entities in the PRC and consolidates their operating results in its financial statements under U.S. GAAP. The following is a summary of the contractual arrangements that provide Scienjoy with effective control of Scienjoy VIEs and that enables it to receive substantially all of the economic benefits from the Scienjoy VIEs’ operations.

Contracts that give Scienjoy effective control of the Scienjoy VIEs

Exclusive Option Agreement.

Pursuant to the exclusive option agreement (including its amendment or supplementary agreements, if any, the “Exclusive Option Agreement”) amongst WFOE, Zhihui Qiyuan and the registered shareholders who collectively owned all of Zhihui Qiyuan, the registered shareholders irrevocably granted WFOE or its designated party, an exclusive option to purchase all or part of the equity interests held by the registered shareholders in Zhihui Qiyuan, when and to the extent permitted under PRC law, at an amount equal to the lowest permissible purchase price as set by PRC law. Zhihui Qiyuan cannot declare any profit distributions, or create any encumbrances in any form without the prior written consent of WFOE. The registered shareholders must remit in full any funds received from Zhihui Qiyuan to WFOE, in the event any distributions are made by the VIE pursuant to any written consents of WFOE.

The Exclusive Option Agreement shall remain effective for twenty (20) years and shall be automatically extended for an additional period of one (1) year. The additional period automatically enters the renewal extension of one (1) year at the end of each extended additional period. WFOE has the right to terminate this agreement at any time after giving a thirty (30) days’ prior termination notice.

Power of Attorney Agreements.

The registered shareholders of Zhihui Qiyuan entered into the power of attorney agreement (including its amendment or supplementary agreements, if any, the “Power of Attorney Agreement”) whereby such registered shareholders granted an irrevocable proxy of the voting rights underlying their respective equity interests in Zhihui Qiyuan to WFOE, which includes, but are not limited to, all the shareholders’ rights and voting rights empowered to the registered shareholders by the PRC company law and Zhihui Qiyuan’s Article of Association. The power of attorney remains irrevocable and continuously valid from the date of execution so long as each such shareholder remains as a shareholder of Zhihui Qiyuan.

Share Pledge Agreement.

Pursuant to the share pledge agreement (including its amendment or supplementary agreements, if any, the “Share Pledge Agreement”) among WFOE, Zhihui Qiyuan and the registered shareholders of Zhihui Qiyuan, such registered shareholders have pledged all their equity interests in Zhihui Qiyuan to guarantee the performance of Zhihui Qiyuan’ obligations under the Exclusive Option Agreement, Exclusive Business Cooperation Agreement and Power of Attorney Agreement.

If Zhihui Qiyuan breaches its contractual obligations under any of other VIE Agreements, WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The registered shareholders of Zhihui Qiyuan agreed not to transfer, sell, pledge, dispose of or otherwise create any new encumbrance on their equity interests in Zhihui Qiyuan without the prior written consent of WFOE. The Share Pledge Agreement shall be continuously valid until all obligations under the VIE Agreements have been fulfilled, or the VIE Agreements are terminated, or the secured debts has been fully executed.

Contracts that enable Scienjoy to receive substantially all of the economic benefits from the Scienjoy VIEs

Exclusive Business Cooperation Agreements

Pursuant to the exclusive business cooperation agreement (including its amendment or supplementary agreements, if any, the “Exclusive Business Cooperation Agreement”) between WFOE and Zhihui Qiyuan, WFOE is to provide exclusive business support, technical and consulting services related to all technologies needed for its business in return for fees that equals to all of the consolidated net income after offsetting previous year’s loss (if any) of SG, HX and LH.. The service fees may be adjusted by WFOE based on the following factors:

●	complexity and difficulty of the services pursuant to the business cooperation agreement to Zhihui Qiyuan during the month (the “Monthly Services”)

●	the number of WFOE’s employees who provided the Monthly Services and the qualifications of the employees;

●	the number of hours WFOE’s employees spent to provide the Monthly Services;

●	nature and value of the Monthly Services;

●	market reference price; and

●	Zhihui Qiyuan’ operating conditions for the month.

The term of the Exclusive Business Cooperation Agreement is twenty (20) years and shall be automatically extended for an additional period of one (1) year. The additional period automatically enters the renewal extension of one (1) year at the end of each extended additional period. Besides, WFOE has the right to terminate this agreement at any time after giving a thirty (30) days’ prior termination notice.

In the opinion of Beijing Feng Yu Law Firm (北京锋昱律师事务所) (“Feng Yu Law Firm”), Scienjoy’s PRC legal counsel:

●	based on its understanding of the relevant laws and regulations, is of the opinion that each of the contracts among WFOE, Zhihui Qiyuan and its registered shareholders are valid, binding and enforceable in accordance with their terms and do not violate current effective applicable PRC Laws.

However, Scienjoy’s PRC legal counsel has advised that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the opinion of Scienjoy’s PRC legal counsel. Scienjoy’s PRC legal counsel has further advised that if the PRC government finds that the agreements that establish the structure for operating Scienjoy’s Internet related value-added business do not comply with PRC government restrictions on foreign investment in the aforesaid business Scienjoy engages in, Scienjoy could be subject to severe penalties including being prohibited from continuing operations. See “Risk Factors—Risks Relating to Scienjoy’s Corporate Structure.” See “Risks Relating to Doing Business in China— Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and Scienjoy.”

SCIENJOY INC.’S BUSINESS

Mission

Scienjoy is committed to establishing a mobile entertainment social community where users can enjoy interactive mobile live streaming and asynchronous social connection.

Overview

Scienjoy is a leading provider of mobile live streaming platforms in China and focuses on interactive show live streaming. It has 11.4 million active users and 13,812 active show broadcasters for the quarter ended June 30, 2019. As of June 30, 2019, Scienjoy has approximately 184.98 million registered users and operates primarily on three primary platforms (Showself Live Streaming, Lehai Live Streaming and Haixiu Live Streaming), each using Scienjoy’s own mobile applications, and has created a vibrant, interactive, and close community. According to the third party YIGUAN ANALYSYS data report in 2019 (which is publicly available without payment and is not commissioned by Wealthbridge or Scienjoy in connection with this proxy statement), for six consecutive calendar quarters from the first quarter of 2018 through the second quarter of 2019, Showself Live Streaming, Scienjoy’s flagship platform, continuously ranked No. 1 among major platforms in the vertical show live streaming sector in terms of QAU, and for the year 2018, it ranked No. 5 in among major platforms in all entertainment related streaming platforms including the pan entertainment sector and the show sector, also in terms of QAU.

With China’s rapid technological progress and booming economic development, the past 10 years witnessed a dramatic growth of mobile Internet users in China. According to the Frost & Sullivan Report (2018), the mobile internet market increased from RMB 99.2 billion in 2013 to RMB 1,535.2 billion in 2017 and is expected to continue to grow at a rapid rate, reaching RMB 5,807.4 billion in 2022. Scienjoy’s platforms brings together a pool of talented broadcasters and devoted viewers by customizing the live streaming videos according to use profiles and developing interactive features that promote a more interactive and engaging experience.

Scienjoy operates a mobile live streaming business by which it provides live streaming entertainment from professional “broadcasters” to the end-users, allowing for operation of live social video communities. Using Scienjoy’s mobile applications, users can select broadcasters and enter real time video rooms to interact with them. In addition to the real-time interaction, users can also view photos posted by broadcasters in their personal pages, leave comments, and engage in private chats with broadcasters when such broadcasters are not streaming. In addition, users can also play simple, fun games using virtual currencies within the video rooms while watching live streaming of a broadcaster.

While users have free access to all real time video rooms, revenue is primarily generated through sales of Scienjoy’s virtual currency. Users can purchase virtual currency on Scienjoy’s platforms and can use such virtual currency to buy virtual items for broadcasters to show their support. Scienjoy shares revenues generated on the platforms with talents agencies, which in turn share revenues with broadcasters. Under the leadership of its experienced management team, Scienjoy continues to invest in technology advancement and industry collaboration to expand its user base and improve its content. Scienjoy is dedicated to achieving sustainable development and transforming the industry through its bold and creative live streaming philosophy.

Scienjoy has achieved significant growth since its inception. The number of registered users of Scienjoy’s platforms at year end has increased from 90.8 million in 2016 to 139.5 million in 2017, to 170.7 million in 2018. As of June 30, 2019, it has reached approximately 184.98 million. The platforms’ quarterly ARPPU has increased from an average of RMB 994 yuan in 2017 to RMB 1,135 in 2018, and to RMB 1,238 in the first half of 2019. The platforms’ quarterly payment rate has increased from an average of 1.10% in 2017, to 1.24% in 2018, and to 1.49% in the first half of 2019.

Competitive Strengths

Scienjoy believes the following competitive strengths contribute to Scienjoy’s success and differentiate it from its competitors:

Multi-Platform Live Streaming

Starting in 2014 with the launch of the Showself Live Streaming platform, Scienjoy’s user base has grown into one of the largest in China, and now Scienjoy is one of the leading show live streaming providers in China. Scienjoy’s show live streaming products satisfy users’ psychological needs and decrease users’ stress, loneliness, depression, frustration etc. in the real life.

Scienjoy’s user traffic and revenue spread across multiple products supported by multiple mobile applications. Scienjoy believes this multi-product approach increases Scienjoy’s competitiveness by allowing Scienjoy to target different sections of the population simultaneously more effectively, achieve better traffic matching between users and broadcasters, extend the retention of broadcasters and users on Scienjoy’s platforms, and benefit from user traffic acquisition while mitigating risks of focusing on a single platform. Scienjoy believes that its already established position across multiple platforms provides Scienjoy with the ability to compete effectively for users and a base from which Scienjoy can expand, either into additional show live streaming platforms or into other sections of the live streaming market.

As a pioneer in the live streaming market, Scienjoy developed its own set of end-to-end (broadcaster-to-user) mobile video solutions. Many of the systems and technologies Scienjoy has developed, including, among others, its mobile-compatible animation engine technology, event-driven asynchronous business processing mechanism, linearly expanding deployment of its servers, modular service development and assembly, high-throughput parallel messaging service clusters and spam filtering based on machine learning, provide Scienjoy with competitive advantages. Scienjoy believes its existing systems and technologies, supported by its continuing efforts in technology innovation, including with regard to augmented reality/virtual reality (“AR/VR”), artificial intelligence (“AI”), big data technology, machine learning and physics engine technology, provide Scienjoy with the necessary technical skills to compete and expand in this rapidly changing industry.

Innovative Product Features and Operating Philosophy

Scienjoy’s product offerings include numerous innovative features designed to improve user experience, increase user-stickiness, and enhance its monetization ability. These include, among others:

●	gamified product and operating philosophy that enable users to enjoy the exciting alternative life in the mobile live streaming virtual world. In this virtual world, users can enjoy the real interactive activities with broadcasters and also build their virtual life.

●	a range of online games for users to play while watching streaming. These include simple, fun games like pet run, crazy racing and gold egg smashing. Users pay virtual currency to play games for a chance to hit a virtual currency jackpot or win virtual goods that they can then send to broadcasters who can then monetize the goods. These games enhance user engagement during live streaming and encourage and facilitate the use of virtual currency and virtual goods.

●	both real-time streaming and asynchronous social functions. Users of Scienjoy’s platforms can communicate with broadcasters and other users not only when broadcasters are streaming, but also afterwards through sending private texts and photos, and commenting on photos posted on the personal pages of specific broadcasters. This allows users to interact with broadcasters and their communities any time they wish.

Strong Data Analytics Capabilities

The ability to understand market traffic and pair users with suitable broadcasters and activities is key to driving user stickiness and monetization in the mobile live streaming industry. Scienjoy is able to use analytics-driven operational capabilities to understand individual user behavior and larger industry trends. This allows Scienjoy to better guide individual users to appropriate broadcasters, adjust the platform interface to guide user traffic throughout the broadcasters while maintaining user experience, and analyze traffic on other sites such as network alliances to select the best methods and targets for traffic acquisition. Scienjoy’s data insights and strong technological capabilities enable Scienjoy to innovate and optimize products on an ongoing basis and allow Scienjoy to precisely operate Scienjoy’s platforms based on large quantities of statistics collected and analyzed.

Experienced Management Team and Professional Staff with Strong Operational Capabilities

Scienjoy’s senior management team has extensive experience working with the mobile Internet, in related computer-technology industries, big data analysis, and cutting-edge technologies. Members of Scienjoy’s senior management team have experience of over 20 years in various segments of the technology, business operation, and Internet industries. Under the leadership of its senior management members, Scienjoy has successfully identified trends in mobile streaming and timely seized opportunities for growth and innovation.

Scienjoy’s management team has extensive experience and skill in research and development, quality control, and Internet infrastructure and operations. Scienjoy believes that as mobile streaming matures, strong operational and execution capabilities will become increasingly important to remaining competitive and Scienjoy’s strong team with years of relevant experience will provide Scienjoy with a competitive advantage.

Strategies

Scienjoy’s business objective is to further strengthen its position in the mobile show live streaming industry and to leverage its existing position to expand its business into other related industries in China and oversea markets. Scienjoy intends to implement the following strategies:

Provide More Engaging and Professional Content

Scienjoy will keep introducing more engaging content to retain users and further boost users’ willingness to purchase virtual goods. Although most broadcasters working in the live streaming industry provide various entertainments for users, the content provided is generally not as professional as traditional performers. Therefore, there is still an opportunity for Scienjoy to cooperate with more traditional artists and to train its broadcasters to produce a more professional product.

Build up Competitive Differentiation with Live Streaming 2.0 Philosophy

Currently users primarily enjoy broadcasters’ talent shows and interaction by texting with broadcasters. Scienjoy has executable proposals to achieve a competitive differentiation with rivals in the live streaming industry. Scienjoy is building up a live streaming 2.0 era, in which users can enjoy an immersive alternative online life. On this live streaming 2.0 era, users not only enjoy the real experiences with broadcasters through various interactions but also play virtual games with broadcasters and other users together on Scienjoy’s platforms. Inside the alternative online world, users will play in many parallel artificial universes such as Kung Fu world, ancient China, Sci-fi world etc. Broadcasters will also participate in the games with users, merging the real live streaming world with the alternative on-line world.

Scienjoy plans to stage the release of its live streaming 2.0, including the estimated release of the Alpha version around June 2020 and the official version around March 2021. However, there is no guarantee that Scienjoy will meet these estimated release timelines due to changes in market conditions or any other factors that may require Scienjoy to postpone the release of its live streaming 2.0.

Scienjoy believes this live streaming 2.0 philosophy will further improve user experiences and increase user engagement and ARPPU so as to keep Scienjoy in the leading position in live streaming industry. Scienjoy will be the first one to combine game and live streaming and make an innovative live streaming world. Admittedly, the realization of this live streaming 2.0 philosophy requires the cutting-edge technologies, such as AR/VR, AI, animation, and big data, etc. Scienjoy is confident that its innovative technology research and development will ensure it can achieve this goal.

Further Expand Its Mobile Live Streaming Business in China and Overseas

Scienjoy intends to update it mobile applications to allow for easier content creation and sharing by its users. Scienjoy believes that the convenience offered will continue to improve user stickiness and develop it into a destination for social interactions. Meanwhile, Scienjoy’s multiple platforms can serve a broad range of potential end markets. Scienjoy plans integrate its registered user accounts across multiple mobile applications into a unified account system. Scienjoy believes this will lead to a virtuous cycle: the resulting higher user engagement level would provide Scienjoy with more opportunities to cross-promote its products and gather incremental user data for further product optimization and development.

Scienjoy has plans to expand its business globally. Scienjoy has obtained considerable experience in mobile live streaming industry and plans to promote its mobile live streaming platform in Southeast Asia, Middle East and South America.

Diversify the Live Streaming Business

After years of development in the field of live video broadcasting, Scienjoy has rich experience in technology, research and development, product promotion, and other aspects of live streaming platforms operations. Since its formation, Scienjoy has focused on operating show live streaming platforms. Going forward, in addition to continuing to establish its position in this segment, Scienjoy plans to leverage its relevant expertise to expand its business into undeveloped areas based on its current user base, broadcasters, and partners.

First, Scienjoy would like to develop its advertising business model by providing the market with comprehensive advertising proposals, combining traditional banners and video commercials with operative events and virtual items. Scienjoy plans to acquire new media advertising companies or teams to promote its advertising business which focuses on brands suitable for its user profiles.

Secondly, Scienjoy would like to provide value-added services for its broadcasters and users. Since the inception of its business Scienjoy has partnered with approximately 200,000 broadcasters. Many of these broadcasters desire to improve their physical looks. Scienjoy finds it a good business opportunity to provide a fee-based platform which will refer broadcasters to appropriate appearance enhancement hospitals. In addition, since Scienjoy has a large number of users who live in lower tier cities and have demands in various professional area, such as investment, high-end tourism, children’s international education and healthcare. Scienjoy can build a sustainable referral business for its users as well.

Thirdly, Scienjoy would like to build up its ecommerce business, which will be combined with Scienjoy’s existing live streaming business. In this new business model, Scienjoy’s broadcasters may introduce to their viewers the products sold on Scienjoy’s platforms. Scienjoy possesses comprehensive live streaming technologies, including artificial intelligence and big data, and believes it has technical capacity and expertise to combine ecommerce business with its live streaming business. To achieve this Scienjoy has plans to strategically partner with suitable ecommerce platforms and jointly build up its ecommerce business based on its current technologies, broadcasters’ network and users base.

Explore Technology Services Business

Scienjoy’s income has historically come from sales of virtual currency to users. Almost 100% of Scienjoy’s total revenue has derived from the sale of virtual items and virtual currency with respect to its live streaming business. Going forward, Scienjoy plans to leverage its expertise and user base to expand its revenue sources. In particular, Scienjoy has plans to enter into cooperative arrangements with smaller live-streaming team, through which Scienjoy will provide such platforms with technology, operation and maintenance and promotional support services in return of revenue sharing.

Continue to Invest in and Develop Technologies Such as Virtual Reality (VR)/Augmented Reality (AR) and Artificial Intelligence (AI)

Scienjoy intends to continue to invest in its data analytics capabilities and cutting-edge technologies. Scienjoy also plans to further develop its technology stacks, including, but not limited to, machine learning, physics engine, AR/VR, and AI technologies to better understand and anticipate user behavioral trends, which in turn can be applied to the development of Scienjoy’s applications.

Tap into the Next Phase of Explosive Industry Potential through M&A

Mergers & Acquisitions will be one of crucial strategies to expand Scienjoy’s business swiftly, which support rapid execution of each element of its business growth. The targeted sectors include related high-tech companies, data analysis companies, live streaming companies (especially oversea targets), new media advertising companies, and beauty industry related companies. Scienjoy already has one or two target companies almost for each of the above-mentioned sectors.

Scienjoy’s Platforms

Scienjoy operates its live streaming communities through multiple platforms, each with its own mobile applications. Scienjoy currently operates primarily three platforms: Showself Live Streaming, Lehai Live Streaming and Haixiu Live Streaming. These platforms together make Scienjoy the leading provider of mobile show live streaming.

Showself Live Streaming

Showself Live Streaming is Scienjoy’s first live streaming platform and remains the most popular of its platforms in terms of registered users and revenue. The platform was first launched in April 2014. Showself Live Streaming is widely accessible to most mobile internet users in China because Scienjoy’s live streaming-enabled features only require minimal bandwidth. The following is the typical screenshot for the mobile application of Showself Live Streaming.

Lehai Live Streaming

Lehai Live Streaming was launched in July 2015 and adheres to the concept of “having fun together.” The following is the typical screenshot for the mobile application of Lehai Live Streaming (the iOS version may vary).

Haixiu Live Streaming

Haixiu Live Streaming was launched in April 2016 and is Scienjoy’s third platform. The following is the typical screenshot for the mobile application of Haixiu Live Streaming (the iOS version may vary).

Key Differences among the Platforms

All three platforms are categorized as “show live streaming” in which professional broadcasters provide live streaming entertainment for users primarily in the form of performances (singing, dancing, talk shows, etc.). Broadcasters on all three platforms have been trained by broadcaster agents to provide content more professional than that of average amateur broadcasters. Due to different broadcasters and user bases, the three platforms differ in their operation strategies, including the followings:

●	Showself is the largest platform of Scienjoy. Because of the large number of broadcasters and users base, Showself has capacity to organize different talent shows and events, such as singing, poem writing and traditional Chinese opera.

●	As compared to Showself, Lehai and Haixiu have less users who are likely to spend money on live streaming shows. As such, in addition to live streaming shows, Lehai and Haixiu offers more free games or games that do not require much spending.

Lehai works more closely with some talent agencies than the others. Showself and Haixiu maintain good relationship with all talent agencies. Showself’s and Haixiu’s strategy has been proved to be more effective and Lehai plans to adopt the same strategy.

Layout and functions of the mobile application of Scienjoy’s Platforms

The layout and functions of the mobile applications of Scienjoy’s platforms are substantially the same. The above screenshots and descriptions illustrate the layout and some of the basic functions of the Showself Live Streaming application:

●	Square. This page serves as a menu for currently streaming broadcasters. Users can search this page for broadcasters they want to watch. For users who do not already know any broadcasters or have no existing preference as to which broadcasters they want to watch, several groupings of broadcasters who are conducting ongoing live streaming are presented in the square under different headings to help viewers find a broadcaster they will enjoy. These groupings are organized under different labels, such as recommended broadcasters (based on comprehensive analysis and mining of user-specific data such as user’s location, login time, retention, daily activity, and consumer behavior), broadcasters located in the same city as the users, broadcasters currently followed by the user, broadcasters recently viewed by the user, and broadcaster “PK” (broadcasters currently competing against each other in terms of value of gifts received within ten minutes), and other labels.

Broadcasters’ names, number of current online viewers, and grade based on the value of gifts received by such broadcaster along with a snapshot of the current stream are provided on the pages for viewers’ use in selecting a broadcaster. These pages are updated with a new batch of broadcasters with every refresh by users, presenting them with a wider range of broadcasters to choose from. For new users, this interface provides them with an easy way to start exploring the platform. For existing users, broadcasters with closest relationship in terms of chat frequency and value of gifts sent are always presented in the first page of the square if the broadcaster is online and this makes it easier for users to closely watch live streaming of broadcasters they have followed. In all cases, clicking on a broadcaster’s picture will take users to a real time video room from which they can view and interact with the broadcaster.

●	Ranking Lists. This page presents lists of top broadcasters by various criteria, including highest value of gifts received by the broadcasters (on a daily, weekly, monthly and all-time basis) and greatest number of virtual flowers or the specially designated weekly “star gifts.” received by broadcasters. These ranking lists provide further information to viewers about broadcasters’ popularity to help them identify top broadcasters and can also motivate users to support their favorite broadcasters on the list. This also promotes positive competition between broadcasters. The page also contains lists of viewers (by account name) that have spent the highest amount of virtual currency in the last day, week, month and all-time.

●	Guardian Teams. Guardian teams are small groups of users organized by users with sufficient high user grades and which other users can join. This function allows small groups of like-minded users to interact online, form friendships, and support their favorite broadcasters as a group. This encourages user engagement and active participation. This also helps to improve user experience and enhance users’ paying willingness. The guardian team page shows rankings of guardian teams by various criteria, including highest value of virtual currencies spent by guardian teams (on a daily and all-time basis) and the value of gifts received by the broadcasters from top guardian teams (on a weekly and bi-weekly basis).

●	Discovery. This page allows users to follow photos posted by broadcasters and activities organized by the platform. It is also the page through which users can purchase virtual items using “Xiu Bi,” the virtual currency used on the platform.

●	Me. Users can check and manage their personal accounts through this page. Personal account information displayed mainly includes the broadcasters by such users, current virtual currency balance, virtual items purchased, guardian teams to which the users belong and intimate broadcasters list.

Content on Scienjoy’s Platform

Scienjoy has a number of live broadcasting platforms. They provide entertainment content for users and have actively explored new entertainment, new agency, and other fields in the upstream and downstream industry, combining entertainment, agents, and mobile Internet to create online entertainment online-merge-offline (“OMO”). For the agents, the platforms provide support for product activities, brand building, management empowerment, data support, and technical tools, and help it clarify its development path and strategy from the perspective of industry analysis. For the broadcasters, the platforms have provided training through agents for items such as stage decoration, lighting, music, attire, makeup, costumes, talent skills (such as singing, dancing, talk show and musical instruments), communication skills, and service awareness. The platforms, agents, and broadcasters rely on each other and bridge the path for each other to build a healthy and stable entertainment ecology.

For Scienjoy, the establishment of a content security system is not only a means of defense but also a strong strategic offense. Through AI technology, image recognition, big data analysis, combination of artificial audit, the platforms have a vertical monitoring system to monitor all live streaming content 24/7 to ensure that the content is legal and in compliance, and is providing the best service to every user at the same time, creating a refreshing and delightful user experience to increase its revenue.

Quality and engaging content is the core of Scienjoy’s development. One way for Scienjoy to offer engaging content is to organize a variety of original shows on its platforms, such as “Singer Alliance,” “Run Ms. Cang Run” and “King of Brain PK.” Secondly, Scienjoy’s platforms make efforts to support talented broadcasters by organizing special shows for these broadcasters such as “Crown of Weekly Star” and “The Showself Voice.” Thirdly, Scienjoy’s platforms continue to expand their shows to new areas such as traditional opera and intangible cultural heritages. These shows include the live streaming series of “Revisiting the Intangible Cultural Heritage,” “Beauty of Quintessential Chinese Culture,” and “I Write a Love Poem for My Hometown.”

Scienjoy’s Users

Scienjoy has an active and well-structured user base. In 2014, it transformed itself from a social network platform to a show live streaming platform. Since then, it has experienced increased broadcasting competition and refined its operations. It has also accumulated a diversified user group through constant innovation and promotion. As of June 30, 2019, the number of users on Scienjoy’s platforms was approximately184.98 million.

Scienjoy does not limit itself to acquiring users solely through self-growth fission or third-party marketing. Instead, Scienjoy adopts the model of win-win game to achieve stable and mutually beneficial expansion of its user base. In 2018, the platforms’ average quarterly active users (QAU) were 14.73224 million, their average quarterly active broadcasters were 12,492, the percentage of their paying users was more than 1.7%; and their average quarterly revenue per paid user (ARPPU) in the fourth quarter of 2018 was $200.

To mitigate any concentration risks from a single user group structure, Scienjoy has been working on to develop a diversified base of user groups, which include young active users with short interest span as well as users in their thirties with high spending power. In addition, a considerable number of Scienjoy’s users are located in economically developed areas with more leisure life styles. These users have relatively high disposable income and more leisure time. They tend to appreciate online entertainment more and are willing to spend money on online entertainment.

Scienjoy’s Broadcasters

The supply of talented and popular broadcasters is essential to Scienjoy, particularly given Scienjoy’s focus on developing professionally generated content. Broadcasters serve as the primary interface with users and, therefore, the success of Scienjoy’s platforms depend largely on the talent and popularity of the broadcasters.

Engagement of Broadcasters

Scienjoy primarily cooperates with online and offline broadcaster agents, or the talent agents, to recruit and manage broadcasters on an ongoing basis. Each of the platforms also has an online application process for registered users to become broadcasters and Scienjoy will select certain applicants and refer them to the appropriate talent agents. As such, Scienjoy enters into all contracts with the talent agents, as opposed to with each broadcaster on an individual basis.

Before broadcasting on the platform, all broadcasters must agree to the terms and conditions of Scienjoy’s platforms, which includes the rules of the platforms that the broadcasters must abide by while live streaming and also the legal consequences for violation of the rules. If any such violations occur, Scienjoy will hold the broadcasters directly liable.

For selected broadcasters Scienjoy identifies as popular or having great potential or offering high-quality content, in addition to the above two agreements, Scienjoy will separately enter into an exclusivity agreement with such broadcasters, which requires that the broadcasters can only live stream on Scienjoy’s platforms exclusively for a certain period of time. In return, Scienjoy provides more resources and support to such broadcasters by recommending their contents to potential interested users, increasing user traffic, and improving their popularity. Scienjoy will be entitled to sizeable liquidated damages if the broadcasters breach the exclusivity agreement.

Cooperation with the Talent Agencies

Talent agencies recruit broadcasters and provide live streaming content to Scienjoy. Scienjoy shares revenue with the talent agencies, who pay salaries to or share fees with their broadcasters. Talent agencies are also responsible for educating and training the broadcasters on live streaming skills and techniques, such as dress codes, room settings and communication skills. As a result, talent agencies help broadcasters to better present their live streaming content. The use of talent agencies also frees Scienjoy from direct dealings with the broadcasters.

Monitoring and Management of Broadcasters

Scienjoy sets out rules with which broadcasters must comply with while using its platforms, including compliance with laws and regulations of the PRC, no performances involving guns, knives or threats to lives, no infringement of legal rights of others and no pornography.

Scienjoy has the right to monitor and manage the performances of any broadcasters on its platforms. Appropriate measures are taken with respect to any broadcasters that fail to comply with the above mentioned rules. Such measures range from warnings and fines to temporary or permanent suspension from the platforms, and can be taken unilaterally by Scienjoy as it deems fit. Since broadcasters are represented by agents, notice of any illegal behavior or violations of platform rules will also be made to the relevant agent. The relevant agent is required to correct any such violation upon receipt of the notification. If the violation is not corrected during the applicable grace period, Scienjoy has the right to terminate its cooperation with the relevant agent.

Marketing

Scienjoy’s marketing and promotional strategy includes, among others, the use of third-party marketing channels to both promote its platforms and acquire users. These marketing channels primarily include advertising agencies which provide Scienjoy with market visibility and numerous opportunities to attract new users. Scienjoy typically enters into one-year framework agreements with such advertising agencies which require Scienjoy to purchase a minimum aggregate amount of advertising during the terms of the agreements. The advertisements are either display-based or performance-based, and are priced primarily based on cost-per-download, cost-per-time, cost-per-activation or cost-per-click. Scienjoy is generally able to monitor the performance and effectiveness of the advertisements directly or through the advertising agencies.

Scienjoy uses mobile application platforms, such as the Apple App Store and Android App Download Centers, to dispense and showcases its mobile platforms to a wide audience as well as to advertise the positive customer feedback which Scienjoy’s platforms have received. Users can download the apps from these application platforms for free. Users are also able to review and rate Scienjoy’s applications through these platforms.

Quality Control and Content Monitoring

Scienjoy has programmers with extensive application testing experience who systematically test Scienjoy’s platforms to ensure that they conform to Scienjoy’s standards. Scienjoy is also required under PRC laws and regulations, such as the Administrative Provisions on Mobile Internet Applications Information Services, to monitor content on its platforms.

Scienjoy has developed a comprehensive technology to screen content on its applications against a filter list, item by item. The filter list compiles content and behaviors that Scienjoy has determined, taking into account relevant PRC laws and regulations, are likely to be indicative of inappropriate, politically-sensitive, provocative or inflammatory language, sexually-suggestive language and body movements, full or partial nudity or illegal content or activities, abusive language or actions towards other users, spam, scams, or acts and threats of violence. Content identified as falling into the filter list would be blocked or removed. In addition, Scienjoy regularly reviews any complaints alleging the inappropriate nature of content on its platforms and removes such content promptly.

Broadcasters are also responsible for monitoring the content in their rooms and ensuring that their rooms comply with applicable laws and regulations and terms of Scienjoy’s service. Broadcasters can block users who transmit inappropriate information from posting comments in their rooms or exclude users from their rooms. Broadcasters also have the ability to promote certain users to act as moderators to help manage rooms in this way. Scienjoy also monitors and takes measures to deal with any infringements of its content policies by broadcasters.

Payment

Users are able to purchase virtual items Scienjoy sells on its platforms by using virtual currency. Generally, users purchase virtual currency with from third-party distributors with which Scienjoy has entered agreements. Users are also able to purchase virtual currency directly from Scienjoy’s platforms using various payment channels such as Alipay and WeChat Pay. Once users have purchased such virtual currency, they are able to purchase virtual items. Once purchased, such virtual currency or virtual items cannot be returned in exchange for cash and Scienjoy does not provide users with a right of refund of any kind.

Scienjoy’s Technology

Scienjoy possesses technological infrastructure and capacity that supports increasing operational efficiency, enabling innovations, and outperforming its competitors.

●	AI And Big Data Analysis: by using data and AI technology, Scienjoy analyzes user behavioral data. Through the results of such data analysis, Scienjoy can better understand users’ needs and know how better match content with users. These operations help Scienjoy improve its user experience as well as payment rate and ARPPU.

●	Live Streaming Technology: Scienjoy has a complete peer to peer (the host starts to stream video for the user to play) live mobile video solution with independent intellectual property rights, and it is being constantly optimized. In the user end, Scienjoy has made special optimization for video streaming playback processing in combination with CDN service providers, which supports fast video download and opening, reasonable buffering to reduce the Caton rate, so as to ensure a smooth experience for users.

●	Video Monitoring Technology: this specially developed monitoring program can carry out real-time video monitoring for all video streams in combination with AI technology, and create a three-dimensional content monitoring system in combination with 24-hour continuous manual audit to discover potential violations and block applicable content.

●	Server and Infrastructure: by using the situation awareness security service provided by Alibaba cloud and combined with the self-built monitoring platform, Scienjoy can alert the system of abnormal phenomena and prevent virus and hacker intrusion.

Intellectual Property

Scienjoy regards its software copyrights, domain names, trademarks and other intellectual property as critical to its success. As of [•], 2019, Scienjoy has registered 72 copyrights in China (71 of which are software copyrights for the platforms’ operating systems), 3 domain names (showself.com, lehaitv.com, and haixiutv.com), 6 patents for live streaming technology, and 46 trademarks including the Showself, Haixiu, and Lehai logos, with additional 6 patents in the process of application.

Scienjoy relies on trademark and copyright law, trade secret protection, non-competition and confidentiality and/or license agreements with its employees, customers, partners and others to protect its intellectual property rights. In general, Scienjoy’s employees must enter into a standard intellectual property and confidential agreement which acknowledges that (1) all inventions, trade secrets, developments and other processes generated by employees on its behalf are Scienjoy’s property, and such employees are assigning to Scienjoy any ownership rights they may claim in those work; and (2) such employees undertake to keep confidential all information related to Scienjoy’s methods, business and trade secrets during and for a reasonable time after their employment with Scienjoy.

Competition

Scienjoy focuses on show live stream model and in this area Scienjoy faces significant competition from providers of similar online streaming services. Scienjoy’s competitors in the mobile live streaming market in China include other providers of show live streaming products, such as Kugou, Momo, and Shiliu, as well as other pan-entertainment streaming platforms such as Inke, Huajiao, and gaming streaming DOYU and HUYA. Scienjoy competes to promote its products and gain users, to attract and hire management personnel with operational experience, and to secure diversified marketing channels.

Employees

Scienjoy had 183 employees as of October 25, 2019. As of October 25, 2019, all of Scienjoy’s employees were located in China. The following table sets forth a breakdown of Scienjoy’s employees by function as of October 25, 2019.

	As of
	December 31, 2018
	Number	%
Functions:
General operations	65	35.5
Research and development	55	30.1
Sales and marketing	18	9.8
Legal and internal audit	2	1.1
General administration	31	16.9
Products	12	6.6
Total number of employees	183	100.0

Legal Proceedings

Scienjoy is currently not a party to any material legal or administrative proceedings. Scienjoy may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of Scienjoy’s resources, including its management’s time and attention. See “Risk Factors—Risks Related to Scienjoy’s Business and Industry—Scienjoy may be held liable for information or content displayed on, retrieved from or linked to its platform, or distributed to its users, and PRC authorities may impose legal sanctions on Scienjoy, including, in serious cases, suspending or revoking the licenses needed to operate its platform,” and “Risk Factors—Risks Related to Scienjoy’s Business and Industry—Scienjoy may be subject to intellectual property infringement claims or other allegations, which could result in Scienjoy’s payment of substantial damages, penalties and fines, removal of relevant content from its websites and apps or seeking license arrangements which may not be available on commercially reasonable terms.”

INDUSTRY OVERVIEW

Information, including statistics and estimates, set forth in this section has been derived from an industry report independently prepared by Frost & Sullivan in 2018 (not commissioned by Wealthbridge or Scienjoy in connection with this proxy statement. Scienjoy believes that the sources of such information are appropriate, and Scienjoy has taken reasonable care in extracting and reproducing such information. Scienjoy has no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect. However, such information involves a number of assumptions and limitations, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Therefore, you are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section. Forecasts and other forward-looking information obtained from the sources of such information are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement, as well as risks due to a variety of factors, including those described under “Risk factors” and elsewhere in this proxy statement.

Background

Development of the mobile live streaming market in China over the past decade has been influenced by a number of macroeconomic and technological factors and trends. As the Chinese economy continues to grow, disposal income increases along with demand for cultural and entertainment activities. At the same time, rising penetration rates for smartphones and other smart mobile devices and advances in mobile communication technology drive the increased use of the mobile internet in China.

Increasing Mobile Internet Use in China

According to the Frost & Sullivan Report, with rapid development of advanced technology, including the 4th Generation mobile communication technology and development in smartphones and other smart mobile devices, and the expansion of internet coverage in China, the number of mobile internet users in China experienced grow from 500.1 million in 2013 to 752.7 million users in 2017, representing a CAGR of 10.8%. This represented an increase in the penetration rate of mobile internet users in China from 36.80% in 2013 to 54.1% in 2017. According to the Frost & Sullivan Report, the number of mobile internet users in China is expected to keep rising to approximately 987.0 million in 2022. The increase in the number of mobile internet users in China has been accompanied by rapid growth of the overall size of the mobile internet market in China. The mobile internet market increased from RMB 99.2 billion in 2013 to RMB 1,535.2 billion in 2017, representing a CAGR of 98.4%. According to the Frost & Sullivan Report, the estimated size of this market will reach RMB 5,807.4 billion in 2022, representing a CAGR of 30.5% from 2017 to 2022. The following chart sets forth historical and projected mobile internet market size in China for the years indicated.

Market Size of Mobile Internet Market in China, by Revenue, 2013-2022E

Source: Frost & Sullivan

Added Value of Cultural and Entertainment Industry

According to the Frost & Sullivan Report, with people’s increasing spending on entertainment related products and services, the value of cultural and entertainment industry in China grew from RMB2,135.1 billion in 2013 to RMB3,546.2 billion in 2017, representing a CAGR of 13.5%. Frost and Sullivan estimated that the value of the cultural and entertainment industry in China will have a CAGR of 9.7% from 2017 to 2022, reaching RMB5,502.7 billion in 2022.

Increasing Expenditure Per Capita on Cultural and Entertainment Activities

According to the Frost & Sullivan Report, along with the growth in the annual disposable income per capita in the PRC, the average annual expenditure on cultural and entertainment activities per capita increased from RMB1,569.0 in 2013 to RMB2,550.9 in 2017, representing a CAGR of 12.9%. Specifically, the average annual expenditure on PC and mobile entertainment per capita increased from RMB378.1 and RMB258.9 in 2013 to RMB654.3 and RMB676.7 in 2017 respectively, representing CAGR of 14.7% and 27.1%, respectively. The average annual expenditure on offline cultural and entertainment activities per capita increased at a CAGR of 7.0%. With the development of overall cultural industry, especially online entertainment, Frost and Sullivan estimated that the average annual expenditure on cultural and entertainment activities per capita in the PRC will reach RMB3,843.2 in 2022, representing a CAGR of 9.1% from 2017 to 2022.

Overview of Mobile Live Streaming Market in China

Market Size of Mobile Live Streaming in China

According to the Frost & Sullivan Report, driven by the growing demand for real-time live streaming and the increasing number of mobile Internet users, the market size of mobile live streaming in China in terms of the number of total registered users grew at a CAGR of 128.0% from 2013 to 2017, rising from 8.3 million users in 2013 to 223.4 million users in 2017.

The Frost & Sullivan Report projects that the number of users in the mobile live streaming market in China will continue to grow to reach 654.4 million in 2022, representing a CAGR of 24.0% from 2017 to 2022. The following chart sets forth historical and projected number of users in the mobile live streaming market in China for the years indicated.

Market Size of Mobile Live Streaming Market in China, by Total Registered User Number, 2013-2022E

Source: Frost & Sullivan

Classification of Mobile Live Streaming by Types of Platforms

Mobile live streaming is a form of online entertainment in which video content is transmitted to users in real time through mobile devices, and such users are provided with the opportunity to engage in multi-person real time interactions with broadcasters and other users.

According to the Frost & Sullivan Report, Mobile live streaming platforms can be categorized into several major types according to the content they provide. Mobile live streaming platforms primarily include:

●	Show Platforms: Show live streaming platforms covers streaming in which professional broadcasters perform talent shows (for example, singing, dancing, talk shows) to attract and interact with users. Users can give virtual gifts to broadcasters to express their appreciation and communicate with other users.

●	Pan entertainment Platforms: Pan entertainment live streaming refers to live streaming of content related to the entertainment industry, covering a wide range of content including broadcasters’ daily life, travel, concerts or sports. Broadcasters can include any registered user on the platform and streamed content often includes user-generated videos and other content.

●	Game Platforms: Game live streaming platforms enable users to watch broadcasters playing computer games in real time, and to share their feelings and opinions instantly via the platforms. The majority of the broadcasters show to the users the screens of the games they are playing and share tips and strategies with the users.

●	Other Platforms: Apart from show live streaming, pan entertainment live streaming, and game live streaming, the vertical live streaming of specific topics of interests, such as sports, finance and education also form a significant part of mobile live streaming.

According to the Frost & Sullivan Report, pan entertainment live streaming makes up the largest segment of the mobile live streaming market in China, representing approximately 52.5% of the market by revenue in 2017, followed by show live streaming (representing 29.2%), game live streaming (representing 16.4%) and others (representing 1.9%). Each of these segments grew significantly from 2013 to 2017 and is expected to continue to grow going forward. The following chart sets forth historical and projected mobile live streaming market size for the years indicated by the category of streaming platform.

Market Size Breakdown for Mobile Live Streaming Market by Types of Platforms in China, 2013-2022E

Source: Frost & Sullivan

Operation Model

The operation of mobile live streaming platforms primarily involves the sourcing of content and delivery of such content through streaming platforms to individuals and other users.

According to the Frost & Sullivan Report, upstream in the industry value chain consists of various content sources. These include professional broadcasters, often under the standardized management of agents, and non-professional broadcasters, which could be anyone registered on a mobile live streaming platform. The content presented and the nature of broadcasters can vary depending on the type of streaming platform. In general, game live streaming platforms rely heavily on a small number of top broadcasters who have outstanding game-playing skills, and who typically receive high signing bonuses and/or share a high percentage of revenue generated on the platform. Young, male game players are main users of game live streaming platforms. Broadcasters of pan entertainment live streaming platforms are largely made up of non-professional young people with diverse interests and features which can attract a wide range of users.

According to the Frost & Sullivan Report, the downstream segment of the industry primarily includes individual users/viewers of the platforms who are able to use the platforms to view streaming entertainment and facilitate social connectivity with broadcasters and other users. The diagram below illustrates the industry value chain of mobile live streaming.

Source: Frost & Sullivan

Revenue Sharing Model

According to the Frost & Sullivan Report, mobile live streaming platforms use three basic categories of revenue sharing models to monetize their live streaming operations:

●	Gift model: members of the viewing audience purchase virtual gifts from the platform and the related income from such transaction is distributed among broadcasters, agents and the platforms;

●	Advertisement model: the platforms act as agents and streaming broadcasters present advertisements to users;

●	Shopping model: streaming platforms function as a service provider to bring traffic to e-commerce platforms.

Key Drivers of Mobile Live Streaming Industry in China (Source: Frost & Sullivan)

●	Upgrading of the mobile Internet in China. In the past few years, the upgrading to 4G technologies has boosted data transmission rates, which has improved the penetration rate of 4G users. In addition, the development of mobile Internet technologies has lowered the bandwidth costs, which led to the overall cost reduction of the mobile live streaming market. Thus, the upgrading of mobile Internet in China brings the growth momentum for the mobile live streaming market in China.

●	Rising social demand. In recent years, the rising demand for social activities has driven the rapid development of the mobile live streaming market in China. Mobile live streaming products have created channels of direct communication between online broadcasters and viewers, and are constantly being updated to satisfy users’ demand.

●	Power of capital. With the influx of a substantial amount of funds in mobile live streaming platforms, mobile live streaming platforms are expected to improve operations through upgrading bandwidth, training of hosts and supervision of the live streaming content.

●	Popularity of mobile payment. With the increasing popularity of mobile payment , viewers are much more willing to pay for live streaming.

●	Exploration of the overseas market. As the mobile live streaming market in China is approaching saturation, the ‘One Belt, One Road’ initiative offers mobile live streaming platforms opportunities to explore the overseas areas and expand their business further. As countries along the road have lower low traffic costs, limited research and development capabilities, and lack of local Internet products, mobile live streaming platforms are able to launch their products and benefit from the rapid growth of the overseas market.

●	Development of new technology. The adoption of new technology like Virtual Reality (VR)/Augmented Reality (AR) will give mobile live streaming a brand-new experience, dramatically enhancing the interaction between users and hosts. The improvement of the users’ experience will bring mobile live streaming platforms more opportunities to retain existing users and attract new users and enhance the data flow of the platforms.

Market Constraints of Mobile Live Streaming Industry in China (Source: Frost & Sullivan)

●	The homogenization of content. Due to the homogeneous content of the mobile live streaming, platforms are having difficulties retaining users. The categories of mobile live streaming are far from being abundant and the platforms are obscure positioning, which resulted in the low stickiness of users. As the users are the foundation of mobile live streaming market, the homogenization of content will restrict the development of the market.

●	Incomplete legal system. Despite the establishment of laws and regulations related to the content and relevant intellectual property of mobile live streaming in China, key weaknesses remain in China’s protection and enforcement of live streaming content. Lack of regulations regarding mobile live streaming is not conducive to innovation and the development of high quality the mobile live streaming content, thus limiting the growth of the mobile live streaming market in China in the future.

●	Heavy reliance on the gifts model. Currently, the main revenue for mobile live streaming platforms come from users’ gifts, which is based on the interaction between users and hosts. Due to the low entry barriers for hosts, the quality of streaming content and the ability to acquire gifts is difficult to control. If a mobile live streaming platform loses the users, the platform will lose its ability to generate revenue.

REGULATIONS IN PRC

This section summarizes the principal current PRC laws and regulations relevant to Scienjoy’s business and operations.

As the live streaming industry is still at an early stage of development in China, new laws and regulations may be promulgated from time to time to introduce new regulatory requirements, including but not limited to, requirements of obtaining new licenses and permits in addition to those Scienjoy currently have. There are substantial uncertainties with respect to the interpretation and implementation of current and future PRC laws and regulations, including those applicable to live streaming industries and Scienjoy’s business. This section sets forth a summary of the most significant laws and regulations that are applicable to Scienjoy’s current business activities in China and that affect the dividends payment to our shareholders.

Regulations Relating to Telecommunications Services

In September 2000, the State Council issued the Regulations on Telecommunications of China, or the Telecommunications Regulations, as amended on July 29, 2014 and February 6, 2016, to regulate telecommunications activities in China. The Telecommunications Regulations set out basic guidelines on different types of telecommunications business activities in China. According to the Catalog of Telecommunications Business (2015 Amendment) implemented on March 1, 2016 (as amended on February 6, 2019), Internet information services constitute a type of value-added telecommunications service. The Telecommunications Regulations require operators of value-added telecommunications services to obtain value-added telecommunications business operation licenses from MIIT, or its provincial branches prior to the commencement of such services.

The Regulations for the Administration of Foreign-Invested Telecommunications Enterprises, or the FITE Regulations, which took effect on January 1, 2002 and were amended on September 10, 2008 and February 6, 2016, regulate foreign direct investment in telecommunications companies in China. The FITE Regulations stipulate that foreign investors are generally prohibited from holding ultimately more than 50% of equity interest in a foreign-invested enterprise that provides value-added telecommunications services, including, among others, provisions of Internet content. In addition, foreign investors are required to have sufficient experience operating value-added telecommunications business when applying for the MIIT’s value-added telecommunications business operation license.

On July 13, 2006, the Ministry of Information Industry (which is the predecessor of MIIT) issued the Circular on Strengthening the Administration of Foreign Investment in Value-added Telecommunications Services, or the MIIT Circular 2006, which provides that (a)foreign investors can only operate a telecommunications business in China through telecommunications enterprises with a valid telecommunications business operation license; (b) domestic license holders may not rent, transfer or sell telecommunications business operation licenses to foreign investors in any form or provide any foreign investors with resources, venues or facilities to promote unlicensed operations of telecommunications businesses in China; (c) value-added telecommunications service providers or their shareholders must directly own the domain names and registered trademarks that are used in their daily operations; (d) each value-added telecommunications service provider must have necessary facilities for its approved business operations and maintain such facilities in the geographic regions specified in its license; and (e) all value-added telecommunications service providers should improve their network and information security, establish a relevant information safety system and set up emergency plans to ensure network and information safety.

According to the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2019 version) (the “Negative List”) promulgated jointly by the MOFCOM and the National Development and Reform Commission (the “NDRC”) on June 30, 2019, the Foreign investors are prohibited from making any investments in the industries which are listed as “prohibited” in the Negative List; and, after satisfying certain additional requirements and conditions as set forth in the Negative List, are allowed to make investments in the industries which are listed as “restricted” in the Negative List. For any foreign investor that fails to comply with the Negative List, the competent authorities are entitled to ban its investment activities, require such investor to take measures to correct its non-compliance and impose other penalties. The internet content service, internet audio-visual program services and online culture activities are subject to foreign investment restrictions/prohibitions set forth in the Negative List.

Regulations Relating to Internet Information Services

The Administrative Measures on Internet Information Services (the “ICP Measures”) issued by the State Council on September 25, 2000 and amended on January 8, 2011, regulate provisions of Internet information services in the PRC. According to the ICP Measures, Internet information services refers to provisions of information through the Internet to online subscribers, including commercial and non-commercial services. Pursuant to the ICP Measures, commercial Internet information service providers shall obtain ICP Licenses from relevant PRC local authorities before engaging in commercial Internet information services in China. The Measures for the Administration of Telecommunications Business Licensing issued by Ministry of Information Industry firstly on December 26, 2001 and as most recently amended by MIIT on July 3, 2017 and effective as of September 1, 2017, further provides the requirements and formalities regarding application for value-added telecommunications business operation licenses, which is also regarded as the guideline for application for ICP License in local competent authorities. In addition, according to relevant PRC laws, administrative regulations or rules, providers of Internet information services in respect of news, publishing, education, medical treatment, health, pharmaceuticals or medical apparatuses shall obtain consent of the relevant PRC competent authority before applying for an operating permit or carrying out record-filing procedures.

Additionally, the ICP Measures and other relevant measures also prohibit publication of any content that propagates, among others, obscenity, pornography, gambling and violence, incite the commission of crimes or infringe upon the lawful rights and interests of third parties. If an Internet information services provider detects that information transmitted on its system falls under the specified prohibition, such provider must immediately terminate the transmission and delete the information and report it to the government authorities. Any provider’s violation of these prohibitions, in serious cases, will lead to revocation of its ICP License and shutdown of its Internet systems.

According to the Online Live Streaming Regulations published by CAC on May 2, 2017 and effective as of June 1, 2017, online live streaming service providers and online live streaming publishers that provide internet news information services without licenses, or exceeding the scope of their licenses, are subject to punishment by the CAC and the internet information offices at the level of provinces, autonomous regions, or municipalities directly under the Central Government in accordance with the Regulations for the Administration of Internet News Information Services which may include an order to cease such services. Other violations of the Online Live Streaming Regulations are subject to punishment by the national and local internet information offices in accordance with PRC laws; if such violations constitute crime, criminal liability shall be investigated in accordance with relevant PRC law.

Regulations Relating to Mobile Internet Applications Information Services

In addition to the Telecommunications Regulations and other regulations above, mobile applications (the “APPs”) and the Internet application store (the “APP Store”) are specially regulated by the Regulations for the Administration of Mobile Internet Applications Information Services (the “APP Provisions”), which were promulgated by the Cyberspace Administration of China (“CAC”) on June 28, 2016 and became effective on August 1, 2016.

Pursuant to the APP Provisions, the APP information service providers shall satisfy relevant qualifications required by laws and regulations, strictly carry out the information security management responsibilities and fulfill their obligations in various aspects relating to the real-name system, protection of users’ information and the examination and management of information content. The APP Store service providers shall file with the local cyberspace administration authorities within thirty (30) days after its APP Store services have launched, and such APP Store service providers are responsible for overseeing APP providers operated on their stores.

Regulations Relating to Online Transmission of Audio-Visual Programs and Online Living Streaming Business

On April 13, 2005, the State Council promulgated the Certain Decisions on the Entry of the Non-public-owned Capital into the Cultural Industry, according to which private capital shall not use information network to engage in audio-visual programs service. On July 6, 2005, five PRC governmental authorities, including the Ministry of Culture (“MOC”), the State Administration of Radio, Film and Television (“SARFT”), the General Administration of Press and Publication (“GAPP”), the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce (“MOFCOM”), jointly adopted the Several Opinions on Canvassing Foreign Investment into the Cultural Sector. On December 20, 2007, the SARFT and the MIIT jointly promulgated the Provisions on the Administration of Internet Audio-Visual Program Service, which took effect on January 31, 2008 and were subsequently amended on August 28, 2015, according to which, the entities engaged in business of online audio-visual programs shall obtain the “License for Online Transmission of Audio/Visual Program”. Under these provisions, foreign-invested companies are actually prohibited from engaging in the business of distributing audio-visual programs and service through Internet.

Providers of audio-visual program services through the Internet (including through mobile networks), in general, must be either state-owned or state-controlled entities, and the business to be carried out by such providers must satisfy the overall planning and guidance catalog for Internet audio-visual program service determined by SARFT; and such providers are required to obtain the License for Online Transmission of Audio/Video Program issued by National Radio and Television Administration (“NRTA”), or complete certain registration procedures with NRTA.

On May 21, 2008, SARFT issued a Notice on Relevant Issues Concerning Application and Approval of License for the Online Transmission of Audio-Visual Programs, as amended on August 28, 2015, which further sets out detailed provisions concerning the application and approval process regarding the License for Online Transmission of Audio/Video Program. The notice also stipulates that the qualified entities for application of such license shall include the companies absolutely controlled by multiple state-owned shareholders and enterprises relatively controlled by state-owned capital (there shall be no affiliation between non-state-owned shareholders), and exclude foreign-invested enterprises. Further, on March 30, 2009, SARFT promulgated the Notice on Strengthening the Administration of the Content of Internet Audio-Visual Programs, which reiterates the pre-approval requirements for the audio-visual programs transmitted through the Internet, including through mobile networks, where applicable, and prohibits certain types of Internet audio-visual programs containing violence, pornography, gambling, terrorism, superstition or other similarly prohibited elements.

On March 17, 2010, the SARFT issued the Internet Audio-Visual Program Services Categories (Provisional), or the Provisional Categories, as adjusted on March 10, 2017, which classified Internet audio/visual program services into four categories. In addition, the “Notice concerning Strengthening the Administration of the Streaming Service of Online Audio/Visual Programs” promulgated by the State Administration of Press, Publication, Radio, Film and Television (or the SAPPRFT, which is the predecessor of NRTA) on September 2, 2016 emphasizes that, unless a specific license is granted under the Provisional Categories, the audio/visual programs service provider is forbidden from engaging in live streaming on major political, military, economic, social, cultural and sports events.

On July 6, 2012, the SARFT and the CAC issued the Notice Regarding Further Enhancement of Management of Online Audio and Video Programs such as Online Drama Series and Microfilms, pursuant to which providers of Internet audio-visual program services which are engaged in the production of online audio-visual programs such as online drama series and microfilms and broadcast such programs on their own websites shall lawfully obtain the Radio and Television Program Production and Operating Permit issued by local branches of the NRTA and corresponding License for Online Transmission of Audio/Video Program at the same time. Providers of Internet audio-visual program services shall report the information on online audio-visual programs such as online drama series and microfilms which have been reviewed and approved to the provincial branches of the NRTA in their domiciles for filing.

On April 25, 2016, the SAPPRFT promulgated the Provisions on the Administration of Private Network and Targeted Communication Audio-visual Program Services (effective as of June 1, 2016), which apply to the provision of radio, television programs and other audio-visual programs to a targeted audience on television and all types of handheld electronic equipment. This provision covers the Internet and other information networks as targeted transmission channels, including the provision of content, integrated broadcast control, transmission and distribution and other activities conducted in such forms as Internet protocol television, private network mobile television and Internet television. Anyone who provides private network and targeted transmission audio-visual program services must obtain a License for Online Transmission of Audio/Video Program issued by the SARFT and operate its business pursuant to the scope as provided in such license. Foreign-invested enterprises are not allowed to engage in the above referenced businesses.

On July 1, 2016, the MOC promulgated the Notice on Strengthening the Administration of Network Performance, which regulates the behavior of entities conducting businesses related to network performance and performers. Entities operating network performances shall be responsible for the services and content posted on their website by performers. They must refine their content management mechanism and shut down the channel and stop the dissemination of any network performance as soon as they realize that such network performance is in violation of relevant laws and regulations. Network performers shall be responsible for their performances and shall not perform any program containing violence, pornography, or other similarly prohibited elements.

In addition, the SAPPRFT issued the Notice Concerning Strengthening the Administration the Streaming Service of Online Audio-Visual Programs in September 2016, pursuant to which an Internet live-streaming service provider shall (i) equip personnel to review the content of the live-stream; (ii) establish the technical methods and work mechanisms in order to replace the unlawful content by using the backup program; and (iii) record the live-streaming program and keep the records for at least sixty (60) days to fulfill the inspections requirements from the competent administrative authorities. The CAC promulgated the Regulations for the Administration of Online Live-Streaming Services, or Internet Live-Streaming Services Provisions, on November 4, 2016, effect as of December 1, 2016, according to which, an Internet live-streaming service provider shall (a) establish a live-streaming content review platform; (b) conduct authentication registration of Internet live-streaming issuers based on their identity certificates, business licenses and organization code certificates; and (c) enter into a service agreement with Internet live-streaming services user to specify both parties’ rights and obligations.

On March 16, 2018, the SAPPRFT issued the Notice on Further Regulating the Communication Order of Internet Audio-Visual Programs, which requires that, among others, audio-visual platforms shall: (i) not produce or transmit programs intended to parody or denigrate classic works, (ii) not re-edit, re-dub, re-caption or otherwise ridicule classic works, radio and television programs, or original Internet audio-visual programs without authorization, (iii) not transmit re-edited programs, which unfairly distort the original content, (iv) strictly monitor the adapted content uploaded by platform users and not provide transmission channels for illicit content, (v) immediately take down unauthorized content upon receipt of complaints from copyright owners, radio and television stations, or film and television production institutions, (vi) strengthen the administration of movie trailers and prevent improper broadcasting of movie clips and trailers prior to authorized release, and (vii) strengthen the administration of sponsorship and endorsement for Internet audio-visual programs. Pursuant to this notice, the provincial branches of the NRTA shall have the authority to supervise radio and television stations and websites that offer audio-visual programs within its jurisdiction and require them to further improve their content management systems and implement relevant management requirements.

Regulations Relating to Online Cultural Activities

The Ministry of Culture promulgated the Provisional Measures on Administration of Internet Culture firstly in 2011, as most recently amended on December 15, 2017, and the Notice on Issues Relating to Implementing the Newly Revised Provisional Measures on Administration of Internet Culture promulgated by the Ministry of Culture in 2011, which apply to entities that engage in activities related to “online cultural products.” “Online cultural products” are classified as cultural products developed, published and disseminated through the Internet which mainly include: (i) online cultural products particularly developed for publishing through the Internet, such as, among other things, online music and video files, network games and online animation features and cartoons (including flash animation); and (ii) online cultural products converted from audio and visual products, games, performing arts, artworks and animation features and cartoons, and published on the Internet. Pursuant to this legislation, entities are required to obtain the Internet Culture Operation Licenses from the applicable provincial level counterpart of the Ministry of Culture and Tourism (“MCT”, which is the predecessor of MOC) if they intend to commercially engage in any of the following types of activities:

●	production, duplication, import, release or broadcasting of online cultural products;

●	publishing of online cultural products on the Internet or transmission thereof to computers, fixed-line or mobile phones, radios, television sets or game consoles for the purpose of browsing, reading, reviewing, using or downloading such products by online users; or

●	exhibitions or contests related to online cultural products.

On August 12, 2013, the MOC issued the Administrative Measures for Content Self-Review by Internet Culture Business Entities, effective as of December 1, 2013, which requires Internet culture business entities to review the content of products and services to be provided prior to providing such content and services to the public. The content management system of an Internet culture business entity is required to specify the responsibilities, standards and processes for content review as well as accountability measures, and is required be filed with the provincial level counterpart of the MCT.

Regulations Relating to Virtual Currency

On January 25, 2007, the Ministry of Public Security, the MOC, the Ministry of Information Industry and the GAPP jointly issued a circular regarding online gambling which has implications on the issuance and use of virtual currency. It basically bans the conversion of virtual currency into real currency or property and prohibits transfer of virtual currency among game players.

On February 15, 2007, fourteen PRC regulatory authorities jointly issued a circular to further strengthen the oversight of Internet cafes and online games. In accordance with the circular, the People’s Bank of China, or PBOC, has the authority to regulate virtual currency, including: (a) setting limits on the aggregate amount of virtual currency that can be issued by online game operators and the amount of virtual currency that can be purchased by an individual; (b) stipulating that virtual currency issued by online game operators can only be used for purchasing virtual products and services within the online games and not for purchasing tangible or physical products; (c) requiring that the price for redemption of virtual currency shall not exceed the respective original purchase price; and (d) banning the trading of virtual currency.

On June 4, 2009, the MOC and the MOFCOM jointly issued a notice to strengthen the administration of online game virtual currency. The Virtual Currency Notice requires businesses that (a) issue online game virtual currency (in the form of prepaid cards and/or pre-payment or prepaid card points), or (b) offer online game virtual currency transaction services to apply for approval from the MCT through its provincial branches within three (3) months after the issuance of the notice. The Virtual Currency Notice businesses that issue virtual currency for online games are prohibited from offering services that can trade virtual currency. Any company that fails to file the necessary application will be subject to sanctions, including but not limited to, mandatory corrective actions and fines. Based on the Virtual Currency Notice, the MOC further promogulated a filing guideline for the “online game virtual currency distribution enterprises” and “online game virtual currency trading enterprises” on July 20, 2009 to regulate the entities involving such virtual currency businesses.

Currently, the PRC government has not promulgated any specific rules, laws or regulations to directly regulate virtual currency, except for the above-mentioned online game virtual currency. To comply with the principle of above-mentioned regulations, in relation to online streaming business, Scienjoy’s virtual currency currently can only be used by viewers to exchange for virtual items/gifts to be used to show support for performers or gain access to privileges and special features in the channels which are services in nature instead of “real currency or property.” Once the virtual currency is exchanged by viewers for virtual items/gifts or the relevant privileged services, the conversion transaction is completed and Scienjoy will immediately cancel the virtual properties in its internal system. See “Risk Factors—Risks Related to Doing Business in China—Restrictions on virtual currency may adversely affect Scienjoy’s revenues.”

Regulations Relating to Commercial Performances

The Administrative Regulations on Commercial Performances was firstly promulgated by the State Council in 2005 and as most recently amended on February 6, 2016. According to these regulations, to legally engage in commercial performances, a culture and arts performance group shall have full-time performers and equipment in line with its performing business, and file an application with the culture administrative department of the people’s government at the county level for approval; while a performance brokerage agency shall have three or more full-time performance brokers and funds suitable for the relevant business, and file an application with the culture administrative department at the provincial level. The culture administrative department shall make a decision within twenty (20) days from the receipt of the application whether to approve the application, and upon approval, will issue a commercial performance license. Currently, there is no related regulations or governmental interpretation to specify if above regulations apply to live streaming business.

Regulations Relating to Production of Radio and Television Programs

On July 19, 2004, the SARFT issued the Regulations on the Administration of Production and Operation of Radio and Television Programs, or the Radio and TV Programs Regulations, which took effect on August 20, 2004 and was amended on August 28, 2015. The Radio and TV Programs Regulations require any entities engaging in the production and operation of radio and television programs to obtain a license for such businesses from the NRTA or its provincial branches. Entities with the Radio and Television Program Production and Operating Permit must conduct their business operations strictly in compliance with the approved scope of production and operations and these entities (except radio and TV stations) must not produce radio and TV programs regarding current political news or similar subjects.

Regulations Relating to Intellectual Property Rights

Copyright

China has enacted various laws and regulations relating to the protection of copyright. China is a signatory to some major international conventions on protection of copyright and became a member of the Berne Convention for the Protection of Literary and Artistic Works in October 1992, the Universal Copyright Convention in October 1992 and the Agreement on Trade-Related Aspects of Intellectual Property Rights upon its accession to the World Trade Organization in December 2001.

The PRC Copyright Law, promulgated in 1990 and amended in 2001 and 2010, or the Copyright Law, and its related implementing regulations, promulgated in 2002 and amended in 2013, are the principal laws and regulations governing copyright related matters. The Copyright Law provides that Chinese citizens, legal persons, or other organizations shall, whether published or not, enjoy copyright of their works, which include, among others, works of literature, art, natural science, social science, engineering technology and computer software.

The State Council and the National Copyright Administration have promulgated various rules and regulations relating to the protection of software in China. According to these rules and regulations, software owners, licensees and transferees may register their rights in software with the Copyright Protection Center of China and obtain software copyright registration certificates. Although such registration is not mandatory under PRC law, software owners, licensees and transferees are encouraged to go through the registration process and registered software rights may be entitled to better protection. For the number of software programs for which Scienjoy had registered software copyrights as of the date of this statement.

The amended Copyright law covers Internet activities, products disseminated over the Internet and software products, among the subjects entitled to copyright protection. Registration of copyright is voluntary, and it is administrated by the Copyright Protection Center of China. To further clarify some key Internet copyright issues, on December 17, 2012, the PRC Supreme People’s Court promulgated the Regulation on Several Issues Concerning Applicable Laws on Trial of Civil Disputes over the Infringement of Information Network Transmission Right, or the 2013 Regulation. The 2013 Regulation took effect on January 1, 2013, and replaced the Interpretations on Some Issues Concerning Applicable Laws for Trial of Disputes over Internet Copyright that was initially adopted in 2000 and subsequently amended in 2004 and 2006. Under the 2013 Regulation, where an Internet information service provider works in cooperation with others to jointly provide works, performances, audio and video products of which the right holders have information network transmission right, such behavior will constitute joint infringement of third parties’ information network transmission right, and the PRC court shall order such Internet information service provider to assume joint liability for such infringement.

To address the problem of copyright infringement related to content posted or transmitted on the Internet, the National Copyright Administration and Ministry of Information Industry jointly promulgated the Measures for Administrative Protection of Copyright Related to Internet on April 29, 2005. These measures, which became effective on May 30, 2005, apply to acts of automatically providing services such as uploading, storing, linking or searching works, audio or video products, or other content through the Internet based on the instructions of Internet users who publish content on the Internet, or the Internet Content Providers, without editing, amending or selecting any stored or transmitted content. When imposing administrative penalties upon the act which infringes upon any user’s right of communication through information networks, the Measures for Imposing Copyright Administrative Penalties, promulgated in 2009, shall be applied.

Where a copyright holder finds that certain Internet content infringes upon its copyright and sends a notice to the relevant Internet information service operator, the relevant Internet information service operator is required to (i) immediately take measures to remove the relevant content and (ii) retain all infringement notices for six months and to record the content, display time and IP addresses or the domain names related to the infringement for 60 days. If the content is removed by an Internet information service operator according to the notice of a copyright holder, the content provider may deliver a counter-notice to both the Internet information service operator and the copyright holder, stating that the removed content does not infringe upon the copyright of other parties. After the delivery of such counter-notice, the Internet information service operator may immediately reinstate the removed content and shall not bear administrative legal liability for such reinstatement.

An Internet information service operator may be subject to cease-and-desist orders and other administrative penalties such as confiscation of illegal income and fines, if it is clearly aware of a copyright infringement through the Internet or, although not aware of such infringement, it fails to take measures to remove relevant content upon receipt of the copyright owner’s notice of infringement and, as a result, damages public interests. Where there is no evidence to indicate that an Internet information service operator is clearly aware of the existence of copyright infringement, or the Internet information service operator has taken measures to remove relevant content upon receipt of the copyright owner’s notice, the Internet information service provider shall not bear the relevant administrative legal liabilities.

Scienjoy have adopted measures to mitigate copyright infringement risks, but Scienjoy could still face copyright infringement claims with respect to copyrighted content being streamed live or songs performed live on Scienjoy’s platform.

Patent

The National People’s Congress adopted the PRC Patent Law in 1984 and amended it in 1992, 2000 and 2008, respectively. A patentable invention, utility model or design must meet three conditions: novelty, inventiveness and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds or substances obtained by means of nuclear transformation. The Patent Office under the State Intellectual Property Office is responsible for receiving, examining and approving patent applications. A patent is valid for a twenty-year term for an invention and a ten-year term for a utility model or design. Except under certain specific circumstances provided by law, any third-party user must obtain consent or a proper license from the patent owner to use the patent, or else the use will constitute an infringement of the rights of the patent holder.

According to the PRC Patent Law, if the Patent Office finds the application of an invention conforms to the legal requirements after its preliminary examination of such application documents, it shall publish the application promptly within eighteen (18) full months after the filing date. According to the Guidelines of Patent Examination, the examination of a patent shall include the preliminary examination, the substantive examination, examination of international applications entering the national phase and review. However, the above-mentioned regulations do not explicitly state how long it takes for a patent application to be approved or denied. In practice, it generally may take up to one year for the Patent Office to review and approve or deny applications of patents in the category of utility model or design and two to five years in the category of invention.

Trademark

The PRC Trademark Law, adopted in 1982 and amended in 1993, 2001, 2013 and 2019, with its implementation rules adopted in 2014, protects registered trademarks. The Trademark Office of National Intellectual Property Administration, or the Trademark Office handles trademark registrations and grants a protection term of ten years to registered trademarks, which may be extended for another ten years upon request. Trademark license agreements must be filed with the Trademark Office for record.

Domain name

In September 2002, China Internet Network Information Center (“CNNIC”) issued the Implementing Rules for Domain Name Registration setting forth detailed rules for registration of domain names, which was amended on May 29, 2012. On September 1, 2014 the CNNIC issued the Measures on Domain Name Dispute Resolution and relevant implementing rules, pursuant to which the CNNIC can authorize a domain name dispute resolution institution to decide disputes. On August 24, 2017, the MIIT promulgated the Measures for Administration of Internet Domain Names, which regulates the registration of domain names.

Regulations Relating to Internet Infringement

On December 26, 2009, the Standing Committee of National People’s Congress promulgated the PRC Tort Law, or the Tort Law, which became effective on July 1, 2010. Under the Tort Law, an Internet user or an Internet service provider that infringes upon the civil rights or interests of others through using the Internet assumes tort liability. If an Internet user infringes upon the civil rights or interests of another through using the Internet, the person being infringed upon has the right to notify and request the Internet service provider whose Internet services are facilitating the infringement to take necessary measures including the deletion, blocking or disconnection of an Internet link. If, after being notified, the Internet service provider fails to take necessary measures in a timely manner to end the infringement, it will be jointly and severally liable for any additional harm caused by its failure to act.

Regulations Relating to Internet Content and Information Security

The Administrative Measures on Internet Information Services (effective as of January 8, 2011) specify that Internet information services regarding news, publications, education, medical and health care, pharmaceutical and medical appliances, among other things, are to be examined, approved and regulated by the relevant authorities. Internet information providers are prohibited from providing services beyond those included in the scope of their ICP Licenses or filings. The PRC government has promulgated measures relating to Internet content through a number of governmental agencies, including the MIIT, the Ministry of Culture and the General Administration of Press and Publication. These measures specifically prohibit Internet activities, that result in the publication of any content which is found to propagate obscenity, gambling or violence, instigate crimes, undermine public morality or the cultural traditions of the PRC or compromise state security or secrets. Internet information providers must monitor and control the information posted on their websites. If any prohibited content is found, they must remove the offensive content immediately, keep a record of it and report it to the relevant authorities.

On December 13, 2005, the Ministry of Public Security promulgated Provisions on Technological Measures for Internet Security Protection, or the Internet Protection Measures, which took effect on March 1, 2006. The Internet Protection Measures requires all Internet information services operators to take proper measures including anti-virus, data back-up and other related measures, and keep records of certain information about their users (including user registration information, log-in and log-out time, IP address, content and time of posts by users) for at least sixty (60) days and submit the above information as required by laws and regulations.

The Standing Committee of National People’s Congress, China’s national legislative body, enacted the Decisions on the Maintenance of Internet Security on December 28, 2000 and subsequently amended on August 27, 2009, that may subject any persons to criminal liabilities in China for any attempt to: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; leak state secrets; (iv) spread false commercial information; or (v) infringe on intellectual property rights. The Ministry of Public Security has promulgated measures that prohibit the use of the Internet in ways which, among other things, results in a leakage of state secrets or a spread of socially destabilizing content.

In 1997, the Ministry of Public Security issued the Administration Measures on the Security Protection of Computer Information Network with International Connections (amended by the State Council of PRC. in 2011), which prohibit using the Internet in ways which, among others, result in a leak of state secrets or a spread of socially destabilizing content. The Ministry of Public Security has supervision and inspection powers in this regard, and relevant local security bureaus may also have jurisdiction. If an ICP License holder violates these measures, the PRC government may revoke its ICP License and shut down its website.

On December 28, 2012, the Standing Committee of the National People’s Congress reiterated relevant rules on the protection of Internet information by issuing the Decision on Strengthening the Protection of Network Information, or the 2012 Decision. The 2012 Decision distinctly clarified certain relevant obligations of Internet information service providers. Once it discovers any transmission or disclosure of information prohibited by the relevant laws and regulations, the Internet information service provider shall stop transmission of such information, take measures such as elimination, keeping relevant records and reporting to relevant authorities. To comply with the above laws and regulations, Scienjoy have developed the following mechanisms to monitor the content on Scienjoy’s platform as AI-backed automatic detection process, manual review, self-regulation system by streamers and room managers and report by users.

Regulations Relating to Privacy Protection

Under the Several Provisions on Regulating the Market Order of Internet Information Services, issued by the Ministry of Industry and Information Technology in 2011, an ICP service operator may not collect any user personal information or provide such information to third parties without the consent of a user. An ICP service operator must expressly inform the users of the method, content and purpose for the collection and processing of such user personal information and may only collect such information necessary for the provision of its services. PRC laws and regulations prohibit Internet content providers from disclosing any information transmitted by users through their networks to any third parties without their authorization unless otherwise permitted by law. An ICP service operator is also required to properly keep the user personal information, and in case of any leak or likely leak of the user personal information, the ICP service operator must take immediate remedial measures and, in severe circumstances, make an immediate report to the telecommunication’s regulatory authority. In addition, pursuant to the 2012 Decision and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the Ministry of Industry and Information Technology in July 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scope. An ICP service operator must also keep such information strictly confidential, and is further prohibited from divulging, tampering or destroying of any such information, or selling or providing such information to other parties. If an Internet content provider violates these regulations, the MIIT or its local bureaus may impose penalties and the Internet content provider may be liable for damages caused to its users.

Regulations Relating to Internet Publication and Cultural Products

On February 4, 2016, State Administration of Press, Publication, Radio, Film and Television (or the SAPPRFT, which is the predecessor of NRTA), and the MIIT issued the Administrative Provisions on Online Publishing Services, or the Online Publishing Provisions, which took effect on March 10, 2016. According to the Online Publishing Provisions, all online publishing services provided within the territory of China are subject to the Online Publishing Provisions, and an online publishing services permit shall be obtained in order to provide online publishing services. Pursuant to the Online Publishing Provisions, “online publishing services” refer to providing online publications to the public through information networks; and “online publications” refer to digital works with publishing features such as having been edited, produced or processed and are made available to the public through information networks, including: (i) written works, pictures, maps, games, cartoons, audio-visual reading materials and other original digital works containing useful knowledge or ideas in the field of literature, art, science or other fields; (ii) digital works of which the content is identical to that of any published book, newspaper, periodical, audio-visual product, electronic publication or the like; (iii) network literature databases or other digital works, derived from any of the aforesaid works by selection, arrangement, collection or other means; and (iv) other types of digital works as may be determined by the SAPPRFT.

Regulations Relating to Foreign Currency Exchange and Dividend Distribution

Foreign currency exchange

The core regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, as amended in August 2008, or the FEA Regulations. Certain organizations in the PRC, including foreign invested enterprises, may purchase, sell and/or remit foreign currencies at certain banks authorized to conduct foreign exchange business upon providing valid commercial documents. However, approval of the State Administration of Foreign Exchange, or SAFE, is required for capital account transactions.

On August 29, 2008, the SAFE issued Circular 142 to regulate the conversion of foreign currency into Renminbi by a foreign-invested enterprise by restricting the ways in which converted Renminbi may be used. Circular 142 requires that the registered capital of a foreign-invested enterprise converted into Renminbi from foreign currencies may only be utilized for purposes within its business scope. Meanwhile, the SAFE strengthened its oversight of the flow and the use of the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without the SAFE’s approval, and may not in any case be used as repayment of Renminbi loans if the proceeds of such loans have not been used.

In 2014, the SAFE decided to reform the foreign exchange administration system to satisfy and facilitate the business and capital operations of foreign-invested enterprises, and issued the Circular on the Relevant Issues Concerning the Launch of Reforming Trial of the Administration Model of the Settlement of Foreign Currency Capital of Foreign-Invested Enterprises in Certain Areas on July 4, 2014, or SAFE Circular 36. The SAFE Circular 36 suspends the application of SAFE Circular 142 in certain areas and allows a foreign-invested enterprise registered in such areas to use the Renminbi capital converted from foreign currency registered capital for equity investments within the scope of business, which will be regarded as the reinvestment of foreign-invested enterprise. On March 30, 2015, the SAFE issued the Circular on the Reforming of the Management Method of the Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect on June 1, 2015, and replaced SAFE Circular 142 and SAFE Circular 36. Under SAFE Circular 19, a foreign-invested enterprise, within the scope of business, may also choose to convert its registered capital from foreign currency to Renminbi on a discretionary basis, and the Renminbi capital so converted can be used for equity investments within the PRC, which will be regarded as the reinvestment of foreign-invested enterprise.

Dividend distribution

The Foreign Investment Enterprise Law, promulgated in 1986 and amended in 2000, 2016 and 2019 (which will be superseded by the Foreign Investment Law published on March 15, 2019 and effective as of January 1, 2020), and the Administrative Rules under the Foreign Investment Enterprise Law, promulgated in 1990 and amended in 2001 and 2014 (which will be superseded by related rules after January 1, 2020), are the key regulations governing distribution of dividends of foreign-invested enterprises.

According to these regulations, a wholly foreign-owned enterprise in China, or a WFOE, may pay dividends only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a WFOE is required to allocate at least 10% of its accumulated profits each year, if any, to statutory reserve funds unless its reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends. The proportional ratio for withdrawal of rewards and welfare funds for employees shall be determined at the discretion of the WFOE. Profits of a WFOE shall not be distributed before the losses thereof before the previous accounting years have been made up. Any undistributed profit for the previous accounting years may be distributed together with the distributable profit for the current accounting year.

Pursuant to the SAFE’s Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, issued and effective on July 4, 2014, and its appendices, PRC residents, including PRC institutions and individuals, must register with local branches of the SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interest in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, including but not limited to increases or decreases of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event.

In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making distributions of profit to the offshore parent and from carrying out subsequent cross-border foreign exchange activities and the special purpose vehicle may be restricted in their ability to contribute additional capital into its PRC subsidiary. And, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion, including (i) up to 30% of the total amount of foreign exchange remitted overseas and deemed to have been evasive and (ii) in circumstances involving serious violations, a fine of no less than 30% of and up to the total amount of remitted foreign exchange deemed evasive. Furthermore, the persons-in-charge and other persons at Scienjoy’s PRC subsidiaries who are held directly liable for the violations may be subject to criminal sanctions. These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions and share transfer that we make in the future if our shares are issued to PRC residents.

Stock Option Rules

Pursuant to the Circular on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company issued by the SAFE on February 15, 2012, or the SAFE Circular 7, employees, directors, supervisors and other senior management participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non PRC citizens residing in China for a continuous period of not less than one year, subject to a few exceptions, are required to register with the SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit their ability to contribute additional capital into their wholly foreign-owned subsidiaries in China and limit these subsidiaries’ ability to distribute dividends to their overseas parent company. The PRC agents shall, on behalf of the PRC residents who have the right to exercise the employee share options, apply to the SAFE or its local branches for an annual quota for the payment of foreign currencies in connection with the PRC residents’ exercise of the employee share options. The foreign exchange proceeds received by the PRC residents from the sale of shares under the stock incentive plans granted and dividends distributed by the overseas listed companies must be remitted into the bank accounts in the PRC opened by the PRC agents before distribution to such PRC residents. In addition, the PRC agents shall file each quarter the form for record-filing of information of the Domestic Individuals Participating in the Stock Incentive Plans of Overseas Listed Companies with the SAFE or its local branches. Scienjoy and its PRC citizen employees who are granted share options, or PRC option holders, will be subject to the SAFE Circular 7 when Scienjoy becomes an overseas listed company upon the completion of this transaction. If PRC option holders fail to comply with the SAFE Circular 7, Scienjoy and PRC option holders may be subject to fines and other legal sanctions.

In addition, the State Administration for Taxation has issued circulars concerning employee share options, under which employees working in the PRC who exercise share options will be subject to PRC individual income tax. Scienjoy’s PRC subsidiaries have obligations to file documents related to employee share options with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If Scienjoy’s employees fail to pay or if Scienjoy fail to withhold their income taxes as required by relevant laws and regulations, Scienjoy may face sanctions imposed by the PRC tax authorities or other PRC government authorities.

Regulations Relating to Tax

PRC enterprise income tax

The PRC enterprise income tax is calculated based on the taxable income determined under the applicable enterprise income tax (“EIT”) Law and its implementation rules. On March 16, 2007, the National People’s Congress of China enacted the New EIT Law, which became effective on January 1, 2008 and was subsequently amended on February 24, 2017 and December 29, 2018. On December 6, 2007, the State Council promulgated the implementation rules to the New EIT Law, which was amended and became effective on January 1, 2008, and was subsequently amended on April 23, 2019.

Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. A circular issued by the State Taxation Administration in April 2009 and amended in 2017 and 2018 regarding the standards used to classify certain Chinese invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as “resident enterprises”, or the SAT Circular 82 clarified that dividends and other income paid by such PRC “resident enterprises” will be considered PRC source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non PRC enterprise shareholders. This circular also subjects such PRC “resident enterprises” to various reporting requirements with the PRC tax authorities. Under the implementation regulations to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

According to the SAT Circular 82, a Chinese-controlled offshore-incorporated enterprise will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions set forth in Circular 82 are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals and board and shareholder resolutions are located or maintained in the PRC; and (iv) 50% or more of voting board members or senior executives habitually reside in the PRC.

PRC indirect transfer tax

On February 3, 2015, the SAT issued the Notice on Several Issues Concerning Enterprise Income Tax for Indirect Assets Transfer by Non-PRC Resident Enterprises, as amended in 2017, or SAT Circular 7. Pursuant to SAT Circular 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be recharacterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure. According to SAT Circular 7, where the payor fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. SAT Circular 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or SAT Circular 37, which further elaborates the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of SAT Circular 7. SAT Circular 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved.

Value added tax

On January 1, 2012, the State Taxation Administration officially launched a pilot VAT reform program, or Pilot Program, applicable to businesses in selected industries. Businesses in the Pilot Program would pay VAT instead of business tax. The Pilot Industries in Shanghai included industries involving the leasing of tangible movable property, transportation services, research and development and technical services, information technology services, cultural and creative services, logistics and ancillary services, certification and consulting services. The Pilot Program initially applied only to transportation industry and modern service industries, Pilot Industries, in Shanghai in 2011 and expanded to eight trial regions (including Beijing) and nationwide progressively from August to December 2012. The Pilot Industries in Shanghai included industries involving the leasing of tangible movable property, transportation services, research and development and technical services, information technology services, cultural and creative services, logistics and ancillary services, certification and consulting services. Revenues generated by advertisement services, a type of “cultural and creative services,” are subject to the VAT rate of 6%. According to official announcements made by competent authorities in Beijing, Beijing launched the same Pilot Program on September 1, 2012, Revenues generated by advertisement services, a type of “cultural and creative services,” are subject to the VAT rate of 6%.

On December 12, 2013, the Ministry of Finance and the SAT issued the Circular on Including the Railway Transportation and Postal Industries in the Pilot Program of Replacing Business Tax with Value-Added Tax, or the Pilot Collection Circular. The scope of certain modern services industries under the Pilot Collection Circular is expanded to cover research and development and technical services, cultural and creative services, and radio, film and television services. In addition, according to the Notice on Including the Telecommunications Industry in the Pilot Program of Levying Value-added Tax in Lieu of Business Tax, which became effective on June 1, 2014, the scope of certain modern services industries under the Pilot Collection Circular is further expanded to cover the telecommunications industry. On March 23, 2016, the MOF and the SAT issued the Circular on Comprehensively Promoting the Pilot Program of the Collection of Value added Tax in Lieu of Business Tax. Effective from May 1, 2016, the PRC tax authorities collect VAT in lieu of Business Tax in all regions and industries. All of Scienjoy’s entities were subject to VAT at the rate of 3% (as the “small-scale tax payer”) or 6% (as the “general tax payer”) for services provided and 16% for goods sold as of December 31, 2018. On March 20, 2019, the SAT announced that the VAT rate of 16% for sale of goods be reduced to 13%, effective from April 1, 2019.

Withholding Tax on Dividend

A PRC resident enterprise which distributes dividends to its non-PRC shareholders should withhold PRC income tax at a rate of 10% according to PRC law. However, pursuant to the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Income, if the beneficial owner of the dividends is a Hong Kong resident enterprise, which directly holds at least 25% of the equity interest of the aforesaid enterprise (i.e., the dividend distributor), the tax levied shall be 5% of the distributed dividends. Meanwhile, the Circular of the State Taxation Administration on the Interpretation and the Determination of the “Beneficial Owners” in the Tax Treaties has stipulated some factors that are unfavorable to the determination of “beneficial owner,” particularly in the case of holding companies.

In addition, pursuant to the Circular of the State Taxation Administration on Relevant Issues Relating to the Implementation of Dividend Clauses in Tax Treaties, which was issued by the SAT on February 20, 2009, for a tax resident of the counterparty to the tax treaty to be entitled to such tax treatment specified in the tax treaty for with respect to the dividends paid to it by a Chinese resident company, all of the following requirements should be satisfied: (i) the tax resident who obtains dividends should be a company as provided in the tax treaty; (ii) the equity interests and the voting shares of the Chinese resident company directly owned by such tax resident reach a specified percentage; and (iii) the capital ratio of the Chinese resident company directly owned by such tax resident reaches the percentage specified in the tax treaty at any time within 12 months prior to acquiring the dividends.

Regulations Relating to Labor and Social Insurance

The principal laws that govern employment include: (i) the PRC Labor Law, promulgated by the Standing Committee of the National People’s Congress on July 5, 1994, which has been effective since January 1, 1995 and most recently amended on December 29, 2018; and (ii) the PRC Labor Contract Law, promulgated by the Standing Committee of the National People’s Congress on June 29, 2007 and amended on December 28, 2012.

According to the PRC Labor Law and the PRC Labor Contract Law, employers must execute written labor contracts with full-time employees. All employers must compensate their employees with wages equal to at least the local minimum wage standards. All employers are required to establish a system for labor safety and sanitation, strictly comply with state rules and standards and provide employees with workplace safety training. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative penalties. For serious violations, criminal liability may arise.

In addition, an employer is obligated to sign an indefinite term labor contract with an employee if the employer continues to employ the employee after two consecutive fixed term labor contracts. The employer also has to pay compensation to the employee if the employer terminates an indefinite term labor contract. Moreover, employers in China are required to provide employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance and housing funds.

According to the Social Insurance Law, an employer that fails to make social insurance contributions may be ordered to pay the required contributions within a stipulated deadline and be subject to a late fee. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to the Regulations on Administration of Housing Fund, an enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

Regulations Relating to M&A and Overseas Listings

On August 8, 2006, six PRC governmental agencies jointly promulgated the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006, and were amended on June 22, 2009. The M&A Rules require offshore special purpose vehicles formed to pursue overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on any stock exchange overseas.

The application of the M&A Rules remains unclear. Scienjoy are advised by its PRC legal counsel, Feng Yu Law Firm , that based on its understanding on the current PRC laws, rules and regulations, prior approval from the CSRC is not required under the M&A Rules for the listing and trading of our stock on the Nasdaq.

MANAGEMENT’s DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF SCIENJOY INC.

You should read the following discussion and analysis of Scienjoy’s financial condition and results of operations in conjunction with its combined financial statements and consolidated financial statements and the related notes included in this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. Scienjoy’s actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement.

Overview

Scienjoy is a leading provider of mobile entertainment live streaming platforms in China and operates its platforms on both PC and mobile apps, through which users can enjoy immersive and interactive entertainment live streaming. Scienjoy had approximately 185 million registered users by the end of June 2019 and over 10 million quarterly active users.

Scienjoy adopts a multi-platform strategy and is currently running three platforms: the Showself live streaming platform launched in 2014, the Lehai live streaming platform launched in 2015, and the Haixiu live streaming platform launched in 2016. All of three platforms are categorized as “SHOW live streaming” in which professional broadcasters provide live streaming entertainment for users primarily in the form of performances (such as singing, dancing, and talk shows). Broadcasters on all three platforms have been professionally trained by relevant broadcaster agents to provide more professional content. Despite the similarity in contents, the three platforms adopt different operation strategies, such as, to name a few, different broadcaster policy, events, promotion, and games. Scienjoy provides a technological infrastructure to enable broadcasters, online users and viewers to interact with each other during live streaming.

All three platforms can be accessed for free. Scienjoy mainly derives its revenue from sales of virtual items on the platforms. Users can purchase virtual currency to purchase virtual items for use on Scienjoy’s platforms. Users can recharge their virtual currency on Scienjoy’s platforms through various online third-party payment platforms, such as WeChat Pay or AliPay. The revenue of Scienjoy was RMB717.129 million for the year ended December 31, 2016, RMB836.604 million for the year ended December 31, 2017, and RMB743.018 million for the year ended December 31, 2018, respectively. The revenue of Scienjoy was RMB371.341 million for the six months ended June 30, 2018 and RMB404.478 million for the same period of 2019. Scienjoy had net income RMB71.958 million for the year ended December 31, 2016, RMB156.744 million for the year ended December 31, 2017, and RMB106.740 million for the year ended December 31, 2018, respectively. Scienjoy’s net income was RMB57.091 million for the six months ended June 30, 2018 and RMB58.787 million for the same period of 2019, respectively.

Scienjoy was incorporated under the laws of the Cayman Islands on March 2, 2017 with authorized shares of 500,000,000 shares at a par value of $0.0001. Scienjoy operates its platforms in the People’s Republic of China (the “PRC”) through its wholly owned subsidiary, Sixiang Wuxian (Beijing) Technology Co., Ltd, and under a contractual arrangement with Zhihui Qiyuan (Beijing) Technology Co., Ltd. and their respective subsidiaries.

Key Factors Affecting Scienjoy’s Results of Operations

General Factors

Development of the mobile live streaming market in China over the past decade has been influenced by a number of macroeconomic and technological factors and trends, including increasing disposable income and demand for cultural and entertainment activities and increased use of the mobile internet. Scienjoy’s business and operating results are affected by general factors affecting China’s entertainment live streaming industry, which may include the following:

●	China’s overall macroeconomic landscape

●	China’s overall entertainment and mobile entertainment growth

●	Usage and penetration rate of mobile Internet and mobile payment

●	Growth and competitive landscape of China’s mobile live streaming market, especially entertainment SHOW live streaming

●	Governmental policies affecting China’s live streaming industry

Unfavorable changes in any of these general industry conditions could negatively affect demand for Scienjoy’s services and materially and adversely affect its results of operations.

Specific Factors

While Scienjoy’s business is influenced by general factors affecting the mobile live streaming industry in China, Scienjoy believes its results of operations are more directly affected by company specific factors, including the following major factors:

Scienjoy’s ability to retain broadcasters and enhance user experience

Scienjoy continues to improve its operational capability with more attractive contents, such as music, dancing, talk shows, traditional drama, online competitions and offline events, to further enhance user experience. Scienjoy is offering different contents and games to attract more users to pay for its services and to pay more money per user as well. Therefore quality broadcasters and interesting contents are essential to Scienjoy’s operations. In order to retain quality broadcasters, Scienjoy has developed a revenue sharing policy, pursuant to which Scienjoy shares revenues generated on the platforms with talents agencies, which in turn share revenues with broadcasters. Additionally, in order to maintain the quality of broadcasters and service, Scienjoy is very cautious in hiring broadcasters and has adopted strict operation procedures for screening broadcasters before hiring. Scienjoy primarily works with professional agents to identify and retain new broadcasters. The increasing number of trained broadcasters, who provide better quality performance, also contributes to improved ARPPU and paying ratio of Scienjoy.

Scienjoy’s ability to maintain and expand its user base

User base is another key factor for success in the mobile live streaming industry. Scienjoy endeavors to provide attractive content to keep users on its platforms as long as possible. Scienjoy’s multi-platform strategy attempt to retain users by providing diversified content, promotions and an enhanced user experience.

With respect to user base, mobile SHOW live streaming sector differs from other mobile live streaming sectors such as pan entertainment live streaming and game live streaming sector. Because, for SHOW live streaming, each broadcaster interacts in real time with users and therefore the number of users that each broadcaster can entertain at the same period in his/her video room is limited.

The average monthly active users (“MAU”) of Scienjoy was 6.28 million in the second quarter of 2019 as compared to 8.08 million of MAU in the second quarter of 2018. The MAU decrease was mainly due to Scienjoy’s new strategy to focus on attracting and retaining targeted users who are willing to spend more on its platforms. Although the MAU decreased, Scienjoy’s revenue for the six months ended June 30, 2019 increased to RMB404.478 million from RMB371.341 million for the six months ended June 30, 2018. This indicates that Scienjoy can generate higher revenues from a smaller number of users when Scienjoy focuses on the targeted users who are willing to spend more on its platforms.

Scienjoy continues to seek opportunities to grow its user base and enhance its user engagement. Scienjoy’s ability to do so largely depends on its ability to recruit, train, and retain high quality broadcasters and its ability to produce high quality content. Scienjoy also intends to continue to invest in its brand recognition.

Scienjoy intends to further explore overseas markets to expand its business and user base through both organic expansion and selective investments, including its plan to expand the business to South-East Asian, Middle East, and South America regions in 2020.

Scienjoy’s ability to improve innovative technologies

The ability to understand market traffic and pair users with suitable broadcasters and activities is key for user stickiness and monetization in the mobile SHOW live streaming industry. By using big data analysis to understand individual user behavior and industry trends, Scienjoy intends to adjust its platform to better guide users to appropriate broadcasters as well as to analyze traffic on other sites to select the best methods and targets for user acquisition.

Scienjoy intends to continue to invest in other technologies such as virtual reality, augmented reality, machine learning, and artificial intelligence. In addition, Scienjoy has a comprehensive plan to release its live streaming 2.0, which allows each user to build up his/her own virtual life combining real interactions with virtual enjoyments in its platform. The realization of Scienjoy’s live streaming 2.0 will be primarily based on innovative technologies such as virtual reality, augmented reality and big data. Currently Scienjoy plans to stage the release of its live streaming 2.0, including the estimated release of the Alpha version around June 2020 and the official version around March 2021. However, there is no guarantee that Scienjoy will meet these estimated release timelines due to changes in market conditions or any other factors that may require Scienjoy to postpone the release of its live streaming 2.0.

Key Components of Results of Operations

Amounts in thousands of RMB and US$, except share and per share data or otherwise stated	For the Year Ended December 31,					For the six months ended June 30,
	2016	2017		2018		2018	2019
	RMB	RMB	US$	RMB	US$	RMB	RMB	US$
						(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	717,129	836,604	128,584	743,018	108,068	371,341	404,478	58,919
Cost of revenues	(597,315)	(654,332)	(100,569)	(594,084)	(86,406)	(289,333)	(328,790)	(47,894)
Gross profit	119,814	182,272	28,015	148,934	21,662	82,008	75,688	11,025
Sales and marketing expenses	(11,497)	(3,240)	(498)	(5,005)	(728)	(3,155)	(1,525)	(222)
General and administrative expenses	(20,078)	(10,869)	(1,671)	(16,265)	(2,366)	(9,025)	(3,401)	(495)
Research and development expenses	(9,631)	(10,610)	(1,631)	(10,957)	(1,594)	(5,134)	(8,353)	(1,217)
Provision (recovery) for doubtful accounts	(3,114)	508	78	(6,826)	(993)	(6,051)	(808)	(118)
Income from operations	75,494	158,061	24,293	109,881	15,981	58,643	61,601	8,973
Interest income	515	1,686	259	1,444	210	1,158	295	44
Other income (loss), net	(194)	3,235	498	31	5	-	(358)	(50)
Foreign exchange gain(loss), net	5	(21)	(3)	11	2	(6)	(3)	(1)
Income before income taxes	75,820	162,961	25,047	111,367	16,198	59,795	61,535	8,966
Income tax expenses	(3,862)	(6,217)	(956)	(4,627)	(673)	(2,704)	(2,748)	(400)
Net income	71,958	156,744	24,091	106,740	15,525	57,091	58,787	8,566

Revenues

Scienjoy’s revenues consist of live streaming revenue and technical services revenue. Scienjoy generates technical services revenue from providing technical development and advisory services, but the technical services revenue accounts for less than 1% of revenue and is immaterial. Scienjoy generates its revenue mostly from the sales of virtual items in its live streaming business. As Scienjoy continues to grow its live streaming business, and enhance its user engagement and expand virtual gifting scenarios to increase users’ willingness to pay, Scienjoy expects its revenue from the sales of virtual items in its live streaming business to increase.

Amounts in thousands of RMB and US$, except share and per share data or otherwise stated	For the years ended December 31,			For the six months ended June 30,
	2016	2017	2018	2018	2019
	RMB	RMB	RMB	RMB	RMB
				(Unaudited)	(Unaudited)
Live streaming	717,129	836,521	742,993	371,316	404,478
Technical services	-	83	25	25	-
Net revenues	717,129	836,604	743,018	371,341	404,478

Scienjoy’s revenue increased from RMB717.129 million for the year ended December 31, 2016 to RMB836.604 million for the year ended December 31, 2017. The revenue increase was primarily attributable to Scienjoy’s continuing efforts in growing and monetizing its business resulting in the increase of user paying amount, by offering compelling content, increasing the popularity of Scienjoy’s platform, optimizing product features and introducing new games in live video rooms. User willingness to pay for contents is represented by paying ratio and user paying amount is represented by ARPPU. So Scienjoy’s revenue declined to RMB743.018 million for the year ended December 31, 2018. The revenue decline from 2017 to 2018 was primarily attributable to the decrease in the revenue sharing percentage for its broadcasters in 2018, which resulted in departures of many broadcasters. In the first half year of 2019, Scienjoy increased its revenue sharing percentage for its broadcasters to retain and attract more broadcasters. Scienjoy also continued to introduce more events and games to further increase users’ willingness to pay and paying amount. As a result, revenue for the six months ended June 30, 2019 was higher than the same period of 2018. Scienjoy expects the revenue for the year ended December 31, 2019 to be higher than the revenue for the year ended December 31, 2018.

Revenue recognized from Showself Live, Lehai Live, Haixiu Live and technical services:

Amounts in thousands of RMB and US$

	For the year ended December 31,			For the six months ended June 30,
	2016	2017	2018	2018	2019
	RMB	RMB	RMB	RMB	RMB
Showself	499,162	515,684	466,460	240,016	242,568
Lehai	161,108	198,498	190,121	91,721	95,223
Haixiu	56,859	122,339	86,412	39,579	65,637
technical services	-	83	25	25	1,050
TOTAL	717,129	836,604	743,018	371,341	404,478

The total number of paying users at Showself Live, Lehai Live, and Haixiu Live is as following:

	For the year ended December 31,			For the six months ended	For the six months ended
	2016	2017	2018	Jun 30, 2018	Jun 30, 2019
Showself	59,856	62,704	41,190	60,871	51,590
Lehai	26,701	24,681	19,506	21,811	17,002
Haixiu	24,244	13,536	11,249	11,062	30,336
TOTAL	110,801	100,921	71,945	93,744	98,928

Cost of Revenues

Scienjoy’s cost of revenues primarily consists of (i) revenue sharing fees, including payments to various broadcasters and content providers, (ii) user acquisition costs, (iii) bandwidth related costs, and (iv) other costs.

The table below shows the cost of revenues in absolute amounts for the periods indicated.

Amounts in thousands of RMB and US$, except share and per share data or otherwise stated	For the years ended December 31,			For the six months ended June 30,
	2016	2017	2018	2018	2019
	RMB	RMB	RMB	RMB	RMB
				(Unaudited)	(Unaudited)
Revenue sharing fees	(451,238)	(496,220)	(467,303)	(230,146)	(271,365)
User acquisition costs	(127,340)	(132,833)	(100,134)	(44,631)	(45,921)
Bandwidth related costs	(7,013)	(7,633)	(8,941)	(4,025)	(3,228)
Others	(11,724)	(17,646)	(17,706)	(10,531)	(8,276)
Cost of revenues	(597,315)	(654,332)	(594,084)	(289,333)	(328,790)

Revenue sharing fees and content cost: Scienjoy’s revenue sharing fees represent its payment to broadcasters based on a percentage of revenue from sales of virtual items, including virtual gifts and other subscription based privileges. Revenue sharing fees were 62.89%, 59.31%, and 62.92% of revenues in 2018, 2017, and 2016, respectively, and 61.98% and 67.09% of revenues for the six months ended June 30, 2018 and 2019, respectively. Scienjoy reduced its revenue sharing percentage for its broadcasters in 2017 and the first half year of 2018, which resulted in departures of broadcasters and lower revenue for the second half year of 2018. Subsequently, Scienjoy adjusted its revenue sharing policy and provided broadcasters with higher revenue sharing percentage to attract more talented broadcasters. Scienjoy expects its sharing fees and content cost for live streaming revenue to increase in line with the growth of its live streaming operations.

User acquisition costs: Scienjoy acquires users primarily through viral marketing, or word-of-mouth marketing, and online download. Scienjoy provides online downloads of its apps via various third-party websites, including online advertising networks, internet portals and mobile application stores. Scienjoy pays such third parties a fee for each registered user account acquired through them. User acquisition costs decreased from RMB132.833 million for the year ended December 31, 2017 to RMB100.134 million for the year ended December 31, 2018 corresponding to a decrease in revenue in 2018. User acquisition costs increased from RMB44.631 million for the six months ended June 30, 2018 to RMB45.921 million for the same period of 2019. Scienjoy expects its user acquisition cost for live streaming revenue to increase in line with the growth of its live streaming operations.

Bandwidth related cost: Bandwidth related cost consists of fees that Scienjoy pays to telecommunication service providers for server hosting, bandwidth and content delivery-related services such as CDN (content delivery network). Scienjoy expects its IT hosting and bandwidth related cost continue to increase in line with the growth of its live streaming operations and its plan to release live video stream 2.0, which is bandwidth consuming. Scienjoy expects the percentage of bandwidth related cost of total net revenues to remain steady.

Others: Other costs include (i) fees that Scienjoy pays to third-party payment processing platforms through which its users purchase its virtual currencies, technology service costs, and content producing costs, (ii) personnel fees directly related to the revenue such as operation employees’ salary and benefits, and (iii) depreciation and amortization expense for servers and other equipment, and intangibles directly related to operating the platforms.

Operating Expenses

Scienjoy’s operating expenses consists of (i) sales and marketing expenses, (ii) research and development expenses, (iii) general and administrative expenses, and (iv) provision for doubtful accounts.

Amounts in thousands of RMB and US$, except share and per share data or otherwise stated	For the years ended December 31,			For the six months ended June 30,
	2016	2017	2018	2018	2019
	RMB	RMB	RMB	RMB	RMB
				(Unaudited)	(Unaudited)
Sales and marketing expenses	(11,497)	(3,240)	(5,005)	(3,155)	(1,525)
General and administrative expenses	(20,078)	(10,869)	(16,265)	(9,025)	(3,401)
Research and development expenses	(9,631)	(10,610)	(10,957)	(5,134)	(8,353)
Provision for doubtful accounts	(3,114)	508	(6,826)	(6,051)	(808)

Sales and marketing expenses: Scienjoy’s sales and marketing expenses mainly consist of (i) salaries and benefits for sales and marketing employees, and (ii) branding and advertisement expenses, including advertisements, holding promotional events and developing and designing marketing campaigns. Scienjoy expects its sales and marketing expenses to increase in line with Scienjoy’s revenue growth.

General and administrative expenses: Scienjoy’s general and administrative expenses primarily consist of (i) salaries and benefits for its general and administrative staff, (ii) consulting fees, (iii) other expenses primarily including general office expenses, and (iv) office rental expenses. Scienjoy expects its general and administrative expenses to increase in line with Scienjoy’s revenue growth. Scienjoy’s general and administrative expenses may also increase when Scienjoy becomes a public company and incurs additional costs to comply with its reporting obligations under the U.S. securities laws.

Research and development expenses: Scienjoy’s research and development expenses primarily consist of (i) salaries and benefits for its research and development employees, and (ii) other expenses primarily including depreciation related to research use. Scienjoy expects its research and development expenses to continue to grow as Scienjoy continues to invest in innovative technologies to offer users a better experience.

Provision for doubtful accounts: Scienjoy maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. When Scienjoy determines the allowance for doubtful accounts, it takes into consideration various factors including but not limited to collection history and credit-worthiness of the debtors as well as the age of the individual receivables account. Scienjoy expects that the provision for doubtful accounts to decline as it has committed more resources to collection of account receivables.

Results of Operations

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016

Revenue: Total revenues increased by RMB119.475 million, or 16.66%, from RMB717.129 million for the year ended December 31, 2016 to RMB836.604 million for the year ended December 31, 2017. Such increase was primarily attributable to Scienjoy’s continuing efforts to grow and monetize its business, resulting in the increase of user paying amount, by offering compelling content, increasing popularity of Scienjoy’s platform, optimizing product features and introducing new games in live video rooms. Scienjoy’s average quarterly ARPPU increased by 5.97% from RMB938 in 2016 to RMB994 in 2017. The quarterly average paying ratio decreased slightly from 1.07% in 2016 to 1.01% in 2017.

Cost of revenues: Scienjoy’s cost of revenues increased by 9.55%, from RMB597.315 million for the year ended December 31, 2016 to RMB654.332 million for the year ended December 31, 2017. The increase was primarily due to increased revenue resulting a higher revenue sharing fee.

Gross profit: As a result of the foregoing, Scienjoy’s gross profit increased by 52.13%, from RMB119.814 million for the year ended December 31, 2016 to RMB182.272 million for the year ended December 31, 2017. The gross profit margin increased from 16.71% in 2016 to 21.79% in 2017.

Operating expenses:

●	Sales and marketing expenses: Scienjoy’s sales and marketing expenses decreased by 71.82%, from RMB11.497 million for the year ended December 31, 2016 to RMB3.24 million for the year ended December 31, 2017. Scienjoy spent RMB8.0 million to sponsor a TV event in 2016. In 2017 Scienjoy changed its marketing strategy. The decrease of sales and marketing expenses was primarily due to Scienjoy’s cutting center marketing effects in 2017.

●	General and administrative expenses: Scienjoy’s general and administrative expenses decreased by 45.87%, from RMB20.078 million for the year ended December 31, 2016 to RMB10.869 million for the year ended December 31, 2017. The decrease of general and administrative expenses was primarily attributable to the decrease of salary and welfare. The salary and welfare decreased from RMB9.16 million in 2016 to RMB6.09 million in 2017.

●	Research and development expenses: Scienjoy’s research and development expenses increased from RMB9.631 million in 2016 to RMB10.61 million in 2017. This slight increase was because Scienjoy invested more resources in R&D employees.

●	Provision for doubtful accounts: While provision for doubtful accounts was RMB3.114 million in 2016, Scienjoy recovered doubtful accounts of RMB0.508 million in 2017.

Net income: As a result of the foregoing, net income increased by 117.83%, from RMB71.958 million for the year ended December 31, 2016 to RMB156.744 million for the year ended December 31, 2017.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

Revenue: Scienjoy’s Total revenues decreased by RMB93.586 million, or 11.19%, from RMB836.604 million for the year ended December 31, 2017 to RMB743.018 million for the year ended December 31, 2018. Such decrease was primarily attributable to the decrease of revenue sharing percentage for broadcasters in 2018 that resulted in departures of many broadcasters and their viewers. The number of quarterly average active broadcasters decreased from 15,530 in 2017 to 12,491 in 2018, which negatively affected the Scienjoy’s revenue.

Despite the decrease in revenue, the quarterly average ARPPU increased by 14.18% from RMB994 in 2017 to RMB1,135 in 2018. The average quarterly paying ratio increased by 22.77%, from 1.01% in 2017 to 1.24% in 2018. The increase of quarterly average paying ratio and quarterly average ARPPU were attributable to Scienjoy’s continuing effort to develop users’ willingness to pay, including by offering compelling content, expanding virtual gifting scenarios, optimizing product features and introducing new games in live video rooms.

Cost of revenues: Scienjoy’s cost of revenues decreased by 9.21%, from RMB654.332 million for the year ended December 31, 2017 to RMB594.084 million for the year ended December 31, 2018. The decrease was primarily attributable to the lower amount of revenue sharing fees. Revenue decreased by 11.19% from 2017 to 2018, while the cost of revenues decreased by 9.21%.

●	Revenue sharing fees: Scienjoy increased the revenue sharing fee percentage for broadcasters in the second half of year 2018 and the ratio of revenue sharing fees to revenue increased from 59.31% in 2017 to 62.89% in 2018.

●	User acquisition costs: the ratio of user acquisition costs to net revenue decreased from 15.88% in 2017 to 13.48% in 2018 after Scienjoy focused on its target users, resulting in lower costs but higher percentage of users willing to spend money on Scienjoy’s platforms The decrease of the ratio of user acquisition costs to net revenue partially offset the increase of the ratio of revenue sharing fees to net revenue.

Gross profit: As a result of the foregoing, Scienjoy’s gross profit decreased by 18.29% from RMB182.272 million for the year ended December 31, 2017 to RMB148.934 million for the year ended December 31, 2018. The gross profit margin decreased from 21.79% for the year ended December 31, 2017 to 20.04% for the year ended December 31, 2018.

Operating expenses: Scienjoy’s total operating expenses increased by 61.30%, from RMB24.211 million in 2017 to RMB39.053 million in 2018. The increase of total operating expenses was primarily because of the increase of sales and marketing expenses, general and administrative expenses and provision for doubtful accounts.

●	Sales and marketing expenses: Scienjoy’s sales and marketing expenses increased by 54.48%, from RMB3.24 million for the year ended December 31, 2017 to RMB5.005 million for the year ended December 31, 2018. This increase was primarily attributable to the implementation of marketing events in 2018. To enhance its brand recognition and popularity, Scienjoy held a series of offline brand events during the six months ended June 30, 2018 such as kiosk buildup in several second tier cities.

●	General and administrative expenses: Scienjoy’s general and administrative expenses increased by 49.65%, from RMB10.869 million for the year ended December 31, 2017 to RMB16.265 million for the year ended December 31, 2018. The increase of general and administrative expenses was primarily attributable to the increase of salary and welfare, and service charge such as professional and consulting fees. The salary and welfare increased from RMB6.09 million in 2017 to RMB8.99 million in 2018, and the professional and consulting fees increased from RMB0.57 million in 2017 to RMB2.49 million in 2018.

●	Research and development expenses: Scienjoy research and development expenses remained approximately the same, with approximately RMB10.61 million for the year ended December 31, and RMB10.957 million for the year ended December 31, 2018.

●	Provision for doubtful accounts: The provision for doubtful accounts was RMB0.508 million for the year ended December 31, 2017, and was RMB6.826 million for the year ended December 31, 2018. The increase of provision for doubtful accounts was primarily because the collection of account receivable was lower in 2018.

Net income: As the result of the foregoing, Scienjoy’s net income decreased by 31.90% from RMB156.744 million for the year ended December 31, 2017 to RMB106.740 million for the year ended December 31, 2018.

Six Months Ended June 30, 2018 Compared to Six Months Ended June 30, 2019

Revenue: Total revenues increased by RMB33.137 million, or 8.92%, from RMB371.341 million for the six months ended June 30, 2018 to RMB404.478 million for the six months ended June 30, 2019. Such increase was primarily attributable to Scienjoy’s continuing efforts to grow and monetize its business, resulting in increased user willingness to pay. These efforts include offering compelling content, optimizing product features and introducing new games in live video rooms. User paying willingness is represented by paying ratio and user paying amount, represented by ARPPU. Scienjoy’s quarterly average ARPPU increased by 19.04%, from RMB1,040 for the six months ended June 30, 2018 to RMB1,238 for the for the same period of 2019, while its average quarterly paying ratio increased from 1.09% to 1.49%.

Cost of revenues: Scienjoy’s cost of revenues increased by 13.64%, from RMB289.333 million for the six months ended June 30, 2018 to RMB328.79 million for the same period of 2019. The increase was primarily due to higher amount of revenue sharing fees as a result. Scienjoy intends to further increase its revenue sharing percentage for broadcasters to strengthen its competitiveness.

Gross profit: As a result of the foregoing, Scienjoy’s gross profit decreased by 7.71%, from RMB82.008 million for the six months ended June 30, 2018 to RMB75.688 million for the six months ended June 30, 2019. Gross profit margin decreased from 22.08% for the six months ended June 30, 2018 to 18.71% for the six months ended June 30, 2019.

Operating expenses:

●	Sales and marketing expenses: Scienjoy’s sales and marketing expenses decreased from RMB3.155 million for the six months ended June 30, 2018 to RMB1.525 million for the six months ended June 30, 2019. The decrease was primarily attributable to the decrease of marketing expenses. Scienjoy held a series of offline brand events for the six months ended June 30, 2018, such as kiosk buildup in several second tier cities, while Scienjoy did not have the similar marketing events during the six months ended June 30, 2019.

●	General and administrative expenses: Scienjoy’s general and administrative expenses decreased from RMB9.025 million for the six months ended June 30, 2018 to RMB3.401 million for the six months ended June 30, 2019. The decrease of general and administrative expenses was primarily attributable to the decrease of service fees and consulting fees. The consulting and service fees decreased from RMB6.96 million for the six months ended June 30, 2018, which includes a one-time service fee of RMB3.029 million charged by Sixiang Times on its services related to Scienjoy’s research and development and one-time auditor’s fee of RMB1.014 million, to RMB0.41 million for the six months ended June 30, 2019.

●	Research and development expenses: Scienjoy’s research and development expenses increased from RMB5.134 million for the six months ended June 30, 2018 to RMB8.353 million for the same period of 2019. Scienjoy continues to strategically focus on cutting edge technologies and invested more resources in R&D employees. The salary and welfare for R&D increased from RMB4.30 million for the six months ended June 30, 2018 to RMB7.71 million for the six months ended June 30, 2019.

●	Provision for doubtful accounts: The provision for doubtful accounts decreased from RMB6.051 million for the six months ended June 30, 2018 to RMB0.808 million for the same period of 2019. The decrease was primarily because that more resources were put in the collection of account receivable in 2019 which resulted in higher collection.

Net income: As a result of the foregoing, net income increased slightly from RMB57.091 million for the six months ended June 30, 2018 to RMB58.787 million for the six months ended June 30, 2019.

Critical Accounting Policies and Estimates

Scienjoy prepares its financial statements in conformity with U.S. GAAP, which requires Scienjoy to make judgments, estimates and assumptions. Scienjoy continually evaluates these estimates and assumptions based on the most recently available information, its own historical experience and various other assumptions that Scienjoy believes to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from Scienjoy’s expectations as a result of changes in its estimates. Some of Scienjoy’s accounting policies require a higher degree of judgment than others in their application and require Scienjoy to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with Scienjoy’s combined and consolidated financial statements and accompanying notes and other disclosures included in this proxy statement.

Use of Estimates

The preparation of the combined and consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined and consolidated financial statements and the reported amounts of revenues and expenses during the period. Areas where management uses subjective judgment include, but are not limited to revenue recognition, estimating the useful lives of long-lived assets and intangible assets, valuation assumptions in performing asset impairment tests of long-lived assets, allowance for doubtful accounts, and valuation of deferred taxes and deferred tax assets. Actual results could differ from those estimates, and as such, differences may be material to the combined and consolidated financial statements.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the historical carrying amount net of allowance for doubtful accounts. Accounts are considered overdue after 180 days.

Scienjoy maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. Scienjoy takes into consideration various factors to determine the allowance for doubtful accounts, including but not limited to, historical collection experience and credit-worthiness of the debtors as well as the age of the individual receivables balance. Additionally, Scienjoy makes specific bad debt provisions based on any specific knowledge Scienjoy has acquired that might indicate that an account is uncollectible. The facts and circumstances for each account may require Scienjoy to use substantial judgment in assessing its collectability.

Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable.

Fair Value of Financial Instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, other receivables included in prepaid expenses and other current assets, accounts payables, balances with related parties and other current liabilities, approximate their fair values because of the short-term maturity of these instruments.

Revenue Recognition

Consistent with the criteria of ASC 605, “Revenue Recognition,” Scienjoy recognizes revenue when a persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price to the buyer is fixed or determinable, and collectability is reasonably assured. Revenue is recorded, net of sales related taxes and surcharges. Scienjoy principally derives its revenue from live streaming.

Live Streaming

Scienjoy is primarily engaged in operating its own live streaming platforms, which enable broadcasters and viewers to interact with each other during live streaming. Scienjoy is responsible for providing a technological infrastructure to enable the broadcasters, online users and viewers to interact through live streaming platforms. All the platforms can be accessed for free. Scienjoy mainly derives the revenue from sales of virtual items in the platforms. Scienjoy has a recharge system for users to purchase the virtual currency which is to purchase virtual items for use. Users can recharge via various online third-party payment platforms, including WeChat Pay, AliPay and other payment platforms. “Recharge” means when a user makes a payment to increase the balance in his/her account with Scienjoy’s platforms either through sale agents or online third-party payment platforms, such as Ali Pay and WeChat Pay.

Scienjoy also cooperates with independent third-party distributors to sell its virtual currency through annual distribution agreements with these distributors. Third-party distributors purchase virtual currency from Scienjoy with no refund provision according to the annual distribution agreements, and they are responsible for selling the virtual currency to users. They may engage their own sales representatives, which are referred to as “sales agents” to directly sell to individual users. Scienjoy actually has no control over such “sales agents”. Scienjoy has discretion to determine the price of the virtual currency sold to its third-party distributors, but actually has no discretion as to the price at which virtual currency is sold by its third-party distributors to the sales agents.

There is no fee paid to or retained by the distributors. Virtual currency purchased in advance and resold by distributors is firstly recorded as deferred revenue, and the revenue is subsequently recognized upon the consumption by users.

The credit terms granted to the distributors are generally three months. Scienjoy assesses the credit risk of each distributor prior to signing agreements and evaluates the collection history of the distributers periodically. During the reporting period, no bad debt write off occurred. As of January 14, 2020, Scienjoy has collected 86% of outstanding receivable as of June 30, 2019.

Virtual currency is non-refundable and often consumed soon after it is purchased. Unconsumed virtual currency is recorded as deferred revenue.

Scienjoy designs, creates and offers various virtual items for sales to users with pre-determined stand-alone selling price. Virtual items are categorized as consumable and time-based items. Consumable items are consumed upon purchase and use while time-based items could be used for a fixed period of time. Users can purchase and present consumable items to broadcasters to show support for their favorite broadcasters, or purchase time-based virtual items for one or multiple months for a monthly fee, which provide users with recognized status, such as priority speaking rights or special symbols over a period of time. Accordingly, live streaming revenue is recognized immediately when the consumable virtual item is used, or in the case of time-based virtual items, revenue is recognized ratably over the fixed period on a straight line basis. Scienjoy does not have further obligations to the user after the virtual items are consumed immediately or after the stated period of time for time-based items. Scienjoy’s live streaming virtual items are generally sold without right of return and Scienjoy does not provide any other credit and incentive to users.

Scienjoy’s revenues are recognized in a straight-line basis over the fixed period for time-based virtual items. The fixed period is determined by the contract signed with the customer. Time-based virtual items include items that grant the user special right such as priority speaking rights or special symbols during the contract period, generally in one to three months.

The virtual items mentioned above are time-based and Scienjoy’s services are delivered on a continuous basis over the contract period. Therefore, to date Scienjoy has accounted for the recognition of time-based virtual items on a straight-line basis over the contract period.

In light of the adoption of ASC 606, “Revenue from Contracts with Customers” using the modified retrospective method, Scienjoy has evaluated the potential impact on Scienjoy ’s consolidated financial statements upon adoption of ASC 606. Scienjoy has concluded that the adoption of ASC 606 will not have any material impact on Scienjoy’s consolidated financial statements and no material differences will exist between Scienjoy’s future adoption of ASC 606 and its accounting to date under ASC 605.

Scienjoy shares a portion of the sales proceeds of virtual items (“revenue sharing fee”) with broadcasters and talent agencies in accordance with their revenue sharing arrangements. Broadcasters, who do not have revenue sharing arrangements with Scienjoy, are not entitled to any revenue sharing fee.

Scienjoy also utilizes third-party payment platforms, which charges the payment handling cost for users to purchase the virtual currency directly from it. The payment handling costs are recorded in cost of revenues. The service fees retained by third-party payment platforms are recorded as cost of sales in the consolidated statements of income. These third-party platforms, such as Ali Pay and Apple Pay, won’t play any principal role in the sales transactions. These third-party platforms charge service fees for transactions completed on their online platforms and such service fees by nature are the direct cost of the transactions. Therefore Scienjoy did not record these fees as the deduction of revenue.

Scienjoy reports live streaming revenues on a gross basis. Accordingly, the amounts billed to users are recorded as revenues and revenue sharing fee paid to broadcasters and talent agencies and payment handling costs are recorded as costs of revenues. Scienjoy has discretion to determine the price of the virtual currency sold to users. In addition, Scienjoy takes overall responsibility of the content or performance provided by broadcasters in the platforms and maintains the hosting servers for running the live streaming platforms. Consequently, Scienjoy recognizes revenue on a gross basis pursuant to ASC 605-45.

Technical Services

Scienjoy generates technical services revenues from providing technical development and advisory services, which accounts for only less than 1% of revenue. As the amount was immaterial, and short-term in nature, which is usually less than six months, Scienjoy recognizes revenue when service was rendered and accepted by customers.

Deferred Revenue

Deferred revenue primarily consists of unconsumed virtual currency and unamortized revenue from virtual items in Scienjoy’s platforms, where there is still an obligation to be provided by Scienjoy, which will be recognized as revenue when all of the revenue recognition criteria are met.

Income Taxes

Scienjoy accounts for current income taxes in accordance with the laws of the relevant tax authorities. Scienjoy follows the liability method in accounting for income taxes in accordance to ASC topic 740 (“ASC 740”), Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. A valuation allowance would be recorded against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

The guidance on accounting for uncertainties in income taxes prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Guidance was also provided on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. Significant judgment is required in evaluating Scienjoy’s uncertain tax positions and determining the provision for income taxes. Scienjoy recognizes interests and penalties, if any, under accrued expenses and other current liabilities on the balance sheet and under other expenses in the statement of comprehensive loss. Scienjoy did not recognize any interest and penalties associated with uncertain tax positions for the year ended December 31, 2018 and six months ended June 30, 2018 and 2019. As of December 31, 2018 and June 30, 2019, Scienjoy did not have any significant unrecognized uncertain tax positions.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers (Topic 606). Under the standard, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. In March 2016, the FASB issued an amendment ASU 2016-08 to the new revenue recognition guidance clarifying how to determine if an entity is principal or agent in a transaction. In April ASU 2016-10, May ASU 2016-12, and December ASU 2016-20 of 2016, the FASB further amended the guidance to include performance obligation identification, licensing implementation, collectability assessment and other presentation and transition clarifications. The amendment will be effective for annual reporting periods beginning after December 15, 2018 including interim periods within annual reporting periods beginning after December 15, 2019. Early adoption is permitted only for annual and interim periods beginning after December 15, 2016.

The new revenue standards may be applied retrospectively to each prior period presented (full retrospective method) or retrospectively with the cumulative effect recognized as of the date of initial application (the modified retrospective method). As an emerging growth company (“EGC”), the Company has elected to adopt the new revenue standard as of the effective date applicable to non-issuer and will implement the new revenue standards effective January 1, 2019, using the modified retrospective method for the annual reporting period for the year ended December 31, 2019. Scienjoy is continuing to evaluate the impact its pending adoption of Topic 606 will have on the consolidated financial statements. The new standard will require Scienjoy to provide more robust disclosures than required by previous guidance, including disclosures related to disaggregation of revenue into appropriate categories, performance obligations, and the judgments made in revenue recognition determinations.

In February 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”), Leases (Topic 842). ASU 2016-02 specifies the accounting for leases. For operating leases, ASU 2016-02 requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. In July 2018, ASU 2018-11, the FASB further amended the guidance to provide another transition method in addition to the existing transition method by allowing entities to initially apply the new leases standard at the adoption date and recognize an accumulative-effective adjustment to the opening balance of retained earnings in the period of adoption. For non-public business entities, this aforementioned guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years beginning after December 15, 2020. In November 2019, the FASB issued ASU No. 2019-10, by which to defer the effective date for all other entities by an additional year. Early adoption is permitted. As of December 31, 2018, Scienjoy has RMB0.274 million (US$0.040 million) of future minimum operating lease commitments that are not currently recognized on its consolidated balance sheets (Note 14). Therefore, Scienjoy would expect changes to its consolidated balance sheets for the recognition of these and any additional leases entered into in the future upon adoption.

In June 2016, the FASB issued ASU No. 2016-13 (“ASU 2016-13”), Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 changes the impairment model for most financial assets and certain other instruments. The standard will replace “incurred loss” approach with an “expected loss” model for instruments measured at amortized cost. The standard is effective for non-public business entities for annual periods beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. Scienjoy is currently evaluating the impact of adopting this standard on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15 (“ASU 2016-15”), Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Payments. The primary purpose of the ASU is to reduce the diversity in practice that has resulted from the lack of consistent principles on this topic. For non-public business entities, the guidance in the ASU is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted for all entities. Entities must apply the guidance retrospectively to all periods presented but may apply it prospectively from the earliest date practicable if retrospective application would be impracticable. Scienjoy does not expect the adoption of this guidance will have a significant impact on its consolidated financial statements.

In January 2017, FASB issued ASU No. 2017-01(“ASU 2017-01”), Business Combinations (Topic 805): Clarifying the Definition of a Business. The ASU affects all companies and other reporting organizations that must determine whether they have acquired or sold a business. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. For non-public business entities, the ASU is effective for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Scienjoy does not expect the adoption of this guidance will have a significant impact on its consolidated financial statements.

In October 2018, the FASB issued ASU No. 2018-17 (“ASU 2018-17”), Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. The updated guidance requires entities to consider indirect interests held through related parties under common control on a proportional basis rather than as the equivalent of a direct interest in its entirety when determining whether a decision-making fee is a variable interest. The amendments in this update are effective for non-public business entities for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, with early adoption permitted. These amendments should be applied retrospectively with a cumulative-effect adjustment to retained earnings at the beginning of the earliest period presented. Scienjoy is currently evaluating the impact of adopting this standard on its consolidated financial statements.

Liquidity and Capital Resources

Cash Flows and Working Capital

Scienjoy’s sources of liquidity are primarily from the cash earned from its operating activities and cash by financing activities. Financial instruments that potentially subject Scienjoy to significant concentrations of credit risk consist primarily of cash and cash equivalents. Scienjoy’s cash and cash equivalents consist of cash on hand and demand deposits placed with banks or other financial institutions which are unrestricted as to withdrawal and use and have original maturities less than three months. Cash and cash equivalents also consist of funds earned from the operating revenues which were held at the third party platform fund accounts which are unrestricted as to immediate use or withdraw.

As of June 30, 2019 RMB 90.122 million and RMB 3.495 million were deposited with financial institutions and the third-party payment platforms located in the PRC. As of June 30, 2019, cash of USD 63,741 (approximately RMB 429,845) was deposited with financial institutions. As of June 30, 2019, cash and cash equivalents of the VIEs in an aggregate, RMB 20.685 million and RMB 3.494 million respectively, were deposited with financial institutions and the third-party payment platforms located in the PRC. Scienjoy has no short term investments as of June 30, 2019. These balances are not covered by insurance.

A majority of Scienjoy’s expense transactions are denominated in RMB and a significant portion of assets and liabilities of Scienjoy and its subsidiaries (including the VIEs) are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the PBOC. Remittances in currencies other than RMB by Scienjoy in China must be processed through the PBOC or other PRC foreign exchange regulatory bodies which require certain supporting documentation in order to effect the remittance.

The financial institutions that Scienjoy uses mainly include China Zheshang Bank and Agriculture Bank of China, which are Listed Banks in PRC capital markets. In China, banks are endorsed by the government. The third-party payment platforms mainly include Ali Pay and Apple Pay, both of which are well-known multinational companies. While Scienjoy believes that these financial institutions are of high credit quality, it also continually monitor their credit worthiness.

Scienjoy intends to finance its future working capital requirements and capital expenditures from cash generated from operating activities and funds raised from financing activities. Scienjoy believes that its current cash and cash equivalents, together with its cash generated from operating activities and financing activities, will be sufficient to meet its present anticipated working capital requirements and capital expenditures. However, Scienjoy may decide to enhance is liquidity position or increase its cash reserve for future investments or operations through additional capital and finance funding. Issuance of additional equity securities, including convertible debt securities, would dilute Scienjoy’s earnings per share. The incurrence of debt would divert cash for working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict Scienjoy’s operations and Scienjoy’s ability to pay dividends to its shareholders.

As a holding company with no material operations of its own, Scienjoy conducts its operations primarily through its PRC subsidiaries and its variable interest entity (VIE) and the VIE’s subsidiaries. Scienjoy is permitted under PRC laws and regulations to provide funding to its PRC subsidiaries in China through capital contributions or loans, subject to the approval of government authorities and limits on the amount of capital contributions and loans.

The following table presents the summary of Scienjoy’s cash flow data.

Amounts in thousands of RMB and US$, except share and per share data or otherwise stated	For the years ended December 31,			For the six months ended June 30,
	2016	2017	2018	2018	2019
	RMB	RMB	RMB	RMB	RMB
				(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	(23,074)	169,788	107,286	(2,888)	119,611
Net cash used in investing activities	(1,663)	(691)	(553)	(490)	(160)
Net cash provided by (used in) financing activities	38,838	(66,157)	(170,886)	(95,379)	(91,128)
Net increase (decrease) in cash and cash equivalents	14,101	102,940	(64,153)	(98,757)	28,323
Cash and cash equivalents at beginning of the period	12,406	26,507	129,447	129,447	65,294
Cash and cash equivalents at end of the period	26,507	129,447	65,294	30,690	93,617

Operating Activities

Net cash provided by or used in operating activities consisted primarily of Scienjoy’s net income/loss adjusted by non-cash adjustments, such as provision for doubtful accounts, and adjusted by changes in operating assets and liabilities, such as accounts receivable.

Net cash provided by operating activities was RMB107.286 million for the year ended December 31, 2018. The difference between net income and net cash provided by operating activities was small and primarily because non-cash adjustments almost offset changes in operating assets and liabilities. Non-cash adjustments contributed RMB8.104 million in 2018, which was primarily attributable to depreciation of property and equipment of RMB1.167 million and provision for doubtful accounts of RMB6.826 million due to an increase in the portion over 12 months of accounts receivable. Change in operating assets and liabilities depleted RMB7.558 million in 2018, which was primarily attributable to a decrease in accounts receivable of RMB15.297 million, an increase in accounts payable of RMB18.243 million, a decrease in deferred revenue of RMB17.913 million and an increase in prepaid expense and other current assets of RMB24.445 million. The decrease in accounts receivable was attributable to Scienjoy’s continuous efforts of cash collection. The increase in accounts payable was primarily because Scienjoy postponed some payments due to business operation. The decrease in deferred revenue was primarily attributable to the decrease in the unconsumed virtual currency as of December 31, 2018, and the increase in prepaid expenses and other current assets was primarily because Scienjoy made an investment in a limited partnership in Xiamen to engage in investments. The investment plan was terminated, and Scienjoy received its investment of RMB20 million back in 2019.

Net cash provided by operating activities was RMB169.788 million for the year ended December 31, 2017, in which Scienjoy had net income of RMB156.744 million, non-cash adjustments contributed RMB0.592 million, and change in operating assets and liabilities contributed of RMB12.452 million. The difference between net income and net cash provided by operating activities was primarily attributable to the decrease in accounts receivable of RMB123.839 million and increase in deferred revenue of RMB15.062 million, partially offset by a decrease in accounts payable of RMB134.176 million. The decrease in accounts receivable was primarily attributable to improved accounts receivable collection in 2017. The increase in deferred revenue was primarily attributable to the decrease in the unconsumed virtual currency as of December 31, 2017. The decrease in accounts payable was primarily due to Scienjoy effectively dealing with more payments of broadcaster agents and user acquisition partners with the improved business operation.

Net cash used in operating activities was RMB23.074 million for the year ended December 31, 2016, in which Scienjoy had net income of RMB71.958 million, non-cash adjustments contributed RMB4.354 million, and change in operating assets and liabilities depleted RMB99.386 million. The difference between the net income and net cash used in operating activities was primarily attributable to an increase in accounts payable of RMB150.615 million, an increase in deferred revenue of RMB36.070 million, an increase in accrued salary and employee benefits of RMB1.438 million, and an increase in provision for doubtful accounts of RMB3.114 million, offset by an increase in accounts receivable of RMB282.212 million and an increase in prepaid expense and other current assets of RMB8.121 million. The increases in accounts payable, deferred revenue, accrued salary and employee benefits, provision for doubtful accounts and accounts receivable were attributable to Scienjoy’s business growth in 2016 compared the year before. The increase in prepaid expense and other current assets was primarily attributable to VAT recoverable, which was classified in prepaid expense and other current assets during 2016-2018.

Net cash provided by operating activities was RMB119.611 million for the six months ended June 30, 2019. The difference between the net cash provided by operating activities and net income of RMB58.787 million was primarily attributable to a decrease in accounts receivable of RMB92.536 million, a decrease in prepaid expenses and other current assets of RMB19.322 million, partially offset by a decrease in accounts payable of RMB51.916 million. The decrease in accounts receivable and prepaid expenses and other current assets was primarily attributable to improved business operation and accounts receivable collection. The decrease in accounts payable was also attributable to the recovery of the business from drop of 2018.

Investing Activities

Net cash used in investing activities was primarily due to the purchases of property and equipment such as electronic equipment, and intangible assets such as trademark, software copyrights, and patents. Net cash used in investing activities was RMB0.553 million for the year ended December 31, 2018, primarily due to cash paid for equipment of RMB0.53 million and intangible assets of RMB0.02 million.

Net cash used in investing activities was RMB0.691 million for the year ended December 31, 2017, primarily due to cash paid for equipment of RMB0.62 million and intangible assets of RMB0.07 million.

Net cash used in investing activities amounted to RMB1.663 million for the year ended December 31, 2016, primarily due to cash paid for equipment of RMB1.49 million and intangible assets of RMB 0.17 million.

Net cash used in investing activities amounted to RMB0.490 million for the six months ended June 30, 2018, primarily due to cash paid for equipment of RMB0.48 million and intangible assets of RMB 0.01 million.

Net cash used in investing activities amounted to RMB0.160 million for the six months ended June 30, 2019, primarily due to cash paid for equipment of RMB0.15 million and intangible assets of RMB 0.01 million.

Financing Activities

Net cash used in financing activities was RMB170.886 million for the year ended December 31, 2018, primarily due to the payment of dividends of RMB228.5 million to shareholders due to Scienjoy’s reorganization in 2018, non-recurring event, and a capital distribution due to the reorganization of RMB10 million, offsetting the net proceeds of RMB59.215 million from borrowings from related parties and capital contributions of RMB8.399 million.

Net cash used in financing activities amounted to RMB66.157 million for the year ended December 31, 2017, primarily due to the net repayment of RMB69.944 million to related parties, offsetting the net proceeds of RMB3.787 million from capital contributions.

Net cash provided by financing activities amounted to RMB38.838 million for the year ended December 31, 2016, primarily attributable to RMB21.895 million from proceeds from related parties and the net proceeds of RMB16.943 million from capital contributions.

Net cash used in financing activities amounted to RMB91.128 million for the six months ended June 30, 2019, primarily due to the payments for dividends of RMB91 million to shareholders and capital distributions due to the reorganization of RMB32.328 million, offsetting the net proceeds of RMB33 million from third party borrowings.

Net cash used in financing activities amounted to RMB95.379 million for the six months ended June 30, 2018, primarily due to the payments for dividends of RMB86 million to shareholders and payment of RMB14.085 million to the loan of related parties, offsetting the net proceeds of RMB4.706 million from capital contribution.

Capital Expenditures.

As of June 30, 2019, Scienjoy did not have any material commitment for capital expenditures.

Off-Balance Sheet Commitments and Arrangements

Scienjoy has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Scienjoy has not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its combined and consolidated financial statements. Furthermore, Scienjoy does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

Contractual Obligations

The following table sets forth Scienjoy’s contractual obligations as of December 31, 2018:

	Payment Due by Period
Contractual Obligation	Total	Less than 1 years	1-3 years	3-5 years	More than 5 years
	(in RMB Thousands)
Other payable to third parties	-	-	-	-	-
Other payable to Related Parties	162,737	162,737	-	-	-
Operating Lease Obligations	4,103	1,103	2,397	603	-
Total	166,840	163,840	2,397	603	-

The following table sets forth Scienjoy’s contractual obligations as of June 30, 2019:

	Payment Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(in RMB Thousands)
Other payable to third parties	33,000	33,000	-	-	-
Other payable to Related Parties	39,687	39,687	-	-	-
Operating Lease Obligations	3,898	251	2,927	720	-
Total	76,585	72,938	2,927	720	-

Quantitative and Qualitative Disclosure about Market Risk

Interest Rate Risk

Scienjoy’s exposure to interest rate risk primarily relates to the interest income generated by excess cash, which is mostly held in interest bearing bank deposits. Scienjoy has not used derivative financial instruments to manage its interest risk exposure. Interest earning instruments carry a degree of interest rate risk. Scienjoy has not been exposed to, nor does Scienjoy anticipate being exposed to, material risks due to changes in market interest rates.

Credit Risk

Financial instruments that potentially subject Scienjoy to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, other receivables included in prepaid expenses, other current assets, and amounts due from related parties. As of December 31, 2018, and June 30, 2019, RMB65.294 million and RMB93.617 million, respectively, were deposited with major financial institutions located in the PRC. Management believes that these financial institutions are of high credit quality and continually monitor the credit worthiness of these financial institutions. Historically, deposits in Chinese banks are secure due to the state policy on protecting depositors’ interests.

For the credit risk related to accounts receivable, Scienjoy performs ongoing credit evaluations of customers. Scienjoy establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented.

Foreign Exchange Risk

Substantially all of Scienjoy’s businesses are transacted in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China. However, the unification of the exchange rates does not imply the convertibility of RMB into US$ or other foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

SELECTED HISTORICAL FINANCIAL INFORMATION OF WEALTHBRIDGE

The following table sets forth selected historical financial information derived from Wealthbridge’s unaudited financial statements as of and for the nine months ended September 30, 2019 and the audited financial statements as of December 31, 2018 and for the period from May 2, 2018 (inception) through December 31, 2018, each of which is included elsewhere in this proxy statement. Such financial information should be read in conjunction with the audited financial statements and related notes included elsewhere in this proxy statement.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Wealthbridge” and Wealthbridge’s financial statements and the related notes appearing elsewhere in this proxy statement.

(in thousands, except share and per-share data)

	Nine Months Ended September 30, 2019	For the Period from May 2, 2018 (inception) Through September 30, 2018	For the Period from May 2, 2018 (inception) Through December 31, 2018
Income Statement Data:
Operating costs	$578	$41	$61
Interest income and unrealized gain on marketable securities held in the trust account	$846	$—	$—
Net income (loss)	$268	$(41)	$(61)
Basic and diluted net loss per share	$(0.21)	$(0.03)	$(0.05)
Weighted average shares outstanding, basic and diluted	2,224,847	1,250,000	1,250,000

	September 30, 2019	September 30, 2018	December 31, 2018
Balance Sheet Data:
Total assets	$58,541	$163	$367
Total liabilities	$2,524	$178	$403
Ordinary shares subject to possible redemption	$51,017	$—	$—
Total stockholders’ equity (deficit)	$5,000	$(16)	$(36)

MANAGEMENT’s DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF WEALTHBRIDGE

The following discussion should be read in conjunction with our Financial Statements and footnotes thereto contained in this report.

Overview

Wealthbridge was incorporated as a blank check company on May 2, 2018, under the laws of the British Virgin Islands, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.”

We presently have no revenue, have had losses since inception from incurring formation costs and have no other operations other than the active solicitation of a target business with which to complete a business combination. We have relied upon the sale of our securities and loans from our officers and directors to fund our operations.

Offering Proceeds Held in Trust

Wealthbridge completed its IPO on February 8, 2019 of 5,000,000 units, with each unit consisting of one Ordinary Share, no par value, one redeemable Warrant and one Right to receive one-tenth of an ordinary share upon consummation of an initial business combination. Simultaneous with the consummation of the IPO, we consummated the private placement of 247,500 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,475,000. The Private Placement Units were purchased by Wealthbridge’s sponsor. The underwriters in the IPO exercised the over-allotment option and on February 20, 2019, the underwriters purchased 750,000 over-allotment option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $7,500,000. Simultaneously with the sale of the over-allotment Units, Wealthbridge consummated the private sale of an additional 22,500 Private Units to its sponsor, generating gross proceeds of $225,000.

After deducting the underwriting discounts and commissions and the offering expenses, a total of $57,500,000 was deposited into a trust account established for the benefit of Wealthbridge’s public shareholders.

As of September 30, 2019, a total of $58,346,174 was held in a trust account established for the benefit of the Company’s public shareholders, which included $57,500,000 of the net proceeds from the IPO (including the full exercise of the over-allotment option) and the Private Placements and subsequent interest income.

Our management has broad discretion with respect to the specific application of the net proceeds of the IPO and the private placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination successfully.

Proposed Business Combination

On October 28, 2019, Wealthbridge, the Sellers, and Scienjoy Inc. entered into the Share Exchange Agreement, pursuant to which Wealthbridge will purchase from the Sellers all of the issued and outstanding shares and other equity interests in and of Scienjoy. Scienjoy is a holding company incorporated under the laws of the Cayman Islands on March 2, 2018 with its WFOE and VIE Entities, operating its own live streaming platforms in PRC.

Upon the closing of the transactions contemplated in the Share Exchange Agreement, Wealthbridge will acquire 100% of the issued and outstanding securities of Scienjoy, in exchange for approximately 16.4 million ordinary shares of Wealthbridge, among which 1.64 million ordinary shares of Wealthbridge are to be issued and held in escrow to satisfy any indemnification obligations of the Sellers. Additionally, the Sellers may be entitled to receive earnout shares as follows: (1) if Scienjoy’s net income before tax for the year ended December 31, 2019 is greater than or equal to either US$20,900,000 or RMB 140,000,000 the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details in the Voting Agreement above); (2) if Scienjoy’s net income before tax for the year ended December 31, 2020 is greater than or equal to either US$28,300,000 or RMB 190,000,000, the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details in the Voting Agreement above); and (3) if Scienjoy’s net income before tax for the year ended December 31, 2021 is greater than or equal to either US$35,000,000 or RMB 235,000,000, the Sellers will be entitled to receive 3,000,000 ordinary shares of Wealthbridge (subject to the reclassification of the ordinary shares of Wealthbridge as described in more details in the Voting Agreement above).

Notwithstanding the net income before tax achieved by the post-transaction company for any period, the Sellers will receive (i) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $15.00 for any sixty days in any period of ninety consecutive trading days during an twelve month period following the closing; (ii) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $20.00 for any sixty days in any period of ninety consecutive trading days between the 13th month and 24th month following the Closing, and (iii) 3,000,000 earnout shares if the share price of Wealthbridge is higher than $25.00 for any sixty days in any period of ninety consecutive trading between the 25th month and 36th month following the Closing.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception to September 30, 2019 were organizational activities and those necessary to prepare for the Initial Public Offering, described below, and, after our Initial Public Offering, identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2019, we had net income of $109,516, which consisted of interest earned on marketable securities held in the Trust Account of $312,316, offset by an unrealized loss on marketable securities held in the Trust Account of $14,328 and operating costs of $188,472.

For the nine months ended September 30, 2019, we had net income of $267,638, which consisted of interest earned on marketable securities held in the Trust Account of $838,498 and an unrealized gain on marketable securities held in the Trust Account of $7,676, offset by operating costs of $578,536.

For the three months ended September 30, 2018 and for the period from May 2, 2018 (inception) through September 30, 2018, we had net loss of $32,311 and $40,616, which consisted of formation and operating costs of $32,311 and $40,616.

Liquidity and Capital Resources

As of December 31, 2018, we had cash of $52,937. Until the consummation of the IPO, our liquidity needs were satisfied through the receipt of $25,100 from our sale of the insider shares, advances and unsecured loans from our initial shareholders and their affiliates.

On February 8, 2019, we consummated the IPO of 5,000,000 Units, at a price of $10.00 per Unit, generating gross proceeds of $50,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 247,500 Private Units to our Sponsor, generating gross proceeds of $2,475,000.

On February 20, 2019, in connection with the underwriters’ exercise of their over-allotment option in full, we consummated the sale of an additional 750,000 Units at a price of $10.00 per Unit, generating total gross proceeds of $7,500,000. In addition, we also consummated the sale of an additional 22,500 Private Units at $10.00 per Private Unit, generating total gross proceeds of $225,000.

Following the IPO and the exercise of the over-allotment option and the sale of the Private Units, a total of $57,500,000 was placed in the trust account and, following the payment of certain transaction expenses, we had $661,112 of cash held outside of the trust account and available for working capital purposes. We incurred $4,415,225 in IPO related costs, including $1,725,000 of underwriting fees, $2,012,500 of deferred underwriting fees and $677,725 of other costs.

For the nine months ended September 30, 2019, cash used in operating activities was $558,149. Net income of $267,638 was offset by interest earned on marketable securities held in the Trust Account of $838,498 and an unrealized gain on marketable securities held in the Trust Account of $7,676. Changes in operating assets and liabilities provided $20,387 of cash for operating activities.

At September 30, 2019, we had marketable securities held in the Trust Account of $58,346,174 (including approximately $846,000 of interest income). We intend to use substantially all of the funds held in the trust account to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our share capital is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

At September 30, 2019, we had cash of $169,130 held outside the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an initial business combination, our Sponsor or an affiliate of our Sponsor, or our officers and directors may, but are not obligated to loan us funds. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. Up to $500,000 of notes may be convertible into Private Units, at a price of $10.00 per Unit.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing to complete our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of September 30, 2019. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay our Sponsor a monthly fee of $10,000 for general and administrative services, including office space, utilities and administrative services to the Company. We began incurring these fees on February 5, 2019 and will continue to incur these fees monthly until the earlier of the completion of the business combination and the Company’s liquidation.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Ordinary shares subject to redemption

We account for our ordinary shares subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our condensed balance sheets.

Net loss per ordinary share

We apply the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Our net income is adjusted for the portion of income that is attributable to ordinary shares subject to redemption, as these shares only participate in the earnings of the Trust Account and not our income or losses.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

WEALTHBRIDGE’S BUSINESS

Overview

Wealthbridge was incorporated as a blank check company on May 2, 2018, under the laws of the British Virgin Islands, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.”

Wealthbridge’s Amended and Restated Memorandum and Articles of Association provides that its corporate existence will terminate, a voluntary liquidator will be appointed and it will liquidate the trust account (described herein) and distribute the funds included therein to the holders of ordinary shares sold in its initial public offering if it does not consummate a Business Combination by the date that is 12 months from the closing of the IPO, or February 8, 2020, or 21 months from the closing of the IPO, or November 8, 2020, if we extend the period of time to consummate a business combination.

Offering Proceeds Held in Trust

Wealthbridge completed its IPO on February 8, 2019 of 5,000,000 units, with each unit consisting of one Ordinary Share of no par value, one redeemable Warrant and one Right to receive one-tenth of an ordinary share upon consummation of an initial business combination. Simultaneous with the consummation of the IPO, we consummated the private placement of 247,500 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,475,000. The Private Placement Units were purchased by Wealthbridge’s sponsor. The underwriters in the IPO exercised the over-allotment option and on February 20, 2019, the underwriters purchased 750,000 over-allotment option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $7,500,000. Simultaneously with the sale of the over-allotment Units, Wealthbridge consummated the private sale of an additional 22,500 Private Units to its sponsor, generating gross proceeds of $225,000.

After deducting the underwriting discounts and commissions and the offering expenses, a total of $57,500,000 was deposited into a trust account established for the benefit of Wealthbridge’s public shareholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. [As of December 31, 2019], we have approximately $[●] of unused net proceeds that were not deposited into the trust fund to pay future general and administrative expenses. The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. As of [December 31, 2018], there was $[●] held in the trust fund (including $[●] of accrued interest which we can withdraw to pay taxes).

Business Combination Activities

On October 28, 2019, Wealthbridge entered into the Share Exchange Agreement, pursuant to which Wealthbridge will acquire all of the issued and outstanding shares and other equity interests of Scienjoy from the Sellers and Scienjoy will become a wholly-owned subsidiary of Wealthbridge. In the event that the Business Combination is not consummated by the date that is 12 months from the closing of the IPO, or February 8, 2020, or 21 months from the closing of the IPO, or November 8, 2020, if we extend the period of time to consummate a business combination, Wealthbridge’s corporate existence will terminate, a voluntary liquidator will be appointed and Wealthbridge will distribute the proceeds held in the trust account to its public shareholders. See “The Share Exchange Agreement” for more information.

Redemption Rights

Pursuant to Wealthbridge’s Amended and Restated Memorandum and Articles of Association, Wealthbridge shareholders (except the initial shareholders) will be entitled to redeem their Wealthbridge ordinary shares for a pro rata share of the trust account net of taxes payable (currently anticipated to be no less than approximately $10.00 per ordinary share for shareholders).

Wealthbridge will consummate its initial business combination only if public shareholders holding [●] ordinary shares elect to redeem their ordinary shares for cash based on the financial numbers as of [December 31, 2019].

Wealthbridge’s initial shareholders do not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly (nor will they seek appraisal rights with respect to such ordinary shares if appraisal rights would be available to them).

Automatic Dissolution and Subsequent Liquidation of Trust Account if No Business Combination

If we do not complete a business combination within 12 months from the closing of the IPO, or February 8, 2020, or 21 months from the closing of the IPO, or November 8, 2020, if we extend the period of time to consummate a business combination, it will trigger our automatic winding up, voluntary liquidation and subsequent dissolution pursuant to the terms of Wealthbridge’s Amended and Restated Memorandum and Articles of Association. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, but are not obligated to, extend the period of time to consummate a business combination by an additional three months (for a total of up to 21 months to complete a business combination). Pursuant to the terms of Wealthbridge’s Amended and Restated Memorandum and Articles of Association and the trust agreement entered into between us and Continental Stock Transfer & Trust Company, LLC, in order to extend the time available for us to consummate our initial business combination, our insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $575,000 as the underwriters’ over-allotment option was exercised in part ($0.10 per share), on or prior to the date of the applicable deadline. The insiders or their affiliates or designees will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our shareholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. In the event that we receive notice from our insiders five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination (except that Scienjoy agrees to fund the trust account to extend the time to May 8, 2020). To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not necessary to pay our taxes, and then seek to voluntarily liquidate and subsequently dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our voluntary liquidation and subsequent dissolution, the public rights will expire and will be worthless.

The amount in the trust account under the Companies Law will be treated as distributable provided that immediately following the date on which the distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Each of our initial shareholders and our sponsor has agreed to waive its rights to participate in any liquidation of our trust account or other assets with respect to the insider shares and private units and to vote their insider shares and private shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants or rights, which will expire worthless.

If we are unable to complete an initial business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share distribution from the trust account would be $10.00.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Oriental Holdings Limited, our Sponsor, has agreed that, if we liquidate the trust account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of the IPO not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, we cannot assure you that he will be able to satisfy those obligations if he is required to do so. Accordingly, the actual per-share distribution could be less than $10.00 due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or a winding up petition is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any liquidation or insolvency claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.00 per share.

Facilities

We maintain our principal executive offices at Flat A, 6/F, Block A, Tonnochy Towers, No. 272 Jaffe Road, Wanchai, Hong Kong. The cost for this space is provided to us by Oriental Holdings Limited, a company wholly owned by our insiders, as part of the $10,000 per month payment we make to it for office space and related services. We consider our current office space adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full time employees prior to the consummation of a business combination.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION
AND CORPORATE GOVERNANCE

Current Directors and Executive Officers

Wealthbridge’s current directors and executive officers are as follows:

Name	Age	Position
Yongsheng Liu	50	Director, Chief Executive Officer, and Chairman
Xiaoyan Tang	49	Chief Financial Officer
Ray Chen	54	Chief Operating Officer
Jining Li	62	Director
Kinpui Choi	65	Independent Director
Weiping Chen	62	Independent Director
Simin Xie	63	Independent Director

Below is a summary of the business experience of each our executive officers and directors:

Yongsheng Liu. Mr. Liu has been our Chief Executive Officer and Chairman of our Board since our inception. Throughout the past 20 years, Mr. Liu has assumed various corporate leadership positions and demonstrated his strong execution ability and in-depth knowledge in private equity and corporate M&A transactions across a wide range of sectors including aviation, consumer, financial institutions, and technology. From March 2017 to April 2018, Mr. Liu served as Chairman and CEO of Royal China Holdings Limited (HKEx: 01683), during which he spearheaded the company’s international growth strategy focused at acquiring targets in aviation industry and finance sector. From the beginning of 2013 to March 2017, Mr. Liu was the Chairman of Joy Air General Aviation, Chairman of Cambodia Bayon Airlines, Vice Chairman of Everbright and Joy International Leasing Company, and President of General Aviation Investment Company (Shanghai). From April 2004 to August 2008, Mr. Liu also served as Chief Strategy Officer of United Eagle Airlines (subsequently renamed to Chengdu Airlines). From December 1994 to June 2000, Mr. Liu was a manager of China Southern Airlines responsible for ground staff training. Mr. Liu received his Master degree from University of Ottawa. We believe that Mr. Liu is qualified to sit on our board due to his many years of public company management and director experience, along with his expertise in strategic planning, corporate financing and business development.

Ray Chen. Mr. Chen has been our Chief Operating Officer since June 2018. Since December 9, 2019, Mr. Chen has been retained as a part-time investor relation consultant of Beijing Sixiang Shiguang Technology Co., Ltd. Mr. Chen served as Chief Executive Officer at Fortissimo Film International Ltd., a privately-owned film development and production company from August 2016 till June 2018. From March 2013 to February 2016, Mr. Chen was the Chief Executive Officer of Beijing Galloping Horse Film & TV Production Co., Ltd. From January 2010 to March 2013, Mr. Chen was the Head of Sales in the Beijing Office of Star Jet Co., Ltd. Prior to his Star Jet experience, Mr. Chen was the Executive Board Member and Head of Sales in Asia Jet Partners Limited, a privately-owned holding company specializing in general aviation and aircraft leasing. Mr. Chen joined Asia Jet after his service as Chief Executive Officer at ABC International Inc., a business consulting company based in Cleveland, Ohio. Mr. Chen holds a graduate certificate in Marketing from Cleveland State University. We believe Mr. Chen will be additive to our executive team due to his depth of knowledge in management and corporate and financial transactions.

Xiaoyan Tang. Ms. Tang has been our Chief Financial Officer since July 2018. Since December 2017, Ms. Tang has been a Managing Director and Chief Financial Officer of Hubei Weizi Investment Co. Ltd. From April 2014 to Nov 2017, Ms. Tang served as Chief Financial Officer and Vice President in Beijing CNLive Culture Media Inc. From July 2012 to March 2014, Ms. Tang served as Board Secretary and Chief Financial Officer in Beijing Konruns Pharmaceutical Ltd. From January 2011 to July 2012, Ms. Tang served as Board Secretary and Chief Financial Officer in R&G Pharma Studies Co., Ltd. From Jan 2005 to Dec 2010, Ms. Tang served as Chief Financial Officer in Wanmo Co. Ltd. From Aug 2001 to Dec 2004, Ms. Tang was a senior analyst in Da Gong International Credit Rating Co. Ltd. From March 1998 to July 2001, Ms. Tang worked as an investment analyst in Hai Nan-Hong Kong-Macao International Trust Investment Co Ltd (later known as BOC International (China) Co. Ltd). From July 1992 to Aug 1995, Ms. Tang was a researcher in Beijing Qinyun Aviation Instrument Co. Ltd. Ms. Tang received her Master degree from Renmin University in China. We believe Ms. Tang will be additive to our executive team due to her depth of knowledge in corporate financial and financial reporting.

Jining Li. Mr. Li has served as a Director of our Board since September 2018. Mr. Li is the Founder and has acted as the Chairman of Star Jet Co., Ltd in Shanghai, China, since 2008. Prior to Star Jet, Mr. Li founded United Eagle Airlines as the first non-government-owned airline company in the history of Chinese aviation industry in 2004. From 2004 to 2008, Mr. Li was the Chairman of United Eagle Airlines. He served as the Chairman of China Internet Investment Finance Holdings Limited (HKEx: 00810) from 2005 to 2007. In 2004, He was named as the Top Ten Most Influential People in China for his pioneer achievements in aviation industry. In 1998, Mr. Li founded Guangdong Ying Lian Tong Telecommunication Services Co., Ltd and served as Chairman until 2004. From 1990 to 1998, Mr. Li served as Chairman of Huahui Import and Export Trading Company. From 1988 to 1990, Mr. Li served as a manager in Guangdong Branch of China Council for the Promotion of International Trade. We believe that Mr. Li is qualified to sit on our board due to his many years of public company management and director experience, along with his expertise in strategic planning, corporate financing and business development.

Kinpui Choi. Mr. Choi has served as a Director since September 2018. He has over 24 years of senior management experience in telecom companies in Hong Kong, U.S. and China. From 2002 to 2006, he was the President and Chief Executive Officer of Elephant Talk Communications Inc. Mr. Choi founded Elephant Talk Limited in 1994, a wholly-owned subsidiary of Elephant Talk Communications Inc. From April 1994 to August 2002, Mr. Choi was the Chief Executive Officer of Elephant Talk Limited. From March 2003 to present, Mr. Choi has been the independent director of Success Universe Group Limited (HKEx:00487) Previously, he also served as the Chairman of ET Network Services Limited (later known as Guangdong Ming Ying Financial Leasing Co Limited), a Hong Kong-based company which specializes in providing telecommunication services in China. We believe that Mr. Choi is qualified to sit on our board due to his many years of public company management and director experience, along with his expertise in strategic planning, corporate financing and business development.

Weiping Chen. Mr. Chen has served as a Director since September 2018. Since February 2009, Mr. Chen has served as Chairman and CEO of Shanghai Leadersco Co. Ltd. From September 2000 to December 2008, Mr. Chen was a Managing Director in Shanghai Li Shang Trading company. From July 1993 to August 2000, Mr. Chen was the manager of QianHe Import and Export Trading Co., Ltd. From November 1989 to July 1993, Mr. Chen served as CEO in Yantai Renewable Resources Corporation. We believe that Mr. Chen’s qualifications to sit on our board include his experience both in the capacity of an executive as well as a director, along with his expertise in strategic planning, corporate financing and business development.

Simin Xie. Mr. Xie has served as a Director since September 2018. Since May 2017, Mr. Xie has been an independent director of China Minzu Securities Co., Ltd. Since October 2015, Mr. Xie has served as an external supervisor in Mod’s Hair Group (a JASDAQ listed company). Since November 2011, Mr. Chen has served as independent director in China Automotive Engineering Research Institute Co., Ltd. (SSE: 601965). From 2010 to 2012, Mr. Xie was an independent director for Chongqing Min Sheng Energy Co., Ltd. From 2007 to 2015, Mr. Xie served as director for Shandong Yocaly Information Science & Technology Co., Ltd. From 2003 to 2009, Mr. Xie was as independent director in Tande Co., Ltd.(SSE: 600665). Since 2014, Mr. Xie has been a partner in Shenzhen NSEW Fund Management Co., Ltd. In 1995, Mr. Xie founded C&I Partners (Beijing Xinli Law Firm) and he has been a senior partner and managing partner of the firm ever since. Mr. Xie received his Bachelor degree in Law from Peking University in 1982 and Ph.D. from Kobe University in Japan in 1988. We believe that Mr. Xie’s qualifications to sit on our board include his depth of knowledge of across corporate management and the laws and his many years of experience serving on the boards of directors of public companies.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages Company’s independent accountants, reviewing their independence and performance; reviews Wealthbridge’s accounting and financial reporting processes and the integrity of its financial statements; the audits of Wealthbridge’s financial statements and the appointment, compensation, qualifications, independence and performance of Wealthbridge’s independent auditors; Wealthbridge’s compliance with legal and regulatory requirements; and the performance of Wealthbridge’s internal audit function and internal control over financial reporting. The Audit Committee held 5 meetings during 2019.

The members of the Audit Committee are Kinpui Choi, Weiping Chen and Simin Xie, each of whom is an independent director under NASDAQ’s listing standards. Kinpui Choi is the Chairperson of the audit committee. The Board has determined that both Kinpui Choi qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Nominating Committee

The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board. Specifically, the Nominating Committee makes recommendations to the Board regarding the size and composition of the Board, establishes procedures for the director nomination process and screens and recommends candidates for election to the Board. On an annual basis, the Nominating Committee recommends for approval by the Board certain desired qualifications and characteristics for board membership. Additionally, the Nominating Committee establishes and administers a periodic assessment procedure relating to the performance of the Board as a whole and its individual members. The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

The members of the Nominating Committee are Kinpui Choi, Weiping Chen and Simin Xie, each of whom is an independent director under NASDAQ’s listing standards. Kinpui Choi is the Chairperson of the Nominating Committee.

Compensation Committee

The Compensation Committee reviews annually Wealthbridge’s corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; makes recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the Board with respect to non-CEO and non-CFO compensation and administers Wealthbridge’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The chief executive officer of Wealthbridge may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. Wealthbridge’s executive officers do not play a role in suggesting their own salaries. Neither Wealthbridge nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. The Compensation Committee held no meetings during 2019.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The members of the Compensation Committee are Kinpui Choi, Weiping Chen and Simin Xie, each of whom is an independent director under NASDAQ’s listing standards. Kinpui Choi is the Chairperson of the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

Code of Ethics

We adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Directors and Executive Officers after the Business Combination

Wealthbridge’s directors and executive officers after the business combination will be as follows:

Name	Age	Position
Xiaowu He	44	Director, Chief Executive Officer, and Chairman
Yongsheng Liu	50	Director
[●]	[●]	Chief Financial Officer
Bo WAN	44	Chief Operating Officer
[●]	[●]	Director
[●]	[●]	Independent Director
[●]	[●]	Independent Director
[●]	[●]	Independent Director
[●]	[●]	Independent Director

Xiaowu He. Mr. He is one of the three co-founders of Scienjoy and has served as the chief executive officer of Scienjoy since October 2011. Mr. He has been mainly responsible for Scienjoy’s overall business, including business strategies, company operations and financings. Prior to founding Scienjoy in 2011, between 2008 and 2011, Mr. He served as the East Asia Regional Director of Business Development of Tyco International, a Fortune 500 Company, where he was responsible for commercial cooperation and development of the entire Sensormatic product line in East Asia. From 2006 to 2007, Mr. He worked at NC/Teradata Toronto, Canada and provided technical and customer support for its DCM program. From 2004 to 2006, Mr. He was a manager at M&L Export and Import Company in Toronto, Canada. Prior to working in Canada, Mr. He worked in Fujian, China, and assumed various positions in UTStarcom, Shida System Integration Company, and Fujian Posts and Telecommunications. Mr. He received his MBA degree from the University of New Brunswick. We believe that Mr, He’s qualifications to sit on the board include his deep understanding of the business model of Scienjoy and strong leadership in the capacity of an executive and a director, along with his expertise in strategic planning, corporate financing and business development, and extensive experience in the information technology industry.

Bo Wan. Mr. Wan is one of the three Co-founder of Scienjoy and has served as the chief operating officer of Scienjoy since October 2011. Mr. Wan has been mainly responsible for Scienjoy’s business operation, marketing and human resources. Prior to founding Scienjoy, Mr. Wan managed a team of over thirty people in the software department at NCR/Teradata in Beijing, China, a global leading company in financial products, data warehouse, and IT service from 2006 to 2012. He took the lead in designing and developing multiple BI products, the company’s first cloud-based solution and other programs. From 2001 to 2006, Mr. Wan assumed various positions including project director, project manager, senior pre-sale/post-sale consultant at NCR in Toronto, Canada. Mr. Wan also served as Huawei’s senior test development engineer in Beijing between 2000 and 2001 and worked as a project manager and software engineer at China Unicom in Tianjin between 1997 and 2000. Mr. Wan received his MBA degree from Lawrence Technological University. We believe that Mr. Wan is qualified to sit on the board due to his in-depth knowledge of Scienjoy, outstanding company management skills, and years of experience in supply chain, data analysis, customer development and human resources in the information technology, Internet and Mobile Internet industry.

Please see page 228 for a summary of Mr. Yongsheng Liu’s experience and qualifications.

Controlled Company

Following the Business Combination, we will be a “controlled company’’ as defined under the Nasdaq Stock Market Rules because Lavacano controls more than 50% of our voting rights. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and will rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Compensation of Directors and Executive Officers

Employment Agreements

We have not entered into any employment agreements with our executive officers, and have not made any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Compensation of Officers and Directors of Scienjoy

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation accrued for Scienjoy’s named executive officers in each of 2018 and 2017.

Name and Principal Position	Year Ended December 31,	Salary ((RMB)	Bonus (US$)	Share and Option Awards number	All Other Compensation (US$)	Total (US$)
Xiaowu HE	2018	445,203.15	-	-	-	445,203.15
(Chief Executive Officer)	2017	-	-	-	-	-

Bo WAN	2018	282,109.38	-	-	-	282,109.38
(Chief Operating Officer)	2017	233,280	-	-	-	233,280

Pei LU	2018	183,671.36	-	-	-	183,671.36
(Head of the R&D Department)	2017	154,633.2	-	-	-	154,633.2

Grants of Plan Based Awards

There were no equity awards granted in fiscal years 2017 or 2018.

Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Shares Vested

There were no equity awards outstanding as of the ends of fiscal years 2017 and 2018.

Pension Benefits

None of Scienjoy’s named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by it.

Nonqualified Deferred Compensation

None of Scienjoy’s named executive officers participate in or have account balances in nonqualified defined contribution plans or other deferred compensation plans maintained by it.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of [_____________, 2019] the number of ordinary shares beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding ordinary shares (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. As of [___________, 2019], we had [7,457,500] ordinary shares issued and outstanding.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of any ordinary shares issuable upon exercise of the warrants or conversion of rights, as the warrants are not exercisable within 60 days of [____________, 2019] and the rights are not convertible within 60 days of [____________, 2019].

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Ordinary Shares	Approximate Percentage of Outstanding Shares of Ordinary Shares
Oriental Holdings Limited (2)	1,470,000	19.71%
Yongsheng Liu	143,750	1.93%
Xiaoyan Tang	12,500	*
Ray Chen	6,250	*
Jining Li (3)	1,470,000	19.71%
Kinpui Choi	12,500	*
Weiping Chen	12,500	*
Simin Xie	12,500	*
Yuehai Zhou	12,500	*
Zhean Bao	25,000	*
Boothbay Absolute Return Strategies LP(4)	500,000	6.70%
Boothbay Fund Management, LLC(4)	500,000	6.70%
Ari Glass(4)	500,000	6.70%
BIP GP LLC(5)	450,100	6.04%
Weiss Asset Management LP(5)	643,000	8.62%
WAM GP LLC(5)	643,000	8.62%
Andrew M. Weiss, PHD(5)	643,000	8.62%

All directors and officers as a group (7 individuals)	1,670,000	22.39%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Wealthbridge Acquisition Limited, Flat A, 6/F, Block A, Tonnochy Towers, No. 272 Jaffe Road, Wanchai, Hong Kong.

(2)	Mr. Jining Li and Mr. Yongsheng Liu jointly own, and Jining Li controls, Oriental Holdings Limited, our sponsor. (2) Jining Li and Yongsheng Liu jointly own, and Jining Li controls, Oriental Holdings Limited, our sponsor.

(3)	Mr. Jining Li has voting and dispositive power over the shares owned by Oriental Holdings Limited.

(4)	Based on a Schedule 13G filed by the reporting persons. The address for the reporting persons is 810 7th Avenue, Suite 615, New York, NY 10019-5818. Boothbay Absolute Return Strategies LP, a Delaware limited partnership (the “Fund”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (the “Adviser”). The Adviser, in its capacity as the investment manager of the Fund, has the power to vote and the power to direct the disposition of all Units held by the Fund. Ari Glass is the Managing Member of the Adviser. Shares reported may be deemed beneficially owned by Boothbay Absolute Return Strategies LP, Boothbay Fund Management, LLC and Ari Glass.

(5)	Based on a Schedule 13G filed by the reporting persons. The address for the reporting persons is 222 Berkeley St., 16th floor, Boston, Massachusetts 02116. Shares reported for BIP GP include shares beneficially owned by a private investment partnership (the “Partnership”) of which BIP GP is the sole general partner. Weiss Asset Management is the sole investment manager to the Partnership. WAM GP is the sole general partner of Weiss Asset Management. Andrew Weiss is the managing member of WAM GP and BIP GP. Shares reported for WAM GP, Andrew Weiss and Weiss Asset Management include shares beneficially owned by the Partnership (and reported above for BIP GP).

SECURITY OWNERSHIP OF THE COMBINED COMPANY AFTER THE BUSINESS COMBINATION

The following tables sets forth information regarding the beneficial ownership of Wealthbridge’s ordinary shares immediately after the consummation of the Business Combination by:

●	each person known to Wealthbridge who will be the beneficial owner of more than 5% of any class of its stock immediately after the Business Combination;

●	each of its officers and directors; and

●	all of its officers and directors as a group.

Unless otherwise indicated, Wealthbridge believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all Wealthbridge securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, Wealthbridge believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All Wealthbridge stock subject to options or warrants exercisable within 60 days of the consummation of the Acquisition are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on [25,283,950] ordinary shares of Wealthbridge to be outstanding upon consummation of the Acquisition. The table below assumes that no Wealthbridge ordinary shares have been redeemed.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Ordinary Shares	Approximate Percentage of Outstanding Shares of Ordinary Shares
Oriental Holdings Limited(2)	1,497,000	5.97%
Lavacano Holdings Limited	13,120,000	52.31%
WBY Entertainment Holdings Ltd.	3,280,000	13.08%
Bo Wan (3)	3,280,000	13.08%
Yongsheng Liu	143,750	*
[Jining Li] (4)	1,497,000	5.97%
All directors and officers as a group ([3] individuals)	4,920,750	19.62%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Wealthbridge Acquisition Limited, Flat A, 6/F, Block A, Tonnochy Towers, No. 272 Jaffe Road, Wanchai, Hong Kong.

(2)	Mr. Jining Li and Mr. Yongsheng Liu jointly own, and Jining Li controls, Oriental Holdings Limited, our sponsor.

(3)	Mr. Bo Wan has voting and dispositive power over the shares owned by WBY Entertainment Holdings Ltd.

(4)	Mr. Jining Li has voting and dispositive power over the shares owned by Oriental Holdings Limited.

CERTAIN TRANSACTIONS

Certain Transactions of Wealthbridge

Insider Shares

In July 2018, Wealthbridge issued an aggregate of 1,150,000 founder shares to the initial shareholders for an aggregate purchase price of $25,100 in cash. On October 15, 2018, Wealthbridge effected a 5 for 4 stock split of its ordinary shares, resulting in 1,437,500 founder shares outstanding. All share and per-share amounts have been retroactively restated to reflect the stock split. The founder shares included an aggregate of up to 187,500 shares subject to forfeiture by the initial shareholders to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the initial shareholders would collectively own 20% of Wealthbridge’s issued and outstanding shares after the Initial Public Offering (assuming the initial shareholders did not purchase any Public Shares in the Initial Public Offering and excluding the Private Units and underlying securities).

The initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until (1) with respect to 50% of the founder shares, the earlier of six months after the completion of a Business Combination and the date on which the closing price of the ordinary shares equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the founder shares, six months after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, Wealthbridge completes a liquidation, merger, share exchange or other similar transaction which results in all of Wealthbridge’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Private Placements

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 247,500 Private Units at a price of $10.00 per Private Unit, or $2,475,000 in the aggregate. On February 20, 2019, in connection with the underwriters’ exercise of the over-allotment option in full, the Sponsor purchased an additional 22,500 Private Units for an aggregate purchase price of $225,000. The proceeds from the Private Units were added to the proceeds from the IPO held in the Trust Account.

The Private Units are identical to the units sold in the IPO except the Private Units will be non-redeemable. The purchasers of the Private Units have agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the insider shares) until the completion of the Business Combination. If Wealthbridge does not complete a Business Combination within the combination period, the proceeds of the sale of the Private Units will be used to fund the redemption of the public shares (subject to the requirements of applicable law).

Related Party Advances

Keen Nice Communications Limited, a company wholly owned by Mr. Jining Li, advanced Wealthbridge an aggregate of $12,821 to be used for the payment of costs related to the IPO. The advances were non-interest bearing, unsecured and due on demand. As of September 30, 2019 and December 31, 2018, advances amounting to $0 and $12,820, respectively, were outstanding (see below).

Promissory Note — Related Party

Wealthbridge issued Keen Nice Communications Limited a promissory note, pursuant to which Wealthbridge borrowed an aggregate of $390,000 (the “Promissory Note”). The Promissory Note was non-interest bearing, unsecured and due on the closing of the Initial Public Offering. As of September 30, 2019 and December 31, 2018, $0 and $390,000, respectively, was outstanding under the Promissory Note.

On February 14, 2019, Wealthbridge amended the Promissory Note with Keen Nice Communications Limited pursuant to which the outstanding advances in the amount of $25,641 and the outstanding loans under the Promissory Note in the amount of $390,000 were combined into one note for an aggregate amount of $415,641. The Promissory Note was further amended on May 10, 2019 (the “Amended Promissory Note”) such that Wealthbridge can borrow up to an aggregate amount of $800,000 under the Amended Promissory Note. The Amended Promissory Note is non-interest bearing, unsecured and due upon the consummation of a Business Combination. As of September 30, 2019, $465,641 was outstanding under the Amended Promissory Note.

Administrative Services Agreement

Wealthbridge entered into an agreement, commencing on February 5, 2019 through the earlier of the consummation of a Business Combination or Wealthbridge’s liquidation, to pay the Sponsor a monthly fee of $10,000 for general and administrative services, including office space, utilities and administrative services, of which HKD50,000 (or approximately USD$6,369 based on an exchange rate of HKD$7.85 to USD$1.00 on September 30, 2019) per month will be paid to Wealthbridge’s Chief Executive Officer for services to Wealthbridge. However, pursuant to the terms of such agreement, Wealthbridge may delay payment of such monthly fee upon a determination by the audit committee that Wealthbridge lacks sufficient funds held outside the Trust Account to pay actual or anticipated expenses in connection with a Business Combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of a Business Combination. For the three and nine months ended September 30, 2019, Wealthbridge incurred $30,000 and $80,000, respectively, in fees for these services, of which $28,718 is included in accounts payable and accrued expenses in the accompanying condensed balance sheets.

Services Arrangement

Wealthbridge entered into a services arrangement with Star Jet Co., Ltd., a company whose founder and Chairman, Mr. Jining Li, is also a Director of Wealthbridge. During the three and nine months ended September 30, 2019, Wealthbridge paid Star Jet Co., Ltd. $0 and $33,180 in fees for services provided, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, Wealthbridge’s Sponsor or an affiliate of the Sponsor, or Wealthbridge’s officers and directors may, but are not obligated to, loan Wealthbridge funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $500,000 of notes may be converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, Wealthbridge may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

Related Party Extension Loans

In order to extend the time available for Wealthbridge to consummate a Business Combination, the initial shareholders or their affiliates or designees must deposit into the Trust Account for each three-month extension $575,000 ($0.10 per Unit), on or prior to the date of the applicable deadline. The initial shareholders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that Wealthbridge is unable to complete a Business Combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of a Business Combination, or, at the lender’s discretion, converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per unit.

Related Party Policy

Our Code of Ethics, which we adopted upon consummation of our IPO, requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors, special advisors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Certain Transactions of Scienjoy

Contractual Arrangements with Scienjoy’s Variable Interest Entity and its Shareholders

See “History and Corporate Structure of Scienjoy Inc.”

DESCRIPTION OF WEALTHBRIDGE’S SECURITIES

General

Wealthbridge currently authorized to issue an unlimited number of shares of a single class, each with no par value. As of the date of this proxy statement, 1,437,500 ordinary shares are issued and outstanding, held by our initial shareholders, and [●] ordinary shares are outstanding, held by [●] shareholders of record. No preferred shares are issued or outstanding. Each of the units, Shares, Warrants and Rights are registered pursuant to Section 12 of the Exchange Act.

Units

Each unit consists of one ordinary share, one redeemable warrant, and one right to acquire one-tenth (1/10) of an ordinary share. Each redeemable warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve our initial business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to the IPO and any shares purchased in the IPO or following the IPO in the open market in favor of the proposed business combination.

We will proceed with the business combination only if we have net tangible assets of at least $5,000,001 upon consummation of such business combination and a majority of the ordinary shares voted are voted in favor of the business combination. At least five days’ notice must be given for each general meeting (although we will provide whatever minimum number of days are required under Federal securities laws). Shareholders may vote at meetings in person or by proxy.

The members of our Board of Directors serve until the next annual general meeting. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to Wealthbridge’s Amended and Restated Memorandum and Articles of Association, if we do not consummate a business combination by 12 months from the consummation of the IPO (or 21 months if we have extended the period of time as described in the IPO prospectus), it will trigger our automatic winding up, dissolution and liquidation. Our initial shareholders have agreed to waive their rights to share in any distribution from the trust account with respect to their insider shares upon our winding up, dissolution and liquidation.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their public shares converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. Public shareholders who convert their public shares into their portion of the trust account still have the right to exercise the redeemable warrants that they received as part of the units.

Warrants

Each redeemable warrant entitles the registered holder to purchase one-half (1/2) of one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of the completion of an initial business combination and 12 months from the date of IPO. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder. However, except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the effective date of IPO at 5:00 p.m., Eastern Standard Time.

We may call the warrants for redemption (excluding the private warrants but including any outstanding warrants issued upon exercise of the unit purchase option issued to Chardan Capital Markets, LLC and its designees), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of the ordinary shares for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuance.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the ordinary shares issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying ordinary shares and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in ordinary shares, or by a split up of the ordinary shares or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Contractual Arrangements with respect to the Certain Warrants

We have agreed that so long as the private warrants are still held by the initial purchasers or their affiliates, we will not redeem such warrants and we will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective). However, once any of the foregoing warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Additionally, the representative of the underwriters has agreed that it will not be permitted to exercise any warrants underlying the purchase option to be issued to it and/or its designees upon consummation of this offering after the five year anniversary of the effective date of IPO. Furthermore, because the private warrants will be issued in a private transaction, the holders and their transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of an ordinary share upon consummation of our initial business combination, even if the holder of a public right converted all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to Wealthbridge’s Amended and Restated Memorandum and Articles of Association with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of British Virgin Islands Law. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Purchase Option

Chardan Capital Markets, LLC, as representative of the underwriters in the IPO, holds an option for $100 to purchase up to a total of 431,250 unit at $10.00 per unit. The units issuable upon exercise of this option are identical to those described above.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Amended and Restated Memorandum and Articles of Association

Wealthbridge’s Amended and Restated Memorandum and Articles of Association filed under the laws of the British Virgin Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination. The following are the material rights and protections contained in Wealthbridge’s Amended and Restated Memorandum and Articles of Association:

●	the right of public shareholders to exercise conversion rights and have their public shares redeemed in lieu of participating in a proposed business combination;

●	a prohibition against completing a business combination unless we have net tangible assets of at least $5,000,001 upon consummation of such business combination;

●	a requirement that if we seek shareholder approval of any business combination, a majority of the issued and outstanding ordinary shares voted must be voted in favor of such business combination;

●	the separation of our board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors

●	a requirement that directors may call general meetings on their own accord and are required to call an extraordinary general meeting if holders of not less than 30% of the voting rights of the issued ordinary shares request such a meeting;

●	a requirement that in the event that we fail to consummate a business combination within 12 months (or 21 months, if we extend the time to complete a business combination as described in the offering prospectus) from the consummation of the IPO, it will trigger the automatic winding up, liquidation and subsequent dissolution. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, liquidation and subsequent dissolution; and

●	a requirement that the amount in the trust account (including the deferred underwriting compensation) will be available for distribution provided that immediately following the date on which the proposed distribution is to be made, we are able to pay its debts as they fall due in the ordinary course of business, and the value of our assets exceed the liabilities.

Wealthbridge’s amended and restated memorandum and articles of association permits the company to amend its memorandum and articles of association with the approval of the holders of a majority of such company’s outstanding ordinary shares or by a resolution of the board of directors. A company’s articles of association may specify that the approval of a higher majority is required. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in Wealthbridge’s Amended and Restated Memorandum and Articles of Association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote. The foregoing is set forth in Wealthbridge’s Amended and Restated Memorandum and Articles of Association and cannot be amended.

Wealthbridge’s Transfer Agent

The transfer agent for Wealthbridge’s securities is Continental Stock Transfer & Trust Company.

EXPERTS

The consolidated financial statements of Scienjoy as of December 31, 2018 and for the year ended December 31, 2018 have been included in this proxy statement in reliance on the report of Friedman LLP, an independent registered public accounting firm, appearing elsewhere in this proxy statement upon the authority of the said firm as experts in accounting and auditing.

The financial statements of Wealthbridge as of December 31, 2018 and the related statements of operations, shareholders’ equity and cash flows for the period from May 2, 2018 (inception) through December 31, 2018, included in this proxy statement have been audited by Marcum LLP, an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this proxy statement and are included herein in reliance upon the authority of Marcum LLP as experts in accounting and auditing.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Management of Wealthbridge knows of no other matters which may be brought before the Wealthbridge extraordinary general meeting. If any matter other than the proposed Business Combination or related matters should properly come before the extraordinary general meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Wealthbridge is subject to the informational requirements of the Securities Exchange Act, and is required to file reports, any proxy statements and other information with the Securities and Exchange Commission. Any reports, statements or other information that Wealthbridge files with the Securities and Exchange Commission, including this proxy statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. 20549, at prescribed rates or from its website on the Internet at www.sec.gov, free of charge. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on public reference rooms.

Neither Wealthbridge nor Scienjoy has authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of this proxy statement, and neither the mailing of this proxy statement to Wealthbridge shareholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

WEALTHBRIDGE ACQUISITION LIMITED INDEX TO FINANCIAL STATEMENTS

As of and for the nine months ended September 30, 2019

As of and for the year ended December 31, 2018

WEALTHBRIDGE ACQUISITION LIMITED

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current Assets
Cash	$169,130	$52,937
Prepaid expenses	25,842	—
Total Current Assets	194,972	52,937

Marketable securities held in Trust Account	58,346,174	—
Deferred offering costs	—	314,146
Total Assets	$58,541,146	$367,083

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$46,229	$—
Advance from related party	—	12,820
Promissory note – related party	—	390,000
	46,229	402,820

Promissory note – related party	465,641	—
Deferred underwriting fees	2,012,500	—
Total Liabilities	2,524,370	402,820

Commitments

Ordinary shares subject to possible redemption, 5,027,689 shares at redemption value	51,016,768	—

Shareholders’ Equity (Deficit)
Ordinary shares, no par value; unlimited shares authorized; 2,429,811 and 1,437,500 shares issued and outstanding (excluding 5,027,689 and no shares subject to possible redemption) at September 30, 2019 and December 31, 2018, respectively	4,793,207	25,100
Retained earnings/(Accumulated deficit)	206,801	(60,837)
Total Shareholders’ Equity (Deficit)	5,000,008	(35,737)
Total Liabilities and Shareholders’ Equity (Deficit)	$58,541,146	$367,083

The accompanying notes are an integral part of this unaudited condensed financial statements.

WEALTHBRIDGE ACQUISITION LIMITED

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	For the Period from May 2, 2018 (inception) Through September 30,
	2019	2018	2019	2018

Operating costs	$188,472	$32,311	$578,536	$40,616
Loss from operations	(188,472)	(32,311)	(578,536)	(40,616)

Other income:
Interest income on marketable securities held in Trust Account	312,316	—	838,498	—
Unrealized (loss) gain on marketable securities held in Trust Account	(14,328)	—	7,676	—
Net income (loss)	$109,516	$(32,311)	$267,638	$(40,616)

Weighted average shares outstanding, basic and diluted (1)	2,414,849	1,250,000	2,224,847	1,250,000

Basic and diluted net loss per ordinary share (2)	$(0.06)	$(0.03)	$(0.21)	$(0.03)

(1)	Excludes an aggregate of 5,027,689 shares subject to redemption at September 30, 2019. At September 30, 2018, such amount excluded an aggregate of up to 187,500 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters.

(2)	Net loss per ordinary share – basic and diluted excludes income attributable to ordinary shares subject to possible redemption of $260,561 and $739,895 for the three and nine months ended September 30, 2019, respectively.

The accompanying notes are an integral part of the unaudited condensed financial statements.

WEALTHBRIDGE ACQUISITION LIMITED

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

(Unaudited)

THREE MONTHS ENDED SEPTEMBER 30, 2018 AND FOR THE PERIOD FROM MAY 2, 2018 (INCEPTION) THROUGH SEPTEMBER 30, 2018

				Total
	Ordinary Shares		Accumulated	Shareholders’ Equity
	Shares	Amount	Deficit	(Deficit)
Balance – May 2, 2018 (inception)	—	$—	$—	$—

Issuance of ordinary shares to initial shareholders	1,437,500	25,100	—	25,100

Net loss	—	—	(8,305)	(8,305)

Balance – June 30, 2018 (unaudited)	1,437,500	$25,100	$(8,305)	$16,795

Net loss	—	—	(32,311)	(32,311)

Balance – September 30, 2018 (unaudited)	1,437,500	$25,100	$(40,616)	$(15,516)

THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2019

	Ordinary Shares		(Accumulated Deficit)/ Retained	Total Shareholders’ Equity
	Shares	Amount	Earnings	(Deficit)
Balance – January 1, 2019	1,437,500	$25,100	$(60,837)	$(35,737)

Sale of 5,750,000 Units, net of underwriting discounts and offering expenses	5,750,000	53,084,775	—	53,084,775

Sale of 270,000 Private Units	270,000	2,700,000	—	2,700,000

Proceeds from the sale of unit purchase option	—	100	—	100

Ordinary shares subject to possible redemption	(5,062,074)	(50,780,178)	—	(50,780,178)

Net income	—	—	31,047	31,047

Balance – March 31, 2019 (unaudited)	2,395,426	5,029,797	(29,790)	5,000,007

Change in value of ordinary shares subject to possible redemption	19,423	(127,081)	—	(127,081)

Net income	—	—	127,075	127,075

Balance – June 30, 2019 (unaudited)	2,414,849	$4,902,716	$97,285	$5,000,001

Change in value of ordinary shares subject to possible redemption	14,962	(109,509)	—	(109,509)

Net income	—	—	109,516	109,516

Balance – September 30, 2019 (unaudited)	2,429,811	$4,793,207	$206,801	$5,000,008

The accompanying notes are an integral part of the unaudited condensed financial statements.

WEALTHBRIDGE ACQUISITION LIMITED

CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30, 2019	For the Period from May 2, 2018 (inception) Through September 30, 2018
Cash flows from operating activities:
Net income (loss)	$267,638	$(40,616)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on securities held in Trust Account	(838,498)	—
Unrealized gain on securities held in Trust Account	(7,676)	—
Changes in operating assets and liabilities:
Prepaid expenses	(25,842)	—
Accounts payable and accrued expenses	46,229	—
Net cash used in operating activities	(558,149)	(40,616)

Cash flows from investing activities:
Investment of cash in Trust Account	(57,500,000)	—
Net cash used in investing activities	(57,500,000)	—

Cash flows from financing activities:
Proceeds from sale of Units, net of underwriting discount paid	55,775,000	—
Proceeds from sale of Private Units	2,700,000	—
Proceeds from issuance of ordinary shares to initial shareholders	—	25,100
Proceeds from sale of unit purchase option	100	—
Proceeds from promissory note – related party	100,831	178,205
Repayment of promissory note – related party	(50,831)	—
Advances from related party	12,821	—
Payment of offering costs	(363,579)	(120,621)
Net cash provided by financing activities	58,174,342	82,684

Net change in cash	116,193	42,068
Cash at beginning of period	52,937	—
Cash at end of period	$169,130	$42,068

Non-cash investing and financing activities:
Initial classification of ordinary shares subject to possible redemption	$50,740,740	$—
Change in value of ordinary shares subject to possible redemption	$276,028	$—
Deferred underwriting fee payable	$2,012,500	$—
Conversion of advances and short-term promissory notes to long-term promissory notes	$415,641	$—

The accompanying notes are an integral part of the unaudited condensed financial statements.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Wealthbridge Acquisition Limited (the “Company”) is a blank check company incorporated in the British Virgin Islands on May 2, 2018. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in and around the air transportation and aviation industry in China.

All activity through September 30, 2019 relates to the Company’s formation, the Initial Public Offering (as defined below) and identifying a target business for a Business Combination. The Company is subject to all of the risks associated with early stage and emerging growth companies.

The registration statement for the Company’s Initial Public Offering was declared effective on February 5, 2019. On February 8, 2019, the Company consummated the Initial Public Offering of 5,000,000 units (“Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $50,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 247,500 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Company’s sponsor, Oriental Holdings Limited (the “Sponsor”), jointly owned by the Company’s director, Jining Li, through Keen Nice Communications Limited and Yongsheng Liu, generating gross proceeds of $2,475,000, which is described in Note 4.

Following the closing of the Initial Public Offering on February 8, 2019, an amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

On February 20, 2019, the underwriters exercised their over-allotment option in full, resulting in an additional 750,000 Units issued for $7,500,000, less the underwriters’ discount of $225,000. In connection with the underwriters’ exercise of their over-allotment option in full, the Company also consummated the sale of an additional 22,500 Private Units at $10.00 per Private Unit, generating total gross proceeds of $225,000. A total of $7,500,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $57,500,000.

Transaction costs amounted to $4,415,225, consisting of $1,725,000 of underwriting fees, $2,012,500 of deferred underwriting fees and $677,725 of other costs. In addition, as of September 30, 2019, $169,130 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and interest released to pay taxes payable) at the time of signing a definitive agreement in connection with a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

(Unaudited)

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s initial shareholders (the “initial shareholders”) have agreed (a) to vote their founder shares, the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would stop the public shareholders from converting or selling their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) unless the Company provides dissenting public shareholders with the opportunity to convert their Public Shares into the right to receive cash from the Trust Account in connection with any such vote; (c) not to convert any founder shares and Private Units (including underlying securities) (as well as any Public Shares purchased during or after the Initial Public Offering) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or sell any shares in a tender offer in connection with a Business Combination) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the founder shares and Private Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until February 8, 2020 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination by February 8, 2020, the Company may, but is not obligated to, extend the period of time to consummate a Business Combination three times by an additional three months each time (for a total of up to 21 months to complete a Business Combination) (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the initial shareholders or their affiliates or designees must deposit into the Trust Account $575,000 ($0.10 per share), on or prior to the applicable deadline.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.00.

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the period ended December 31, 2018 as filed with the SEC on April 1, 2019, which contains the audited financial statements and notes thereto. The interim results for the three and nine months ended September 30, 2019 are not necessarily indicative of the results to be expected for the year ending December 31, 2019 or for any future interim periods.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2019 and December 31, 2018.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

(Unaudited)

Marketable securities held in Trust Account

At September 30, 2019, the assets held in the Trust Account were substantially held in U.S. Treasury Bills.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary share subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheet.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2019 and December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company’s tax provision is zero because the Company is organized in the British Virgin Islands with no connection to any other taxable jurisdiction. As such, the Company has no deferred tax assets. The Company is considered to be an exempted British Virgin Islands Company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Net loss per ordinary share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. At September 30, 2018, weighted average shares were reduced for the effect of an aggregate of 187,500 ordinary shares that were subject to forfeiture if the over-allotment option was not exercised by the underwriters (see Note 5). Ordinary shares subject to possible redemption at September 30, 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and the private placement to purchase 3,010,000 ordinary shares, (2) rights sold in the Initial Public Offering and the private placement that convert into 602,000 ordinary shares, and (3) 431,250 ordinary shares, warrants to purchase 215,625 ordinary shares and rights that convert into 43,125 ordinary shares in the unit purchase option sold to the underwriter, in the calculation of diluted loss per share, since the exercise of the warrants, the conversion of the rights into ordinary shares and the exercise of the unit purchase option are contingent upon the occurrence of future events. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

(Unaudited)

Reconciliation of net loss per ordinary share

The Company’s net income is adjusted for the portion of income that is attributable to ordinary shares subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per ordinary share is calculated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,	For the Period from May 2, 2018 (inception) Through September 30,
	2019	2018	2019	2018
Net income (loss)	$109,516	$(32,311)	$267,638	$(40,616)
Less: Income attributable to ordinary shares subject to possible redemption	(260,561)	—	(739,895)	—
Adjusted net loss	$(151,045)	$(32,311)	$(472,257)	$(40,616)

Weighted average shares outstanding, basic and diluted	2,414,849	1,250,000	2,224,847	1,250,000

Basic and diluted net loss per ordinary share	$(0.06)	$(0.03)	$(0.21)	$(0.03)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. At September 30, 2019 and December 31, 2018, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units at a purchase price of $10.00 per Unit, which includes the exercise by the underwriters of their over-allotment option in full of 750,000 Units at $10.00 per Unit. Each Unit consists of one ordinary share, one redeemable warrant (“Public Warrant”) and one right (“Public Right”). Each Public Warrant entitles the holder to purchase one-half of one ordinary share at an exercise price of $11.50 per whole share (see Note 7). However, the Public Warrants may only be exercised for a whole number of shares, meaning that the Public Warrants must be exercised in multiples of two. Each Public Right entitles the holder to receive one-tenth of one ordinary share at the closing of a Business Combination (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 247,500 Private Units at a price of $10.00 per Private Unit, or $2,475,000 in the aggregate. On February 20, 2019, in connection with the underwriters’ exercise of the over-allotment option in full, the Sponsor purchased an additional 22,500 Private Units for an aggregate purchase price of $225,000. Each Private Unit consists of one Private Share, one redeemable warrant (each, a “Private Warrant”) and one right (each, a “Private Right”). Each Private Warrant is exercisable to purchase one-half of one ordinary share at a price of $11.50 per whole share. However, the Private Warrants may only be exercised for a whole number of shares, meaning that the Private Warrants must be exercised in multiples of two. Each Private Right entitles the holder to receive one-tenth of one ordinary share at the closing of a Business Combination. The proceeds from the sale of the Private Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants and Private Rights will expire worthless.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In July 2018, the Company issued an aggregate of 1,150,000 founder shares to the initial shareholders for an aggregate purchase price of $25,100 in cash. On October 15, 2018, the Company effected a 5 for 4 stock split of its ordinary share, resulting in 1,437,500 founder shares outstanding. The founder shares included an aggregate of up to 187,500 shares subject to forfeiture by the initial shareholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the initial shareholders would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial shareholders did not purchase any Public Shares in the Initial Public Offering and excluding the Private Units and underlying securities). In connection with the underwriters’ exercise of the over-allotment option in full on February 20, 2019, 187,500 founder shares are no longer subject to forfeiture.

The initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until (1) with respect to 50% of the founder shares, the earlier of six months after the completion of a Business Combination and the date on which the closing price of the ordinary shares equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the founder shares, six months after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Advance from Related Party

Keen Nice Communications Limited advanced the Company an aggregate of $12,821 to be used for the payment of costs related to the Initial Public Offering. The advances were non-interest bearing, unsecured and due on demand. As of September 30, 2019 and December 31, 2018, advances amounting to $0 and $12,821, respectively, were outstanding (see below).

Promissory Note — Related Party

The Company issued Keen Nice Communications Limited a promissory note, pursuant to which the Company borrowed an aggregate of $390,000 (the “Promissory Note”). The Promissory Note was non-interest bearing, unsecured and due on the closing of the Initial Public Offering. As of September 30, 2019 and December 31, 2018, $0 and $390,000, respectively, was outstanding under the Promissory Note.

On February 14, 2019, the Company amended the Promissory Note with Keen Nice Communications Limited pursuant to which the outstanding advances in the amount of $25,641 and the outstanding loans under the Promissory Note in the amount of $390,000 were combined into one note for an aggregate amount of $415,641. The Promissory Note was further amended on May 10, 2019 (the “Amended Promissory Note”) such that the Company can borrow up to an aggregate amount of $800,000 under the Amended Promissory Note. The Amended Promissory Note is non-interest bearing, unsecured and due upon the consummation of a Business Combination. As of September 30, 2019, $465,641 was outstanding under the Amended Promissory Note.

Administrative Services Agreement

The Company entered into an agreement, commencing on February 5, 2019 through the earlier of the consummation of a Business Combination or the Company’s liquidation, to pay the Sponsor a monthly fee of $10,000 for general and administrative services, including office space, utilities and administrative services, of which HKD50,000 (or approximately USD$6,369 based on an exchange rate of HKD$7.85 to USD$1.00 on September 30, 2019) per month will be paid to the Company’s Chief Executive Officer for services to the Company. However, pursuant to the terms of such agreement, the Company may delay payment of such monthly fee upon a determination by the audit committee that the Company lacks sufficient funds held outside the Trust Account to pay actual or anticipated expenses in connection with a Business Combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of a Business Combination. For the three and nine months ended September 30, 2019, the Company incurred $30,000 and $80,000, respectively, in fees for these services, of which $28,718 is included in accounts payable and accrued expenses in the accompanying condensed balance sheets.

Services Arrangement

The Company entered into a services arrangement with Star Jet Co., Ltd., a company whose founder and Chairman is also a Director of the Company. During the three and nine months ended September 30, 2019, the Company paid Star Jet Co., Ltd. $0 and $33,180 in fees for services provided, respectively.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

(Unaudited)

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $500,000 of notes may be converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

Related Party Extension Loans

As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination three times by an additional three months each time (for a total of 21 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the initial shareholders or their affiliates or designees must deposit into the Trust Account for each three-month extension $575,000 ($0.10 per Unit), on or prior to the date of the applicable deadline. The initial shareholders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that the Company is unable to complete a Business Combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of a Business Combination, or, at the lender’s discretion, converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per unit.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on February 5, 2019, the holders of the founder shares, Private Units (and their underlying securities) and any Units that may be issued upon conversion of the Working Capital Loans (and underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans (or underlying securities) or loans to extend our life can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The underwriters are entitled to a deferred fee of 3.50% of the gross proceeds of the Initial Public Offering, or $2,012,500. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Right of First Refusal

Subject to certain conditions, the Company granted Chardan Capital Markets, LLC (“Chardan”), for a period of 15 months after the date of the consummation of a Business Combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement related to the Initial Public Offering.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

(Unaudited)

NOTE 7. SHAREHOLDERS’ EQUITY

Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At September 30, 2019 and December 31, 2018, there were 2,429,811 and 1,437,500 ordinary shares issued and outstanding, excluding 5,027,689 and no ordinary shares subject to possible redemption, respectively.

Warrants — The Public Warrants will become exercisable on the later of (a) the consummation of a Business Combination or (b) February 5, 2020. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. The Public Warrants may only be exercised for a whole number of shares, meaning that the Public Warrants must be exercised in multiples of two. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the effective date of the registration statement relating to the Initial Public Offering.

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the Public Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. The Public Warrants may only be exercised for a whole number of shares, meaning that the Public Warrants must be exercised in multiples of two. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Warrants are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. The Private Warrants may only be exercised for a whole number of shares, meaning that the Private Warrants must be exercised in multiples of two. Additionally, the Private Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of an ordinary share upon consummation of a Business Combination, even if the holder of a Public Right converted all ordinary shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional ordinary shares upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Public Rights to receive the same per share consideration the holders of ordinary shares will receive in the transaction on an as-converted into ordinary shares basis.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

(Unaudited)

The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the British Virgin Islands law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Rights will not receive any of such funds with respect to their Public Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Rights, and the Public Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Public Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Unit Purchase Option

On February 8, 2019, the Company sold to Chardan, for $100, an option to purchase up to 375,000 Units exercisable at $11.50 per Unit (or an aggregate exercise price of $4,312,500) commencing on the later of August 5, 2019 and the consummation of a Business Combination. On February 20, 2019, in connection with the underwriters’ election to exercise the over-allotment option in full, the Company issued Chardan an option to purchase up to an additional 56,250 Units exercisable at $11.50 per Unit for no additional consideration. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires February 5, 2024. The Units issuable upon exercise of the option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated the fair value of the unit purchase option is approximately $1,286,000, or $2.98 per Unit, using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 2.44% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the ordinary shares underlying such units, the rights included in such units, the ordinary shares that are issuable for the rights included in such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASDAQ Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

NOTE 8. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2019 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2019
Assets:
Marketable securities held in Trust Account	1	$58,346,174

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Wealthbridge Acquisition Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Wealthbridge Acquisition Limited (the “Company”) as of December 31, 2018, the related statements of operations, changes in shareholders’ deficit and cash flows for the period from May 2, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period from May 2, 2018 (inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2018.

New York, NY

April 1, 2019

WEALTHBRIDGE ACQUISITION LIMITED

BALANCE SHEET
DECEMBER 31, 2018

ASSETS
Current asset – Cash	$52,937
Deferred offering costs	314,146
Total Assets	$367,083

LIABILITIES AND SHAREHOLDERS’ deficit
Current liabilities
Advance from related party	$12,820
Promissory note – related party	390,000
Total Current Liabilities	402,820

Commitments

Shareholders’ Deficit
Ordinary shares, no par value; unlimited shares authorized; 1,437,500 shares issued and outstanding	25,100
Accumulated deficit	(60,837)
Total Shareholders’ deficit	(35,737)
Total Liabilities and Shareholders’ Deficit	$367,083

The accompanying notes are an integral part of the financial statements.

WEALTHBRIDGE ACQUISITION LIMITED

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MAY 2, 2018 (INCEPTION) TO DECEMBER 31, 2018

Formation and operating costs	$60,837
Net Loss	$(60,837)

Weighted average shares outstanding, basic and diluted (1)	1,250,000

Basic and diluted net loss per common share	$(0.05)

(1)	Excluded an aggregate of up to 187,500 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of the financial statements.

WEALTHBRIDGE ACQUISITION LIMITED

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM MAY 2, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Ordinary Shares		Accumulated	Total Shareholders’ (Deficit)
	Shares	Amount	Deficit	Equity
Balance – May 2, 2018 (inception)	—	$—	$—	$—

Issuance of ordinary shares to initial shareholders	1,437,500	25,100	—	25,100

Net loss	—	—	(60,837)	(60,837)

Balance – December 31, 2018	1,437,500	$25,100	$(60,837)	$(35,737)

The accompanying notes are an integral part of the financial statements.

WEALTHBRIDGE ACQUISITION LIMITED

STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM MAY 2, 2018 (INCEPTION) TO DECEMBER 31, 2018

Cash Flows from Operating Activities:
Net Loss	$(60,837)
Net cash used in operating activities	(60,837)

Cash Flows from Financing Activities:
Proceeds from issuance of ordinary shares to initial shareholders	25,100
Advances from related party	12,820
Proceeds from promissory note – related party	390,000
Payment of offering costs	(314,146)
Net cash provided by financing activities	113,774

Net Change in Cash	52,937
Cash – Beginning	—
Cash – Ending	$52,937

The accompanying notes are an integral part of the financial statements.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2018

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Wealthbridge Acquisition Limited (the “Company”) is a blank check company incorporated in the British Virgin Islands on May 2, 2018. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in and around the air transportation and aviation industry in China.

At December 31, 2018, the Company had not yet commenced any operations. All activity through December 31, 2018 relates to the Company’s formation and the Initial Public Offering (as defined below). The Company is subject to all of the risks associated with early stage and emerging growth companies.

The registration statement for the Company’s Initial Public Offering was declared effective on February 5, 2019. On February 8, 2019, the Company consummated the Initial Public Offering of 5,000,000 units (“Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $50,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 247,500 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Company’s sponsor, Oriental Holdings Limited (the “Sponsor”), jointly owned by the Company’s director, Jining Li, through Keen Nice Communications Limited and Yongsheng Liu, generating gross proceeds of $2,475,000, which is described in Note 4.

Following the closing of the Initial Public Offering on February 8, 2019, an amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

On February 20, 2019, the underwriters exercised their over-allotment option in full, resulting in an additional 750,000 Units issued for $7,500,000, less the underwriters’ discount of $225,000. In connection with the underwriters’ exercise of their over-allotment option in full, the Company also consummated the sale of an additional 22,500 Private Units at $10.00 per Private Unit, generating total gross proceeds of $225,000. A total of $7,500,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $57,500,000.

Transaction costs amounted to $4,415,225, consisting of $1,725,000 of underwriting fees, $2,012,500 of deferred underwriting fees and $677,725 of other costs. In addition, as of February 8, 2019, $661,112 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and interest released to pay taxes payable) at the time of signing a definitive agreement in connection with a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2018

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s initial shareholders (the “initial shareholders”) have agreed (a) to vote their founder shares, the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would stop the public shareholders from converting or selling their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period unless the Company provides dissenting public shareholders with the opportunity to convert their Public Shares into the right to receive cash from the Trust Account in connection with any such vote; (c) not to convert any founder shares and Private Units (including underlying securities) (as well as any Public Shares purchased during or after the Initial Public Offering) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or sell any shares in a tender offer in connection with a Business Combination) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the founder shares and Private Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until February 8, 2020 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination by February 8, 2020, the Company may, but is not obligated to, extend the period of time to consummate a Business Combination three times by an additional three months each time (for a total of up to 21 months to complete a Business Combination) (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the initial shareholders or their affiliates or designees must deposit into the Trust Account $575,000 ($0.10 per share), on or prior to the applicable deadline.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.00.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2018

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2018

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2018.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company’s tax provision is zero because the Company is organized in the British Virgin Islands with no connection to any other taxable jurisdiction. As such, the Company has no deferred tax assets. The Company is considered to be an exempted British Virgin Islands Company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Net loss per share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 187,500 ordinary shares that were subject to forfeiture if the over-allotment option was not exercised by the underwriters (see Note 5). At December 31, 2018, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2018, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2018

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units at a purchase price of $10.00 per Unit, which includes the exercise by the underwriters of their over-allotment option in full of 750,000 Units at $10.00 per Unit. Each Unit consists of one ordinary share, one redeemable warrant (“Public Warrant”) and one right (“Public Right”). Each Public Warrant entitles the holder to purchase one-half of one ordinary share at an exercise price of $11.50 per whole share (see Note 7). However, the Public Warrants may only be exercised for a whole number of shares, meaning that the Public Warrants must be exercised in multiples of two. Each Public Right entitles the holder to receive one-tenth of one ordinary share at the closing of a Business Combination (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 247,500 Private Units at a price of $10.00 per Private Unit, or $2,475,000 in the aggregate. On February 20, 2019, in connection with the underwriters’ exercise of the over-allotment option in full, the Sponsor purchased an additional 22,500 Private Units for an aggregate purchase price of $225,000. Each Private Unit consists of one Private Share, one redeemable warrant (each, a “Private Warrant”) and one right (each, a “Private Right”). Each Private Warrant is exercisable to purchase one-half of one ordinary share at a price of $11.50 per whole share. However, the Private Warrants may only be exercised for a whole number of shares, meaning that the Private Warrants must be exercised in multiples of two. Each Private Right entitles the holder to receive one-tenth of one ordinary share at the closing of a Business Combination. The proceeds from the sale of the Private Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants and Private Rights will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In July 2018, the Company issued an aggregate of 1,150,000 founder shares to the initial shareholders for an aggregate purchase price of$25,100 in cash. On October 15, 2018, the Company effected a 5 for 4 stock split of its ordinary share, resulting in 1,437,500 founder shares outstanding. The founder shares included an aggregate of up to 187,500 shares subject to forfeiture by the initial shareholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the initial shareholders would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial shareholders did not purchase any Public Shares in the Initial Public Offering and excluding the Private Units and underlying securities). In connection with the underwriters’ exercise of the over-allotment option in full on February 20, 2019, 187,500 founder shares are no longer subject to forfeiture.

The initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until (1) with respect to 50% of the founder shares, the earlier of six months after the completion of a Business Combination and the date on which the closing price of the ordinary shares equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the founder shares, six months after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2018

Advance from Related Party

Keen Nice Communications Limited advanced the Company an aggregate of $12,820 to be used for the payment of costs related to the Initial Public Offering. The advances were non-interest bearing, unsecured and due on demand. As of December 31, 2018, advances amounting to $12,820 were outstanding (see below).

Promissory Note — Related Party

The Company issued Keen Nice Communications Limited a promissory note, pursuant to which the Company borrowed an aggregate of $390,000 (the “Promissory Note”). The Promissory Note was non-interest bearing, unsecured and due on the closing of the Initial Public Offering. As of December 31, 2018, $390,000 was outstanding under the Promissory Note.

On February 14, 2019, the Company amended the Promissory Note with Keen Nice Communications Limited (the “Amended Promissory Note”), pursuant to which the outstanding advances in the amount of $25,641 and the outstanding loans under the Promissory Note in the amount of $390,000 were combined into one note for an aggregate amount of $415,641. The Amended Promissory Note is non-interest bearing, unsecured and due upon the consummation of a Business Combination.

Administrative Services Agreement

The Company entered into an agreement, commencing on February 5, 2019 through the earlier of the consummation of a Business Combination or the Company’s liquidation, to pay the Sponsor a monthly fee of $10,000 for general and administrative services, including office space, utilities and administrative services, of which HKD50,000 (or approximately USD$6,369 based on an exchange rate of HKD$7.85 to USD$1.00 on February 8, 2019) per month will be paid to the Company’s Chief Executive Officer for services to the Company. However, pursuant to the terms of such agreement, the Company may delay payment of such monthly fee upon a determination by the audit committee that the Company lacks sufficient funds held outside the Trust Account to pay actual or anticipated expenses in connection with a Business Combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of a Business Combination.

Services Arrangement

The Company has entered into an arrangement with Star Jet Co., Ltd., a company whose founder and Chairman is also a Director of the Company. During the year ended December 31, 2018, the Company paid Star Jet Co., Ltd. $12,821 in fees for services provided, which has been recorded as deferred offering costs in the accompanying balance sheet.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $500,000 of notes may be converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

Related Party Extension Loans

As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination three times by an additional three months each time (for a total of 21 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the initial shareholders or their affiliates or designees must deposit into the Trust Account for each three month extension $575,000 ($0.10 per Unit), on or prior to the date of the applicable deadline. The initial shareholders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that the Company is unable to complete a Business Combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of a Business Combination, or, at the lender’s discretion, converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per unit.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2018

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on February 5, 2019, the holders of the founder shares, Private Units (and their underlying securities) and any Units that may be issued upon conversion of the Working Capital Loans (and underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans (or underlying securities) or loans to extend our life can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The underwriters are entitled to a deferred fee of 3.50% of the gross proceeds of the Initial Public Offering, or $2,012,500. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Right of First Refusal

Subject to certain conditions, the Company granted Chardan, for a period of 15 months after the date of the consummation of a Business Combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement related to the Initial Public Offering.

NOTE 7. SHAREHOLDERS’ EQUITY

Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At December 31, 2018, there were 1,437,500 ordinary shares issued and outstanding, of which 187,500 ordinary shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full, so that the initial shareholders would own 20% of the issued and outstanding shares after the Initial Public Offering (excluding the sale of the Private Units and assuming the initial shareholders did not purchase any Units in the Initial Public Offering). On February 20, 2019, in connection with the underwriters’ exercise of the over-allotment option in full, 187,500 founder shares are no longer subject to forfeiture.

Warrants — The Public Warrants will become exercisable on the later of (a) the consummation of a Business Combination or (b) February 5, 2020. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. The Public Warrants may only be exercised for a whole number of shares, meaning that the Public Warrants must be exercised in multiples of two. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the effective date of the registration statement relating to the Initial Public Offering.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2018

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the Public Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. The Public Warrants may only be exercised for a whole number of shares, meaning that the Public Warrants must be exercised in multiples of two. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Warrants are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. The Private Warrants may only be exercised for a whole number of shares, meaning that the Private Warrants must be exercised in multiples of two. Additionally, the Private Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of an ordinary share upon consummation of a Business Combination, even if the holder of a Public Right converted all ordinary shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional ordinary shares upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Public Rights to receive the same per share consideration the holders of ordinary shares will receive in the transaction on an as-converted into ordinary shares basis.

The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the British Virgin Islands law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Rights will not receive any of such funds with respect to their Public Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Rights, and the Public Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Public Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

WEALTHBRIDGE ACQUISITION LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2018

Unit Purchase Option

On February 8, 2019, the Company sold to Chardan Capital Markets, LLC (and its designees) (“Chardan”), for $100, an option to purchase up to 375,000 Units exercisable at $11.50 per Unit (or an aggregate exercise price of $4,312,500) commencing on the later of August 5, 2019 and the consummation of a Business Combination. On February 20, 2019, in connection with the underwriters’ election to exercise the over-allotment option in full, the Company issued Chardan an option to purchase up to an additional 56,250 Units exercisable at $11.50 per Unit for no additional consideration. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires February 5, 2024. The Units issuable upon exercise of the option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated the fair value of the unit purchase option is approximately $1,286,000, or $2.98 per Unit, using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 2.44% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the ordinary shares underlying such units, the rights included in such units, the ordinary shares that are issuable for the rights included in such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASDAQ Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

SCIENJOY INC. AND SUBSIDIARIES INDEX TO FINANCIAL STATEMENTS

Index to Consolidated Statements of Income

Page

Report of Independent Registered Public Accounting Firm	F-32

Consolidated Balance Sheets as of December 31, 2018 and June 30, 2019 (Unaudited)	F-33–F-34

Consolidated Statements of Income for the Year Ended December 31, 2018 and for the Six Months Ended June 30, 2018 and 2019 (Unaudited)	F-35

Consolidated Statements of Changes in Shareholders’ Equity for the Year Ended December 31, 2018 and for the Six Months Ended June 30, 2018 and 2019 (Unaudited)	F-36

Consolidated Statements of Cash Flows for the Year Ended December 31, 2018 and for the Six Months Ended June 30, 2018 and 2019 (Unaudited)	F-37

Notes to the Consolidated Financial Statements	F-38–F-67

SCIENJOY INC.

CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2018, and SIX MONTHS ended June 30, 2018 and 2019

SCIENJOY INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-32

Consolidated Balance Sheets as of December 31, 2018 and June 30, 2019 (Unaudited)	F-33–F-34

Consolidated Statements of Income for the Year Ended December 31, 2018 and for the Six Months Ended June 30, 2018 and 2019 (Unaudited)	F-35

Consolidated Statements of Changes in Shareholders’ Equity for the Year Ended December 31, 2018 and for the Six Months Ended June 30, 2018 and 2019 (Unaudited)	F-36

Consolidated Statements of Cash Flows for the Year Ended December 31, 2018 and for the Six Months Ended June 30, 2018 and 2019 (Unaudited)	F-37

Notes to the Consolidated Financial Statements	F-38–F-67

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Scienjoy Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Scienjoy Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2018, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2019.

New York, New York

November 27, 2019

SCIENJOY INC.

Consolidated Balance Sheets

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

	As of December 31,		As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	¥65,294	$9,497	¥93,617	$13,637
Accounts receivable, net	221,377	32,198	128,053	18,653
Prepaid expenses and other current assets	30,130	4,382	10,789	1,572
Loan receivables - related parties	31,500	4,582	-	-
Amounts due from related parties	-	-	250	36

Total current assets	348,301	50,659	232,709	33,898

Non-current assets
Property and equipment, net	951	138	695	101
Intangible assets, net	206	30	202	29
Long term deposits and other assets	2,504	364	2,551	372
Deferred tax assets	283	41	404	59
Total non-current assets	3,944	573	3,852	561

TOTAL ASSETS	¥352,245	$51,232	¥236,561	$34,459

SCIENJOY INC.

Consolidated Balance Sheets (CONTINUED)

(Amounts in thousands of RMB and US$, except share and per share data or otherwise stated)

	As of December 31,		As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	¥81,699	$11,884	¥29,784	$4,339
Accrued salary and employee benefits	4,124	600	2,679	390
Accrued expenses and other current liabilities	331	48	1,897	276
Income tax payable	8,016	1,166	5,866	854
Loan payables - third parties	-	-	33,000	4,807
Loan payables - related parties	32,050	4,661	-	-
Amounts due to related parties	130,687	19,006	39,687	5,781
Deferred revenue	38,402	5,585	40,253	5,864
Total current liabilities	295,309	42,950	153,166	22,311

Commitments and contingencies

	As of December 31,		As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY: (CONTINUED)
Shareholders’ equity
US$0.0001 par value; 500,000,000 shares authorized, 100,000 shares issued and outstanding as of December 31, 2018 and June 30, 2019*	¥69	$10	¥69	$10
Share subscription receivables	(69)	(10)	(69)	(10)
Additional paid-in capital	41,992	6,108	9,664	1,408
Statutory reserves	10,323	1,501	10,714	1,561
Retained earnings	4,621	673	63,017	9,179

Total shareholder’s equity	56,936	8,282	83,395	12,148

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	¥352,245	$51,232	¥236,561	$34,459

The accompanying notes are an integral part of these consolidated financial statements.

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on April 18, 2019.

SCIENJOY INC.

Consolidated statements of INCOME

(Amounts in thousands of RMB and US$, except share and per share data or otherwise stated)

	For the year ended December 31,		For the six months ended June 30,
	2018	2018	2018	2019	2019
	RMB	US$	RMB	RMB	US$
			(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	¥743,018	$108,068	¥371,341	¥404,478	$58,919

Cost of revenues	(594,084)	(86,406)	(289,333)	(328,790)	(47,894)

Gross profit	148,934	21,662	82,008	75,688	11,025

Sales and marketing expenses	(5,005)	(728)	(3,155)	(1,525)	(222)
General and administrative expenses	(16,265)	(2,366)	(9,025)	(3,401)	(495)
Research and development expenses	(10,957)	(1,594)	(5,134)	(8,353)	(1,217)
Provision for doubtful accounts	(6,826)	(993)	(6,051)	(808)	(118)

Income from operations	109,881	15,981	58,643	61,601	8,973

Interest income	1,444	210	1,158	295	44
Other income (loss), net	31	5	-	(358)	(50)
Foreign exchange gain (loss), net	11	2	(6)	(3)	(1)

Income before income taxes	111,367	16,198	59,795	61,535	8,966

Income tax expenses	(4,627)	(673)	(2,704)	(2,748)	(400)

Net income	¥106,740	$15,525	¥57,091	¥58,787	$8,566

Weighted average number of shares Basic and diluted*	100,000	100,000	100,000	100,000	100,000

Earnings per share Basic and diluted	¥1,067.40	$155.25	¥570.91	¥587.87	$85.66

The accompanying notes are an integral part of these consolidated financial statements.

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on April 18, 2019.

SCIENJOY INC.

Consolidated statements of CHANGES IN shareholders’ EQUITY

(Amounts in thousands of RMB and US dollars US$, except for number of shares)

	Ordinary shares		Share subscription	Additional paid-in	Statutory	Retained	Total shareholders’
	Shares*	Amount	receivable	capital	reserves	earnings	equity
		RMB	RMB	RMB	RMB	RMB	RMB

Balance as of January 1, 2018	100,000	¥69	¥(69)	¥43,593	¥8,665	¥232,629	¥284,887

Net income	-	-	-	-	-	106,740	106,740
Capital distribution due to reorganization	-	-	-	(10,000)	-	-	(10,000)
Capital contribution				8,399	-	-	8,399
Appropriation to statutory reserves	-	-	-	-	1,658	(1,658)	-
Dividends distribution to shareholders	-	-	-	-	-	(333,090)	(333,090)

Balance as of December 31, 2018	100,000	69	(69)	41,992	10,323	4,621	56,936
Balance as of December 31, 2018 (US$)	100,000	10	(10)	6,108	1,501	673	8,282

Net income	-	-	-	-	-	58,787	58,787
Capital distribution due to reorganization	-	-	-	(32,328)	-	-	(32,328)
Appropriation to statutory reserves	-	-	-	-	391	(391)	-

Balance as of June 30, 2019	100,000	¥69	¥(69)	¥9,664	¥10,714	¥63,017	¥83,395
Balance as of June 30, 2019 (US$)	100,000	$10	$(10)	$1,408	$1,561	$9,179	$12,148

	Ordinary shares		Share subscription	Additional paid-in	Statutory	Retained	Total shareholders’
	Shares*	Amount	receivable	capital	reserves	earnings	equity
		RMB	RMB	RMB	RMB	RMB	RMB

Balance as of January 1, 2018	100,000	¥69	¥(69)	¥43,593	¥8,665	¥232,629	¥284,887

Net income	-	-	-	-	-	57,091	57,091
Capital contribution	-	-	-	4,706	-	-	4,706
Appropriation to statutory reserves	-	-	-	-	783	(783)	-
Dividends distribution to shareholders	-	-	-	-	-	(86,000)	(86,000)

Balance as of June 30, 2018	100,000	¥69	¥(69)	¥48,299	¥9,448	¥202,937	¥260,684
Balance as of June 30, 2018 (US$)	100,000	$10	$(10)	$7,299	$1,428	$30,669	$39,396

The accompanying notes are an integral part of these consolidated financial statements.

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on April 18, 2019.

SCIENJOY INC.

Consolidated statements of cash flows

(Amounts in thousands of RMB and US$)

	For the year ended December 31,		For the six months ended June 30,
	2018	2018	2018	2019	2019
	RMB	US$	RMB	RMB	US$
			(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	¥106,740	$15,525	¥57,091	¥58,787	$8,566

Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation of property and equipment	1,167	170	602	406	59
Amortization of intangible assets	24	3	12	13	2
Provision for doubtful accounts	6,826	993	6,051	808	120
Loss from disposal of property and equipment	-	-	-	1	-
Deferred tax (benefits) expenses	87	13	(147)	(121)	(18)

Changes in operating assets and liabilities
Accounts receivable	15,297	2,225	(44,653)	92,536	13,479
Prepaid expense and other current assets	(24,445)	(3,556)	(30,634)	19,322	2,811
Long term deposits and other assets	66	10	(210)	(47)	(7)
Accounts payable	18,243	2,651	6,345	(51,916)	(7,564)
Deferred revenue	(17,913)	(2,605)	1,491	1,851	270
Accrued salary and employee benefits	316	46	1,123	(1,445)	(210)
Accrued expenses and other current liabilities	(161)	(23)	(232)	1,566	228
Income tax payable	1,039	151	273	(2,150)	(312)

Net cash provided by (used in) operating activities	107,286	15,603	(2,888)	119,611	17,424

Cash flows from investing activities
Purchases of property and equipment and intangible assets	(553)	(80)	(490)	(160)	(23)

Net cash used in investing activities	(553)	(80)	(490)	(160)	(23)

Cash flows from financing activities
Dividends distribution to shareholders	(228,500)	(33,234)	(86,000)	(91,000)	(13,256)
Capital distribution due to reorganization	(10,000)	(1,454)	-	(32,328)	(4,709)
Capital contribution	8,399	1,223	4,706	-	-
Proceeds from borrowings	-	-	-	33,000	4,807
Payments to related parties	-	-	(14,085)	(800)	(117)
Proceeds from related parties	59,215	8,612	-	-	-
Net cash used in financing activities	(170,886)	(24,853)	(95,379)	(91,128)	(13,275)

Net (decrease) increase in cash and cash equivalents	(64,153)	(9,330)	(98,757)	28,323	4,126
Cash and cash equivalents at beginning of the period	129,447	18,827	129,447	65,294	9,511
Cash and cash equivalents at end of the period	¥65,294	$9,497	¥30,690	¥93,617	$13,637

Supplemental disclosures of cash flow information:
Income taxes paid	¥(3,501)	$(509)	¥(2,579)	¥(5,019)	$(731)

Supplemental non-cash investing and financing information:
Non-cash dividends distribution to shareholders	¥104,590	$15,211	¥-	¥13,590	$1,980

The accompanying notes are an integral part of these consolidated financial statements

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

(a)	Principal activities

Scienjoy Inc. (the “Company” or “Scienjoy”) is a holding company incorporated under the laws of the Cayman Islands on March 2, 2017 with authorized shares of 500,000,000 shares at a par value of $0.0001.

The Company through its subsidiaries, and variable interest entities(“VIE”) and its subsidiaries noted below are principally engaged in operating its own live streaming platforms in the People’s Republic of China (the “PRC”), which enable users to view and interact with broadcasters through online chat, virtual items and playing games. The primary theme of the Company’s platform is entertainment live streaming.

(b)	Reorganization

On January 1, 2018, Tongfang Investment Fund Series SPC (“TF”) completed the acquisition of a 65% equity interest in Sixiang Times (Beijing) Technology Co., Ltd (“Sixiang Times”) from NQ Mobile Inc. Through the acquisition of Sixiang Times, TF acquired a controlling position in Holgus Sixiang Information Technology Co., Ltd (“Holgus”), Kashgar Sixiang Times Internet Technology Co., Ltd (“Kashgar”), Beijing Sixiang Shiguang Technology Co., Ltd (“SG”), Hai Xiu (Beijing) Technology Co., Ltd (“HX”) and Beijing Le Hai Technology Co., Ltd (“LH”).

On May 18, 2017, the Company established its wholly owned subsidiary in Hong Kong, Scienjoy International Limited (“Scienjoy HK”), as a holding company holding all of the outstanding shares of Sixiang Wuxian (Beijing) Technology Co., Ltd (“WX” or “WFOE”) which was established in PRC on October 17, 2017 under the laws of the People’s Republic of China as a holding company holding all of the equity interest of Sixiang Zhihui (Beijing) Technology Co., Ltd. (“ZH”),which was incorporated on July 5,2018.

The Company established ZH (through WX), as a holding company for purpose of holding all of the outstanding equity interest of Holgus and Kashgar, as follows:

(i)	On July 18, 2018, Sixiang Times and ZH executed an equity transfer agreement with Sixiang Time. Pursuant to the agreement, 100% equity interest in Holgus was transferred to ZH.

(ii)	On July 24, 2018, Sixiang Times and ZH executed an equity transfer agreement. Pursuant to the agreement, 100% equity interest in Kashgar was transferred to ZH. In consideration of the transfer, the Company paid RMB10,000 to the former shareholders of Kashgar.

On November 16, 2018, Sixiang Times and other minority shareholders respectively entered into certain equity transfer agreements with Sixiang Huizhi (Beijing) Technology Culture Co., Ltd. (“HZ”) and Tianjin Sihui Peiying Technology Co., Ltd. (“SY”), and transfer 100% equity interest in SG to HZ, and transfer 100% equity interest in HX and LH to HZ and SY accordingly. Both HZ and SY were ultimately controlled by TF.

On January 28, 2019, HZ and SY executed equity transfer agreement with Zhihui Qiyuan (Beijing) Technology Co., Ltd. (“QY”). Pursuant to the agreement, 100% equity interest in SG, HX and LH were transferred to QY which is ultimately controlled by TF. In consideration of the transfer, the Company paid RMB 32,000 to the former shareholders of SG, HX and LH.

On January 29, 2019, the Company, through its wholly owned subsidiary WFOE, entered into a series of contractual arrangements (VIE Agreements) with QY and its respective shareholders, and in substance controlled all equity shares, risk and reward of SG, HX and LH through QY accordingly. Below please refer to Note 1-c for a description of the VIE agreements pursuant to which the Company and its subsidiaries were established as a primary beneficiary of QY.

The Company, through its variable interest entity (“VIE”), QY, and its wholly owned subsidiaries, including SG, HX and LH, and through WFOE and its subsidiaries, including Kashgar and Holgus ,operates its own live streaming platforms in the People’s Republic of China (the “PRC”).

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

(b)	Reorganization (continued)

These transactions were between entities under common control, and therefore accounted for in a manner similar to the pooling of interest method. Under the pooling-of-interests method, combination between two businesses under common control is accounted for at carrying amounts with retrospective adjustment of prior period financial statements, and the equity accounts of the combining entities are combined and the difference between the consideration paid and the net assets acquired is reflected as an equity transaction (i.e., distribution to parent company). As opposed to the purchase method of accounting, no intangible assets are recognized in the transaction, and no goodwill is recognized as a result of the combination.

(c)	Organization

Subsidiaries of the Company and VIE where the Company is the primary beneficiary include the following:

	Date of incorporation	Place of incorporation	Percentage of ownership	Principal activities

Subsidiaries

Scienjoy International Limited (“Scienjoy HK”)	May 18, 2017	Hong Kong	100% owned by the Company	Holding Company

Sixiang Wuxian (Beijing) Technology Co., Ltd. (“WX” or “WFOE”)	October 17, 2017	The PRC	100% owned by Scienjoy HK	Holding Company

Sixiang Zhihui (Beijing) Technology Co., Ltd. (“ZH”)	July 5, 2018	The PRC	100% owned by WX	Holding Company

Holgus Sixiang Information Technology Co., Ltd. (“Holgus”)	May 9, 2017	The PRC	100% owned by ZH	Live streaming platform

Kashgar Sixiang Times Internet Technology Co., Ltd. (“Kashgar”)	March 2, 2016	The PRC	100% owned by ZH	Live streaming platform

Zhihui Qiyuan (Beijing) Technology Co., Ltd. (“QY”)	January 22, 2019	The PRC	VIE of WFOE	Holding Company

Beijing Sixiang Shiguang Technology Co., Ltd. (“SG”)	October 28, 2011	The PRC	100% owned by QY	Live streaming platform

Hai Xiu (Beijing) Technology Co., Ltd. (“HX”)	April 18, 2016	The PRC	100% owned by QY	Live streaming platform

Beijing Le Hai Technology Co., Ltd. (“LH”)	June 16, 2015	The PRC	100% owned by QY	Live streaming platform

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

(c)	Organization (continued)

On January 29, 2019, the Company completed its reorganization of entities under the common control of the founders. Scienjoy, Scienjoy HK, WX (or WFOE) and ZH were established as holding Companies. WFOE holds 100% of equity interests of ZH which holds 100% of equity interest in Kashgar and Holgus. WFOE is the primary beneficiary of QY which holds 100% equity interest in SG, HX and LH. All of these entities included in the Company are under common control, which results in the consolidation of QY and ZH which have been accounted for as a reorganization of entities under common control at carry value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

Foreign ownership of Internet-based businesses, including distribution of online information (such as game content provider), is subject to restrictions under current PRC laws, regulations, and other applicable laws and regulations. The Company is a Cayman Island company and WFOE (its PRC subsidiary) is considered a foreign invested enterprise. To comply with these regulations, the Company operates the live streaming platforms through SG, HX and LH in PRC (its consolidated VIE). As such, QY is controlled through contractual arrangements in lieu of direct equity ownership by the Company or any of its subsidiaries. Such contractual arrangements consist of a series of three agreements and a shareholder power of attorney (collectively the “Contractual Arrangements”, which were signed on January 29, 2019).

The following is a summary of the various VIE agreements:

Exclusive Option Agreements

Pursuant to the exclusive option agreement (including its amendment or supplementary agreements, if any, the “Exclusive Option Agreement”) amongst WFOE, QY and the nominee shareholders who collectively owned all of QY, the nominee shareholders irrevocably granted WFOE or its designated party, an exclusive option to purchase all or part of the equity interests held by the nominee shareholders in QY, when and to the extent permitted under PRC law, at an amount equal to the lowest permissible purchase price as set by PRC law. QY cannot declare any profit distributions, or create any encumbrances in any form without the prior written consent of WFOE. The nominee shareholders must remit in full any funds received from QY to WFOE, in the event any distributions are made by the VIE pursuant to any written consents of WFOE.

The Exclusive Option Agreement shall remain effective for twenty (20) years and shall be automatically extended for an additional period of one (1) year. The additional period automatically enters the renewal extension of one (1) year at the end of each extended additional period. WFOE has the right to terminate this agreement at any time after giving a thirty (30) days’ prior termination notice.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

(c)	Organization (continued)

Exclusive Business Cooperation Agreements

Pursuant to the exclusive business cooperation agreement (including its amendment or supplementary agreements, if any, the “Exclusive Business Cooperation Agreement”) between WFOE and the VIE, WFOE is to provide exclusive business support, technical and consulting services related to all technologies needed for its business in return for fees that equals to all of the consolidated net income after offsetting previous year’s loss (if any) of SG, HX and LH.. The service fees may be adjusted by WFOE based on the following factors:

●	complexity and difficulty of the services pursuant to the business cooperation agreement to the VIE during the month (the “Monthly Services”)

●	the number of WFOE’s employees who provided the Monthly Services and the qualifications of the employees;

●	the number of hours WFOE’s employees spent to provide the Monthly Services;

●	nature and value of the Monthly Services;

●	market reference price; and

●	the VIE’ operating conditions for the month.

The term of the Exclusive Business Cooperation Agreement is twenty (20) years and shall be automatically extended for an additional period of one (1) year. The additional period automatically enters the renewal extension of one (1) year at the end of each extended additional period. Besides, WFOE has the right to terminate this agreement at any time after giving a thirty (30) days’ prior termination notice.

Power of Attorney Agreements

The nominee shareholders entered into the power of attorney agreement (including its amendment or supplementary agreements, if any, the “Power of Attorney Agreement”) whereby they granted an irrevocable proxy of the voting rights underlying their respective equity interests in the VIE to WFOE, which includes, but are not limited to, all the shareholders’ rights and voting rights empowered to the nominee shareholders by the PRC company law and the VIE’s Article of Association. The power of attorney remains irrevocable and continuously valid from the date of execution so long as each shareholder remains as a shareholder of QY.

Share Pledge Agreements

Pursuant to the share pledge agreement (including its amendment or supplementary agreements, if any, the “Share Pledge Agreement”) between WFOE, QY and the nominee shareholders, the nominee shareholders have pledged all their equity interests in the VIE to guarantee the performance of the VIE’ obligations under the Exclusive Option Agreement, Exclusive Business Cooperation Agreement and Power of Attorney Agreement.

If the VIE breaches their respective contractual obligations under those agreements, WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The nominee shareholders agreed not to transfer, sell, pledge, dispose of or otherwise create any new encumbrance on their equity interests in the VIE without the prior written consent of WFOE. The Share Pledge Agreement shall be continuously valid until all the its obligations under the VIE Agreements have been fulfilled, or the VIE Agreements are terminated, or the secured debts has been fully executed.

Based on the foregoing contractual arrangements, which grant WFOE effective control of QY and its subsidiaries and obligate WFOE to absorb all of the risk of loss from their activities and enable WFOE to receive all of their expected residual returns, the Company accounts for QY as a VIE. Accordingly, the Company consolidates the accounts of QY for the periods presented herein, in accordance with Regulation S-X-3A-02 promulgated by the Securities Exchange Commission (“SEC”) and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

(c)	Organization (continued)

The following tables represent the financial information of the consolidated VIE and its subsidiaries as of December 31, 2018 and June 30, 2019 and for the year ended December 31, 2018 and six months ended June 30, 2018 and 2019 before eliminating the intercompany balances and transactions between the VIE and other entities within the Company:

	As of December 31,	As of December 31,	As of June 30,	As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	¥17,702	$2,575	¥24,179	$3,522
Accounts receivable, net	84,442	12,282	94,785	13,807
Prepaid expenses and other current assets	6,282	914	6,201	903
Loan receivables - related parties	31,500	4,582	-	-
Amounts due from inter-companies(1)	51,506	7,491	56,947	8,295
Amounts due from related parties	-	-	250	36

Total current assets	191,432	27,844	182,362	26,563

Non-current assets
Property and equipment, net	811	118	583	85
Intangible assets, net	206	30	193	28
Deferred tax assets	283	41	404	59
Long term deposits and other assets	2,473	360	2,541	370

Total non-current assets	3,773	549	3,721	542

TOTAL ASSETS	¥195,205	$28,393	¥186,083	$27,105

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

(c)	Organization (continued)

	As of December 31,	As of December 31,	As of June 30,	As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
LIABILITIES
Current liabilities
Accounts payable	¥26,216	$3,814	¥19,202	$2,797
Deferred revenue	28,095	4,086	22,745	3,313
Accrued salary and employee benefits	3,946	574	2,567	374
Accrued expenses and other current liabilities	100	15	92	13
Income tax payable	8,016	1,166	5,753	838
Loan payables - third parties	-	-	33,000	4,807
Loan payables - related parties	21,550	3,134	-	-
Amounts due to inter-companies(1)	47,775	6,949	78,500	11,435
Amounts due to related parties	12,979	1,886	12,979	1,891

TOTAL LIABILITIES	¥148,677	$21,624	¥174,838	$25,468

(1)	Amount due from/to inter-companies consist of intercompany receivables/payables to the other companies within the Company.

All revenue-producing assets recognized by the Company, including trademarks, patents, copyrights and software, that are held by the VIE, please refer to Note 7. There are no unrecognized revenue-producing assets.

Summarized below is the information related to the financial performance of the VIE reported in the Company’s unaudited interim condensed consolidated statements of income for the six months ended June 30, 2018 and 2019, respectively:

	For the year ended December 31,		For the six months ended June 30,
	2018	2018	2018	2019	2019
	RMB	US$	RMB	RMB	US$
			(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	¥410,810	$59,750	¥201,851	¥297,072	$43,273
-Third party customers	393,207	57,190	192,496	291,631	42,480
-Inter-companies	17,603	2,560	9,355	5,441	793
Net loss	(32,108)	(4,670)	(1,888)	(2,955)	(430)

	For the year ended December 31,		For the six months ended June 30,
	2018	2018	2018	2019	2019
	RMB	US$	RMB	RMB	US$
			(Unaudited)	(Unaudited)	(Unaudited)
Net cash used in operating activities	¥(4,003)	$(582)	¥(9,026)	¥(3,754)	$(547)
Net cash used in investing activities	(357)	(52)	(294)	(140)	(20)
Net cash (used in) provide by financing activities	(9,750)	(1,418)	(597)	10,372	1,511

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).

The consolidated financial statements include the financial statements of the Company and its subsidiaries, and its VIE and VIE’s subsidiaries over which the Company exercises control and, when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary. All significant inter-company transactions and balances between the Company, its subsidiaries and the VIE are eliminated upon consolidation.

(b)	Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Areas where management uses subjective judgment include, but are not limited to revenue recognition, estimating the useful lives of long-lived assets and intangible assets, valuation assumptions in performing asset impairment tests of long-lived assets, allowance for doubtful accounts, and valuation of deferred taxes and deferred tax assets. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(c)	Foreign currency

The Company uses Renminbi (“RMB”) as its reporting currency. The functional currency of the Company and its subsidiaries incorporated in Hong Kong and Cayman Islands is Hong Kong dollar (“HK$”) and United States dollar (“US$”), while the functional currency of the Company’s entities in PRC is Renminbi (“RMB”), which are their respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

In the consolidated financial statements, the financial information of the Company and other entities located outside of the PRC has been translated into RMB. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the year.

(d)	Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows from RMB into USD (or “US$”) as of and for the year ended December 31, 2018 and June 30, 2019 are solely for the convenience of the reader and were calculated at the rate of US$1.00 = RMB6.8755 and US$1.00 = RMB6.8650, representing the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of December 28, 2018 and June 28, 2019. No representation is made that the RMB amounts represent or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate.

(e)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and demand deposits placed with banks or other financial institutions which are unrestricted as to withdrawal and use and have original maturities less than three months.

Cash and cash equivalents also consist of funds earned from the Company’s operating revenues which were held at the third party platform fund accounts which are unrestricted as to immediate use or withdraw.

The Company maintains most of its bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f)	Accounts receivable and allowance for doubtful accounts

Accounts receivable are stated at the historical carrying amount net of allowance for doubtful accounts. Accounts are considered overdue after 180 days.

The Company maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts taking into consideration various factors including but not limited to historical collection experience and credit-worthiness of the debtors as well as the age of the individual receivables balance. Additionally, the Company makes specific bad debt provisions based on any specific knowledge the Company has acquired that might indicate that an account is uncollectible. The facts and circumstances for each account may require the Company to use substantial judgment in assessing its collectability.

Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable.

(g)	Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation using the straight-line method over their estimated useful lives, once the asset is placed in service.

The estimated useful lives are as follows:

Computer and transmission equipment	3 years
Furniture, fixtures and office equipment	5 years

Repair and maintenance costs are charged to expense when incurred, whereas the cost of betterments that extend the useful life of property and equipment are capitalized as additions to the related assets. Retirement, sale and disposals of assets are recorded by removing the cost and related accumulated depreciation with any resulting gain or loss reflected in the consolidated statements of income. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

(h)	Intangible assets

Intangible assets are carried at cost less accumulated amortization and any impairment. Intangible assets with a finite useful life are amortized using the straight-line method over the estimated economic life of the intangible assets as follows:

Trademark	10 years
Patent	10 years
Copyright	10 years
Software	3 to 5 years

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)	Impairment of long-lived assets

The Company evaluates its long-lived assets or asset group, including property and equipment and intangible assets with finite lives, for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset or a group of long-lived assets may not be recoverable. When these events occur, the Company evaluates for impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the excess of the carrying amount of the asset group over its fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available for the long-lived assets.

No impairment of long-lived assets was recognized for the year ended December 31, 2018 and six months ended June 30, 2018 and 2019.

(j)	Fair value of financial instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, other receivables included in prepaid expenses and other current assets, accounts payables, balances with related parties and other current liabilities, approximate their fair values because of the short-term maturity of these instruments.

(k)	Revenue recognition

Consistent with the criteria of ASC 605, “Revenue Recognition,” the Company recognizes revenue when a persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price to the buyer is fixed or determinable, and collectability is reasonably assured. Revenue is recorded, net of sales related taxes and surcharges. The Company principally derives its revenue from live streaming.

Live streaming

The Company is principally engaged in operating its own live streaming platforms, which enable broadcasters and viewers to interact with each other during live streaming. The Company is responsible for providing a technological infrastructure to enable the broadcasters, online users and viewers to interact through live streaming platforms. All the platforms can be accessed for free. The Company mainly derives the revenue from sales of virtual items in the platforms. The Company has a recharge system for users to purchase the Company’s virtual currency then purchase virtual items for use. Users can recharge via various online third-party payment platforms, including WeChat Pay, AliPay and other payment platforms.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k)	Revenue recognition (continued)

The Company also cooperates with independent third-party distributors to sell virtual currency through annual distribution agreements with these distributors. Third-party distributors purchase virtual currency from the group with no refund provision according to the annual distribution agreements, and they are responsible for selling the virtual currency to end users. They may engage their own sales representatives, which are referred to as “sales agents” to directly sell to individual end users. The Company has no control over such “sales agents”. The Company has discretion to determine the price of the virtual currency sold to its third-party distributors, but has no discretion as to the price at which virtual currency is sold by its third-party distributors to the sales agents.

Virtual currency is non-refundable and often consumed soon after it is purchased. Unconsumed virtual currency is recorded as deferred revenue.

The Company designs, creates and offers various virtual items for sales to users with pre-determined stand-alone selling price. Virtual items are categorized as consumable and time-based items. Consumable items are consumed upon purchase and use while time-based items could be used for a fixed period of time. Users can purchase and present consumable items to broadcasters to show support for their favorite broadcasters, or purchase time-based virtual items for one or multiple months for a monthly fee, which provide users with recognized status, such as priority speaking rights or special symbols over a period of time. Accordingly, live streaming revenue is recognized immediately when the consumable virtual item is used, or in the case of time-based virtual items, revenue is recognized ratably over the fixed period on a straight line basis. The Company does not have further obligations to the user after the virtual items are consumed immediately or after the stated period of time for time-based items. The Company’s live streaming virtual items are generally sold without right of return and the Company does not provide any other credit and incentive to its users

The Company shares a portion of the sales proceeds of virtual items (“revenue sharing fee”) with broadcasters and talent agencies in accordance with their revenue sharing arrangements. Broadcasters, who do not have revenue sharing arrangements with the Company, are not entitled to any revenue sharing fee. The Company also utilizes third-party payment collection channels, which charges the payment handling cost for users to purchase the virtual currency directly from it. The payment handling costs are recorded in cost of sales.

The Company reports live streaming revenues on a gross basis. Accordingly, the amounts billed to users are recorded as revenues and revenue sharing fee paid to broadcasters and talent agencies and payment handling costs are recorded as costs of revenues. The Company has discretion to determine the price of the virtual currency sold to its end users. In addition, the Company takes overall responsibility of the content or performance provided by broadcasters in the platforms and maintains the hosting servers for running the live streaming platforms. Consequently, The group recognizes revenue on a gross basis pursuant to ASC 605-45.

Technical Services

The Company generated technical revenues from providing technical development and advisory, which accounts for only less than 1% of revenue. As the amount was immaterial, and short-term in nature which is usually less than six months, the Company recognizes revenue when service were rendered and accepted by customers.

(l)	Deferred revenue

Deferred revenue primarily consists of unconsumed virtual currency and unamortized revenue from virtual items in the Company’s platforms, where there is still an obligation to be provided by the Company, which will be recognized as revenue when all of the revenue recognition criteria are met.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(m)	Government subsidies

Government subsidies are primarily referred to the amounts received from various levels of local governments from time to time which are granted for general corporate purposes and to support its ongoing operations in the region. The grants are determined at the discretion of the relevant government authority and there are no restrictions on their use. The government subsidies are recorded as other income in the period the cash is received.

(n)	Cost of revenues

Amounts recorded as cost of revenue relate to direct expenses incurred in order to generate revenue. Such costs are recorded as incurred. Cost of revenues consists primarily of (i) revenue sharing fees and content costs, including payments to various broadcasters, and content providers, (ii) bandwidth costs, (iii) salaries and welfare, (iv) depreciation and amortization expense for servers and other equipment, and intangibles directly related to operating the platform, (v) user acquisition costs (vi) payment handling costs, and (vii) other costs.

(o)	Research and development expenses

Research and development expenses primarily consist of (1) salaries and benefits expenses incurred for research and development personnel, and (2) rental, general expenses and depreciation expenses associated with the research and development activities. Expenditures incurred during the research phase are expensed as incurred and no research and development expenses were capitalized as of December 31, 2018 and June 30, 2019.

(p)	Sales and marketing expenses

Sales and marketing expenses consist primarily of advertising and market promotion expenses. The advertising and market promotion expenses amounted to RMB4,224 (US$614), RMB2,483 (unaudited) and RMB1,348(US$196) (unaudited) for the year ended December 31, 2018 and six months ended June 30, 2018 and 2019, respectively.

(q)	General and administrative expenses

General and administrative expenses consist primarily of consulting fee, and salaries and welfare for general and administrative personnel which are expensed as incurred.

(r)	Employee benefits

The full-time employees of the Company’s PRC subsidiaries are entitled to staff welfare benefits including medical care, housing fund, unemployment insurance and pension benefits, which are government mandated defined contribution plans. These entities are required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. The total amounts for such employee benefits were RMB5,195 (US$756), RMB2,060 (unaudited) and RMB2,992 (US$436) (unaudited) for the year ended December 31, 2018 and six months ended June 30, 2018 and 2019, respectively.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(s)	Leases

Leases are classified at the inception date as either a capital lease or an operating lease. The Company did not enter into any leases whereby it is the lessor for any of the periods presented. As the lessee, a lease is a capital lease if any of the following conditions exists: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the property’s estimated remaining economic life, or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property to the lessor at the inception date. A lease involving integral equipment is a capital lease only if condition (a) or (b) exists. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease.

All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective leases. The Company leases office space under operating lease agreements. Certain of the lease agreements contain rent holidays. Rent holidays are considered in determining the straight-line rent expense to be recorded over the lease term. The lease term begins on the date of initial possession of the lease property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. The excess of rent expense and rent paid, as the case may be for respective leases, is recorded as deferred rental included in the prepaid expenses and other current assets in the consolidated balance sheets.

(t)	Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. The Company follows the liability method in accounting for income taxes in accordance to ASC topic 740 (“ASC 740”), Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. A valuation allowance would be recorded against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

The guidance on accounting for uncertainties in income taxes prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Guidance was also provided on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. Significant judgment is required in evaluating the Company’s uncertain tax positions and determining its provision for income taxes. The Company recognizes interests and penalties, if any, under accrued expenses and other current liabilities on its balance sheet and under other expenses in its statement of comprehensive loss. The Company did not recognize any interest and penalties associated with uncertain tax positions for the year ended December 31, 2018 and six months ended June 30, 2018 and 2019. As of December 31, 2018 and June 30, 2019, the Company did not have any significant unrecognized uncertain tax positions.

(u)	Value added tax (“VAT”)

Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in tax payable. All of the VAT returns filed by the Company’s subsidiaries in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(v)	Statutory reserves

The Company’s PRC entities are required to make appropriations to certain non-distributable reserve funds.

In accordance with the laws applicable to China’s Foreign Investment Enterprises, the Company’s subsidiaries registered as WFOEs have to make appropriations from its after-tax profit (as determined under the Accounting Standards for Business Enterprises as promulgated by the Ministry of Finance of the People’s Republic of China (“PRC GAAP”)) to reserve funds including general reserve fund and staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the reserve fund has reached 50% of the registered capital of the Company. Appropriation to the staff bonus and welfare fund is at the Company’s discretion.

In addition, in accordance with the Company Laws of the PRC, the Company’s entities registered as PRC domestic companies must take appropriations from its after-tax profit as determined under the PRC GAAP to non-distributable reserve funds including a statutory surplus fund and a discretionary surplus fund. The appropriation to the statutory surplus fund must be at least 10% of after tax profits as determined under the PRC GAAP. Appropriation is not required if the surplus fund has reached 50% of the registered capital of the Company. Appropriation to the discretionary surplus fund is made at the discretion of the Company.

The use of the general reserve fund, statutory surplus fund and discretionary surplus fund are restricted to the off-setting of losses or increasing capital of the respective company. The staff bonus and welfare fund is liability in nature and is restricted to fund payments of special bonus to staff and for the collective welfare of employees. All these reserves are not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor can they be distributed except under liquidation.

(w)	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

(x)	Segment reporting

The Company follows ASC 280, “Segment Reporting.” The Company’s Chief Executive Officer or chief operating decision-maker reviews the consolidated financial results when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Company has only one reportable segment. The Company operates and manages its business in PRC China as a single segment. As the Company’s long-lived assets are substantially all located in the PRC and substantially all the Company’s revenues are derived from within the PRC, no geographical segments are presented.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(y)	Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers (Topic 606). Under the standard, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. In March 2016, the FASB issued an amendment ASU 2016-08 to the new revenue recognition guidance clarifying how to determine if an entity is principal or agent in a transaction. In April ASU 2016-10, May ASU 2016-12, and December ASU 2016-20 of 2016, the FASB further amended the guidance to include performance obligation identification, licensing implementation, collectability assessment and other presentation and transition clarifications. The amendment will be effective for annual reporting periods beginning after December 15, 2018 including interim periods within annual reporting periods beginning after December 15, 2019. Early adoption is permitted only for annual and interim periods beginning after December 15, 2016.

The new revenue standards may be applied retrospectively to each prior period presented (full retrospective method) or retrospectively with the cumulative effect recognized as of the date of initial application (the modified retrospective method). As an emerging growth company (“EGC”), the Company has elected to adopt the new revenue standard as of the effective date applicable to non-issuer and will implement the new revenue standards effective January 1, 2019, using the modified retrospective method for the annual reporting period for the year ended December 31, 2019. The Company is continuing to evaluate the impact its pending adoption of Topic 606 will have on the consolidated financial statements. The new standard will require the Company to provide more robust disclosures than required by previous guidance, including disclosures related to disaggregation of revenue into appropriate categories, performance obligations, and the judgments made in revenue recognition determinations.

In February 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”), Leases (Topic 842). ASU 2016-02 specifies the accounting for leases. For operating leases, ASU 2016-02 requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. In July 2018, ASU 2018-11, the FASB further amended the guidance to provide another transition method in addition to the existing transition method by allowing entities to initially apply the new leases standard at the adoption date and recognize an accumulative-effective adjustment to the opening balance of retained earnings in the period of adoption. For non-public business entities, this aforementioned guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years beginning after December 15, 2020. In November 2019, the FASB issued ASU No. 2019-10, by which to defer the effective date for all other entities by an additional year. Early adoption is permitted. As of December 31, 2018, the Company has RMB274 (US$40) of future minimum operating lease commitments that are not currently recognized on its consolidated balance sheets (Note 14). Therefore, the Company would expect changes to its consolidated balance sheets for the recognition of these and any additional leases entered into in the future upon adoption.

In June 2016, the FASB issued ASU No. 2016-13 (“ASU 2016-13”), Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 changes the impairment model for most financial assets and certain other instruments. The standard will replace “incurred loss” approach with an “expected loss” model for instruments measured at amortized cost. The standard is effective for non-public business entities for annual periods beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(y)	Recent accounting pronouncements (continued)

In August 2016, the FASB issued ASU No. 2016-15 (“ASU 2016-15”), Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Payments. The primary purpose of the ASU is to reduce the diversity in practice that has resulted from the lack of consistent principles on this topic. For non-public business entities, the guidance in the ASU is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted for all entities. Entities must apply the guidance retrospectively to all periods presented but may apply it prospectively from the earliest date practicable if retrospective application would be impracticable. The Company does not expect the adoption of this guidance will have a significant impact on its consolidated financial statements.

In January 2017, FASB issued ASU No. 2017-01(“ASU 2017-01”), Business Combinations (Topic 805): Clarifying the Definition of a Business. The ASU affects all companies and other reporting organizations that must determine whether they have acquired or sold a business. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. For non-public business entities, the ASU is effective for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company does not expect the adoption of this guidance will have a significant impact on its consolidated financial statements.

In October 2018, the FASB issued ASU No. 2018-17 (“ASU 2018-17”), Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. The updated guidance requires entities to consider indirect interests held through related parties under common control on a proportional basis rather than as the equivalent of a direct interest in its entirety when determining whether a decision-making fee is a variable interest. The amendments in this update are effective for non-public business entities for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, with early adoption permitted. These amendments should be applied retrospectively with a cumulative-effect adjustment to retained earnings at the beginning of the earliest period presented. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

3.	Concentration of risk

(a)	Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, other receivables included in prepaid expenses, other current assets, and amounts due from related parties. As of December 31, 2018 and June 30, 2019, RMB65,294 (US$9,497) and RMB93,617 (US$13,637) (unaudited), respectively, were deposited with major financial institutions located in the PRC. Management believes that these financial institutions are of high credit quality and continually monitor the credit worthiness of these financial institutions. Historically, deposits in Chinese banks are secure due to the state policy on protecting depositors’ interests.

For the credit risk related to accounts receivable, the Company performs ongoing credit evaluations of its customers. The Company establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented.

(b)	Currency convertibility risk

Substantially all of the Company’s businesses are transacted in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China. However, the unification of the exchange rates does not imply the convertibility of RMB into US$ or other foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

(c)	Significant customers

For the year ended December 31, 2018, no customer individually represents greater than 10% of the total revenue.

For the six months ended June 30, 2018, no customer individually represents greater than 10% of the total revenue.

For the six months ended June 30, 2019, no customer individually represents greater than 10% of the total revenue.

(d)	Significant suppliers

For the year ended December 31, 2018, two vendors accounted for 26.2% and 17.9% of the Company’s total purchases and three vendors accounted for 39.4%, 28.7% and 11.7% of the Company’s accounts payable as of December 31, 2018.

For the six months ended June 30, 2018, two vendors accounted for 20.7% (unaudited) and14.3% (unaudited) of the Company’s total purchases and three vendors accounted for 53.9%, 13.3% and 10.3% (unaudited) of the Company’s accounts payable as of June 30, 2018.

For the six months ended June 30, 2019, two vendors accounted for 32.2% (unaudited) and 12.8% (unaudited) of the Company’s total purchases and two vendors accounted for 40.3% and 21.3% (unaudited) of the Company’s accounts payable as of June 30, 2019.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

4.	ACCOUNTS RECEIVABLE, NET

Accounts receivable and allowance for doubtful accounts consist of the following:

	As of December 31,		As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
Accounts receivable	¥230,809	$33,570	¥138,273	$20,142
Less: allowance for doubtful accounts	(9,432)	(1,372)	(10,220)	(1,489)

Accounts receivable, net	¥221,377	$32,198	¥128,053	$18,653

An analysis of the allowance for doubtful accounts is as follows:

	As of December 31,		As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
Balance, beginning of year	¥2,606	$379	¥9,432	$1,372
Additions for the current period	6,826	993	788	117

Balance, end of period	¥9,432	$1,372	¥10,220	$1,489

The following third-party distributors accounted for 10% or more of accounts receivable:

	As of December 31,			As of June 30,
	2018	2018	2018	2019	2019	2019
	RMB	US$	%	RMB	US$	%
				(Unaudited)	(Unaudited)	(Unaudited)
Company A	¥108,146	$15,729	47%	¥65,846	$9,592	48%
Company B	26,643	3,875	12%	19,143	2,788	14%
Company C	30,197	4,392	13%	11,697	1,704	8%
Company D	30,099	4,378	13%	14,299	2,083	10%
Company E	1,8111	2,634	8%	22,698	3,306	16%

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

5.	Prepaid expenses and other current assets

Prepaid expenses and other current assets consist of the following:

	As of June 30,		As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
VAT recoverable	¥3,218	$467	¥2,202	$321
Investment(i)	20,000	2,909	-	-
Prepaid expense	6,908	1,005	7,229	1,053
Other receivables	4	1	1,358	198

	30,130	4,382	10,789	1,572

Less: allowance for doubtful accounts	-	-	-	-

Prepaid expenses and other current assets, net	¥30,130	$4,382	¥10,789	$1,572

An analysis of the allowance for doubtful accounts is as follows:

	As of December 31,	As of December 31,	As of June 30,	As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
Balance, beginning of year	¥-	$-	¥-	$-
Additions for the current year	-	-	20	3
Recovery	-	-	-	-
Write off	-	-	(20)	(3)

Balance, end of year	¥-	$-	¥-	$-

i)	The Company planned to set up a limited partnership in Xiamen with a third party to engage in investment business. The first round of fundraising ended up in failure, so the investment of RMB20,000 (unaudited) was returned in 2019.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

6.	PROPERTY AND EQUIPMENT, NET

Property and equipment, including those held under capital leases, consists of the following:

	As of December 31,		As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
At cost:
Computer and transmission equipment	¥4,982	$725	¥5,080	$740
Furniture, fixtures and office equipment	138	20	187	27

	5,120	745	5,267	767

Less: accumulated depreciation	(4,169)	(607)	(4,572)	(666)

Property and equipment, net	¥951	$138	¥695	$101

For the year ended December 31, 2018 and six months ended June 30, 2018 and 2019, depreciation expense was RMB1,167 (US$170), RMB602(unaudited) and RMB406 (US$59)(unaudited), respectively.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

7.	INTANGIBLE ASSETS

The following table presents the Company’s intangible assets as of the respective balance sheet dates:

	As of December 31,	As of December 31,	As of June 30,	As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
At cost:
Trademark	¥23	$3	¥23	$3
Patent	33	5	33	5
Copyright	54	8	63	9
Software	142	21	142	21

	252	37	261	38

Less: accumulated amortization	(46)	(7)	(59)	(9)

Intangible assets, net	¥206	$30	¥202	$29

For the year ended December 31, 2018 and six months ended June 30, 2018 and 2019, amortization expense was RMB24 (US$3), RMB12 (unaudited) and RMB13 (US$2) (unaudited), respectively.

The estimated annual amortization expense for each of the five succeeding fiscal years is as follow:

	Amortization	Amortization
	RMB	US$
For the twelve months ending June 30,	(Unaudited)	(Unaudited)
2020	¥25	$4
2021	25	4
2022	25	4
2023	25	4
2024	25	4
Thereafter	77	9

Total	¥202	$29

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

8.	Long term deposits and other Assets

Long term deposits and other assets consist of the following:

	As of December 31,	As of December 31,	As of June 30,	As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
Rent deposits	¥175	$26	¥242	$35
Advertising deposits	2,329	338	2,309	337

Long term deposits and other assets	¥2,504	$364	¥2,551	$372

9.	LOAN PAYABLES - THIRD PARTIES

Loan payables to third parties consisted of the following:

	As of December 31,	As of December 31,	As of June 30,	As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
Loan payables(i)	¥-	$-	¥33,000	$4,807

Loan payables-third parties	¥-	$-	¥33,000	$4,807

i)	In February 2019, QY entered into an interest-free loan agreement with a third party of RMB33,000 (unaudited)as working capital supplement. The loan will be repaid in December 2019.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

10.	INCOME TAXES

Enterprise income tax

Cayman Islands

Under the current laws of the Cayman Islands, the Company incorporated in the Cayman Islands is not subject to tax on income or capital gain. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, the subsidiary of the Company in Hong Kong is subject to 16.5% Hong Kong profit tax on its taxable income generated from operations in Hong Kong. Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

The PRC

The Company’s subsidiaries and the VIE that are each incorporated in the PRC are subject to Corporate Income Tax (“CIT”) on the taxable income as reported in their respective statutory financial statements adjusted in accordance with the new PRC Enterprise Income Tax Laws (“PRC Income Tax Laws”) effective from January 1, 2008. Pursuant to the PRC Income Tax Laws, the Company’s PRC subsidiaries and the VIE are subject to a CIT statutory rate of 25%.

Under the PRC Income Tax Laws, an enterprise which qualifies as a High and New Technology Enterprise (“the HNTE”) is entitled to a preferential tax rate of 15% provided it continues to meet HNTE qualification standards on an annual basis. SG qualifies as an HNTE and is entitled for a preferential tax rate of 15% from 2015 to 2017 and then from 2018 to 2020 if it continues to qualify on an annual basis. The HNTE certificate of SG is expiring in 2021 and there exists uncertainties with the reapplication outcome. HX qualifies as an HNTE and is entitled for a preferential tax rate of 15% from 2017 to 2019 if it continues to qualify on an annual basis. The HNTE certificate of HX is expiring in 2020 and there exists uncertainties with the reapplication outcome. LH qualifies as an HNTE and is entitled for a preferential tax rate of 15% from 2016 to 2018 and then from 2018 to 2021 if it continues to qualify on an annual basis. The HNTE certificate of LH is expiring in 2021 and there exists uncertainties with the reapplication outcome.

Under the PRC Income Tax Laws, during the period from January 1, 2010 to December 31, 2020, an enterprise which established in region of Holgus and Kashgar is entitled to a preferential tax rate of 0% in five consecutive years since the first year income generated from operations provided it continues to meet the conditions within the required scope. Holgus qualifies for the conditions and entitled for tax-exempt from 2017 to 2021. Kashgar qualifies for the conditions and entitled for tax-exempt from 2016 to 2020.

During the year ended December 31, 2018 and six months ended June 30, 2018 and 2019, total tax saving for the preferential tax rate were RMB24,475 (US$3,560), RMB15,168 (unaudited) and RMB15,086 (US$2,197) (unaudited), respectively, the impact on EPS were RMB 245(US$36), RMB 152 (unaudited) and RMB 151 (US$23) (unaudited), respectively.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

10.	INCOME TAXES (CONTINUED)

Super deduction on research and development (“R&D”) expenses

Under the enterprise income tax (“EIT”) law of the PRC, qualified enterprises can enjoy a 175% super deduction for eligible R&D expenses in 2018. During the year ended December 31, 2018, nil of R&D expense was eligible for the super deduction, which accounts for a nil decrease in tax expense.

Uncertain tax positions

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2018 and June 30, 2019, the Company did not have any significant unrecognized uncertain tax positions.

The Company did not incur any interest or penalties tax for the year ended December 31, 2018. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from December 31, 2018. The Company did not incur any interest and penalty related to potential underpaid income tax expenses for the year ended December 31, 2018 and six months ended June 30, 2018 and 2019, and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2018.

The income tax expenses comprise:

	For the year ended December 31,		For the six months ended June 30,
	2018	2018	2018	2019	2019
	RMB	US$	RMB	RMB	US$
			(Unaudited)	(Unaudited)	(Unaudited)
Current income tax expenses	¥4,540	$660	¥2,851	¥2,869	$418
Deferred income tax	87	13	(147)	(121)	(18)

Income tax expenses	¥4,627	$673	¥2,704	¥2,748	$400

A reconciliation of the differences between the statutory tax rate and the effective tax rate for EIT for the year ended December 31, 2018 and six months ended June 30, 2018 and 2019 is as follows:

	For the year ended December 31,	For the six months ended June 30
	2018	2018	2019
		(Unaudited)	(Unaudited)
Income tax computed at PRC statutory tax rate	25.0%	25.0%	25.0%
Effect of tax-preferential entities	(21.98)%	(21.37)%	(21.52)%
Non-deductible expenses	1.13%	0.89%	0.99%
Income tax expense	4.15%	4.52%	4.47%

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

10.	INCOME TAXES (CONTINUED)

The components of deferred taxes are as follows:

	As of December 31,	As of December 31,	As of June 30,	As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
Deferred tax assets:
Allowance for doubtful accounts	¥283	$41	¥404	$59

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets for the Company Thus, there were no valuation allowances as of December 31, 2018 and as of June 30, 2019 for the deferred tax assets.

11.	RELATED PARTY BALANCES AND TRANSACTIONS

In addition to the information disclosed elsewhere in the financial statements, the principal related parties with which the Company had transactions during the years presented are as follows:

Name of Related Parties	Relationship with the Company

Mr. He Xiaowu	CEO, CFO and Chair of Scienjoy Inc.
Sixiang Times (Beijing) Technology Co., Ltd.	Where Mr. He Xiaowu acted as Legal Representative and Executive Director
Sixiang Huizhi (Beijing) Technology Culture Co., Ltd.	Where Mr. He Xiaowu acted as Legal Representative, Manager and President
Beijing Junwei Technology Co., Ltd.	Controlling shareholder of SG and HX
Wangqin wuxian(Beijing)Technology Co Ltd	Subsidiary company of Beijing NQ Mobile Inc., which is holding company of Sixiang Times (Beijing) Technology Co., Ltd
Beijing WanPu century technology Co Ltd	Subsidiary company of Beijing NQ Mobile Inc., which is holding company of Sixiang Times (Beijing) Technology Co., Ltd

For the year ended December 31, 2018 and six months ended June 30, 2018 and 2019, significant related party transactions were as follows:

		For the year ended December 31,		For the six months ended June 30,
		2018	2018	2018	2019	2019
		RMB	US$	RMB	RMB	US$
				(Unaudited)	(Unaudited)	(Unaudited)
Beijing WanPu century technology Co Ltd	Market promotion expenses	¥16	$2	¥8	¥7	$1

Sixiang Times (Beijing) Technology Co., Ltd.	Service fees	8,399	1,222	4,706	-	-

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

11.	RELATED PARTY BALANCES AND TRANSACTIONS (CONTINUED)

As of December 31, 2018 and June 30, 2019, the amounts due from/to related parties are as follows:

	As of December 31,		As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
Loan receivables - related parties

Wangqin Wuxian (Beijing)Technology Co., Ltd. (i)	¥500	$73	¥-	$-
Sixiang Huizhi (Beijing) Technology Culture Co., Ltd.(ii)(iii)	31,000	4,509	-	-

Total	¥31,500	$4,582	¥-	$-

Amount due from related parties

Beijing Junwei Technology Co., Ltd.	-	-	250	36

Total	¥-	$-	¥250	$36

Loan payables - related parties

Sixiang Times (Beijing) Technology Co., Ltd.(iv)(v)(vi)	32,050	4,661	-	-

Total	¥32,050	$4,661	¥-	$-

Amount due to related parties

Sixiang Times (Beijing) Technology Co., Ltd.(vii)	104,590	15,211	13,590	1,980
Beijing WanPu Century Technology Co., Ltd.	26,097	3,795	26,097	3,801

Total	¥130,687	$19,006	¥39,687	$5,781

i)	In December 2018, SG entered into an interest-free loan agreement with Wangqin Wuxian (Beijing) Technology Co., Ltd. at principal of RMB500. The loan was repaid in June 2019.

ii)	In November 2018, SG entered into an interest-free loan agreement with Sixiang Huizhi (Beijing) Technology Culture Co., Ltd. at principal of RMB1,000.The loan was repaid in January 2019.

iii)	In December 2018, LH entered into an interest-free loan agreement with Sixiang Huizhi (Beijing) Technology Culture Co., Ltd. at principal of RMB30,000. The loan was repaid in June 2019.

iv)	In July 2018, LH entered into an interest-free loan agreement with Sixiang Times (Beijing) Technology Co., Ltd. of RMB1,000 as working capital supplement. The loan was repaid in May 2019.

v)	In September 2018, ZH entered into an interest-free loan agreement with Sixiang Times (Beijing) Technology Co., Ltd. of RMB10,500 as working capital supplement. The loan was repaid in January 2019.

vi)	In November 2018, SG entered into an interest-free loan agreement with Sixiang Times (Beijing) Technology Co., Ltd. of RMB20,550 as working capital supplement. The loan was repaid in May 2019.

vii)	The balance was unpaid dividend distribution to shareholders.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

12.	ORDINARY SHARES

The Company was established under the laws of Cayman Islands on March 2, 2017. The original authorized number of Ordinary Shares was 500,000,000 shares with a par value of $0.0001 per share.

Dividend

The Company declared a dividend of RMB86 million in June 2018 and a dividend of RMB247 million in July 2018, of which RMB228.5 million (US$33.2 million) was paid in 2018 and RMB91 million (US$13.3 million) (unaudited) was subsequently paid in 2019, respectively.

Capital distribution

During the year ended December 31, 2018 and six months ended June 30, 2019, the Company distributed RMB10,000 and RMB32,328 (unaudited), respectively to the shareholders as a result of re-organization.

Capital contribution

During the year ended December 31, 2018 and six months ended June 30, 2019, the Company received capital contribution of RMB8,399 and nil from a shareholder.

13.	STATUTORY RESERVES AND RESTRICTED NET ASSETS

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Company’s PRC subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s subsidiaries.

In accordance with the PRC Regulations on Enterprises with Foreign Investment and the articles of association of the Company’s PRC subsidiaries, a foreign-invested enterprise established in the PRC is required to provide certain statutory reserves, namely general reserve fund, the enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A foreign-invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors for all foreign-invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. WX was established as a foreign-invested enterprise and, therefore, is subject to the above mandated restrictions on distributable profits. As of December 31, 2018 and June 30, 2019, the Company had appointed RMB10,323 (US$1,501) and RMB10,714 (US$1,561) (unaudited), respectively in its statutory reserves.

Foreign exchange and other regulations in the PRC may further restrict the Company’s VIE from transferring funds to the Company in the form of dividends, loans and advances. Amounts restricted include paid-in capital, additional paid-in capital and statutory reserves of the Company’s PRC Subsidiaries and the equity of VIE, as determined pursuant to PRC generally accepted accounting principles. As of December 31, 2018 and June 30, 2019, restricted net assets of the Company’s PRC subsidiaries and VIE were RMB52,314 (US$7,609) and RMB20,378 (US$2,968) (unaudited).

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

14.	COMMITMENTS AND CONTINGENCIES

(a)	Operating Leases Commitments

The Company leases facilities in the PRC under non-cancelable operating leases expiring on different dates. Total rental expense under all operating leases was RMB2,123 (US$309), RMB1,256 and RMB260 (unaudited) (US$38) (unaudited) for the year ended December 31, 2018 and six months ended June 30, 2018 and 2019, respectively.

As of June 30, 2019 and December 31,2018, the Company had future minimum lease payments under non-cancelable operating leases with initial terms of one-year or more in relation to office premises consist of the following:

	December 31, 2018	December 31, 2018
	RMB	US$
Twelve months ending December 31,
2019	¥1,103	$160
2020	1,342	195
2021	1,055	153
2022	603	88
Total	¥4,103	$596

	June 30, 2019	June 30, 2019
	RMB	US$
Twelve months ending June 30,	(Unaudited)	(Unaudited)
2020	¥1,618	$236
2021	1,069	156
2022	994	145
2023	144	21
Total	¥3,825	$558

(b)	Capital and Other Commitments

The Company did not have significant capital and other commitments as of December 31, 2018 and June 30, 2019.

(c)	Contingencies

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

15.	SEGMENT INFORMATION AND REVENUE ANALYSIS

The Company follows ASC 280, Segment Reporting, which requires that companies to disclose segment data based on how management makes decision about allocating resources to each segment and evaluating their performances. The Company has one reporting segment. The Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company considers itself to be operating within one reportable segment. The Company’s revenue and net income are substantially derived from live streaming and technical services.

Disaggregated information of revenues by business lines are as follows:

	For the year ended December 31,		For the six months ended June 30,
	2018	2018	2018	2019	2019
	RMB	US$	RMB	RMB	US$
			(Unaudited)	(Unaudited)	(Unaudited)
Live streaming	¥742,993	$108,064	¥371,316	¥404,478	$58,919
Technical services	25	4	25	-	-

Total revenue	¥743,018	$108,068	¥371,341	¥404,478	$58,919

16.	SUBSEQUENT EVENT

The Company evaluated all events and transactions that occurred after June 30, 2019 upon through the date the Company issued these consolidated financial statements on November 27,2019.

On October 28, 2019, the company entered into the share exchange agreement with Wealthbridge Acquisition Limited (“Wealthbridge”), pursuant to this agreement, Wealthbridge will acquire 100% of the issued and outstanding shares of the Company.

In exchange, the Company’s shareholders will receive 16.4 million ordinary shares of Wealthbridge, valued at $10.00 per share. In addition, the Company’s shareholders will be entitled to receive earnout consideration of up to an additional 9 million Wealthbridge ordinary shares, subject to the Company exceeding net income before tax targets of $20.9 million or approximately RMB140 million, $28.3 million or approximately RMB190 million, and $35.0 million or approximately RMB235 million, in 2019, 2020, and 2021, respectively, or achieving share price thresholds of $15, $20, and $25 over the next three years as set forth in the agreement.

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

17.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (unaudited)

The Company performed a test on the restricted net assets of consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

The subsidiary did not pay any dividend to the Company for the years presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiary” and the income of the subsidiary is presented as “share of income of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have other commitments, long-term obligations, or guarantees as of December 31, 2018 and June 30, 2019.

Parent company BALANCE sheets

	As of December 31,		As of June 30,
	2018	2018	2019	2019
	RMB	US$	RMB	US$
			(Unaudited)	(Unaudited)
ASSETS
Non-current assets
Investments in subsidiaries and consolidated VIE	¥56,936	$8,282	¥83,395	$12,148

TOTAL ASSETS	¥56,936	$8,282	¥83,395	$12,148

LIABILITIES AND SHAREHOLDERS’ EQUITY
Shareholders’ equity
US$0.0001 par value; 500,000,000 shares authorized, 100,000 shares issued and outstanding as of December 31, 2018 and June 30, 2019	69	10	69	10
Share subscription receivables	(69)	(10)	(69)	(10)
Additional paid-in capital	41,992	6,108	9,664	1,408
Statutory reserves	10,323	1,501	10,714	1,561
Retained earnings	4,621	673	63,017	9,179

Total shareholder’s equity	56,936	8,282	83,395	12,148

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	¥56,936	$8,282	¥83,395	$12,148

SCIENJOY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018, JUNE 30, 2018 AND 2019

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”), except share and per share data or otherwise stated)

17.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (unaudited) (CONTINUED)

parent company statement of income

	For the year ended December 31,		For the six months ended June 30,
	2018	2018	2018	2019	2019
	RMB	US$	RMB	RMB	US$
			(Unaudited)	(Unaudited)	(Unaudited)
Equity income of subsidiaries	¥106,740	$15,525	¥57,091	¥58,787	$8,566

Income before income taxes	106,740	15,525	57,091	58,787	8,566

Income tax expense	-	-	-	-	-

Net income	¥106,740	$15,525	¥57,091	¥58,787	$8,566

Parent company statement of cash flows

	For the year ended December 31,		For the six months ended June 30,
	2018	2018	2018	2019	2019
	RMB	US$	RMB	RMB	US$
			(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities

Net cash used in operating activities	¥-	$-	¥-	¥-	$-

Cash flows from investing activities
Proceeds from subsidiaries	238,500	34,688	86,000	123,328	17,965

Net cash provided by investing activities	238,500	34,688	86,000	123,328	17,965

Cash flows from financing activities
Dividends distribution to shareholders	(228,500)	(33,234)	(86,000)	(91,000)	(13,256)
Capital distribution due to reorganization	(10,000)	(1,454)	-	(32,328)	(4,709)

Net cash used in financing activities	(238,500)	(34,688)	(86,000)	(123,328)	(17,965)

Net decrease in cash and cash equivalents	-	-	-	-	-
Cash and cash equivalents at beginning of the period	-	-	-	-	-
Cash and cash equivalents at end of the period	¥-	$-	¥-	¥-	$-

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

COMBINED FINANCIAL STATEMENTS

For the years ended December 31, 2016 and 2017

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Beijing Si Xiang Shi Guang Technology Co., Ltd, Haixiu (Beijing) Technology Co., Ltd, Beijing Lehai Science and Technology Co., Ltd, Holgus Sixiang Information Technology Co., Ltd and Kashgar Sixiang Times Internet Technology Co., Ltd

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Beijing Si Xiang Shi Guang Technology Co., Ltd, Haixiu (Beijing) Technology Co., Ltd, Beijing Lehai Science and Technology Co., Ltd, Holgus Sixiang Information Technology Co., Ltd and Kashgar Sixiang Times Internet Technology Co., Ltd (together and collectively, the “Group”), which comprise the combined balance sheets as of December 31, 2017 and 2016, and the related combined statements of income, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Group’s auditor since 2019.

New York, New York

November 27, 2019

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

Combined Balance Sheets

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

	As of December 31,	As of December 31,
	2016	2017	2017
	RMB	RMB	US$

ASSETS
Current assets
Cash and cash equivalents	¥26,507	¥129,447	$19,896
Accounts receivable, net	366,831	243,500	37,425
Prepaid expenses and other current assets, net	9,778	5,686	874
Loan receivables - related parties	-	58,465	8,986
Amounts due from related parties	-	200	31

Total current assets	403,116	437,298	67,212

Non-current assets
Property and equipment, net	2,231	1,583	243
Intangible assets, net	168	211	32
Deferred tax assets	174	370	57
Long term deposits and other assets	1,265	2,570	395

Total non-current assets	3,838	4,734	727

TOTAL ASSETS	¥406,954	¥442,032	$67,939

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

COMBINED Balance Sheets (CONTINUED)

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

	As of December 31,	As of December 31,
	2016	2017	2017
	RMB	RMB	US$

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	¥197,631	¥63,455	$9,752
Deferred revenue	41,253	56,315	8,655
Accrued salary and employee benefits	2,425	3,808	585
Accrued expenses and other current liabilities	599	493	76
Loan payables - related parties	8,000	-	-
Amount due to related parties	29,376	26,097	4,011
Income tax payable	3,314	6,977	1,072

Total current liabilities	282,598	157,145	24,151

Commitments and contingencies

Equity
Paid-in capital	39,806	43,593	6,700
Statutory reserves	5,235	8,665	1,333
Retained earnings	79,315	232,629	35,755

Total equity	124,356	284,887	43,788

TOTAL LIABILITIES AND EQUITY	¥406,954	¥442,032	$67,939

The accompanying notes are an integral part of these combined financial statements.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

COMBINED statements of INCOME

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

	For the years ended December 31,
	2016	2017	2017
	RMB	RMB	US$

Net revenues	¥717,129	¥836,604	$128,584

Cost of revenues	(597,315)	(654,332)	(100,569)

Gross profit	119,814	182,272	28,015

Sales and marketing expenses	(11,497)	(3,240)	(498)
General and administrative expenses	(20,078)	(10,869)	(1,671)
Research and development expenses	(9,631)	(10,610)	(1,631)
Provision (recovery) for doubtful accounts	(3,114)	508	78

Income from operations	75,494	158,061	24,293

Interest income	515	1,686	259
Other income (loss), net	(194)	3,235	498
Foreign exchange gain (loss), net	5	(21)	(3)

Income before income taxes	75,820	162,961	25,047

Income tax expenses	(3,862)	(6,217)	(956)

Net income	¥71,958	¥156,744	$24,091

The accompanying notes are an integral part of these combined financial statements.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

COMBINED statements of CHANGES IN EQUITY

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

	Paid-in capital	Statutory reserves	Retained earnings	Total equity
	RMB	RMB	RMB	RMB

Balance as of January 1, 2016	¥22,863	¥-	¥12,592	¥35,455

Net income	-	-	71,958	71,958
Capital contribution	16,943	-	-	16,943
Appropriation to statutory reserves	-	5,235	(5,235)	-

Balance as of December 31, 2016	39,806	5,235	79,315	124,356

Net income	-	-	156,744	156,744
Capital contribution	3,787	-	-	3,787
Appropriation to statutory reserves	-	3,430	(3,430)	-
Balance as of December 31, 2017	¥43,593	¥8,665	¥232,629	¥284,887
Balance as of December 31, 2017 (US$)	$6,700	$1,333	$35,755	$43,788

The accompanying notes are an integral part of these combined financial statements.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

COMBINED statements of cash flows

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

	For the years ended December 31,
	2016	2017	2017
	RMB	RMB	US$

Cash flows from operating activities
Net income	¥71,958	¥156,744	$24,091

Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation of property and equipment	967	1,276	196
Amortization of intangible assets	4	19	3
Provision (recovery) for doubtful accounts	3,114	(508)	(78)
Loss from disposal of property and equipment	-	1	-
Deferred tax expense (benefit)	269	(196)	(30)
Changes in operating assets and liabilities
Accounts receivable	(282,212)	123,839	19,034
Prepaid expense and other current assets	(8,121)	4,092	629
Long term deposits and other assets	(927)	(1,305)	(201)
Accounts payable	150,615	(134,176)	(20,622)
Deferred revenue	36,070	15,062	2,315
Accrued salary and employee benefits	1,438	1,383	213
Accrued expenses and other current liabilities	437	(106)	(16)
Income tax payable	3,314	3,663	563

Net cash (used in) provided by operating activities	(23,074)	169,788	26,097

Cash flows from investing activities
Purchases of property and equipment and intangible assets	(1,663)	(691)	(106)

Net cash used in investing activities	(1,663)	(691)	(106)

Cash flows from financing activities
Capital contribution	16,943	3,787	582
Payments to related parties	-	(69,944)	(10,751)
Proceeds from related parties	21,895	-	-

Net cash provided by (used in) financing activities	38,838	(66,157)	(10,169)

Net increase in cash and cash equivalents	14,101	102,940	15,822
Cash and cash equivalents at beginning of the year	12,406	26,507	4,074
Cash and cash equivalents at end of the year	¥26,507	¥129,447	$19,896

Supplemental disclosures of cash flow information
Income taxes paid	¥(280)	¥(2,750)	$(423)

The accompanying notes are an integral part of these combined financial statements.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

(a)	Principal activities

Prior to January 1, 2018, Beijing Sixiang Shiguang Technology Co., Ltd (“SG”), Hai Xiu (Beijing) Technology Co., Ltd (“HX”), Beijing Le Hai Technology Co., Ltd (“LH”), Holgus Sixiang Information Technology Co., Ltd (“Holgus”) and Kashgar Sixiang Times Internet Technology Co., Ltd (“Kashgar”) (collectively the “Group”) were originally controlled by NQ Mobile Inc. (“NQ”) through Sixiang Times (Beijing) Technology Co, Ltd (“Sixiang Times”).

The Group principally operates live streaming platforms including Showself Live, Le Hai Live and Hai Xiu Live in the People’s Republic of China (the “PRC”) which enable users to view and interact with broadcasters through online chat, virtual items and playing games.

On March 30, 2017, NQ entered into an Acquisition Agreement with Tongfang Investment Fund Series SPC (“TF”) to sell its 65% of equity interest in Sixiang Times to TF. The Acquisition was completed on January 1, 2018. Sixiang Times was then transferred from NQ to TF at the closing.

The accompanying combined financial statements of SG, HX, LH, Holgus and Kashgar have been prepared to present the financial position, results of operations, change in equity and cash flows of the Group as if they operated as on business based on common ownership and that the combined financial statements present a complete understanding of the overall business managed by common management. These combined financial statements have been derived from the accounting records of SG, HX, LH, Holgus and Kashgar and should be read in conjunction with the accompanying notes thereto. All intercompany transactions between the entities have been eliminated.

(b)	Organization

Information of the Group included as the following:

	Date of incorporation	Place of Incorporation	Principal activities

Holgus Sixiang Information Technology Co., Ltd. (“Holgus”)	May 9, 2017	The PRC	Live streaming platform

Kashgar Sixiang Times Internet Technology Co., Ltd. (“Kashgar”)	March 2, 2016	The PRC	Live streaming platform

Beijing Sixiang Shiguang Technology Co., Ltd. (“SG”)	October 28, 2011	The PRC	Live streaming platform

Hai Xiu (Beijing) Technology Co., Ltd. (“HX”)	April 18, 2016	The PRC	Live streaming platform

Beijing Le Hai Technology Co., Ltd. (“LH”)	June 16, 2015	The PRC	Live streaming platform

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation and principles of combination

The accompanying combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).

These combined financial statements have been prepared using the accounting records of SG, HX, LH, Holgus and Kashgar. All intercompany transactions between the entities have been eliminated.

(b)	Use of estimates

The preparation of the combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the period. Areas where management uses subjective judgment include, but are not limited to revenue recognition, estimating the useful lives of long-lived assets and intangible assets, valuation assumptions in performing asset impairment tests of long-lived assets, allowance for doubtful accounts, and valuation of deferred taxes and deferred tax assets. Actual results could differ from those estimates, and as such, differences may be material to the combined financial statements.

(c)	Foreign currency

The functional currency of the Group is in Renminbi (“RMB”), as determined based on the criteria of Accounting Standards Codification (“ASC”) 830 (“ASC 830”) “Foreign Currency Matters”. The reporting currency of the Group is also the RMB. Transactions denominated in foreign currencies are re-measured into RMB at the exchange rates prevailing on the transaction dates. Foreign currency denominated financial assets and liabilities are re-measured at the balance sheet date exchange rate. Exchange gains and losses are included in foreign exchange gains and losses in the combined statements of income.

(d)	Convenience translation

Translations of balances in the combined balance sheets, combined statements of income and combined statements of cash flows from RMB into USD (or “US$”) as of and for the year ended December 31, 2017 are solely for the convenience of the reader and were calculated at the rate of US$1.00 = RMB6.5063, representing the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of December 29, 2017. No representation is made that the RMB amounts represent or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate.

(e)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and demand deposits placed with banks or other financial institutions which are unrestricted as to withdrawal and use and have original maturities less than three months.

Cash and cash equivalents also consist of funds earned from the Group’s operating revenues which were held at the third party platform fund accounts which are unrestricted as to immediate use or withdraw.

The Group maintains most of its bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f)	Accounts receivable and allowance for doubtful accounts

Accounts receivable are stated at the historical carrying amount net of allowance for doubtful accounts. Accounts are considered overdue after 180 days.

The Group maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. The Group determines the allowance for doubtful accounts taking into consideration various factors including but not limited to historical collection experience and credit-worthiness of the debtors as well as the age of the individual receivables balance. Additionally, the Group makes specific bad debt provisions based on any specific knowledge the Group has acquired that might indicate that an account is uncollectible. The facts and circumstances for each account may require the Group to use substantial judgment in assessing its collectability.

Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable.

(g)	Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation using the straight-line method over their estimated useful lives, once the asset is placed in service.

The estimated useful lives are as follows:

Computer and transmission equipment	3 years
Furniture, fixtures and office equipment	5 years

Repair and maintenance costs are charged to expense when incurred, whereas the cost of betterments that extend the useful life of property and equipment are capitalized as additions to the related assets. Retirement, sale and disposals of assets are recorded by removing the cost and related accumulated depreciation with any resulting gain or loss reflected in the combined statements of income. The Group also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

(h)	Intangible assets

Intangible assets are carried at cost less accumulated amortization and any impairment. Intangible assets with a finite useful life are amortized using the straight-line method over the estimated economic life of the intangible assets as follows:

Trademark	10 years
Patent	10 years
Copyright	10 years
Software	3 to 5 years

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)	Impairment of long-lived assets

The Group evaluates its long-lived assets or asset group, including property and equipment and intangible assets with finite lives, for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset or a group of long-lived assets may not be recoverable. When these events occur, the Group evaluates for impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss based on the excess of the carrying amount of the asset group over its fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available for the long-lived assets.

No impairment of long-lived assets was recognized for the years ended December 31, 2016 and 2017.

(j)	Fair value of financial instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, other receivables included in prepaid expenses and other current assets, accounts payables, balances with related parties and other current liabilities, approximate their fair values because of the short-term maturity of these instruments.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k)	Revenue recognition

Consistent with the criteria of ASC 605, “Revenue Recognition,” the Group recognizes revenue when a persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price to the buyer is fixed or determinable, and collectability is reasonably assured. Revenue is recorded, net of sales related taxes and surcharges. The Group principally derives their revenue from live streaming.

Live streaming

The Group is principally engaged in operating its own live streaming platforms, which enable broadcasters and viewers to interact with each other during live streaming. The Group is responsible for providing a technological infrastructure to enable the broadcasters, online users and viewers to interact through live streaming platforms. All the platforms can be accessed for free. The Group mainly derives the revenue from sales of virtual items in the platforms. The Group has a recharge system for users to purchase the Group’s virtual currency then purchase virtual items for use. Users can recharge via various online third-party payment platforms, including WeChat Pay, AliPay and other payment platforms.

The Group also cooperates with independent third-party distributors to sell virtual currency through annual distribution agreements with these distributors. Third-party distributors purchase virtual currency from the Group with no refund provision according to the annual distribution agreements, and they are responsible for selling the virtual currency to end users. They may engage their own sales representatives, which are referred to as “sales agents” to directly sell to individual end users. The Group has no control over such “sales agents”. The Group has discretion to determine the price of the virtual currency sold to its third-party distributors, but has no discretion as to the price at which virtual currency is sold by its third-party distributors to the sales agents.

Virtual currency is non-refundable and often consumed soon after it is purchased. Unconsumed virtual currency is recorded as deferred revenue.

The Group designs, creates and offers various virtual items for sales to users with pre-determined stand-alone selling price. Virtual items are categorized as consumable and time-based items. Consumable items are consumed upon purchase and use while time-based items could be used for a fixed period of time. Users can purchase and present consumable items to broadcasters to show support for their favorite broadcasters, or purchase time-based virtual items for one or multiple months for a monthly fee, which provide users with recognized status, such as priority speaking rights or special symbols over a period of time. Accordingly, live streaming revenue is recognized immediately when the consumable virtual item is used, or in the case of time-based virtual items, revenue is recognized ratably over the fixed period on a straight line basis. The Group does not have further obligations to the user after the virtual items are consumed immediately or after the stated period of time for time-based items. The Group’s live streaming virtual items are generally sold without right of return and the Group does not provide any other credit and incentive to its users

The Group shares a portion of the sales proceeds of virtual items (“revenue sharing fee”) with broadcasters and talent agencies in accordance with their revenue sharing arrangements. Broadcasters, who do not have revenue sharing arrangements with the Group, are not entitled to any revenue sharing fee.

The Group also utilizes third-party payment collection channels, which charges the payment handling cost for users to purchase the virtual currency directly from it. The payment handling costs are recorded in cost of sales.

The Group evaluates and determines that it is the principal and views users to be its customers. The Group reports live streaming revenues on a gross basis. Accordingly, the amounts billed to users are recorded as revenues and revenue sharing fee paid to broadcasters and talent agencies and payment handling costs are recorded as costs of revenues. The Group has discretion to determine the price of the virtual currency sold to its end users. In addition, the Group takes overall responsibility of the content or performance provided by broadcasters in the platforms and maintains the hosting servers for running the live streaming platforms. Consequently, the Group recognizes revenue on a gross basis pursuant to ASC 605-45.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k)	Revenue recognition (continued)

Technical Services

The Group generated technical revenues from providing technical development and advisory, which accounts for only less than 1% of revenue. As the amount was immaterial, and short-term in nature which is usually less than six months, the Group recognizes revenue when service were rendered and accepted by customers.

(l)	Deferred revenue

Deferred revenue primarily consists of unconsumed virtual currency and unamortized revenue from virtual items in the Group’s platforms, where there is still an obligation to be provided by the Group, which will be recognized as revenue when all of the revenue recognition criteria are met.

(m)	Cost of revenues

Amounts recorded as cost of revenue relate to direct expenses incurred in order to generate revenue. Such costs are recorded as incurred. Cost of revenues consists primarily of (i) revenue sharing fees and content costs, including payments to various broadcasters, and content providers, (ii) bandwidth costs, (iii) salaries and welfare, (iv) depreciation and amortization expense for servers and other equipment, and intangibles directly related to operating the platform, (v) user acquisition costs (vi) payment handling costs, and (vii) other costs.

(n)	Research and development expenses

Research and development expenses primarily consist of (1) salaries and benefits expenses incurred for research and development personnel, and (2) rental, general expenses and depreciation expenses associated with the research and development activities. Expenditures incurred during the research phase are expensed as incurred and no research and development expenses were capitalized as of December 31, 2016 and 2017.

(o)	Sales and marketing expenses

Sales and marketing expenses consist primarily of advertising and market promotion expenses. The advertising and market promotion expenses amounted to RMB11,479 and RMB2,648 (US$407) for the years ended December 31, 2016 and 2017, respectively.

(p)	General and administrative expenses

General and administrative expenses consist primarily of consulting fee, and salaries and welfare for general and administrative personnel which are expensed as incurred.

(q)	Employee benefits

The full-time employees of the Group’s PRC subsidiaries are entitled to staff welfare benefits including medical care, housing fund, unemployment insurance and pension benefits, which are government mandated defined contribution plans. These entities are required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. The total amounts for such employee benefits were RMB2,607 and RMB4,393 (US$675) for the years ended December 31, 2016 and 2017, respectively.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(r)	Leases

Leases are classified at the inception date as either a capital lease or an operating lease. The Group did not enter into any leases whereby it is the lessor for any of the periods presented. As the lessee, a lease is a capital lease if any of the following conditions exists: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the property’s estimated remaining economic life, or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property to the lessor at the inception date. A lease involving integral equipment is a capital lease only if condition (a) or (b) exists. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease.

All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective leases. The Group lease office space under operating lease agreements. Certain of the lease agreements contain rent holidays. Rent holidays are considered in determining the straight-line rent expense to be recorded over the lease term. The lease term begins on the date of initial possession of the lease property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. The excess of rent expense and rent paid, as the case may be for respective leases, is recorded as deferred rental included in the prepaid expenses and other current assets in the combined balance sheets.

(s)	Income taxes

The Group accounts for current income taxes in accordance with the laws of the relevant tax authorities. The Group follow the liability method in accounting for income taxes in accordance to ASC topic 740 (“ASC 740”), Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. A valuation allowance would be recorded against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

The guidance on accounting for uncertainties in income taxes prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Guidance was also provided on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. Significant judgment is required in evaluating the Group’s uncertain tax positions and determining its provision for income taxes. The Group recognizes interests and penalties, if any, under accrued expenses and other current liabilities on its balance sheet and under other expenses in its statement of comprehensive loss. The Group did not recognize any interest and penalties associated with uncertain tax positions for the years ended December 31, 2016 and 2017. As of December 31, 2016 and 2017, the Group did not have any significant unrecognized uncertain tax positions.

(t)	Value added tax (“VAT”)

Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in tax payable. All of the VAT returns filed by the entities within the Group in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(u)	Statutory reserves

The Group is required to make appropriations to certain non-distributable reserve funds.

In accordance with the Company Laws of the PRC, the Group’s registered as PRC domestic companies must take appropriations from its after-tax profit as determined under the PRC GAAP to non-distributable reserve funds including a statutory surplus fund and a discretionary surplus fund. The appropriation to the statutory surplus fund must be at least 10% of after tax profits as determined under the PRC GAAP. Appropriation is not required if the surplus fund has reached 50% of the registered capital of the Group. Appropriation to the discretionary surplus fund is made at the discretion of the Group.

The use of the general reserve fund, statutory surplus fund and discretionary surplus fund are restricted to the off-setting of losses or increasing capital of the respective company. The staff bonus and welfare fund is liability in nature and is restricted to fund payments of special bonus to staff and for the collective welfare of employees. All these reserves are not allowed to be transferred to the Group in terms of cash dividends, loans or advances, nor can they be distributed except under liquidation.

(v)	Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers (Topic 606). Under the standard, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. In March 2016, the FASB issued an amendment ASU 2016-08 to the new revenue recognition guidance clarifying how to determine if an entity is principal or agent in a transaction. In April ASU 2016-10, May ASU 2016-12, and December ASU 2016-20 of 2016, the FASB further amended the guidance to include performance obligation identification, licensing implementation, collectability assessment and other presentation and transition clarifications. The amendment will be effective for annual reporting periods beginning after December 15, 2018 including interim periods within annual reporting periods beginning after December 15, 2019. Early adoption is permitted only for annual and interim periods beginning after December 15, 2016.

The new revenue standards may be applied retrospectively to each prior period presented (full retrospective method) or retrospectively with the cumulative effect recognized as of the date of initial application (the modified retrospective method). As an emerging growth company (“EGC”), the Group has elected to adopt the new revenue standard as of the effective date applicable to non-issuer and will implement the new revenue standards effective January 1, 2019, using the modified retrospective method for the annual reporting period for the year ended December 31, 2019. The Group is continuing to evaluate the impact its pending adoption of Topic 606 will have on the combined financial statements. The new standard will require the Group to provide more robust disclosures than required by previous guidance, including disclosures related to disaggregation of revenue into appropriate categories, performance obligations, and the judgments made in revenue recognition determinations.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(v)	Recent accounting pronouncements (continued)

In February 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”), Leases (Topic 842). ASU 2016-02 specifies the accounting for leases. For operating leases, ASU 2016-02 requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. In July 2018, ASU 2018-11, the FASB further amended the guidance to provide another transition method in addition to the existing transition method by allowing entities to initially apply the new leases standard at the adoption date and recognize an accumulative-effective adjustment to the opening balance of retained earnings in the period of adoption. For non-public business entities, this aforementioned guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years beginning after December 15, 2020.In November 2019, the FASB issued ASU No.2019-10, by which to defer the effective date for all other entities by an additional year. Early adoption is permitted. The Group is currently evaluating the impact of adopting this standard on its combined financial statements.

In June 2016, the FASB issued ASU No. 2016-13 (“ASU 2016-13”), Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 changes the impairment model for most financial assets and certain other instruments. The standard will replace “incurred loss” approach with an “expected loss” model for instruments measured at amortized cost. The standard is effective for non-public business entities for annual periods beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Group is currently evaluating the impact of adopting this standard on its combined financial statements.

In August 2016, the FASB issued ASU No. 2016-15 (“ASU 2016-15”), Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Payments. The primary purpose of the ASU is to reduce the diversity in practice that has resulted from the lack of consistent principles on this topic. For non-public business entities, the guidance in the ASU is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted for all entities. Entities must apply the guidance retrospectively to all periods presented but may apply it prospectively from the earliest date practicable if retrospective application would be impracticable. The Group does not expect the adoption of this guidance will have a significant impact on its combined financial statements.

In January 2017, FASB issued ASU No. 2017-01(“ASU 2017-01”), Business Combinations (Topic 805): Clarifying the Definition of a Business. The ASU affects all companies and other reporting organizations that must determine whether they have acquired or sold a business. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. For non-public business entities, the ASU is effective for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Group does not expect the adoption of this guidance will have a significant impact on its combined financial statements.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

3.	Concentration of risk

(a)	Credit risk

Financial instruments that potentially subject the Group to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, other receivables included in prepaid expenses, other current assets, and amounts due from related parties. As of December 31, 2016 and 2017, RMB26,507 and RMB129,447 (US$19,896), respectively, were deposited with major financial institutions located in the PRC. Management believes that these financial institutions are of high credit quality and continually monitor the credit worthiness of these financial institutions. Historically, deposits in Chinese banks are secure due to the state policy on protecting depositors’ interests.

(b)	Currency convertibility risk

Substantially all of the Group’s businesses are transacted in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China. However, the unification of the exchange rates does not imply the convertibility of RMB into US$ or other foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

(c)	Significant customers

For the year ended December 31, 2016, no customer individually represents greater than 10% of the total revenue.

For the year ended December 31, 2017, no customer individually represents greater than 10% of the total revenue.

(d)	Significant suppliers

For the year ended December 31, 2016, three vendors accounted for 41.1%, 14.5% and 13.7% of the Group’s total purchases and three vendors accounted for 37.6%, 20.2% and 19.9% of the Group’s accounts payable as of December 31, 2016.

For the year ended December 31, 2017, three vendors accounted for 25.9%, 16.1% and 10.8% of the Group’s total purchases and four vendors accounted for 39.5%, 24.1%, 15.3% and 13.9% of the Group’s accounts payable as of December 31, 2017.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

4.	ACCOUNTS RECEIVABLE, NET

Accounts receivable and allowance for doubtful accounts consist of the following:

	As of December 31,	As of December 31,
	2016	2017	2017
	RMB	RMB	US$

Accounts receivable	¥369,945	¥246,106	$37,826
Less: allowance for doubtful accounts	(3,114)	(2,606)	(401)

Accounts receivable, net	¥366,831	¥243,500	$37,425

An analysis of the allowance for doubtful accounts is as follows:

	As of December 31,	As of December 31,
	2016	2017	2017
	RMB	RMB	US$

Balance, beginning of year	¥-	¥3,114	$479
Additions for the current year	3,114	-	-
Recovery	-	(508)	(78)

Balance, end of year	¥3,114	¥2,606	$401

The following third-party distributors accounted for 10% or more of accounts receivable, net:

	As of December 31,		As of December 31,
	2016	2016	2017	2017	2017
	RMB	%	RMB	US$	%

Company A	¥329,380	89%	¥132,942	$20,433	54%
Company B	-	-	30,500	4,688	12%
Company C	-	-	28,500	4,380	12%
Company D	17,400	5%	27,900	4,288	11%

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

5.	Prepaid expenses and other current assets, NET

Prepaid expenses and other current assets consist of the following:

	As of December 31,	As of December 31,
	2016	2017	2017
	RMB	RMB	US$

VAT recoverable	¥5,501	¥1,789	$275
Prepaid expense	4,232	3,897	599
Other receivables	1,547	-	-

	11,280	5,686	874

Less: allowance for doubtful accounts	(1,502)	-	-

Prepaid expenses and other current assets, net	¥9,778	¥5,686	$874

An analysis of the allowance for doubtful accounts is as follows:
	As of December 31,	As of December 31,
	2016	2017	2017
	RMB	RMB	US$

Balance, beginning of year	¥1,502	¥1,502	$231
Additions for the current year	-	-	-
Recovery	-	-	-
Write off	-	(1,502)	(231)
			-
Balance, end of year	¥1,502	¥-	$-

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

6.	PROPERTY AND EQUIPMENT, NET

Property and equipment, including those held under capital leases, consists of the following:

	As of December 31,	As of December 31,
	2016	2017	2017
	RMB	RMB	US$

At cost:
Computer and transmission equipment	¥3,916	¥4,516	$694
Furniture, fixtures and office equipment	42	68	10

	3,958	4,584	704

Less: accumulated depreciation	(1,727)	(3,001)	(461)

Property and equipment, net	¥2,231	¥1,583	$243

For the years ended December 31, 2016 and 2017, depreciation expense was RMB967 and RMB1, 276 (US$196), respectively.

7.	INTANGIBLE ASSETS, NET

The following table presents the Group’s intangible assets as of the respective balance sheet dates:

	As of December 31,	As of December 31,
	2016	2017	2017
	RMB	RMB	US$

At cost:
Trademark	¥23	¥23	$3
Patent	-	31	5
Copyright	23	37	6
Software	126	143	22

	172	234	36

Less: accumulated amortization	(4)	(23)	(4)

Intangible assets, net	¥168	¥211	$32

For the years ended December 31, 2016 and 2017, amortization expense was RMB4 and RMB 19(US$3), respectively.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

7.	INTANGIBLE ASSETS, NET (CONTINUED)

The estimated annual amortization expense for each of the five succeeding fiscal years is as follow:

	Amortization	Amortization
	RMB	US$
For the years ending December 31,
2018	¥23	$4
2019	23	4
2020	23	4
2021	23	4
2022	23	4
Thereafter	96	12

Total	¥211	$32

8.	Long term deposits and other assets

Long term deposits and other assets consist of the following:

	As of December 31,	As of December 31,
	2016	2017	2017
	RMB	RMB	US$

Rent deposits	¥210	¥176	$27
Advertising deposits	1,055	2,394	368

Long term deposits and other assets	¥1,265	¥2,570	$395

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

9.	INCOME TAXES

Enterprise income tax

The PRC

The Group that is each incorporated in the PRC are subject to Corporate Income Tax (“CIT”) on the taxable income as reported in their respective statutory financial statements adjusted in accordance with the new PRC Enterprise Income Tax Laws (“PRC Income Tax Laws”) effective from January 1, 2008. Pursuant to the PRC Income Tax Laws, the Group is subject to a CIT statutory rate of 25%.

Under the PRC Income Tax Laws, an enterprise which qualifies as a High and New Technology Enterprise (“the HNTE”) is entitled to a preferential tax rate of 15% provided it continues to meet HNTE qualification standards on an annual basis. SG qualifies as an HNTE and is entitled for a preferential tax rate of 15% from 2015 to 2017 and then from 2018 to 2020 if it continues to qualify on an annual basis. The HNTE certificate of SG is expiring in 2021 and there exists uncertainties with the reapplication outcome. HX qualifies as an HNTE and is entitled for a preferential tax rate of 15% from 2017 to 2019 if it continues to qualify on an annual basis. The HNTE certificate of HX is expiring in 2020 and there exists uncertainties with the reapplication outcome. LH qualifies as an HNTE and is entitled for a preferential tax rate of 15% from 2016 to 2018 if it continues to qualify on an annual basis. The HNTE certificate of LH is expiring in 2019 and there exists uncertainties with the reapplication outcome.

Under the PRC Income Tax Laws, during the period from January 1, 2010 to December 31, 2020, an enterprise which established in region of Holgus and Kashgar is entitled to a preferential tax rate of 0% in five consecutive years since the first year income generated from operations provided it continues to meet the conditions within the required scope. Holgus qualifies for the conditions and entitled for tax-exempt from 2017 to 2021. Kashgar qualifies for the conditions and entitled for tax-exempt from 2016 to 2020.

During the years ended December 31, 2016 and 2017, total tax saving for the preferential tax rate were RMB20,532 and RMB32,885 (US$5,054), respectively.

Super deduction on research and development (“R&D”) expenses

Under the EIT law of the PRC, qualified enterprises can enjoy a 150% super deduction for eligible R&D expenses in 2016, 150% in 2017 in SG, and 175% in 2017 in HX and LH. During the years ended December 31, 2016 and 2017, RMB5,076 and RMB8,278 (US$1,273) of R&D expense was eligible for the super deduction, which accounts for an RMB786 and RMB1,242 (US$191) decrease in tax expense, respectively.

Uncertain tax positions

The Group evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2016 and 2017, the Group did not have any significant unrecognized uncertain tax positions. The entities within the Group did not incur any interest and penalty related to potential underpaid income tax expenses for the years ended December 31, 2016 and 2017, and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2017.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

9.	INCOME TAXES (CONTINUED)

The income tax expenses/(benefits) comprises:

	For the years ended December 31,
	2016	2017	2017
	RMB	RMB	US$

Current income tax expenses	¥3,593	¥6,413	$986
Deferred income tax	269	(196)	(30)

Income tax expenses for the year	¥3,862	¥6,217	$956

A reconciliation of the differences between the statutory tax rate and the effective tax rate for EIT for the year ended December 31, 2016 and 2017 is as follows:

	For the years ended December 31,
	2016	2017

Income tax computed at PRC statutory tax rate	25.0%	25.0%
Effect of tax-preferential entities	(19.22)%	(21.14)%
Additional tax deduction for qualified research and development expenses	(1.04)%	(0.76)%
Non-deductible expenses	0.35%	0.71%
Income tax expenses	5.09%	3.81%

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

9.	INCOME TAXES (CONTINUED)

The components of deferred taxes are as follows:

	For the years ended December 31,
	2016	2017	2017
	RMB	RMB	US$

Deferred tax assets:
Allowance for doubtful accounts	¥23	¥135	$21
Accrued bonus and social security	151	235	36

Total deferred tax assets	¥174	¥370	$57

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets for the entities within the Group. Thus, there were no valuation allowances of December 31, 2016 and 2017 for the deferred tax assets.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

10.	RELATED PARTY BALANCES AND TRANSACTIONS

In addition to the information disclosed elsewhere in the financial statements, the principal related parties with which the Group had transactions during the years presented are as follows:

Name of Related Parties	Relationship with the Group

Mr. He Xiaowu	CEO, CFO and Chair of Scienjoy Inc.
Sixiang Times (Beijing) Technology Co., Ltd.	Where Mr. He Xiaowu acted as Legal Representative and Executive Director
Beijing WanPu century Technology Co., Ltd.	Subsidiary company of Beijing NQ Mobile Inc. Holding company of Sixiang Times (Beijing) Technology Co., Ltd
Holgus WanPu Web Technology Co., Ltd.	Subsidiary company of Beijing NQ Mobile Inc.
Beijing NQ Mobile Inc.	Holding company of Sixiang Times (Beijing) Technology Co., Ltd
Chuangda Huizhi (Beijing) Technology Co., Ltd.	Subsidiary company of Sixiang Times (Beijing) where Mr. Lu acted as legal representative
Beijing Huayidongchen Technology Co., Ltd.	Subsidiary company of Sixiang Times (Beijing) where Mr. Lu acted as legal representative
Tianjin Guangjudingfei Technology Co., Ltd.	Sixiang Times (Beijing) Technology Co., Ltd is its major shareholder
Sixiang Huizhi (Beijing) Technology Culture Co., Ltd.	Subsidiary company of Sixiang Times (Beijing) Technology Co., Ltd

For the years ended December 31, 2016 and 2017, significant related party transactions were as follows:

		For the years ended December 31
		2016	2017	2017
		RMB	RMB	US$

Sixiang Huizhi (Beijing) Technology Culture Co., Ltd.	Sales	¥4,265	¥-	$-

Beijing WanPu Century Technology Co., Ltd.	Market promotion expenses	25,731	3,680	566

Holgus WanPu Web Technology Co., Ltd.	Market promotion expenses	-	10,079	1,549

Sixiang Times (Beijing) Technology Co., Ltd.	Research and Developments	-	1,532	235

Sixiang Times (Beijing) Technology Co., Ltd.	Services fees	6,943	3,787	582

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

10.	RELATED PARTY BALANCES AND TRANSACTIONS (CONTINUED)

As of December 31, 2016 and 2017, the amounts due from/to related parties are as follows:

	As of December 31,	As of December 31,
	2016	2017	2017
	RMB	RMB	US$

Loan receivables - related parties

Tianjin Guangjudingfei Technology Co., Ltd. (i)	¥-	¥30,000	$4,611
Sixiang Times (Beijing) Technology Co., Ltd. (ii)	-	28,465	4,375

Total	¥-	¥58,465	$8,986

Amount due from related parties

Chuangda Huizhi (Beijing)Technology Co., Ltd.	¥-	¥100	$15
Beijing Huayidongchen Technology Co., Ltd.	-	100	16

Total	¥-	¥200	$31

Loan payables - related parties

Beijing NQ Mobile Inc. (iii)	¥8,000	¥-	$-

Total	¥8,000	¥-	$-

Amount due to related parties

Beijing WanPu Century Technology Co., Ltd.	¥29,376	¥26,097	$4,011

Total	¥29,376	¥26,097	$4,011

i)	In December 2017, Kashgar entered into an interest-free loan agreement with Tianjin Guangjudingfei Technology Co., Ltd. at principal of RMB30,000 (US$4,611). The loan was fully repaid in June 2018.

ii)	The loan with Sixiang Times was repaid in July 2018.

iii)	In December 2015, SG entered into an interest-free loan agreement with Beijing NQ Mobile Inc. of RMB8,000 as working capital supplement. The loan was fully repaid in 2017.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

11.	COMMITMENTS AND CONTINGENCIES

(a)	Operating Leases Commitments

The Group leases facilities in the PRC under non-cancelable operating leases expiring on different dates. Total rental expense under all operating leases was RMB1,777 and RMB2,116 (US$325) for the years ended December 31, 2016 and 2017, respectively.

As of December 31, 2017, the Group had future minimum lease payments under non-cancelable operating leases with initial terms of one-year or more in relation to office premises consist of the following:

	December 31, 2017	December 31, 2017
	RMB	US$
2018	¥519	$80

(b)	Capital and Other Commitments

The Group did not have significant capital and other commitments as of December 31, 2016 and 2017.

(c)	Contingencies

From time to time, the Group is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the combined financial statements.

BEIJING SIXIANG SHIGUANG TECHNOLOGY CO., LTD.,

HAI XIU (BEIJING) TECHNOLOGY CO., LTD.,

BEIJING LE HAI TECHNOLOGY CO., LTD.,

HOLGUS SIXIANG INFORMATION TECHNOLOGY CO., LTD. AND

KASHGAR SIXIANG TIMES INTERNET TECHNOLOGY CO., LTD.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2016 AND 2017

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”))

12.	Equity

Capital contributions

During the years ended December 31, 2016 and 2017, the Group’s shareholders contributed RMB16,943 and RMB3,787, respectively to the Group.

Statutory reserve

During the years ended December 31, 2016 and 2017, the entities within collectively attributed RMB5,329 and RMB3,430 of retained earnings for their statutory reserves, respectively.

13.	SEGMENT INFORMATION AND REVENUE ANALYSIS

The Group follows ASC 280, Segment Reporting, which requires that companies to disclose segment data based on how management makes decision about allocating resources to each segment and evaluating their performances. The Group has one reporting segment. The Group’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Group. The Group considers itself to be operating within one reportable segment. The Group’s revenue and net income are substantially derived from live streaming and technical services.

Disaggregated information of revenues by business lines are as follows:

	For the years ended December 31,
	2016	2017	2017
	RMB	RMB	US$

Live streaming	¥717,129	¥836,521	$128,571
Technical services	-	83	13

Total revenue	¥717,129	¥836,604	$128,584

14.	SUBSEQUENT EVENT

On January 1, 2018, Tongfang Investment Fund Series SPC (“TF”) completed the acquisition of 65% equity interest in Sixiang Times(Beijing) Technology Co., Ltd (“Sixiang Times”) from NQ Mobile Inc. in order to get a controlling position of Holgus Sixiang Information Technology Co., Ltd (“Holgus”), Kashgar Sixiang Times Internet Technology Co., Ltd (“Kashgar”), Beijing Sixiang qi Technology Co., Ltd (“SG”), Hai Xiu (Beijing) Technology Co., Ltd (“HX”) and Beijing Le Hai Technology Co., Ltd (“LH”).

The Group was merged into Scienjoy Inc. through a series of re-organization activities under common control and became the subsidiaries and variable interest entities of Scienjoy Inc. since January 1, 2018.

ANNEX A

Execute Version

SHARE EXCHANGE AGREEMENT

dated

October 28, 2019

by and among

Scienjoy Inc., a Cayman Islands company (the “Company”),

WBY Entertainment Holdings Ltd., a British Virgin Islands company (“WBY”),

Lavacano Holdings Limited, a Republic of Seychelles company (“Lavacano”),

and

Wealthbridge Acquisition Limited, a British Virgin Islands company (the “Purchaser”)

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”), dated as of October 28, 2019 (the “Signing Date”), by and among Scienjoy Inc., a Cayman Islands company (the “Company”), WBY Entertainment Holdings Ltd., a British Virgin Islands company (“WBY”), Lavacano Holdings Limited, a Republic of Seychelles company (“Lavacano”, together with WBY, each a “Seller” and collectively, the “Sellers”), and Wealthbridge Acquisition Limited, a British Virgin Islands company(the “Purchaser”).

W I T N E S S E T H:

A.	The Company, through its wholly owned or Controlled (as defined below) subsidiaries, is engaged in the operation of a live streaming platform in PRC (the “Business”);

B.	The Company is a holding company for Scienjoy International Limited, a Hong Kong registered company (“Scienjoy HK”), which in turn owns 100% of the issued and outstanding equity interests in Sixiang Wuxian (Beijing) Technology Co., Ltd., a wholly foreign-owned enterprise registered in Beijing, China (the “WFOE”) in accordance with the laws of the People’s Republic of China (“PRC”);

C.	The WFOE, Zhihui Qiyuan (Beijing) Technology Co., Ltd. (智汇 启源( 北京) 科技有限公司, a limited liability company organized and existing under the laws of the PRC, “Zhihui Qiyuan”) and the registered shareholders of Zhihui Qiyuan are parties to certain variable interest entity contracts, pursuant to which the profits of Zhihui Qiyuan, and its subsidiaries, including Hai Xiu (Beijing) Technology Company Co., Ltd., Beijing Le Hai Technology Co., Ltd. and Beijing Sixiang Shiguang Technology Co., Ltd., each such company formed under PRC Law (each of such subsidiaries of Zhihui Qiyuan, a “VIE Sub”, and collectively, the “VIE Subs”, together with Zhihui Qiyuan, the “VIE Entities”, and each a “VIE Entity”), are directly or indirectly payable to the WFOE, and in connection with such variable interest entity contracts, the VIE Entities are directly or indirectly controlled by the WFOE;

D.	The Sellers collectively own all of the issued and outstanding shares of the Company Common Stock (as defined in Section 4.5);

E.	The Purchaser is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

F.	The parties hereto desire that the Purchaser purchases 100% of the issued and outstanding shares of Company Common Stock from the Sellers in exchange for the Closing Payment Shares (the “Share Exchange”); and

G.	The parties intend that the Share Exchange will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code (as defined herein).

The parties hereto accordingly agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1 “Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

1.2 “Additional Agreements” mean the Voting Agreement, Registration Rights Agreement, Escrow Agreement, Lock-up Agreements.

1.3 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.4 “Amended Charter” means the form of Second amended and restated Purchaser Charter required to be approved and adopted at the Purchaser Special Meeting.

1.5 “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

1.6 “Balance Sheet” has the meaning set forth in Section 4.11.

1.7 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.8 “Break-up Fee” has the meaning set forth in Section 13.2(c).

1.9 “Business” has the meaning set forth in the recitals.

1.10 “Business Combination” has the meaning set forth in the Purchaser Charter.

1.11 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are authorized to close for business.

1.12 “Closing Indebtedness” means, as of the Reference Time, the aggregate amount of all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with the U.S. GAAP.

1.13 “Closing Payment Shares” means stock certificates representing, in the aggregate, a number of shares of Purchaser Common Stock equal to $164,000,000, divided by $10.00.

1.14 “Company Common Stock has the meaning set forth in Section 4.5.

1.15 “Company Consent” has the meaning set forth in Section 4.10.

1.16 “Company Disclosure Schedules” has the meaning set forth in Article IV.

1.17 “Company Indemnitees” has the meaning set forth in Section 11.2.

1.18 “Company Information” has the meaning set forth in Section 7.5(b).

1.19 “Company Group” has the meaning set forth in Section 4.1.

1.20 “Company Material Adverse Effect” or “Company Material Adverse Change” means a material adverse change or a material adverse effect upon on the assets, liabilities, condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of the Company and the Business, taken as a whole, whether or not arising from transactions in the ordinary course of business, provided, however, that “Material Adverse Effect” or “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Purchaser; (vi) any matter of which Purchaser is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

1.21 “Company Stock Rights” means all options, warrants or other rights (including debt instruments) to purchase, convert or exchange into Company Common Stock.

1.22 “Contracts” means the Leases and all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company is a party or by which any of its respective assets are bound, including any entered into by the Company in compliance with Section 8.1 after the Signing Date and prior to the Closing, and all rights and benefits thereunder, including all rights and benefits thereunder with respect to all cash and other property of third parties under the Company’s dominion or control.

1.23 “Control” of a Person (including the term “Controlled” by a Person) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.24 “Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with the Trust Agreement.

1.25 “De Minimis Amount” has the meaning set forth in Section 11.5(a)(i).

1.26 “Earnout Shares” has the meaning set forth in Section 3.2.

1.27 “Earnout 1 Shares” has the meaning set forth in Section 3.2(a).

1.28 “Earnout 2 Shares” has the meaning set forth in Section 3.2(b).

1.29 “Earnout 3 Shares” has the meaning set forth in Section 3.2(c).

1.30 “Earnout 1 Target” has the meaning set forth in Section 3.2(a).

1.31 “Earnout 2 Target” has the meaning set forth in Section 3.2(b).

1.32 “Earnout 3 Target” has the meaning set forth in Section 3.2(c).

1.33 “Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

1.34 “Equity Financing” has the meaning set forth in Section 9.7.

1.35 “Escrow Agreement” means the agreement in the form attached as Exhibit C hereto between the Sellers and the Purchaser with respect to the Escrow Shares.

1.36 “Escrow Fund” has the meaning set forth in Section 11.4.

1.37 “Escrow Shares” means shares of Purchaser Common Stock representing 10% of the aggregate amount of Closing Payment Shares.

1.38 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.39 “First Extension” has the meaning set forth in Section 9.9(a).

1.40 “First extension Funding Note” has the meaning set forth in Section 9.9(a).

1.41 “Foreign Private Issuer” has the meaning set forth in Section 9.8.

1.42 “Governmental Approval” has the meaning set forth in Section 4.3.

1.43 “Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, regulatory body or other similar regulatory or dispute-resolving panel or body.

1.44 “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.45 “Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.46 “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person and (h) any agreement to incur any of the same.

1.47 “Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, u.r.l.s., and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

1.48 “Inventory” is defined in the UCC.

1.49 “IPO” means the initial public offering of Purchaser pursuant to a prospectus dated February 5, 2019.

1.50 “Key Personnel” has the meaning set forth in Section 7.8.

1.51 “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

1.52 “Leases” means the leases set forth on Schedule 1.25 attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

1.53 “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.54 “Lock-Up Agreements” means the agreement in the form attached as Exhibit D hereto between the Purchaser and certain Sellers with respect to the Purchaser Common Stock.

1.55 “Losses” has the meaning set forth in Section 11.1.

1.56 “Material Contracts” has the meaning set forth in Section 4.16.

1.57 “Net Income Before Tax” means, with respect to any fiscal year, the surviving corporation’s profit before income tax for such fiscal year as reflected on the surviving corporation’s audited financial statements prepared in accordance with U.S. GAAP for such fiscal year; provided, however, that if such audited financial statements are delivered with a qualified opinion, adverse opinion, or a disclaimer of opinion from the auditors thereof, Net Income Before Tax for such fiscal year shall be finally determined in good faith by the disinterested members of the board of directors of the surviving corporation.

1.58 “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.59 “Organizational Documents” means, with respect to the Purchaser, the Purchaser Charter, and with respect to any other Party, its memorandum and articles of association or similar Organizational Documents, in each case, as amended.

1.60 “Permits” has the meaning set forth in Section 4.17.

1.61 “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser; and (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, (C) not resulting from a breach, default or violation by the Company of any Contract or Law, (D) the Liens set forth on Schedule 4.14(c), and (E) the equity interest pledge under the VIE Contracts.

1.62 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.63 “PRC Establishment Documents” has the meaning set forth in Section 4.9(c).

1.64 “Proxy Statement” has the meaning set forth in Section 7.5.

1.65 “Purchaser A Common Stock” means the ordinary shares of the Purchaser with no par value, the holders of which shall have the same rights as the holders of Purchaser B Common Stock, other than the following: (i) in respect of matters requiring a shareholder vote, each share of Purchaser A Common Stock will be entitled to one vote, and (ii) other restrictions (if any) as set forth in the Purchaser’s amended and restated memorandum and articles of association in connection with Reclassification of Capital Stock of Purchaser.

1.66 “Purchaser B Common Stock” means the ordinary shares of the Purchaser with no par value, the holders of which shall have the same rights as the holders of Purchaser A Common Stock, other than the following: (i) in respect of matters requiring a shareholder vote, each share of the Purchaser B Common Stock will be entitle to ten (10) votes, and (ii) other restrictions (if any) as set forth in the Purchaser’s amended and restated memorandum and articles of association in connection with Reclassification of Capital Stock of Purchaser.

1.67 “Purchaser Charter” means the Amended and Restated Memorandum and Articles of Association of the Purchaser, as in effect on the date hereof.

1.68 “Purchaser Common Stock” means: (i) prior to Reclassification of Capital Stock of Purchaser, the ordinary shares of Purchaser with no par value; and (ii) on and after Reclassification of Capital Stock of Purchaser, collectively, the Purchaser A Common Stock and the Purchaser B Common Stock.

1.69 “Purchaser Indemnitees” has the meaning set forth in Section 11.1.

1.70 “Purchaser Material Adverse Effect” means a material adverse change or a material adverse effect that would prevent or materially delay the ability of the Purchaser to perform its obligations under this Agreement, provided, however, that “Purchaser Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Purchaser operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates, except for changes that disproportionately affect the Purchaser; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Company; (vi) any matter of which Company is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof, except for changes that disproportionately affect the Purchaser; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement; or (ix) any natural or man-made disaster or acts of God.

1.71 “Purchaser Securities” means the Purchaser Common Stock, Purchaser Warrants, Purchaser Rights, Purchaser UPO and Purchaser Units, collectively.

1.72 “Purchaser Securities Redemptions” has the meaning set forth in Section 7.7.

1.73 “Purchaser Special Meeting” has the meaning set forth in Section 7.5(a).

1.74 “Purchaser Stockholder Approval” has the meaning set forth in Section 7.5(a).

1.75 “Purchaser Rights” means the right to receive one-tenth (1/10) of a share of Purchaser Common Stock.

1.76 “Purchaser Unit” means a unit of the Purchaser comprised of one share of Purchaser Common Stock, one warrant to purchase one-half of one share of Purchaser Common Stock, and one right to receive one-tenth (1/10) of one share of Purchaser Common Stock upon the consummation of Share Exchange.

1.77 “Purchaser UPO” means the option issued to Chardan Capital Markets, LLC (and/or its designees), to purchase up to an aggregate of 431,250 Purchaser Units at a price of $11.50 per Purchaser Unit.

1.78 “Purchaser Warrants” means one whole warrant entitling the holder thereof to purchase one-half of one Purchaser Common Stock at a price of $11.50 per whole Purchaser Common Stock.

1.79 “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.80 “Reclassification of Capital Stock of Purchaser” has the meaning set forth in Section 9.8.

1.81 “Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by the Purchaser hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

1.82 “Registration Rights Agreement” means the agreement in the form attached as Exhibit B hereto governing the resale of the Closing Payment Shares.

1.83 “Release Date” has the meaning set forth in Section 11.4(d).

1.84 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.85 “SEC” means the Securities and Exchange Commission.

1.86 “Second Extension” has the meaning set forth in Section 9.9(b).

1.87 “Second Extension Funding Note” has the meaning set forth in Section 9.9(b).

1.88 “Securities Act” means the Securities Act of 1933, as amended.

1.89 “Seller” and “Sellers” has the meaning set forth in the Preamble.

1.90 “Sellers Designee” has the meaning set forth in Section 2.3.

1.91 “Subsidiary” or “Subsidiaries” means one or more entities of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

1.92 “Survival Period” has the meaning set forth in Section 11.6.

1.93 “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property, including the items listed on Schedule 4.15.

1.94 “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.95 “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.96 “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.97 “Third Extension” has the meaning set forth in Section 9.9(c).

1.98 “Third Extension Funding Note” has the meaning set forth in Section 9.9(c).

1.99 “Third-Party Claim” has the meaning set forth in Section 11.3(a).

1.100 “UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.101 “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

ARTICLE II
SHARE EXCHANGE

2.1 Share Exchange. Upon and subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Purchaser shall issue to the Sellers the Closing Payment Shares less the Escrow Shares.

2.2 Closing; Closing Date. Unless this Agreement is earlier terminated in accordance with Article XIII, the closing of the Share Exchange (the “Closing”) shall take place at the offices of Loeb & Loeb LLP, at 10:00 a.m. local time, on or before September 30, 2020, subject to the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in Article X. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At Closing, the Sellers shall take the actions and deliver duly executed versions of the documents listed in Part I of Schedule 2.2 and the Purchaser shall take the actions and deliver duly executed versions of the documents listed in Part II of Schedule 2.2.

2.3 Board of Directors. As of the Closing, the Purchaser’s board of directors will consist of seven (7) directors. The Sellers shall have the right to designate five (5) directors (the “Sellers Designees”), to serve on the Purchaser’s board of directors from the Closing Date, three (3) of whom shall qualify as independent directors under Nasdaq rules. Oriental Holdings Limited (the “Sponsor”) shall have the right, for three (3) years from the Closing Date, to designate one director to serve on the Purchaser’s board of directors, and the right, for six (6) years from the Closing Date, to designate one director who shall qualify as an independent director under Nasdaq rules to serve on the Purchaser’s board of directors. The parties to this Agreement shall enter into a voting agreement (the “Voting Agreement”) in the form attached hereto as Exhibit A.

2.4 Cancellation of Treasury Shares. At the Closing Date, any Company Common Stock held in treasury shall be canceled and extinguished without any conversion thereof or payment therefor.

2.5 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Purchaser with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Purchaser are fully authorized in the name and on behalf of the Company, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

ARTICLE III
CONSIDERATION

3.1 Payment of Closing Payment Shares.

(a) Upon and subject to the terms and conditions of this Agreement, on the Closing Date, the Purchaser shall (i) issue to each Seller the number of shares of the Closing Payment Shares opposite such Seller’s name on Schedule A (less the applicable number of such Seller’s Escrow Shares as set forth in Schedule A) and (ii) issue the Escrow Shares to the Escrow Agent to be held pursuant to the terms of this Agreement and the Escrow Agreement.

(b) No certificates or scrip representing fractional shares of Purchaser Common Stock will be issued pursuant to the Share Exchange, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Purchaser.

(c) Each certificate issued pursuant to the Share Exchange to any holder of Company Common Stock shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities laws at the time of the issuance of the Purchaser Common Stock:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES OF COMMON STOCK HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

3.2 Earn-out Payment. The Sellers shall be entitled to receive additional shares of Purchaser Common Stock (the “Earnout Shares”) in accordance with the following:

(a) If the Purchaser or, in the event the Closing shall not have occurred by the end of 2019 fiscal year, the Company and its subsidiaries (including the VIE Entities) on a consolidated basis achieves Net Income Before Tax of US$20,900,000 or approximately RMB$140,000,000 based on an exchange rate of RMB$6.70 to US$1.00 (the “Earnout 1 Target”), then, the Purchaser shall issue to the Sellers a number of shares of Purchaser Common Stock equal to US$30,000,000, divided by US$10.00 (any and all such shares issued, the “Earnout 1 Shares”), on a date that is the later of (A) ten (10) Business Days following the final determination of the Net Income Before Tax for the 2019 fiscal year or (B) the Closing; provided, that upon the completion of the Reclassification of Capital Stock of Purchaser, or if the Reclassification of Capital Stock of Purchaser shall have occurred by then, out of the Earnout 1 Shares a number of shares of Purchaser A Common Stock issued to Lavacano equal to US$3,000,000, divided by US$10,00, shall immediately be converted into Purchaser B Common Stock . If the Purchaser (and its subsidiaries on a consolidated basis) achieves between 90% and 100% of the Earnout 1 Target, the Purchaser shall issue to the Sellers between 90% (inclusive) and 100% of the Earnout 1 Shares on a proportionate basis. By way of example only, if Purchaser (and its subsidiaries on a consolidated basis) achieves Net Income Before Tax of US$18,810,000 or approximately RMB 126,000,000 for the 2019 fiscal year, the Sellers shall be entitled to receive 90% of Earnout 1 Shares. For the avoidance of doubt, the Earnout 1 Target shall be either US$20,900,000 or RMB$140,000,000, whichever is lower.

(b) If the Purchaser and its subsidiaries (including the VIE Entities) on a consolidated basis) achieves Net Income Before Tax of US$28,300,000 or approximately RMB$190,000,000 based on an exchange rate of RMB$6.71 to US$1.00 (the “Earnout 2 Target”), then, the Purchaser shall issue to the Sellers a number of shares of Purchaser Common Stock equal to US$30,000,000, divided by US$10.00 (any and all such shares issued, the “Earnout 2 Shares”), on a date that is no later than ten (10) Business Days following the final determination of the Net Income Before Tax for the 2020 fiscal year; provided, that upon the completion of the Reclassification of Capital Stock of Purchaser, or if the Reclassification of Capital Stock of Purchaser shall have occurred by then, out of the Earnout 2 Shares a number of shares of Purchaser A Common Stock issued to Lavacano equal to US$3,000,000, divided by US$10,00, shall be immediately converted into Purchaser B Common Stock . If the Purchaser (and its subsidiaries on a consolidated basis) achieves between 90% and 100% of the Earnout 2 Target, the Purchaser shall issue to the Sellers between 90% (inclusive) and 100% of the Earnout 2 Shares on a proportionate basis. By way of example only, if Purchaser (and its subsidiaries on a consolidated basis) achieves Net Income Before Tax of US$25,470,000 or approximately RMB 171,000,000 for the 2020 fiscal year, the Sellers shall be entitled to receive 90% of Earnout 2 Shares. For the avoidance of doubt, the Earnout 1 Target shall be either US$28,300,000 or RMB$190,000,000, whichever is lower.

(c) If the Purchaser and its subsidiaries (including the VIE Entities) on a consolidated basis) achieves Net Income Before Tax of US$35,000,000 or approximately RMB$235,000,000 based on an exchange rate of RMB$6.71 to US$1.00 (the “Earnout 3 Target”), then, the Purchaser shall issue to the Sellers a number of shares of Purchaser Common Stock equal to US$30,000,000, divided by US$10.00 (any and all such shares issued, the “Earnout 3 Shares”), on a date that is no later than ten (10) Business Days following the final determination of the Net Income Before Tax for the 2020 fiscal year; provided, that upon the completion of the Reclassification of Capital Stock of Purchaser, or if the Reclassification of Capital Stock of Purchaser shall have occurred by then, out of the Earnout 3 Shares a number of shares of Purchaser A Common Stock issued to Lavacano equal to US$3,000,000, divided by US$10,00, shall be immediately converted into Purchaser B Common Stock. If the Purchaser (and its subsidiaries on a consolidated basis) achieves between 90% and 100% of the Earnout 3 Target, the Purchaser shall issue to the Sellers between 90% (inclusive) and 100% of the Earnout 3 Shares on a proportionate basis. By way of example only, if Purchaser (and its subsidiaries on a consolidated basis) achieves Net Income Before Tax of US$31,500,000 or approximately RMB 211,500,000 for the 2021 fiscal year, the Sellers shall be entitled to receive 90% of Earnout 3 Shares. For the avoidance of doubt, the Earnout 1 Target shall be either US$35,000,000 or RMB$235,000,000, whichever is lower.

(d) Notwithstanding the foregoing, (i) if the closing sale price of Purchaser Common Stock is above US$15.00 for 60 days out of 90 consecutive trading days within twelve (12) months following the Closing, then the Sellers shall be entitled to receive the Earnout 1 Shares; (ii) if the closing sale price of Purchaser Common Stock is above US$20.00 for 60 days out of 90 consecutive trading days between the 13th month and 24th month following the Closing, then the Sellers shall be entitled to receive the Earnout 2 Shares; or (iii) if the closing sale price of Purchaser Common Stock is above US$25.00 for 60 days out of 90 consecutive trading days between the 25th month and 36th month following the Closing, then the Sellers shall be entitled to receive the Earnout 3 Shares.

(e) Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate Earnout Shares issuable hereunder exceed a number of shares of Purchaser Common Stock equal to US$90,000,000, divided by US$10.00.

(f) All share and per share amounts in this Section 3.3 shall be appropriately adjusted to reflect splits, share dividends and similar events subsequent to the Closing Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Purchaser simultaneously with the execution of this Agreement (the “Company Disclosure Schedules”) or the information contained in the Proxy Statement relating to the Company, the Company hereby represents and warrants to Purchaser that each of the following representations and warranties are true, correct and complete as of the date of this Agreement:

4.1 Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the Cayman Islands and the Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they were formed (the Company and the Subsidiaries, collectively, the “Company Group”). Each member of the Company Group has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business, in each case, as presently conducted in all material respects. Each member of the Company Group is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Company Material Adverse Effect. The Company Group has offices located only at the addresses set forth on Schedule 4.1.

4.2 Authorization. The execution, delivery and performance by the Company of this Agreement and the Additional Agreements and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3 Governmental Authorization. Neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Governmental Authority (each such approval, a “Governmental Approval”) other than (a) the approvals listed on Schedule 4.3, and (b) where failure to obtain such consent, approval, license or take any such action or, would not reasonably be expected to have, individual or in the aggregate, a Company Material Adverse Effect.

4.4 Non-Contravention. Except as set forth on Schedule 4.4, none of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements does or will (a) contravene or conflict with the organizational or constitutive documents of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company Group, (c) except for the Contracts listed on Schedule 4.10 requiring Company Consents (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company Group are entitled under any provision of any Permit, Contract or other instrument or obligation binding upon the Company Group or by which any of the Company Capital Stock or any of the Company’s assets is or may be bound or any Permit, (d) result in the creation or imposition of any Lien on any of the Company Capital Stock or any of the Company Group’s assets, (e) cause a loss of any material benefit relating to the Business to which the Company Group are entitled under any provision of any Permit or Contract binding upon the Company Group, or (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Party’s assets.

4.5 Capitalization. The Company has an authorized capitalization consisting of 500,000,000 ordinary shares, US$0.0001 par value per share (the “Company Common Stock,” or the “Company Capital Stock”) of which 100,000 shares of Company Common Stock are issued and outstanding as of the date hereof. No Company Capital Stock is held in its treasury. All of the issued and outstanding Company Capital Stock has been duly authorized and validly issued and will be fully paid and non-assessable at the Closing and has not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding Company Capital Stock is owned (and always has been owned) of record and beneficially by the Sellers. The only shares of Company Common Stock that will be outstanding immediately after the Closing will be the Company Capital Stock owned by the Purchaser. No other class of capital stock of the Company is authorized or outstanding. Except as set forth on Schedule 4.5, there are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock of the Company, or (b) to the knowledge of the Company, agreements with respect to any of the Company Capital Stock, including any voting trust, other voting agreement or proxy with respect thereto.

4.6 Charter Documents. Copies of the Organizational Documents of each member of the Company Group have heretofore been made available to Purchaser, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. No member of the Company Group has taken any action in violation or derogation of its Organizational Documents such that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

4.7 Corporate Records. All proceedings occurring since June 30, 2019 of the board of directors, including committees thereof, and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company Group. The stock ledgers and stock transfer books of the Company Group are complete and accurate. The stock ledgers and stock transfer books and minute book records of the Company relating to all issuances and transfers of stock by the Company Group, and all proceedings of the board of directors, including committees thereof, and stockholders of the Company Group since June 30, 2019, have been made available to Purchaser, and are the original stock ledgers and stock transfer books and minute book records of the Company Group or true, correct and complete copies thereof.

4.8 Assumed Names. Schedule 4.8 is a complete and correct list of all assumed or “doing business as” names currently or, within five (5) years prior to the date of this Agreement used by the Company Group, including names on any websites. Since June 30, 2019, none of the Company Group has used any name other than the names listed on Schedule 4.8 to conduct the Business. The Company Group has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself, except where such failure has not had and would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

4.9 Subsidiaries.

(a) Schedule 4.9(a) sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof. Other than the VIE Entities or as set forth in the VIE Contracts (as defined below), as the case may be, (i) all of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents); (ii) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary; (iii) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests in or of any Subsidiary of the Company; (iv) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company; (v) except as set forth on Schedule 4.9(a), no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (vi) except for the equity interests of the Subsidiaries listed on Schedule 4.9(a), the Company does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, or otherwise Control, any Person; (vii) none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement, and (viii) there are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) Scienjoy HK is the legal and beneficial owner of one hundred percent (100%) of the issued and outstanding equity interests of the WFOE. There are no outstanding options, warrants, rights (including conversion rights, preemptive rights, rights of first refusal or similar rights) or agreements to purchase or acquire any equity interest, or any securities convertible into or exchangeable for an equity interest, of the WFOE. The WFOE is a party to certain variable interest entity contracts with Zhihui Qiyuan, and the registered shareholders of Zhihui Qiyuan (the “VIE Shareholders”), which are set forth on Schedule 4.9(b) (the “VIE Contracts”), pursuant to which the profits of each VIE Entity are payable to the WFOE directly or indirectly, and each VIE Entity is contractually controlled directly or indirectly by the WFOE. The WFOE is a wholly foreign-owned enterprise registered in Beijing, China.

(c) The capital and organizational structure of each Subsidiary organized or registered in the PRC (each, a “PRC Subsidiary”) are valid and in full compliance with the applicable PRC Laws, other than as would not reasonably be expected to have a Company Material Effect. The registered capital of each PRC Subsidiary has been fully paid up in accordance with the schedule of payment stipulated in its articles of association, approval documents, certificates of approval and legal person business license (collectively, the “PRC Establishment Documents”) and in compliance with applicable PRC Laws,. The Establishment Documents of each PRC Subsidiary has been duly approved and filed in accordance with the laws of the PRC and are valid and enforceable. The business scope specified in the PRC Establishment Documents of the PRC Subsidiary complies in all material respects with the requirements of all applicable PRC Laws, and the operation and conduct of business by, and the term of operation of the PRC Subsidiary in accordance with the PRC Establishment Documents is in compliance in all material respects with applicable PRC Laws.

4.10 Consents. The Contracts listed on Schedule 4.10 are the only Contracts binding upon the Company or by which any of the Company Capital Stock or any of the Company’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

4.11 Financial Statements.

(a) Schedule 4.11 includes (i) the unaudited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2018, 2017 and 2016 consisting of the unaudited consolidated balance sheet as of such date, the unaudited consolidated income statement for the twelve (12) month period ended on such date, and the unaudited consolidated cash flow statement for the twelve (12) month period ended on such date and (ii) unaudited financial statements from January 1, 2019 through June 30, 2019 (collectively, the “Financial Statements” and the unaudited consolidated balance sheet as of June 30, 2019 included therein, the “Balance Sheet”).

(b) The Financial Statements are complete and accurate and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein in conformity with U.S. GAAP. The Financial Statements (i) were prepared from the Books and Records of the Company; (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all liabilities for all material Taxes applicable to the Company with respect to the periods then ended.

(c) Except as specifically disclosed, reflected or fully reserved against on the Balance Sheet, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the Balance Sheet, there are no material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Company. All debts and liabilities, fixed or contingent, which should be included under U.S. GAAP on the Balance Sheet are included therein.

(d) The Balance Sheet included in the Financial Statements accurately reflects the outstanding Indebtedness of the Company as of the date thereof. Except as set forth on Schedule 4.11, the Company does not have any Indebtedness.

(e) All financial projections delivered by or on behalf of the Company to Purchaser with respect to the Business were prepared in good faith using assumptions that the Company believes to be reasonable and the Company is not aware of the existence of any fact or occurrence of any circumstances that is reasonably likely to have a Company Material Adverse Effect.

4.12 Books and Records. All Contracts, documents, and other papers or copies thereof delivered to Purchaser by or on behalf of the Company are accurate, complete, and authentic.

(a) The Books and Records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i) transactions are executed only in accordance with the respective management’s authorization;

(ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by U.S. GAAP;

(iii) access to assets is permitted only in accordance with the respective management’s authorization; and

(iv) recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(b) All accounts, books and ledgers of the Company have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as disclosed on Schedule 4.12(b), the Company does not have any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company and which is not located at the relevant office.

4.13 Absence of Certain Changes. Since the Balance Sheet date, the Company Group has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on Schedule 4.13, since the Balance Sheet date, there has not been:

(a) any Company Material Adverse Effect;

(b) any transaction, Contract or other instrument entered into, or commitment made, by the Company Group relating to the Business, or any of the Company Group’s assets (including the acquisition or disposition of any assets) or any relinquishment by the Company of any Contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent in all respects, including kind and amount, with past practices and those contemplated by this Agreement;

(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests in the Company Group; (ii) any issuance by the Company of shares of capital stock or other equity interests in the Company Group, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company of any outstanding shares of capital stock or other equity interests;

(d) (i) any creation or other incurrence of any Lien (other than Permitted Liens) on the Company Capital Stock or any of the Company Group’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company, in each case, other than in ordinary course of business consistent with past practice;

(e) any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect;

(f) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group, which employees were not subject to a collective bargaining agreement at the Balance Sheet date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company Group;

(g) any sale, transfer, lease to others or otherwise disposition of any of its assets by the Company Group except for inventory, licenses and services sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

(h) (i) any amendment to or termination of any Material Contract, (ii) any amendment to any material license or material permit from any Authority held by the Company Group, (iii) any receipt of any notice of termination of any of the items referenced in (i) and (ii); and (iv) a material default by the Company Group under any Material Contract, or any material license or material permit from any Authority held by the Company, other than, in the case of each of the clauses (i) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(i) any capital expenditure by the Company Group in excess in any fiscal month of an aggregate of $3,000,000 or entering into any lease of capital equipment or property under which the annual lease charges exceed $3,000,000 in the aggregate by the Company Group

(j) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company Group or its property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect;

(k) any loan of any monies to any Person or guarantee of any obligations of any Person by the Company Group, in excess of $1,000,000, other than accounts payable and accrued liabilities in the ordinary course of business consistent with past business;

(l) except as required by U.S. GAAP, any change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of the Company or any revaluation of any of the assets of the Company;

(m) any amendment to the Company Group’s Organizational Documents, or any engagement by the Company in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(n) any acquisition of assets (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or business of any Person, other than as would not reasonably be expected to have, individually or in the aggregate, the Company Adverse Effect;

(o) any material Tax election made by the Company Group outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company Group; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company; any annual Tax accounting period changed by the Company Group; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by the Company Group; or any right to claim a material Tax refund surrendered by the Company Group; or

(p) any commitment or agreement to do any of the foregoing.

Since the Balance Sheet date through and including the date hereof, the Company has not taken any action nor has any event occurred which would have violated the covenants of the Company set forth in Section 7.1 herein if such action had been taken or such event had occurred between the date hereof and the Closing Date.

4.14 Properties; Title to the Company’s Assets.

(a) Except as set forth on Schedule 4.14(a) or would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto.

(b) All of the Tangible Personal Property is located at the office of the Company.

(c) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company Group has good, valid and marketable title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Balance Sheet or acquired after July 1, 2019. Except as set forth on Schedule 4.14(c), no such asset is subject to any Liens other than Permitted Liens. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company Group’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company Group to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

4.15 Litigation. Except as set forth on Schedule 4.15, there is no Action (or any basis therefore) pending against, or to the best knowledge of the Company threatened against or affecting, the Company Group, any of its officers or directors, the Business, or any Company Capital Stock or any of the Company’s assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Company that would, individually or in the aggregate, reasonably to be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement. The Company is not, and has not been in the past five (5) years, subject to any proceeding with any Authority, other than as would not reasonably be expected to have, individually or in the aggregate, the Company Adverse Effect.

4.16 Contracts.

(a) Schedule 4.16(a) lists all material Contracts, oral or written (collectively, “Material Contracts”) to which the Company Group is a party, and which are currently in effect and constitute the following:

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $1,000,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $1,000,000 annually;

(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company or other Person, under which the Company Group (A) has continuing obligations for payment of annual compensation of at least $1,000,000 (other than oral arrangements for at-will employment), (B) has severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

(iv) all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which the Company Group is a party;

(v) all Contracts relating to any acquisitions or dispositions of assets by the Company Group;

(vi) all Contracts for material licensing agreements, including Contracts licensing Intellectual Property Rights, other than “shrink wrap” licenses;

(vii) all Contracts relating to secrecy, confidentiality and nondisclosure agreements restricting the conduct of the Company or substantially limiting the freedom of the Company Group to compete in any line of business or with any Person or in any geographic area;

(viii) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company Group;

(ix) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(x) all Contracts with or pertaining to the Company Group to which any 10% stockholder of the Company is a party;

(xi) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company Group holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of $100,000 per month;

(xii) all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit;

(xiii) any Contract relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company (other than the Organizational Documents of the Company);

(xiv) any Contract not cancellable by the Company Group with no more than 60 days’ notice if the effect of such cancellation would result in monetary penalty to the Company in excess of $3,000,000 per the terms of such contract;

(xv) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company is a party; and

(xvi) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.

(b) Except as set for the on Schedule 4.16(b), each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company nor, to the Company’s best knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. Except as set for the on Schedule 4.16(b), the Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the Company Group’s assets. Except as set forth on Schedule 4.16(b), no Contract (i) requires the Company Group to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (ii) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to Purchaser or any of its Affiliates. The Company Group previously provided to Purchaser true and correct (A) fully executed copies of each written Material Contract and (B) written summaries of each oral Material Contract.

(c) Except as set forth on Schedule 4.16(c), none of the execution, delivery or performance by the Company of this Agreement or Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or to a loss of any material benefit to which the Company is entitled under any provision of any Material Contract.

(d) Except as set for the on Schedule 4.16(d), the Company Group is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

4.17 Licenses and Permits. Schedule 4.17 correctly lists each license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Except as indicated on Schedule 4.17, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related Third Party Consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company Group has all Permits necessary to operate the Business, except for the failure to have, individually or in the aggregate, any Permits that would not be reasonably expected to have a Company Material Adverse Effect.

4.18 Compliance with Laws. Except as set forth on Schedule 4.18(a), the Company Group is not in violation of, has not violated, and to the Company’s best knowledge, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and within the last 24 months the Company has not received any subpoenas by any Authority.

(a) Without limiting the foregoing paragraph, the Company Group is not in violation of, has not violated, and to the Company’s best knowledge is not under investigation with respect to nor has been threatened or charged with or given notice of any violation of any provisions of:

(i) any Law applicable due to the specific nature of the Business;

(ii) the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”);

(iii) any comparable or similar Law of any jurisdiction; or

(iv) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

(b) Except as set forth on Schedule 4.18(a), no permit, license or registration is required by the Company in the conduct of the Business under any of the Laws described in this Section 4.18.

(c) The WFOE has complied in all material respects with all applicable PRC Laws in connection with foreign exchange.

4.19 Intellectual Property.

(a) Schedule 4.19 sets forth a true, correct and complete list of all Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right.

(b) Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement) the Company has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of the Company.

(c) The current use by the Company Group of the Intellectual Property Rights does not infringe, and the use by the Company Group of the Intellectual Property Rights after the closing will not infringe, the rights of any other Person. Any Intellectual Property Rights used by the Company Group in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned by the Company Group and no client, customer or other third-party has any claim of ownership on the Intellectual Property Rights.

(d) Except as disclosed on Schedule 4.19(d), all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company Group or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company Group is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company Group (or such predecessor in interest, as applicable) all right, title and interest in such material.

(e) None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company Group is a party or the consummation by the Company of the transactions contemplated hereby or thereby will cause any material item of Intellectual Property Rights owned, licensed, used or held for use by the Company Group immediately prior to the Closing to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closing.

(f) The Company Group has taken reasonable measures to safeguard and maintain the confidentiality and value of all trade secrets and other items of Company Intellectual Property that are confidential and all other confidential information, data and materials licensed by the Company or otherwise used in the operation of the Business.

4.20 Customers and Suppliers.

(a) Schedule 4.20(a) sets forth a list of the Company Group’s ten (10) largest customers and the ten (10) largest suppliers of goods or services as measured by the dollar amount of purchases therefrom or thereby, for the Company’s December 31, 2018 fiscal year and for the first six months of the Company’s December 31, 2019 fiscal year, showing the approximate total sales by the Company Group to each such customer and the approximate total purchases by the Company Group from each such supplier, during each such period.

(b) Except as indicated on Schedule 4.20(b), to the actual knowledge of the Company, no supplier listed on Schedule 4.20(a) has (i) terminated its relationship with the Company Group, (ii) materially reduced its business with the Company Group or materially and adversely modified its relationship with the Company Group, (iii) notified the Company Group in writing of its intention to take any such action, or (iv) to the Knowledge of the Company, become insolvent or subject to bankruptcy proceedings.

4.21 Accounts Receivable and Payable; Loans.

(a) All accounts receivable and notes of the Company reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company in the ordinary course of business consistent with past practice. The accounts payable of the Company reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) To the best of the Company’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note that could reasonably result in a Material Adverse Effect. Except as set forth on Schedule 4.21(b), to the best knowledge of the Company, all accounts, receivables or notes are good and collectible in the ordinary course of business.

(c) The Financial Statements have consolidated any and all accounts, receivables or notes of the Company Group which are owed by any Affiliate of the Company. Except as set forth on Schedule 4.21(c) or in the ordinary course of business conducted by the Company Group, the Company Group is not indebted to any of its Affiliates and no Affiliates are indebted to the Company.

4.22 Pre-payments. Except as set forth on Schedule 4.22, the Company Group has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

4.23 Employees.

(a) Schedule 4.23(a) sets forth a true, correct and complete list of the ten (10) highest paid employees and independent contractors of the Company Group as of September 30, 2019, setting forth the name, title, current salary or compensation rate for each such person and total compensation (including bonuses) paid to each such person for the fiscal year ended December 31, 2018.

(b) Except as set forth on Schedule 4.23(b), the Company Group is not a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of the Company Group, non-competition agreement restricting the activities of the Company Group, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group.

(c) There are no pending or, to the knowledge of the Company Group, threatened claims or proceedings against the Company Group under any worker’s compensation policy or long-term disability policy.

(d) Except as would not have a Company Material Adverse Effect, the Company Group has properly classified all of its employees as exempt or non-exempt.

4.24 Employment Matters.

(a) Schedule 4.24(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company Group now in effect or under which the Company Group has or might have any obligation, or any understanding between the Company Group and any employee concerning the terms of such employee’s employment that does not apply to the Company Group’s employees generally (collectively, “Labor Agreements”). The Company has previously delivered to Purchaser true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company Group, and complete and correct information concerning the Company Group’s employees.

(b) Except as disclosed on Schedule 4.24(b):

(i) to the best knowledge of the Company, no employee of the Company Group, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(ii) the Company Group is not a party to any collective bargaining agreement, does not have any material labor relations problems, and there is no pending representation question or union organizing activity respecting employees of the Company Group.

4.25 Withholding. Except as disclosed on Schedule 4.25, all obligations of the Company Group applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company Group to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. Except as disclosed on Schedule 4.25, all reasonably anticipated obligations of the Company Group with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company Group prior to the Closing Date.

4.26 Employee Benefits and Compensation. The Company Group does not have any “employee benefit plan”, bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by the Company at any time during the 7-calendar year period immediately preceding the date hereof and/or with respect to which the Company could incur or could have incurred any direct or indirect, fixed or contingent liability (each a “Plan” and collectively, the “Plans”).

4.27 Real Property.

(a) Except as set forth on Schedule 4.27, the Company Group does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Company Group has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 4.27, free and clear of all Liens. The Company Group has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company Group or served upon the Company Group claiming any violation of any local zoning ordinance.

(b) With respect to the Lease: (i) it is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no default or event of default thereunder by the Company Group or, to the Company’s knowledge, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company Group thereunder; and (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company Group holds the leasehold estate on the Lease, free and clear of all Liens except for the Liens of mortgagees of the Real Property in which such leasehold estate is located. The Real Property leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Properties. The Company Group is in physical possession and actual and exclusive occupation of the whole of the leased property, none of which is subleased or assigned to another Person. The Lease leases all useable square footage of the premise located at the leased Real Property. The Company Group does not owe any brokerage commission with respect to any Real Property.

4.28 Accounts. Schedule 4.28 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of the Company Group, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

4.29 Tax Matters.

(a) (i) The Company has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) except as set forth on Schedule 4.29, all such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Action, pending or proposed or, to the best knowledge of the Company, threatened, with respect to Taxes of the Company or for which a Lien may be imposed upon any of the Company’s assets and, to the best of the Company’s knowledge, no basis exists therefor; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Company for which a Lien may be imposed on any of the Company’s assets has been waived or extended, which waiver or extension is in effect; (vi) the Company has complied in all material respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company; (vii) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the securities to Purchaser pursuant to this Agreement or otherwise with respect to or as a result of any transaction contemplated by this Agreement; (viii) none of the assets of the Company is required to be treated as owned by another Person for income Tax purposes; (ix) there is no Lien for Taxes upon any of the assets of the Company; (x) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement, with respect to the Company Group; (xi) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any Tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction; (xii) the Company has provided to Purchaser true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after December 31, 2018; (xiii) there is no outstanding power of attorney from the Company Group authorizing anyone to act on behalf of the Company Group in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company Group; (xiv) the Company Group is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xv) the Company Group is not currently and has never been included in any consolidated, combined or unitary Tax Return; (xvi) to the knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company Group with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company Group for any other period; (xvii) the Company has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) The unpaid Taxes of the Company Group (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

4.30 Environmental Laws.

(a) Except as set forth in Schedule 4.30, the Company Group has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The Company has delivered to Purchaser all material records in its possession concerning the Hazardous Materials Activities of the Company Group and all environmental audits and environmental assessments in the possession or control of the Company Group of any facility currently owned, leased or used by the Company Group which identifies the potential for any violations of Environmental Law or the presence of Hazardous Materials on any property currently owned, leased or used by the Company Group.

(c) Except as set forth on Schedule 4.30(c), there are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company Group such as could give rise to any material liability or corrective or remedial obligation of the Company Group under any Environmental Laws.

4.31 Finders’ Fees. Except as set forth on Schedule 4.31, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company Group or any of Affiliates who might be entitled to any fee or commission from Purchaser or any of its Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

4.32 Powers of Attorney and Suretyships. Except as set forth on Schedule 4.32, the Company Group does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

4.33 Directors and Officers. Schedule 4.33 sets forth a true, correct and complete list of all directors and officers of the Company.

4.34 Certain Business Practices. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company Group, nor any director, officer, agent or employee of the Company Group (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company Group, nor any director, officer, agent or employee of the Company Group (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company Group) has, since October 1, 2016, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company Group or assist the Company Group in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had a Company Material Adverse Effect, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company that could reasonably be expected to subject the Company to suit or penalty in any private or governmental litigation or proceeding.

4.35 Money Laundering Laws. The operations of the Company Group are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”), and no Action involving the Company Group with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.36 Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

4.37 Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Company Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Purchaser or its Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with Purchaser’s due diligence review contains any untrue statement of a material fact. To the knowledge of the Company, the Company Group has provided Purchaser with all requested material information regarding the Business.

4.38 No Other Representations and Warranties. Except as provided in this Article IV and the statement contained in the Company Disclosure Schedule, neither the Company, the Sellers, or any Affiliates of the Company or the Sellers, nor any of their respective directors, managers, officers, employees, equity holders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Purchaser or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Purchaser.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company that:

5.1 Corporate Existence and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

5.2 Corporate Authorization. The execution, delivery and performance by Purchaser of this Agreement and the Additional Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby are within the corporate powers of Purchaser and have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and it constitutes, and upon its execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of Purchaser, enforceable against them in accordance with its terms. The affirmative vote of holders of (i) a majority of the outstanding shares of Purchaser Common Stock, to approve the proposals to be set forth in the Proxy Statement and (ii) a majority of the outstanding shares of Purchaser Common Stock to approve the adoption of the Amended Charter, at the Purchaser Shareholder Meeting in accordance with applicable Law are required prior to the Closing.

5.3 Governmental Authorization. Other than as contemplated by the Proxy Statement (as described in Section 7.5 hereof) and any Governmental Approval required for purpose of Section 7.10 hereof, neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Governmental Authority requiring a consent, approval, authorization, order or other action of or filing with any Governmental Authority as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby.

5.4 Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement do not and will not (i) provide that holders of fewer than the number of shares of Purchaser Common Stock specified in the Purchaser’s Organizational Documents exercise its redemption rights with respect to such transaction, contravene or conflict with the organizational or constitutive documents of Purchaser, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon Purchaser.

5.5 Finders’ Fees. Except for the Deferred Underwriting Amount and except as set forth on Schedule 5.5, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser or its Affiliates who might be entitled to any fee or commission from the Company, or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6 Issuance of Shares. The Closing Payment Shares and any Purchaser Common Stock issued pursuant to Section 3.2 or Section 9.9 (if applicable), when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable, free and clear of any Liens and not subject to or issued in violation of any right of any third party pursuant to any contract to which Purchaser is bound, applicable Law or the Purchaser’s Organizational Documents.

5.7 Capitalization.

(a) Purchaser is authorized to issue an unlimited number of shares of a single class each with no par value, of which 7,457,500 shares of Purchaser Common Stock are issued and outstanding as of the date hereof. 431,250 shares of Purchaser Common Stock are reserved for issuance upon the exercise of the Purchaser Units underlying the Purchaser UPO, 3,612,000 shares of Purchaser Common Stock are reserved for issuance with respect to the Purchaser Warrants and Purchaser Rights. No other shares of capital stock or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of British Virgin Islands Law, the Purchaser’s Organizational Documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s Organizational Documents and Purchaser SEC Documents, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser Common Stock or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) Except as set forth in the Purchaser SEC Documents and except as otherwise provided in this Agreement or consented to in writing by the Company, the Purchaser has no convertible securities, exchangeable securities, warrants, options or other rights outstanding that, pursuant to their terms, as a result of the consummation of the transactions contemplated hereby, will become convertible, exchangeable or exercisable of any shares, warrants, options or other securities of Purchaser.

5.8 Information Supplied. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Purchaser’s stockholders with respect to the solicitation of proxies to approve the Transaction will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Purchaser or that is included in the Purchaser SEC Documents). No material information provided by the Purchaser to the Company or the Sellers in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby (including but not limited to the Purchaser public filings, as of the respective dates of their submission to the SEC), contained or contains (as applicable) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

5.9 Litigation. There is no Action (or any basis therefore) pending against, or to the knowledge of the Purchaser threatened against or affecting, the Purchaser, any of its officers or directors, or any Purchaser Common Stock before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements or that, individually or in the aggregate, would be material to the Purchaser. There are no outstanding judgments against the Purchaser. Purchaser is not, and has not previously been, subject to any legal proceeding with any Authority.

5.10 Trust Fund. As of the date of this Agreement, Purchaser has at least $57,500,000 in the trust fund established by Purchaser for the benefit of its public stockholders (the “Trust Fund”) in a trust account at Morgan Stanley in the United States (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of February 5, 2019, between Purchaser and the Trustee (the “Trust Agreement”). The Purchaser has not amended, waived or otherwise changed and will not amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser.

5.11 Listing. The Purchaser Common Stock is listed on the Nasdaq Capital Market, with trading tickets HHHH.

5.12 Reporting Company. The Purchaser is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Purchaser Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act.

5.13 No Market Manipulation. Neither the Purchaser nor its Affiliates have taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Purchaser Common stock to facilitate the sale or resale of the Purchaser Common Stocks or affect the price at which the Purchaser Common Stocks may be issued or resold; provided, however, that this provision shall not prevent the Purchaser from engaging in investor relations or public relations activities consistent with past practices.

5.14 Sarbanes-Oxley Act. The Purchaser is in compliance with applicable requirements of the United States Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

5.15 Investment Company. The Purchaser is not an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

5.16 Board Approval. The Purchaser Board (including any required committee or subgroup of such board) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders of Purchaser and (iii) determined that the transactions contemplated hereby constitutes a Business Combination.

5.17 Purchaser SEC Documents and Financial Statements.

(a) Purchaser has timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Purchaser with the SEC since Purchaser’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will timely file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Purchaser SEC Documents”). Purchaser has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Purchaser’s Annual Reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (ii) Purchaser’s Quarterly Reports on Form 10-Q for each fiscal quarter of Purchaser beginning with the first quarter Purchaser was required to file such a form (iii) all proxy statements relating to Purchaser’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.17(a) filed by Purchaser with the SEC since Purchaser’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the (“Purchaser SEC Documents”). The Purchaser SEC Documents were, and the Additional Purchaser SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Purchaser SEC Documents did not, and the Additional Purchaser SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Purchaser SEC Document or Additional Purchaser SEC Document has been or is revised or superseded by a later filed Purchaser SEC Document or Additional Purchaser SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 5.17(a), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) The audited financial statements of the Purchaser (the “Purchaser Audited Financial Statements”) and unaudited interim financial statements of the Purchaser (together with the Purchaser Audited Financial Statements, the “Purchaser Financial Statements”) (including, in each case, the notes and schedules thereto) included in the Purchaser SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of the Purchaser as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

(c) Purchaser has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Purchaser is made known to the Purchaser’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To the Purchaser’s knowledge, such disclosure controls and procedures are effective in timely alerting the Purchaser’s principal executive officer and principal financial officer to material information required to be included in the Purchaser’s periodic reports required under the Exchange Act.

(d) Purchaser has established and maintained a system of internal controls. To the Purchaser’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Purchaser’s financial reporting and the preparation of the Purchaser’s financial statements for external purposes in accordance with U.S. GAAP.

(e) There are no outstanding loans or other extensions of credit made by the Purchaser to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Purchaser. The Purchaser has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f) The books of account, minute books and transfer ledgers and other similar books and records of the Purchaser have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(g) Except as otherwise noted in the Purchaser Financial Statements, the accounts and notes receivable of the Purchaser reflected in the Purchaser Financial Statements: (i) arose from bona fide transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim to which the Purchaser has been notified in writing as of the date hereof except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of the Purchaser or any of its subsidiaries as of the date hereof.

5.18 No Undisclosed Liabilities. Purchaser has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to Purchaser Financial Statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Purchaser, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the most recent Purchaser Financial Statements or in the notes to the most recent Purchaser Financial Statements, and (ii) such liabilities arising in the ordinary course of the Company’s business since the date of the most recent Purchaser Financial Statement, none of which, individually or in the aggregate, would have a Purchaser Material Adverse Effect taken as a whole.

5.19 Interested Party Transactions. No officer, director, employee, shareholder or holder of derivative securities (each an “Insider”) of the Purchaser or a member of his or her immediate family is indebted to the Purchaser, nor is the Purchaser indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary or fees for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Purchaser, (iii) for other employee benefits made generally available to all employees, if any, or (iv) for repayment of promissory notes the Company issued or will issue to the Insiders as disclosed in the Purchaser SEC Documents or the Additional Purchaser SEC Documents. To the knowledge of the Purchaser, no Insider of the Purchaser or a member of his or her immediate family is directly or indirectly a party to or has a material interest in any contract of the Purchaser (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Purchaser or such Person’s employment with, other services rendered to the Purchaser, or the contracts entered into with such Person for use in the Purchaser’s ordinary course of business).

5.20 Certain Business Practices. Except as would not reasonably be expected to have a Purchaser Material Adverse Effect, neither the Purchaser, nor any director, officer, agent or employee of the Purchaser (in their capacities as such) has (i) used any Purchaser group funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Purchaser, nor, to the knowledge of the Purchaser, any director, officer, agent or employee of the Purchaser (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Purchaser) has, since its formation, directly or indirectly, in connection with the business of the Purchaser group, given or agreed to give any gift or similar benefit in any amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist the Purchaser in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Purchaser and would reasonably be expected to subject the Purchaser to suit or penalty in any private or governmental litigation or proceeding.

5.21 Money Laundering Laws. The operations of the Purchaser are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Purchaser with respect to the Money Laundering Laws is pending or, to the knowledge of the Purchaser, threatened.

5.22 Business Activities. Since its incorporation, the Purchaser has not conducted any business activities other than activities directed toward completing a Business Combination. Except as set forth in the Purchaser’s Organizational Documents or discussed in the Purchaser’s SEC Documents, there is no agreement, commitment, or Order binding upon the Purchaser or to which the Purchaser is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Purchaser, any acquisition of property by the Purchaser or the conduct of business by the Purchaser as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to enter into and perform their obligations under this Agreement. The Purchaser does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

5.23 No Other Representations and Warranties. Except as provided in this Article V, neither the Purchaser or any of its Affiliates nor any of their respective directors, managers, officers, employees, equity holders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers severally and not jointly, each hereby represent and warrant to Purchaser that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

6.1 Ownership of Stock; Authority.

(a) The Seller has good and marketable title to the Company Common Stock, free and clear of any and all Liens.

(b) The Seller has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been, or at Closing will be, duly executed and delivered by the Seller and are, or upon their execution and delivery will be, valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

(c) Neither the execution and delivery by the Seller of any or all of the Agreement, nor the consummation by the Seller of the transactions contemplated thereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any instrument, contract, agreement or arrangement to which the Seller is a party or by which the Seller is bound, or (ii) result in the imposition of any Lien upon the Company Common Stock.

6.2 Approvals. Except as contemplated by this Agreement, no consent, approval, waiver, authorization or novation is required to be obtained by the Seller from, and no notice or filing is required to be given by the Seller to or made by the Seller with, any Authority or other Person in connection with the execution, delivery and performance by the Seller of this Agreement and the sale and transfer of the Company Common Stock.

6.3 Non-Contravention. The execution, delivery and performance by the Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (a) violate any provision of the Organizational Documents of the Seller or (b) violate or result in a breach of or constitute a default under any Law, judgment, injunction, Order, decree or other restriction of any Authority to which the Seller or the Company Common Stock, are subject.

6.4 Litigation and Claims. There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or, to the knowledge of the Seller, threatened, against the Seller, and the Seller is not subject to any Order, writ, judgment, award, injunction or decree of any Authority of competent jurisdiction or any arbitrator that would prevent consummation of the transactions contemplated hereby or materially impair the ability of the Seller to perform its obligations hereunder.

6.5 Investment Representations.

(a) The Seller is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Reg. D”) promulgated under the Act. The Seller acknowledges that Purchaser has the right to require evidence of its status as an accredited investor, if necessary.

(b) The Seller acknowledges that it has prior investment experience, including investments in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to evaluate the merits and risks of such an investment on its behalf, and the Seller represents that it understands the highly speculative nature of an investment in Purchaser Common Stock, which may result in the loss of the total amount of such investment.

(c) The Seller has adequate means of providing for the Seller’s current needs and possible personal contingencies, and the Seller has no need, and anticipates no need in the foreseeable future, for liquidity in the Seller’s investment in Purchaser Common Stock. The Seller is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the Seller is able to hold the Purchaser Common Stock for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the event such loss should occur.

(d) The Seller has not made an overall commitment to investments which are not readily marketable that are disproportionate to the Seller’s net worth, and the Seller’s investment in the Purchaser Common Stock will not cause such overall commitment to become excessive.

(e) Except as otherwise set forth in Article V, Purchaser has not and is not making any representations or warranties to the Seller or providing any advice or information to the Seller. The Seller acknowledges that it has retained its own professional advisors to evaluate the tax and other consequences of an investment in the Purchaser Common Stock.

(f) The Seller acknowledges that this offering of Purchaser Common Stock has not been reviewed by the SEC because this is intended to be a non-public offering pursuant to Section 4(2) of the Act and Rule 506 under Reg. D. The Purchaser Common Stock will be received by the Seller for investment and not for distribution or resale to others.

(g) The Seller understands and consents to the placement of a legend on any certificate or other document evidencing Purchaser Common Stock stating that such shares Purchaser Common Stock have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing Purchaser Common Stock shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by federal or state securities laws at the time of the issuance of the Purchaser Common Stock:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES (THE “ISSUER”) HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

ARTICLE VII
COVENANTS OF THE COMPANY AND PURCHASER PENDING CLOSING

Each of the Company and the Purchaser covenants and agrees that:

7.1 Conduct of the Business.

(a) From the date hereof through the Closing Date, each party shall conduct business only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of the other party, and shall use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without the other party’s prior written consent (which shall not be unreasonably withheld), neither party shall:

(i) amend, modify or supplement its certificate of incorporation and bylaws or other organizational or governing documents;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract or any other right or asset of the Company or Purchaser;

(iii) modify, amend or enter into any contract, agreement, lease, license or commitment, which (A) is with respect to Real Property, (B) extends for a term of one year or more or (C) obligates the payment of more than $3,000,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $3,000,000 (individually or in the aggregate);

(v) sell, lease, license or otherwise dispose of any of the Company Group’s or Purchaser’s assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein and (ii) sales of Inventory in the ordinary course consistent with past practice;

(vi) accept returns of products sold from Inventory except in the ordinary course, consistent with past practice;

(vii) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to any stockholder (other than, in the case of any stockholder that is an employee, payments of salary accrued in said period at the current salary rate;

(viii) authorize any salary increase of more than 20% for any employee making an annual salary equal to or greater than $200,000 or in excess of $500,000 in the aggregate on an annual basis or change the bonus or profit sharing policies of the Company or the Purchaser;

(ix) obtain or incur any loan or other Indebtedness, including drawings under the Company’s or the Purchaser’s existing lines of credit, in excess of $3,000,000, other than accounts payable and accrued liabilities in the ordinary course of business consistent with past business;

(x) suffer or incur any Lien, except for Permitted Liens, on the Company’s or the Purchaser’s assets;

(xi) suffer any damage, destruction or loss of property related to any of the Company’s or the Purchaser’s assets, whether or not covered by insurance the aggregate value of which, following any available insurance reimbursement, exceed $3,000,000;

(xii) delay, accelerate or cancel any receivables or Indebtedness owed to the Company or the Purchaser or write off or make further reserves against the same;

(xiii) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xiv) suffer any insurance policy protecting any of the Company’s or the Purchaser’s assets to lapse;

(xv) amend any of its employee plans or fail to continue to make timely contributions thereto in accordance with the terms thereof;

(xvi) make any change in its accounting principles or methods or write down the value of any Inventory or assets;

(xvii) change the place of business or jurisdiction of organization;

(xviii) extend any loans other than travel or other expense advances to employees in the ordinary course of business not to exceed $100,000.00 individually or $1,000,000.00 in the aggregate;

(xix) issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock;

(xx) effect or agree to any change in any practices or terms, including payment terms, with respect to customers or suppliers;

(xxi) make or change any material Tax election or change any annual Tax accounting periods; or

(xxii) agree to do any of the foregoing.

(b) From the date hereof through the Closing Date, the Purchaser shall remain a “blank check company” as defined in Rule 419 under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, through the Closing Date, other than in connection with the transactions contemplated by this Agreement without the other party’s prior written consent (which shall not be unreasonably withheld), the Purchaser shall not, and shall cause its Subsidiaries to not amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser.

(c) Neither party shall (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

(d) From the date hereof through the earlier of (x) termination of this Agreement in accordance with Article XIII and (y) the Closing, other than in connection with the transactions contemplated hereby, neither the Company Group, on the one hand, nor the Purchaser, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company Group or the Purchaser (other than the transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person or any class or series of the capital stock or other equity interests of the Company Group or the Purchaser in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company Group or the Purchaser or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt) advise the other parties to this Agreement orally and in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal. The Company and the Purchaser shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

7.2 Access to Information. From the date hereof until and including the Closing Date, the Company and the Purchaser shall, to the best of their ability, (a) continue to give the other party, its legal counsel and other representatives full access to the offices, properties and, Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company and the Purchaser as such Persons may request and (c) cause the employees, legal counsel, accountants and representatives to cooperate with the other party in its investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Purchaser and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company.

7.3 Notices of Certain Events. Each party shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Purchaser, post-Closing) to any such Person or create any Lien on any Company Capital Stock or capital stock of the Purchaser or any of the Company’s or the Purchaser’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or threatened against, relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Company Material Adverse Change or a Purchaser Material Adverse Effect; and

(e) the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by such party to be false or misleading in any respect or to omit or fail to state a material fact.

7.4 Annual and Interim Financial Statements. From the date hereof through the Closing Date, within forty (45) calendar days following the end of each three-month quarterly period, the Company shall deliver to Purchaser an unaudited consolidated summary of its earnings and an unaudited consolidated balance sheet for the period from the Balance Sheet date through the end of such quarterly period and the applicable comparative period in the preceding fiscal year. The Company shall also promptly deliver to Purchaser copies of any audited consolidated financial statements of the Company that the Company’s certified public accountants may issue.

7.5 Proxy Statement; Purchaser Special Meeting.

(a) Promptly after the receipt by the Purchaser from the Company of all financial and other information relating to the Company required for inclusion therein, the Purchaser and the Company shall prepare and the Purchaser shall file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Purchaser Common Stock to, among other things, vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby (“Purchaser Stockholder Approval”) at a meeting of holders of Purchaser Common Stock to be called and held for such purpose (the “Purchaser Special Meeting”). Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting proxies from holders of Purchaser Common Stock for the matters to be acted upon at the Purchaser Special Meeting (the “Proxy Statement”), which shall be filed with the SEC on Schedule 14A. The Company and its counsel and the Purchaser and its counsel shall be given an opportunity to review and comment on the and Proxy Statement prior to its filing with the SEC. The Purchaser and the Company shall promptly respond to any SEC comments on the Proxy Statement. The Purchaser and the Company shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

(b) The Company shall, as promptly as reasonably practicable, provide the Purchaser with all reasonable information concerning the business of the Company Group and the management, operations and financial condition of the Company Group as is required by the SEC for inclusion in the Proxy Statement (“Company Information”), including, all financial statements required by relevant securities laws and regulations (the “Required Financial Statements”), which shall be prepared under such accounting principles and for such periods as required by the forms, rules and regulations of the SEC or as requested by the SEC in connection with its review of the Proxy Statement or any Other Filing (as defined below). Subject to the Company’s review and approval of the Proxy Statement, including the Company Information included therein, the Company acknowledges and agrees that Company Information (including the Required Financial Statements), or summaries thereof or extracts therefrom, may be included in the Proxy Statement and any other filings required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws (“Other Filings”). In connection therewith, the Company shall instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company Group to reasonably cooperate with Purchaser as relevant if required in connection with the foregoing. The Purchaser agrees to provide the Company with a reasonable opportunity to review the Proxy Statement and any Other Filing and to not file the Proxy Statement or any Other Filing without the Company’s approval (such approval not to be unreasonably withheld, conditioned or delayed).

(c) As soon as practicable following the filing of the definitive Proxy Statement, the Purchaser shall distribute the Proxy Statement to the holders of Purchaser Common Stock and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with its Organizational Documents and the laws of the British Virgin Islands and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the stockholders of the Purchaser for approval or adoption at the Purchaser Special Meeting, including, without limitation, the matters described in Section 7.5(a).

(d) The Purchaser and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable Laws of the British Virgin Islands and other applicable corporate Law in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder and the calling and holding of the Purchaser Special Meeting. Without limiting the foregoing, the Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Proxy Statement will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Purchaser Common Stock or at the time of the Purchaser Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading. If at any time prior to Closing, a change in the Company Information, Required Financial Statements or other financial information, which would make the preceding sentence incorrect, should be discovered by the Company, it shall promptly notify the Purchaser of such change. The Purchaser represents and warrants that the information relating to the Purchaser supplied by it for inclusion in the Proxy Statement will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Purchaser Common Stock or at the time of the Purchaser Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(e) The Purchaser, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Purchaser Common Stock vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby, and shall otherwise use its commercially reasonable efforts to obtain the Purchaser Stockholder Approval.

7.6 Financial Information. The Company will provide additional financial information as required by any Law or Governmental Authority for inclusion in any filings to be made by the Purchaser with the SEC. If requested by the Company’s auditors, such information must be reviewed or audited by the Company’s auditors.

7.7 Trust Account. The Company acknowledges that the Purchaser shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and for the payment of (i) all amounts payable to holders of Purchaser Securities who shall have validly redeemed their Purchaser Securities upon acceptance by the Purchaser of such Purchaser Securities (the “Purchaser Securities Redemptions”), (ii) the expenses to the third parties to which they are owed in an amount not to exceed $500,000, (iii) the Deferred Underwriting Amount to the underwriter in the IPO and (iv) the remaining monies in the Trust Account to Purchaser.

7.8 Employees of the Company and the Manager. Schedule 7.8 lists those employees designated by the Company as key personnel of the Company (the “Key Personnel”). The Company shall use commercially reasonable efforts to enter into Labor Agreements with each of its employees to the extent required by law prior to the Closing Date.

7.9 Form 8-K; Press Releases.

(a) Within four (4) business days following the execution of this Agreement, Purchaser will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, which the Company may review and comment upon prior to filing. Promptly after the execution of this Agreement, Purchaser and the Company shall also issue a joint press release announcing the execution of this Agreement.

(b) Prior to the Closing, the Purchaser and the Company shall prepare a mutually agreeable press release announcing the consummation of the Share Exchange (the “Closing Press Release”). Concurrently with the Closing, the Purchaser shall distribute the Closing Press Release, and as soon as practicable thereafter, file Form 8-K with the SEC.

7.10 Nasdaq Matters. The Purchaser shall (a) take all actions necessary to maintain its listing on Nasdaq, and (b) the additional listing application for the Closing Payment Shares shall be approved by Nasdaq.

7.11 Section 16 of the Exchange Act. Prior to the Closing, the board of directors of the Purchaser, or an appropriate committee thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC relating to Rule 16b-3(d) under the Exchange Act, such that the acquisition of Purchaser Common Stock pursuant to this Agreement by any officer or director of the Company who is expected to become a “covered person” of the Purchaser for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) shall be exempt acquisitions for purposes of Section 16.

ARTICLE VIII
COVENANTS OF THE COMPANY

The Company agrees that:

8.1 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company Group shall duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

8.2 Reasonably Best Efforts to Obtain Consents. The Company shall use its reasonably best efforts to obtain each Third Party Consent as promptly as practicable hereafter.

ARTICLE IX
COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

9.1 Reasonably Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its reasonably best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and in the case of the Company, as reasonably requested by Purchaser, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

9.2 Tax Matters.

(a) The Sellers shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis (taking into account valid extensions of time to file) all Tax Returns of the Company required to be filed by the Company after the Closing Date for taxable periods ending on or before the Closing Date. Such Tax Returns shall be true, correct and complete, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding taxable period, and shall not make, amend, revoke or terminate any Tax election or change any accounting practice or procedure without the prior written consent of the Purchaser. The cost of preparing such Tax Returns shall be borne by the Company. The Sellers shall give a copy of each such Tax Return to the Purchaser with sufficient time prior to filing for its review and comment. The Sellers (prior to the Closing) and the Purchaser (following the Closing) shall cause the Company to cooperate in connection with the preparation and filing of such Tax Returns, to timely pay the Tax shown to be due thereon, and to furnish the Purchaser proof of such payment.

(b) Purchaser shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis (taking into account valid extensions of time to file) all Tax Returns of the Company for taxable periods including the Closing Date but ending after the Closing Date. Any such Tax Returns for a period that includes the Closing Date shall be true, correct and complete in all material respects, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding taxable period, and shall not make, amend, revoke or terminate and tax election or change any accounting practice or procedure without the prior consent of the Manager, which consent shall not unreasonably be withheld, delayed or conditioned.

(c) Following the Closing, the Sellers may amend any Tax Return of the Company for any taxable period ending on or before the Closing with the consent of Purchaser, which consent shall not unreasonably be withheld, delayed or conditioned. Purchaser shall cause the Company to cooperate with the Sellers in connection with the preparation and filing of such amended Tax Returns and any Tax proceeding in connection therewith. The cost of preparing and filing such amended Tax Returns or participating in any such Tax proceeding shall be borne by the Company.

(d) Following the Closing, the Purchaser may amend any Tax Return of the Company for any taxable period ending on or before the Closing to correct any errors, with the consent of the Sellers, which consent shall not unreasonably be withheld, delayed or conditioned. The cost of preparing and filing such amended Tax Returns shall be borne by the Company.

(e) Purchaser shall retain (or cause the Company to retain) all Books and Records with respect to Tax matters of the Company for Pre-Closing Periods for at least seven (7) years following the Closing Date and to abide by all record retention agreements entered into by or with respect to the Company with any Taxing Authority.

9.3 Settlement of Purchaser Liabilities. Concurrently with the Closing, all outstanding liabilities of the Purchaser shall be settled and paid in full and reimbursement of out-of-pocket expenses reasonably incurred by Purchaser’s officers, directors, or any of their respective Affiliates, in connection with identifying, investigating and consummating a business combination, subject to the limitations set forth in Section 7.7.

9.4 Compliance with SPAC Agreements. The Company and Purchaser shall comply with each of the agreements entered into in connection with the IPO, including that certain registration rights agreement, dated as of February 5, 2019 by and between Purchaser and the investors named therein.

9.5 Confidentiality. Except as necessary to complete the Proxy Statement, the Company, on the one hand, and Purchaser, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement, including in each case the existence of the Agreement and the transactions contemplated hereby or any negotiations or discussions with respect thereto (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement.

9.6 Directors’ and Officers’ Indemnification and Insurance.

(a) From and after the Closing Date, Purchaser shall indemnify and hold harmless all current and former directors, officers and employees, as the case may be, of the Company and its Subsidiaries to the fullest extent permitted by Law for acts or omissions occurring prior to the Closing Date (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) in their capacities as such. Purchaser shall fulfill and honor in all respects the obligations pursuant to any indemnification agreements between Purchaser, the Company or its Subsidiaries, on the one hand, and any current or former directors, officers and employees, as the case may be, of Purchaser, the Company and its Subsidiaries, on the other hand, in effect immediately prior to the Closing Date, and any indemnification provisions under the Purchaser Organizational Documents, Company Organizational Documents or the comparable charter or Organizational Documents of any of its Subsidiaries as in effect on the date hereof, in each case to the maximum extent permitted by Law, and shall not amend, repeal or otherwise modify any such provision in any manner that would adversely affect the rights of such indemnitee thereunder for any acts or omissions occurring prior to the Closing Date.

(b) Prior to the Closing Date, the Purchaser shall enter into a directors’ and officers’ liability insurance policy covering the current and former directors, officers and employees, as the case may be, of the Company (the “Insured Parties”) on customary terms that are no less favorable to the Insured Parties than those of any present directors’ and officers’ liability insurance policy maintained by the Company covering the Insured Parties (such policy, a “Company D&O Policy”), for a period of seven years after the Closing Date.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 9.6 shall survive the Closing and shall be binding, jointly and severally, on Purchaser, the Company and its Subsidiaries and all successors and assignees of Purchaser, the Company and its Subsidiaries. In the event that Purchaser or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, Purchaser shall cause proper provisions to be made so that the successors and assigns of Purchaser assume the obligations set forth in this Section 9.6.

(d) The obligations of Purchaser under this Section 9.6 shall not be terminated or modified in such a manner as to adversely affect any indemnitee and/or Insured Party to whom this Section 9.6 applies without the express written consent of such affected indemnitee and Insured Party. It is expressly agreed that the indemnitees and/or Insured Parties to whom this Section 9.6 applies shall be third party beneficiaries of this Section 9.6.

(e) Purchaser shall assume, be jointly and severally liable for, and shall honor, in accordance with their respective terms, each of the covenants contained herein without limit as to time. Purchaser shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any indemnitee and/or Insured Party in enforcing the indemnity and other obligations provided hereunder or other applicable indemnification obligation referenced to herein. The rights of each indemnitee and/or Insured Party hereunder shall be in addition to, and not in limitation of, any other rights such Person may have under the Company Organizational Documents or the comparable charter or Organizational Documents of any Subsidiary of the Company, or any other indemnification arrangement or otherwise.

(f) On the Closing Date, the Purchaser shall enter into customary indemnification agreements reasonably satisfactory to the Company with the individuals set forth on Schedule 9.6, which indemnification agreements shall continue to be effective following the Closing.

9.7 Equity Financing. Each of the Company, the Sellers and the Purchaser shall use its reasonably best efforts to cause the immediately available funds contained in the Trust Account (net of any Purchaser Redemption Amount) available for release to Purchaser immediately following Closing (“Trust Account Amount”) and shall ensure that the Trust Account Amount is in no event below Ten Million Dollars ($10,000,000) (“Equity Financing”); provided, however, that the reasonable expenses and costs incurred by the Purchaser in connection with the Equity Financing shall be borne or reimbursed by the Company.

9.8 Conversion of Certain Purchaser Common Stock. If the Purchaser qualifies as a “foreign private issuer” as defined in Rule 36-4 promulgated under the Exchange Act (“Foreign Private Issuer”) at any time following the Closing and as promptly as practicable following the determination of gaining the Foreign Private Issuer status, Purchaser shall use its reasonably best efforts to (a) reclassify its ordinary shares into Purchaser A Common Stock, and (b) authorize the issuance of Purchaser B Common Stock (such actions described in these clauses (a) and (b) are collectively referred to herein as the “Reclassification of Capital Stock of Purchaser”). Upon the completion of the Reclassification of Capital Stock of Purchaser, an amount of Purchaser A Common Stock held by Lavacano equal to 10% of all issued and outstanding ordinary shares of the Purchaser immediately after the Closing (after giving effect to the Closing, but excluding any Earnout Shares) shall be converted to Purchaser B Common Stock on 1:1 ratio.

9.9 Trust Extension.

(a) If the Closing is expected not to occur on or prior to February 8, 2020, the Company shall, on behalf of the Sponsor, deposit $575,000 into the Trust Account prior to February 5, 2020 (the “First Extension”). Upon making the deposit of such funds, the Company will receive a non-interest bearing, unsecured promissory note issued by the Purchaser for a principal amount equal to such deposit (the “First Extension Funding Note”), which shall contain the following terms and conditions: (a) if the Closing does not occur, such First Extension Funding Note will not be repaid, and (b) if the Closing does occur, such First Extension Funding Note shall be converted into additional shares of Purchaser Common Stock issued to the Sellers at a price of $10.00 per share upon the Closing.

(b) If after the First Extension has been obtained and thereafter the Closing is expected not to occur on or prior to May 8, 2020, unless either Purchaser or the Company has exercised its termination rights pursuant to Section 13.1(b), the Company shall, on behalf of the Sponsor, deposit $575,000 into the Trust Account prior to May 5, 2020 (the “Second Extension”). Upon making the deposit of such funds, the Company will receive a non-interest bearing, unsecured promissory note issued by the Purchaser for a principal amount equal to such deposit (the “Second Extension Funding Note”), which shall contain the following terms and conditions: (a) if the Closing does not occur, such Second Extension Funding Note shall be repaid in full by the Sponsor on the Outside Closing Date, provided that the Company shall have delivered the Audited Financial Statements and the reviewed interim financial statements for the six months ended June 30, 2019 by November 30, 2019, and the audited financial statements for the year ended December 31, 2019 by March 31, 2020, and (b) if the Closing does occur, such Second Extension Funding Note shall be converted into additional shares of Purchaser Common Stock issued to the Sellers at a price of $10.00 per share upon the Closing.

(c) In the event that after the Second Extension has been obtained, the Closing is expected not to occur on or prior to August 8, 2020, unless either Purchaser or the Company has exercised its termination rights pursuant to Section 13.1(c), the Company shall, on behalf of the Sponsor, deposit $575,000 into the Trust Account prior to August 5, 2020 (the “Third Extension”). Upon making the deposit of such funds, the Company will receive a non-interest bearing, unsecured promissory note issued by the Company for a principal amount equal to such deposit (the “Third Extension Funding Note”), and each such note shall contain the following terms and conditions: (a) if the Closing does not occur, such Third Extension Funding Note will be repaid in full by the Sponsor on the Outside Closing Date, and (b) if the Closing does occur, such Third Extension Funding Note shall be converted into additional shares of Purchaser Common Stock issued to the Sellers at a price of $10.00 per share upon the Closing.

ARTICLE X
CONDITIONS TO CLOSING

10.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No provisions of any applicable Law, and no Order shall prohibit or impose any condition on the consummation of the Closing.

(b) There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(c) The closing requirements listed in Schedule 2.2 hereto shall have been completed.

(d) The Purchaser Stockholder Approval shall have been obtained.

(e) All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(f) Each of the Additional Agreements shall have been entered into and the same shall be in full force and effect.

10.2 Conditions to Obligations of Purchaser. The obligation of Purchaser to consummate the Closing is subject to the satisfaction, or the waiver at Purchaser’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed in all material respects (unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects) all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b) All of the representations and warranties of the Company contained in Article IV of this Agreement, the Additional Agreements and in any certificate delivered by the Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement and (ii) be true and correct as of the Closing Date (except for representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Company Material Adverse Effect, regardless of whether it involved a known risk.

(d) Purchaser shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in clauses (a) through (c) of this Section 10.2.

(e) No court, arbitrator or other Authority shall have issued any judgment, injunction, decree or order, or have pending before it a proceeding for the issuance of any thereof, and there shall not be any provision of any applicable Law restraining or prohibiting the consummation of the Closing, the ownership by Purchaser of any of the Company Capital Stock or the effective operation of the Business by the Company after the Closing Date.

(f) Purchaser shall have received all documents it may reasonably request relating to the existence of the Company and the authority of the Company to enter into and perform under this Agreement, all in form and substance reasonably satisfactory to Purchaser and its legal counsel, including (i) a copy of the Organizational Documents of the Company certified as of a recent date by the Secretary of State of its jurisdictions of organization; (ii) copies of resolutions duly adopted by the board of directors of the Company and by the unanimous vote or consent of the Company’s stockholders authorizing this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, (iii) a certificate of the Secretary of the Company certifying as to (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of the Company’s board of directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement and each of the Additional Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, and (C) the incumbency of officers of the Company authorized to execute this Agreement and any Additional Documents to which the Company is or is required to be a party or otherwise bound, and (iv) a recent good standing certificate regarding the Company from each jurisdiction in which the Company organized or is qualified to do business.

(g) Purchaser shall have received copies of all Third Party Consents (including the consents of the landlords under the Leases), if applicable, in form and substance reasonably satisfactory to Purchaser, and no such Third Party Consent shall have been revoked.

(h) Purchaser shall have received copies of all Governmental Approvals, if applicable, in form and substance reasonably satisfactory to Purchaser, and no such Governmental Approval shall have been revoked.

(i) The Company shall have entered into Labor Agreements with each of its employees to the extent required by law, and satisfied all accrued obligations of the Company applicable to its employees.

(j) Each of the Additional Agreements shall have been entered into and the same shall be in full force and effect.

(k) Purchaser shall have completed and be reasonably satisfied with the results of all business, legal and financial due diligence, and any items requiring correction identified by the Purchaser shall have been corrected to the Purchaser’s reasonable satisfaction.

(l) Purchaser shall have received the Company Disclosure Schedules updated as of the Closing Date.

(m) Purchaser shall have received a duly executed opinion from the Company’s PRC counsel and Cayman Islands counsel respectively, in form and substance reasonably satisfactory to the Purchaser, addressed to the Purchaser and dated as of the Closing Date.

10.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) The Purchaser shall have duly performed in all material respects (unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects) all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b) All of the representations and warranties of the Purchase contained in Article V of this Agreement, the Additional Agreements and in any certificate delivered by the Purchaser pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement and (ii) be true and correct as of the Closing Date (except for representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Purchaser Material Adverse Effect.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Purchaser Material Adverse Effect, regardless of whether it involved a known risk.

(d) Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Purchaser to the effect set forth in clauses (a) through (c) of this Section 10.3.

(e) The Company shall have received a certificate signed by the corporate secretary of the Purchaser attaching and certifying to the accuracy of the following: (i) a copy of the Amended Charter as effective on the Closing Date; (ii) copies of resolutions duly adopted by the board of directors of the Purchaser authorizing this Agreement and the transactions contemplated hereby and thereby, (iii) signatures of the officer(s) executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (v) a recent good standing certificate regarding the Purchaser from each jurisdiction in which the Purchaser is organized or is qualified to do business.

(f) Purchaser shall have executed and delivered to the Company each Additional Agreement to which it is a party.

(g) The Purchaser Securities Redemptions shall have been completed in accordance with the terms hereof and the Proxy Statement.

(h) The Sellers Designees shall have been appointed to the board of directors of the Purchaser, effective as of the Closing.

(i) From the date hereof until the Closing, Purchaser shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to Purchaser.

(j) Purchaser shall have filed with the BVI Registrar of Corporate Affairs the Amended Charter in the form included in the Proxy Statement and approved by the Purchaser’s stockholders at the Purchaser Special Meeting.

(k) Purchaser shall remain its listing on Nasdaq and the additional listing application for the Closing Payment Shares shall have been approved by Nasdaq.

ARTICLE XI
INDEMNIFICATION

11.1 Indemnification of Purchaser. From and after the Closing Date, the Company and the Sellers hereby jointly and severally agree to indemnify and hold harmless Purchaser, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (the “Purchaser Indemnitees”), against and in respect of any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Purchaser Indemnitee as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of the Company and the Sellers contained herein or in any of the Additional Agreements or any certificate or other writing delivered pursuant hereto. Any liability incurred by the Sellers pursuant to the terms of this Article XI shall be paid exclusively from the Escrow Shares.

11.2 Indemnification of Company From and after the Closing Date, the Purchaser shall, and cause its Affiliates (including the Company Group after the Closing) to, indemnify and hold harmless each Seller and director and officer of the Company and each of its Subsidiaries who served in such role at any time prior to the Closing (collectively, the “Company Indemnitees”) against any and all Losses, incurred or sustained by any Company Indemnitee as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of the Purchaser contained herein or in any of the Additional Agreements or any certificate or other writing delivered pursuant hereto.

11.3 Procedure. The following shall apply with respect to all claims made by any Company Indemnitee or any Purchaser Indemnitee (an “Indemnified Party”) for indemnification provided for under this Agreement by another party hereto (the “Indemnifying Party”):

(a) An Indemnified Party shall give the Sellers or Purchaser, as applicable, prompt notice (an “Indemnification Notice”) of any third-party action with respect to which such Indemnified Party seeks indemnification pursuant to Sections 11.1 or 11.2 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Sections 11.1 or 11.2, except to the extent such failure materially and adversely affects the ability of the Indemnifying Parties to defend such claim or increases the amount of such liability.

(b) In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Parties, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Indemnifying Parties, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Sections 11.1 or 11.2 are applicable to such action and the Indemnifying Parties will indemnify such Indemnified Party in respect of such action pursuant to the terms of Sections 11.1 or 11.2 and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the Indemnifying Parties liability for Losses, counterclaim or offset, (ii) notify such Indemnified Party in writing of the intention of the Indemnifying Parties to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third-Party Claim.

(c) If the Indemnifying Parties assume the defense of any such Third-Party Claim pursuant to Section 11.3(b), then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Parties and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Parties so assume the defense of any such Third-Party Claim the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Parties.

(d) If the Indemnifying Parties elect to assume the defense of any Third-Party Claim pursuant to Section 11.3(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from or fail to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties fail to adequately prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense. Notwithstanding anything to the contrary, the Indemnifying Parties shall not be entitled to control, but may participate in, and the Indemnified Party (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third-Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) to the extent such Third-Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third-Party Claim if such Third-Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third-Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e) If the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Sections 11.1 or 11.2 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts.

11.4 Escrow of Escrow Shares by Sellers. The Company and the Sellers hereby authorize the Purchaser to deliver the Escrow Shares into escrow (the “Escrow Fund”) pursuant to the Escrow Agreement. For purposes of this Article XI, the Escrow Shares are valued at $10.00 per share.

(a) Escrow Shares. Payment of Dividends; Voting. Any dividends, interest payments, or other distributions of any kind made in respect of the Escrow Shares will be delivered promptly to the Escrow Agent to be held in escrow. The Sellers shall be entitled to vote the Escrow Shares on any matters to come before the stockholders of the Purchaser.

(b) Distribution of Escrow Shares. At the times provided for in Section 11.4(d), the Escrow Shares shall be released to the Sellers for distribution. The Purchaser will take such action as may be necessary to cause such certificates and notes to be issued in the names of the appropriate persons. Certificates representing Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund to the Sellers and all fractional shares shall be rounded to the nearest whole share.

(c) Assignability. No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Sellers or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Sellers, prior to the delivery to such Sellers of the Escrow Fund by the Escrow Agent as provided herein.

(d) Release from Escrow Fund. Within five (5) business days following expiration of the Survival Period (the “Release Date”), the Escrow Shares will be released from escrow to the Sellers less the number or amount of Escrow Shares (at an assumed value of $10.00 per Escrow Share) equal to the amount of any potential Losses set forth in any Indemnification Notice from the Purchaser with respect to any pending but unresolved claim for indemnification. Prior to the Release Date, the Sellers shall issue to the Escrow Agent a certificate executed by it instructing the Escrow Agent to release such number of Escrow Shares determined in accordance with this Section 11.4(d). Any Escrow Shares retained in escrow as a result of the immediately preceding sentence shall be released to the Sellers promptly upon resolution of the related claim for indemnification in accordance with the provisions of this Article XI.

11.5 Limitations on Indemnification.

(a) Notwithstanding anything to the contrary in this Agreement:

(i) with respect to any claims as to which the Purchaser Indemnitees may be entitled to indemnification hereunder, the Company and the Sellers shall not be liable for any individual or series of related Losses unless such Losses exceed $50,000 (the “De Minimis Amount”), at which time the Losses in excess of the De Minimis Amount shall be subject to the indemnification hereunder.

(ii) the aggregate liability of the Company and the Sellers for indemnification pursuant to this Article XI shall not exceed the deemed value of Escrow Shares as set forth in Section 11.4;

(iii) in no event shall any loss be recoverable under the terms of this Agreement to the extent it consists of or is based upon punitive, special or exemplary damages, except to the extent awarded to a third party in connection with a Third-Party Claim; and

(iv) after the expiration of the Survival Period, neither the Purchaser and its Affiliates, nor the Company or any Seller shall have any liability for indemnification pursuant to this Article X other than with respect to Claims already made as provided in this Article XI.

(b) Promptly after a Purchaser Indemnitee becomes aware of any event or circumstance that could reasonably be expected to constitute or give rise to a Claim pursuant to this Article XI, the Purchaser Indemnitee shall take all commercially reasonable steps to mitigate and minimize all losses that could result from or relate to such Claim.

(c) Any indemnification payments hereunder to be made to a Purchaser Indemnitee shall take into account any insurance proceeds or other third party reimbursement received or reasonably expected to be received by such Purchaser Indemnitee or any of its Affiliates. In the event that a recovery is made by a Purchaser Indemnitee or any Affiliate of a Purchaser Indemnitee with respect to any Claim for which such Purchaser Indemnitee has already been indemnified hereunder, then a return of the Escrow Shares with an aggregate value equal to the aggregate amount of the recovery shall be made promptly to the Sellers.

(d) Any indemnification payments hereunder to be made to a Company Indemnitee shall take into account any insurance proceeds or other third party reimbursement received or reasonably expected to be received by such Company Indemnitee or any of its Affiliates. In the event that a recovery is made by a Company Indemnitee or any Affiliate of a Company Indemnitee with respect to any Claim for which such Company Indemnitee has already been indemnified hereunder, then a return of the indemnification payments with an aggregate value equal to the aggregate amount of the recovery shall be made promptly to the Indemnifying Party.

11.6 Survival of Indemnification Rights. All representations and warranties contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive until twelve (12) months following the Closing (the “Survival Period”). The obligations of the Company (but not of the Sellers) in Articles VII, VIII and IX shall terminate upon the Closing.

11.7 Exclusive Remedy. Notwithstanding any other provision of this Agreement to the contrary, and except as expressly set forth otherwise, this Article XI shall be the sole and exclusive remedy of the Indemnified Parties from and after the Closing and shall be in lieu of any other remedies that may be available to any Indemnified Party under any other agreement or pursuant to any statutory or common law with respect to any losses directly or indirectly resulting from or arising out of any Losses or the transactions contemplated by this Agreement; provided, however, that the foregoing sentence shall not be deemed a waiver by any party hereto of any right to specific performance or injunctive relief.

ARTICLE XII
DISPUTE RESOLUTION

12.1 Arbitration.

(a) The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of such written request.

(c) The laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 12.1(c).

(f) The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in New York, New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i) The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified.

(j) This arbitration section shall survive the termination of this Agreement and any agreement contemplated hereby.

12.2 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

ARTICLE XIII
TERMINATION

13.1 Termination Without Default.

(a) In the event that the audited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2018, 2017 and 2016, consisting of the audited consolidated balance sheet as of such dates, the audited consolidated income statement for the twelve (12) month period ended on such dates, and the audited consolidated cash flow statement for the twelve (12) month period ended on such dates (the “Audited Financial Statements”), have not been delivered by March 15, 2020, Purchaser shall have the right, at its sole option, to terminate this Agreement without liability to the Company. Such right may be exercised by Purchaser, as the case may be, with a written notice to the Company at any time after March 15, 2020.

(b) In the event that after the First Extension has been obtained, the Closing is expected not to occur on or prior to May 8, 2020, Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party; provided, however, that the right to terminate this Agreement under this Section 13.1(b) shall not be available to any party who is in a material breach of this Agreement and such breach shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to May 8, 2020. Such right shall be exercisable by Purchaser or the Company, as the case may be, with a written notice to the other party at least ten (10) days prior to May 8, 2020.

(c) In the event that after Second Extension has been obtained, the Closing is expected not to occur on or prior to August 8, 2020, Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party; provided, however, that the right to terminate this Agreement under this Section 13.1(c) shall not be available to any party who is in a material breach of this Agreement and such breach shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to August 8, 2020. Such right shall be exercisable by Purchaser or the Company, as the case may be, with a written notice to the other party at least ten (10) days prior to August 8, 2020.

(d) In the event that the Closing has not occurred by September 30, 2020 (the “Outside Closing Date”), Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party; provided, however, that the right to terminate this Agreement under this Section 13.1(d) shall not be available to any party who is in a material breach of this Agreement and such breach shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Closing Date. Such right may be exercised by Purchaser or the Company, as the case may be, with a written notice to the other party at any time after the Outside Closing Date.

(e) In the event that the Proxy Statement with respect to the transactions hereunder has not been filed with the SEC by March 31, 2020 (the “Outside Filing Date”), Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party; provided, however, that the right to terminate this Agreement under this Section 13.1(e) shall not be available to any party who is in a material breach of this Agreement and such breach shall have been the cause of, or shall have resulted in, the failure of the Proxy Statement to be filed with the SEC by the Outside Filing Date. Such right may be exercised by Purchaser or the Company, as the case may be, with a written notice to the other party at any time after the Outside Filing Date.

13.2 Termination Upon Default.

(a) The Purchaser may terminate this Agreement by giving notice to the Company on or prior to the Closing Date, without prejudice to any rights or obligations Purchaser may have, if the Company shall have materially breached any representation, warranty, agreement or covenant contained herein or in any Additional Agreement to be performed on or prior to the Closing Date such that the condition to closing set forth in Section 10.2 would not satisfied (treating such time as if it were the Closing Date) and such breach shall not be cured by the earlier of the Outside Closing Date and fifteen (15) days following receipt by the Company of a notice describing in reasonable detail the nature of such breach.

(b) The Company may terminate this Agreement by giving notice to Purchaser, without prejudice to any rights or obligations the Company may have, if Purchaser shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date such that the condition to closing set forth in Section 10.3 would not satisfied (treating such time as if it were the Closing Date) and such breach shall not be cured by the earlier of the Outside Closing Date and fifteen (15) days following receipt by Purchaser of a notice describing in reasonable detail the nature of such breach.

(c) In the event that this Agreement is terminated pursuant to Section 13.2 hereof, the breaching party shall be obligated to pay the non-breaching party a break-up fee of $1,000,000 (the “Break-up Fee”), promptly after termination of this Agreement by the non-breaching party. The Company and the Purchaser acknowledge and agree that (i) the Break-up Fee is a fair and reasonable estimate of the actual damages suffered by the non-breaching party, which amount would otherwise be impossible to calculate with precision, (ii) the Break-up Fee constitutes liquidated damages hereunder and is not intended to be a penalty, and (iii) the Break-up Fee shall be the sole and exclusive remedy available to the non-breaching party against the breaching party; provided, however, that the limitations set forth in this Section 13.1(c) (iii) shall not apply to the liabilities arising from any criminal activities, fraud or willful misconduct of the breaching party.

13.3 Survival. The provisions of Article XI through Article XIV shall survive any termination hereof.

ARTICLE XIV
MISCELLANEOUS

14.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (following the Closing), to:

3rd Floor, JIA No. 34, Shenggu Nanli

Chaoyang District

Beijing, P.R. China 100029

Attn: Xiaowu He

xiaowu.he@scienjoy.com

with a copy to (which shall not constitute notice):

JunHe Law Offices LLC

45 Rockefeller Plaza, Suite 1919

New York, NY 10111

Attn: Lan Lou

loul@junhe.com

if to Lavacano:

#1101, Unit 1, Building 6

No. 2, Xibahe Dongli

Chaoyang District

Beijing, P.R. China

Attn: Xiaowu He

xiaowu.he@scienjoy.com

If to WBY:

#23E, Building D

Rongzunbao International Club

No.8, Kehui Road, Chaoyang District

Attn: Bo Wan

bo.wan@scienjoy.com

if to the Purchaser:

Wealthbridge Acquisition Limited

Flat A, 6/F, Block A

Tonnochy Towers

No. 272 Jaffe Road

Wanchai, Hong Kong

Attn: Yongsheng Liu

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Giovanni Caruso, Esq.

Email: gcaruso@loeb.com

Fax: (212) 407-4866

14.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

14.3 Arm’s length bargaining; no presumption against drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

14.4 Publicity. Except as required by law and except with respect to the Purchaser SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law, the parties will use their best efforts to cause a mutually agreeable release or public disclosure to be issued.

14.5 Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, unless otherwise specified herein.

14.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

14.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

14.8 Counterparts; facsimile signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

14.9 Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

14.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

14.11 Construction of certain terms and references; captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the Company Disclosure Schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall mean the actual knowledge of the Key Personnel and what such Key Personnel should have known given his or her position within the Company following reasonable inquiry or investigation.

14.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

14.13 Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

14.14 Waiver. Reference is made to the final IPO prospectus of the Purchaser, dated February 5, 2019 (the “Prospectus”). The Company and the Seller have read the Prospectus and understand that the Purchaser has established the Trust Account for the benefit of the public stockholders of the Purchaser and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Purchaser may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of the Purchaser agreeing to enter into this Agreement, the Company and the Sellers each hereby agree that he, she or it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that he, she or it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser; provided that (x) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Purchaser for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions contemplated hereby (including a claim for Purchaser to specifically perform its obligations under this Agreement) so long as such claim would not affect Purchaser’s ability to fulfill its obligation to effectuate the Purchaser Securities Redemption, and (y) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against Purchaser’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account upon completion of a Business Combination and any assets that have been purchased or acquired with any such funds).

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser:

WEALTHBRIDGE ACQUISITION LIMITED

By:	/s/ Yongsheng Liu
Name: Yongsheng Liu
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:

SCIENJOY INC.

By:	/s/ Xiaowu He
Name: Xiaowu He
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Lavacano Holdings Limited

By:	/s/ Xiaowu He
Name: Xiaowu He
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WBY Entertainment Holdings Ltd.

By:	/s/ Bo Wan
Name: Bo Wan
Title: Director

Schedule A

Closing Payment Shares

Sellers	Number of Purchaser Common Stock To Be Received At Closing	Number of Purchaser Common Stock To Be Deposited In Escrow (Escrow Shares)
Lavacano	11,808,000	1,312,000
WBY	2,952,000	328,000

ANNEX B

FORM OF SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF WEALTHBRIDGE

AB-1

ANNEX C

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”), dated as of [*], 2019 by and among Loeb & Loeb LLP, as escrow agent (the “Escrow Agent”), Wealthbridge Acquisition Limited, a British Virgin Islands company (the “Purchaser”) and the Shareholders (each a “Shareholder” and collectively the “Shareholders”) of Scienjoy Inc. (the “Company”).

WHEREAS, the Purchaser, the Shareholders, and the Company entered into a Share Exchange Agreement, dated [*], 2019 (the “Share Exchange Agreement”), providing for, among other things, the Purchaser acquires 100% of the shares of Company Common Stock from the Sellers in exchange for the Closing Payment Shares in accordance with the terms set forth in the Share Exchange Agreement;

WHEREAS, pursuant to Section 11.4 of the Share Exchange Agreement, the Purchaser is required to deposit Purchaser Ordinary Shares, representing 10% of the aggregate amount of Closing Payment Shares (the “Escrow Shares”), which Escrow Shares would otherwise be issuable to the Shareholders, with the Escrow Agent on the date hereof in connection with the indemnification obligations of the Shareholders as contemplated by the Share Exchange Agreement; and

WHEREAS, pursuant to Section 2.3 of the Share Exchange Agreement, the Company and certain persons and entities entered into a Voting Agreement, dated [*], 2019 (the “Voting Agreement”).

NOW, THEREFORE, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Share Exchange Agreement.

2. Appointment and Acceptance of Escrow Agent. The Purchaser and the Shareholders hereby appoint the Escrow Agent to act, and the Escrow Agent hereby agrees to act, as escrow agent hereunder.

3. Escrow Deposit. Concurrently with the execution of this Agreement, the Purchaser shall deposit the Escrow Shares with the Escrow Agent. The Escrow Shares will be deemed to be beneficially owned by the persons listed on Exhibit A attached hereto and shall be voted in accordance with the instructions provided by all of the Stockholders if the Stockholders provide conflicting instructions, the Escrow Agent will not vote the Escrow Shares.

4. Disbursement of Deposit.

a. In the event that any Purchaser Indemnitee is entitled to indemnification under the terms of Article XI of the Share Exchange Agreement, such Purchaser Indemnitee (an “Indemnified Party”) shall give the Escrow Agent and the Shareholders prompt notice of such claim (a “Claim”) against the Escrow Shares in accordance with Section 15 of this Agreement. Such notice shall describe, in reasonable detail, the Loss that has been or may be suffered by the Indemnified Party. Unless the Escrow Agent receives a timely Objection Notice (as defined below) from all of the Shareholders pursuant to Section 4, the Escrow Agent shall disburse the amount of Escrow Shares specified in the Claim notice as directed therein.

b. In the event that the Escrow Agent receives an instruction letter signed by the Purchaser and all of the Shareholders, the Escrow Agent shall promptly distribute all or any portion of the Escrow Shares as directed by such instruction letter.

c. In the event that any portion of the Escrow Shares (not including any amounts subject to an Objection Notice pursuant to Section 5 of this Agreement, which amounts will remain in escrow pursuant to this Agreement until disbursed in accordance with Section 5) remains in escrow with the Escrow Agent on the date that is twelve (12) months after the Closing (the “Termination Date”), the Escrow Agent shall, within five (5) Business Days following the receipt of an instruction letter from the Shareholders at any time after the Termination Date (the “Release Date”), release the remaining Escrow Shares to the Shareholders in accordance with the applicable percentage of Escrow Shares for each Shareholder indicated on Exhibit A.

5. Dispute of Claim. The Shareholders shall have the right to dispute any Claim against the Escrow Shares within the thirty (30) day period following the Shareholders’ receipt of a copy of a Claim notice by delivering to the Escrow Agent and the Purchaser Indemnitee written notice (an “Objection Notice”) that the Shareholders disputes the matter(s) set forth in such Claim notice either with respect to the validity or the amount of the Claim (or both). Such notice shall include the basis, with reasonable specificity, of the objection. If an Objection Notice is not received within such thirty (30) day period, the Shareholders will be deemed to have waived their rights to object to the disbursement of all or any portion of the Escrow Shares pursuant to such Claim. Upon timely receipt of an Objection Notice, Escrow Agent shall take no action with respect to the Claim, except upon receipt of joint written instructions from all of the Shareholders and such Purchaser Indemnitee or by a final non-appealable order of a court of competent jurisdiction (“Final Order”). Escrow Agent shall promptly follow such instructions or Final Order upon receipt thereof. Escrow Agent shall be entitled to receive an opinion of counsel (which will be paid for by the Purchaser) that such Final Order is final and binding. If the amount necessary to satisfy any disputed Claim, as ultimately determined via joint written instructions or Final Order, is in excess of the Escrow Shares, then Escrow Agent shall pay over the Escrow Shares pursuant to the joint written instructions or Final Order, but shall in no way be responsible for any such excess.

6. Liability of Escrow Agent. Escrow Agent shall be liable only for its bad faith or willful misconduct and not for any act done or omitted by it hereunder in good faith. The parties hereto agree that Escrow Agent will not be called upon to construe any contract or instrument. Escrow Agent is authorized to comply with and obey laws, orders, judgments, decrees, and regulations of any governmental authority, court, tribunal, or arbitrator; provided, however, that Escrow Agent shall, to the extent practicable, give each of the other parties hereto reasonable notice of its intention to comply with or obey any such law, order, judgment, decree, or regulation and the opportunity to object to such intention to comply or obey (for which Escrow Agent shall be entitled to indemnification as provided in this Agreement); provided, further, that Escrow Agent shall not be required to give any such notice if, in its reasonable judgment, a delay in complying or obeying any such law, order, judgment, decree, or regulation would prejudice any rights of Escrow Agent or subject it to any liability. If Escrow Agent complies with or obeys any such law, order, judgment, decree, or regulation, Escrow Agent shall not be liable to any of the parties hereto or to any other person even if such law, order, judgment, decree, or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation of or beyond the scope of a constitution or a law.

7. Actions Protected. Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any written notice, waiver, consent, certificate, receipt, authorization, power of attorney, instruction, request or other paper or document (each a “Notice”), furnished to it hereunder and believed by it to be genuine. If Escrow Agent receives a Notice under which some action is to be taken by it, it shall not be required to act thereon until it has had an opportunity, if it so desires and in its sole discretion, to investigate the authenticity of such Notice.

8. Legal Counsel. Escrow Agent may consult with and obtain advice from legal counsel of its own choice in the event of any question as to the provisions hereof or its duties hereunder and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Shareholders acknowledge that Loeb & Loeb LLP acts as counsel to the Purchaser and may continue to serve in that capacity, and neither anything contained herein, the execution or delivery hereof by Escrow Agent, nor the performance by Escrow Agent of its duties hereunder shall in any way affect or require termination of such relationship and the Shareholders hereby waive any conflict or potential conflict resulting from such representation. Escrow Agent shall be fully protected in acting in good faith, including without limitation acting in accordance with the opinion and instructions of legal counsel, including attorneys at Loeb & Loeb LLP.

9. No Other Duties. Escrow Agent shall have no duties arising from this Agreement except those expressly set forth herein, and it shall not be bound by any notice of claim or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation revision or rescission of this Agreement, unless received by it in writing in conformity with the provisions hereof, and, if Escrow Agent’s duties hereunder are affected, unless it shall have given its prior written consent thereto. Escrow Agent shall not be bound by any assignment by the Purchaser or by the Shareholders of any rights hereunder unless Escrow Agent shall have received written notice thereof from the assignor.

10. Compensation of Escrow Agent; Indemnification. Except as specifically set forth herein, Escrow Agent shall receive no compensation for its services under this Agreement. Notwithstanding the foregoing, the Purchaser and the Shareholders, jointly and severally, agree to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability, damage or expense incurred by Escrow Agent arising out of, or in connection with, this Agreement, any litigation arising in connection with this Agreement or any transaction related in any way hereto, including but not limited to attorneys’ fees and other costs and expenses of defending itself against any claim of liability, except for liability or expense resulting from the bad faith, willful misconduct or gross negligence of Escrow Agent.

11. Payment of Expenses. The Purchaser shall be responsible for the reasonable out-of-pocket expenses of Escrow Agent incurred by it in connection with its acting as escrow agent hereunder.

12. Termination. Escrow Agent’s responsibilities and liabilities hereunder, except as a result of its own bad faith, willful misconduct or gross negligence, will terminate upon distribution of all Escrow Shares held by Escrow Agent in accordance with the provisions of this Agreement.

13. Successor Escrow Agents. Escrow Agent has the right to, and may, at any time, resign and be discharged from its duties hereunder by giving notice in writing of such resignation, specifying a date (no earlier than ten (10) business days after the giving of such notice) when such resignation shall take effect. If the other parties hereto do not appoint a substitute escrow agent prior to the effective date of Escrow Agent’s resignation, Escrow Agent shall appoint a successor escrow agent, or, if Escrow Agent is unable to make such an appointment, may deposit the Escrow Shares with a court of appropriate jurisdiction, and thereupon Escrow Agent shall be fully relieved and discharged of any further duties hereunder.

14. Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

15. Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) transmitted by facsimile or e-mail or (c) mailed by first class, overnight or certified mail, return receipt requested, postage prepaid, addressed to the parties at the following addresses or to such other address as a party shall hereafter specify by notice to the other parties:

If to the Purchaser, to:

Flat A, 6/F, Block A
Tonnochy Towers
No. 272 Jaffe Road
Wanchai, Hong Kong

Attn: Yongsheng Liu
Tel: (86) 186-0217-2929

With a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Giovanni Caruso, Esq.
Email: gcaruso@loeb.com

Fax: (212) 407-4866

If to the Shareholders:

If to Lavacano:

#1101, Unit 1, Building 6

No. 2, Xibahe Dongli

Chaoyang District

Beijing, P.R. China

Attn: Xiaowu He

xiaowu.he@scienjoy.com

If to WBY:

#23E, Building D

Rongzunbao International Club

No.8, Kehui Road, Chaoyang District

Attn: Bo Wan

bo.wan@scienjoy.com

If to Escrow Agent:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Giovanni Caruso, Esq.
Email: gcaruso@loeb.com

Fax: (212) 407-4866

All such notices and communications shall be deemed to be effective and to have been delivered on (i) the date of delivery thereof if delivered in person, (ii) one day after a facsimile or e-mail is sent, provided that an appropriate electronic confirmation is received, (iii) 24 hours after being sent by overnight courier, or (iv) on the third business day after the mailing thereof to the last known address of the recipient, except that notice of change of address shall be effective only upon receipt or upon refusal to accept delivery thereof.

16. Recovery of Attorneys’ Fees and Court Costs. In the event of a dispute concerning the disbursement or distribution of the Escrow Shares which dispute is resolved by a court order, the prevailing party shall be entitled to recovery of its reasonable attorneys’ fees, court costs, and other related expenses incident to such cause of action from the other party.

17. Entire Agreement. This Agreement, together with the Share Exchange Agreement and the Voting Agreement, as referenced herein, constitutes the entire agreement among the parties and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties with respect to the subject matter hereof. Any party hereto may, by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

18. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective heirs, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall (a) confer on any person other than the parties, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties’ partners or participants in a joint venture. Escrow Agent shall not be obliged to recognize any such succession or assignment until written evidence thereof shall have been received by it.

19. Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, in light of the tenor of this Agreement, and upon so agreeing, shall incorporate such substitute provision in this Agreement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

20. Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other parties hereto.

21. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law principles thereof.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument and any one of which may be introduced in evidence or used for any other purpose without the production of its duplicate counterparts.

23. Headings. The headings of the foregoing paragraphs of this Agreement are inserted herein for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Escrow Agent:

LOEB & LOEB LLP

By:
Name:
Title:

Purchaser:

WEALTHBRIDGE ACQUISITION LIMITED

By:
Name:
Title:

Shareholders

Lavacano Holdings Limited

By:
Name:
Title:

WBY Entertainment Holdings Ltd.

By:
Name:
Title:

EXHIBIT A

Shareholder	Percentage
WBY Entertainment Holdings Ltd.
Lavacano Holdings Limited

ANNEX D

WEALTHBRIDGE ACQUISITION LIMITED

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of [*], 2019 by and among Wealthbridge Acquisition Limited, a British Virgin Islands company (the “Purchaser”) and each of the individuals and entities set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Share Exchange Agreement (as defined below).

RECITALS

WHEREAS, the Purchaser, Scienjoy Inc., and the shareholders of Scienjoy Inc. (each, a “Shareholder” and collectively, the “Shareholders”) entered into a Share Exchange Agreement, dated [*], 2019 (the “Share Exchange Agreement”); and

WHEREAS, each of the Voting Parties, currently owns, or on closing of the transactions contemplated by the Share Exchange Agreement, will own, shares of the Purchaser’s capital stock, and wishes to provide for orderly (a) elections of the Purchaser’s board of directors and (b) reclassification and conversion of the Purchaser’s capital stock, each as described herein.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Agreement to Vote. During the term of this Agreement, each Voting Party agrees to vote all securities of the Purchaser (hereinafter referred to as the “Voting Shares”) that such Voting Party owns from time to time and may vote in (a) the election of the Purchaser’s directors or (b) the reclassification and conversion of the Purchaser’s capital stock, as the case may be, in accordance with the provisions of this Agreement, whether at a regular or special meeting of shareholders or any class or series of shareholders or by written consent.

2. Reclassification and Conversion of Capital Stock.

2.1 Voting. During the term of this Agreement, if the Purchaser qualifies as a “foreign private issuer” as defined in Rule 36-4 promulgated under the Exchange Act (“Foreign Private Issuer”) at any time following the Closing and as promptly as practicable following the determination of gaining the Foreign Private Issuer status by the Purchaser, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to (a) reclassify the Purchaser’s ordinary shares into Purchaser A Common Stock, (b) authorize the issuance of Purchaser B Common Stock, and (c) convert certain amount of Purchaser A Common Stock to Purchaser B Common Stock in accordance with Section 9.8 of the Share Exchange Agreement.

2.2 Obligations. The obligations of the Voting Parties pursuant to this Section 2 shall include any shareholder vote to amend the Purchaser’s memorandum and articles of association, as amended and restated, as required to effect the intent of this Agreement. Each of the Voting Parties and the Purchaser agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the reclassification and conversion of the Purchaser’s capital stock as herein stated.

3. Election of Boards of Directors.

3.1 Voting. During the term of this Agreement each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) as members of the Purchaser’s Board of Directors the following persons:

(a) Two (2) persons designated by the Shareholders (each a “Shareholders Designee,” and collectively, the “Shareholders Designees”) before the third anniversary of the Closing Date, and three (3) Shareholders Designees after the third anniversary of the Closing Date;

(b) Three (3) persons (each a “Shareholders Independent Designee,” and collectively the “Shareholders Independent Designees”) designated by the Shareholders. Each of the Shareholders Independent Designee shall qualify as an independent director under the Exchange Act and the rules of any applicable stock exchange; and

(c) One (1) person (the “Oriental Designee”) designated by Oriental Holdings Limited until the third anniversary of the Closing Date;

(d) One (1) person (the “Oriental Independent Designee”) designated by Oriental Holdings Limited. The Oriental Independent Designees shall qualify as an independent director under the Exchange Act and the rules of any applicable stock exchange until the sixth anniversary of the Closing Date.

3.2 Initial Designees. The initial Shareholders Designees are [*] and [*]. The initial Shareholders Independent Designees are [*], [*] and [*]. The initial Oriental Designee is Yongsheng Liu. The initial Oriental Independent Designee is [*].

3.3 Size of the Board. The parties hereto agree that they shall vote their Voting Shares to maintain the size of the Purchaser’s Board of Directors at seven (7) persons for a six (6)-year period following the Closing Date.

3.4 Obligations; Removal of Directors; Vacancies. The obligations of the Voting Parties pursuant to this Section 3 shall include any shareholder vote to amend the Purchaser’s memorandum and articles of association, as amended and restated, as required to effect the intent of this Agreement. Each of the Voting Parties and the Purchaser agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Purchaser’s Board of Directors as herein stated. The parties acknowledge that the fiduciary duties of each member of the Purchaser’s Board of Directors are to the Purchaser’s shareholders as a whole. In the event any director elected pursuant to the terms hereof ceases to serve as a member of the Purchaser’s Board of Directors, the Voting Parties agree to take all such action as is reasonable and necessary, including the voting of shares of capital stock of the Purchaser by the Voting Parties as to which they have beneficial ownership, to cause the election or appointment of such other person designated by Oriental Holdings Limited or the Shareholders, as the case may be, to the Board of Directors as may be designated on the terms provided herein.

4. Successors in Interest of the Voting Parties and the Purchaser. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless such shares are sold into the public markets. Each Voting Party shall not, and the Purchaser shall not, permit the transfer of any Voting Party’s Voting Shares (except for sales of Voting Shares into the public markets), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

5. Covenants. Each Voting Party agrees to take all actions required to ensure that the rights given to each Voting Party hereunder are effective and that each Voting Party enjoys the benefits thereof. Such actions include, without limitation, the use of best efforts to cause the nomination of the designees, as provided herein, for election as directors of the Purchaser. No Voting Party will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by any such Voting Party, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

6. Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

7. Restrictive Legend. Until the termination of this Agreement, each certificate representing any of the Voting Shares shall be marked by the Purchaser with a legend reading as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

8. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

9. Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

10. Termination. This Agreement shall terminate upon the first to occur of the following:

10.1 the date that is six (6) years from the Closing Date; or

10.2 immediately prior to a transaction pursuant to which a person or group other than current shareholders of the Purchaser or the Voting Parties, or their respective affiliates, will control greater than 50% of the Purchaser’s voting power with respect to the election of directors of the Purchaser.

11. Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Purchaser, and (b) the holders of a majority of Voting Shares then held by the Voting Parties, voting separately as a class; provided, however, that the right of Oriental Holdings Limited to nominate the Oriental Designee and Oriental Independent Designee shall not be amended without the written consent of Oriental Holdings Limited; and provided further, that the right of the Shareholders to nominate the Shareholders Designees or the Shareholders Independent Designees shall not be amended without the written consent of the Shareholders.

12. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement.

13. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws provisions, except that all matters relating to the fiduciary duties of the Purchaser’s Board of Directors shall be subject to the laws of the Republic of the British Virgin Islands.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

16. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

17. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of page intentionally left blank; signature page follows]

This Voting Agreement is hereby executed effective as of the date first set forth above.

Purchaser

WEALTHBRIDGE ACQUISITION LIMITED,
a British Virgin Islands exempted company

By:
Name:
Title:

Voting Parties

[*]

By:
Name:
Title:

[*]

By:
Name:
Title:

[*]

By:
Name:
Title:

[*]

By:
Name:
Title:

Signature Page to Wealthbridge Voting Agreement

ANNEX E

WEALTHBRIDGE ACQUISITION LIMITED

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of [*], 2019, by and among Wealthbridge Acquisition Limited, a British Virgin Islands company (the “Company”) and the undersigned parties listed under Shareholder on the signature page hereto (each, an “Shareholder” and collectively, the “Shareholders”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Share Exchange Agreement (as defined below).

WHEREAS, pursuant to a Share Exchange Agreement dated as of [*], 2019 (“Share Exchange Agreement”) by and among the Company, Scienjoy Inc., and the Shareholders, the Shareholders will receive the Merger Shares (as defined herein) in exchange for the shares of Capital Stock of Scienjoy Inc., a Cayman Islands company;

WHEREAS, pursuant to the terms of the Share Exchange Agreement, the Shareholders and the Company desire to enter into this Agreement to provide the Shareholders with certain rights relating to the registration of the securities held by them as of the date hereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination” means the acquisition of direct or indirect ownership through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar type of transaction, of one or more businesses or entities.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the authorized capitalization consisting of unlimited ordinary shares, no par value, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3/F-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Shareholder Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” means the number of shares of Common Stock of the Company in an underwritten offering, if the managing Underwriter or Underwriters advises the Company in writing that the dollar amount or number of shares of Registrable Securities which the Shareholders desire to sell, taken together with all other shares of Common stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual registration rights held by other shareholders of the Company who desire to sell, which exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering such maximum dollar amount or maximum number of shares.

“Merger Shares” means the shares of Common Stock of the Company issued or issuable to the Shareholders pursuant to the terms of the Share Exchange Agreement.

“Notices” is defined in Section 6.2.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Prior Agreement” is defined in Section 2.2.2.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the Merger Shares and (ii) any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Merger Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4/F-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Shareholder” is defined in the preamble to this Agreement.

“Underwriter” means a securities broker-dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such broker-dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration Rights.

2.1.1 Request for Registration. At any time and from time to time on or after the date of this Agreement, any Shareholder, may make a written demand, on no more than two occasions, for registration under the Securities Act of all or part of their Registrable Securities, as the case may be (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.

2.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Common Stock or other securities which the Company desires to sell and the Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the Maximum Number of Shares, then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time on or after the date of this Agreement the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its reasonably best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration under this Agreement or a demand registration on behalf of other holders of the Company’s securities under that certain Registration Rights Agreement dated as of February 5, 2019 (“Prior Agreement”) that is to be an underwritten offering advises the Company and the holders of Registrable Securities hereunder in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with the shares of Common Stock, if any, as to which registration has been demanded pursuant to the Prior Agreement, the Registrable Securities as to which registration shall otherwise be required under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the this Agreement and the Prior Agreement, exceeds the Maximum Number of Shares in an underwritten offering, then the Company shall include in any such registration:

a) If the registration is undertaken for the Company’s account and the Company has previously complied with a demand registration made pursuant to the Prior Agreement or the date of the initial filing of the registration statement for such offering is more than 12 months after the date of this Agreement: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable piggy-back registration rights of security holders party to this Agreement, and the holders of securities under the Prior Agreement, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

(b) If the registration is undertaken for the Company’s account and the Company has not complied with a demand registration made pursuant to the Prior Agreement or the date of the initial filing of the registration statement for such offering is within 12 months of the date of this Agreement: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), to the holders of securities party to the Prior Agreement, (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable piggy-back registration rights of security holders party to this Agreement, and the holders of securities under the Prior Agreement, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

c) If the registration is a “demand” registration undertaken at the demand of persons, (A) first, the shares of Common Stock or other securities for the account of the demanding persons under the Prior Agreement that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Not a Demand Registration. Registrations effected pursuant to this Section 2.2 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.2.4 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 2.2.

2.3 Registrations on Form S-3/F-3. The holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3/F-3 or any similar short-form registration which may be available at such time (“Form S-3/F-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3/F-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its reasonably best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.2 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.3 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.4 State Securities Laws Compliance. The Company shall use its reasonably best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.5 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement or as otherwise provided herein.

3.1.6 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential stockholders.

3.1.7 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.8 Opinions and Comfort Letters. Upon request, the Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.9 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.10 Listing. The Company shall use its reasonably best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.11 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $5,000,000, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.3(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.1.2 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.3(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any registration pursuant to Section 2.1, 2.2, and 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.8); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws. In addition, the holders of Registrable Securities shall comply with all prospectus delivery requirements under the Securities Act and applicable SEC regulations.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Shareholder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Shareholder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, (i) arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or (ii) arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any federal or state or foreign securities or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Shareholder Indemnified Party for any legal and any other expenses reasonably incurred by such Shareholder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case only to the extent that the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein; and such selling holder shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such selling Shareholder (which consent shall not be unreasonably withheld). Each selling holder’s indemnification obligations under this Section 4.2 and Section 4.4 in the aggregate shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is held by a court of competent jurisdiction to be unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.4.4 The obligations of the Company and the holders of Registrable Securities under this Section 4 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

5. RULE 144.

5.1 Rule 144. The Company covenants that it shall (i) make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times; (ii) file any reports or other documents required to be filed by it under the Securities Act and the Exchange Act; (iii) furnish to each Shareholder (A) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements), (B) a copy of the most recent annual, interim, quarterly or other report of the Company, and (C) such other reports and documents as such Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration; and (iv) take such further action as any Shareholder may reasonably request to the extent required from time to time to enable such Shareholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Shareholders or holder of Registrable Securities or of any assignee of the Shareholders or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.1.

6.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Flat A, 6/F, Block A
Tonnochy Towers
No. 272 Jaffe Road
Wanchai, Hong Kong

Attn: Yongsheng Liu
Tel: (86) 186-0217-2929

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Giovanni Caruso, Esq.
Email: gcaruso@loeb.com

Fax: (212) 407-4866

To a Shareholder, to the address set forth below such Shareholder’s name on Exhibit A hereto.

6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon the Company unless executed in writing by the Company. No amendment, modification or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders of the majority Registrable Securities.

6.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Shareholder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.11 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Shareholder in the negotiation, administration, performance or enforcement hereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

WEALTHBRIDGE ACQUISITION LIMITED

By:
Name:
Title:

SHAREHOLDERS:

[*]

By:
Name:
Title:

[*]

By:
Name:
Title:

[*]

By:
Name:
Title:

Signature Page to Wealthbridge Registration Rights Agreement

EXHIBIT A

Name and Address of Shareholders

To all Shareholders:

ANNEX F

LOCK-UP AGREEMENTS

RESALE LOCK-UP AGREEMENT

 This Resale Lock-Up Agreement (this “Agreement”) is dated as of [*], 2019, by and between the stockholder set forth on the signature page to this Agreement (the “Holder”) and Wealthbridge Acquisition Limited, a British Virgin Islands company (the “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Share Exchange Agreement (as defined below).

BACKGROUND

A. The Purchaser has entered into that certain Share Exchange Agreement, dated as of [*], 2019 (the “Share Exchange Agreement”), by and among the Purchaser, Scienjoy Inc., a Cayman Islands company (the “Company”), the stockholders of the Company, and certain other persons and entities.

B. The Share Exchange Agreement provides for, among other things, the Purchaser acquires 100% of the shares of Company Common Stock in exchange for the Closing Payment Shares (as defined in the Share Exchange Agreement) in accordance with the terms set forth in the Share Exchange Agreement; and.

C. The Holder is the record and/or beneficial owner of shares of common stock of the Company and is therefore entitled to receive Purchaser Common Stock (as defined in the Share Exchange Agreement) pursuant to the Share Exchange Agreement.

D. As a condition of, and as a material inducement for the Purchaser to enter into and consummate the transactions contemplated by the Share Exchange Agreement, the Holder has agreed to execute and deliver this Agreement.

 NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that, except for (i) the Escrow Shares to be delivered to the Escrow Agent pursuant to the Share Exchange Agreement and the Escrow Agreement, (ii) as approved by the Board of the Purchaser, and (iii) the exceptions provided in Section 1.(c) hereof, it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below) (including any securities convertible into, or exchangeable for, or representing the rights to receive, Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Purchaser (each a “Disposition”).

(b) In furtherance of the foregoing, the Purchaser will (i) place an irrevocable stop order on all Closing Payment Shares which are Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Purchaser’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Purchaser’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) Notwithstanding Section 1.(a) and Section 1.(b) hereof, the restrictions set forth in Section 1.(a) hereof shall not apply to or restrict a Disposition by the Holder in connection with a transaction in which (i) any person or group shall have acquired or entered into a binding definitive agreement that has been approved by the board of directors of the Purchaser (or any duly constituted committee thereof) to acquire (1) more than 50% of the voting securities of the Purchaser or (2) assets of the Purchaser and the Company Group representing more than 50% of the consolidated earnings power of the Purchaser and the Company Group, taken as a whole, or (ii) any person shall have commenced a tender or exchange offer which, if consummated, would result in such person’s acquisition of Beneficial Ownership (as defined below) of more than 50% of the voting securities of the Purchaser, and in connection therewith, the Purchaser files with the Commission (as defined below) a Schedule 14D-9 with respect to such offer that does not either (1) recommend that the Purchaser’s shareholders reject such offer or (2) advise the Purchaser’s shareholders that the board of directors is considering its response to the offer, or (iii) the Holder transfers its Lock-up Shares to an Affiliate of the Holder or to any direct or indirect shareholder of the Holder, or (iv) the Holders transfers its Lock-up Shares as a bona fide gift, provided, in the cases of (iii) and (iv) that the transferee executes a lock-up agreement substantially the same as this Agreement. If the Purchaser commits a material breach of the Share Exchange Agreement prior to the Closing, this Agreement shall be terminated, and it shall not be binding upon the Holder from such termination date.

(d) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(e) For purpose of this agreement, “Lock-up Period” means a period of 365 calendar days from the Closing Date under the Share Exchange Agreement.

(f) For purpose of this agreement, “Beneficial Ownership” means beneficial ownership as defined under Rule 13d-3 under the Exchange Act.

(g) For purpose of this agreement, “Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Exchange Act, or other governmental agency administering the securities laws in the jurisdiction in which the Purchaser’s securities are registered or being registered.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Purchaser, the Purchaser’s legal counsel, or any other person.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of the Purchaser, or any economic interest in or derivative of such stock, other than those Purchaser Common Stock specified on the signature page hereto that the Holder will acquire at the Closing. For purposes of this Agreement, the Purchaser Common Stock beneficially owned by the Holder as specified on the signature hereto, together with any Purchaser Common Stock acquired during the Lock-up Period, if any, are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

(a) If to the Purchaser:

Flat A, 6/F, Block A
Tonnochy Towers
No. 272 Jaffe Road
Wanchai, Hong Kong

Attn: Yongsheng Liu
Tel: (86) 186-0217-2929

With a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Giovanni Caruso, Esq.

Email: gcaruso@loeb.com

Fax: (212) 407-4866

(b) If to the Holder, to the address set forth on the Holder’s signature page hereto,

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Purchaser and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Dispute Resolution. Article XII of the Share Exchange Agreement regarding arbitration of disputes is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Share Exchange Agreement, the terms of this Agreement shall control.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WEALTHBRIDGE ACQUISITION LIMITED

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

[*]

By:
Name:
Title:

Address:

[*]

NUMBER OF Lock-up Shares:

[*] shares of Purchaser Common Stock

RESALE LOCK-UP AGREEMENT

This Resale Lock-Up Agreement (this “Agreement”) is dated as of [*], 2019, by and between the stockholder set forth on the signature page to this Agreement (the “Holder”) and Wealthbridge Acquisition Limited, a British Virgin Islands company (the “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Share Exchange Agreement (as defined below).

BACKGROUND

A. The Purchaser has entered into that certain Share Exchange Agreement, dated as of [*], 2019 (the “Share Exchange Agreement”), by and among the Purchaser, Scienjoy Inc., a Cayman Islands company (the “Company”), the stockholders of the Company, and certain other persons and entities.

B. The Share Exchange Agreement provides for, among other things, the Purchaser acquires 100% of the shares of Company Common Stock in exchange for the Closing Payment Shares (as defined in the Share Exchange Agreement) in accordance with the terms set forth in the Share Exchange Agreement; and.

C. The Holder is the record and/or beneficial owner of shares of common stock of the Company and is therefore entitled to receive Purchaser Common Stock (as defined in the Share Exchange Agreement) pursuant to the Share Exchange Agreement.

D. As a condition of, and as a material inducement for the Purchaser to enter into and consummate the transactions contemplated by the Share Exchange Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that, except for (i) the Escrow Shares to be delivered to the Escrow Agent pursuant to the Share Exchange Agreement and the Escrow Agreement, (ii) as approved by the Board of the Purchaser, and (iii) the exceptions provided in Section 1.(c) hereof, it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below) (including any securities convertible into, or exchangeable for, or representing the rights to receive, Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Purchaser (each a “Disposition”).

(b) In furtherance of the foregoing, the Purchaser will (i) place an irrevocable stop order on all Closing Payment Shares which are Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Purchaser’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Purchaser’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) Notwithstanding Section 1.(a) and Section 1.(b) hereof, the restrictions set forth in Section 1.(a) hereof shall not apply to or restrict a Disposition by the Holder in connection with a transaction in which (i) any person or group shall have acquired or entered into a binding definitive agreement that has been approved by the board of directors of the Purchaser (or any duly constituted committee thereof) to acquire (1) more than 50% of the voting securities of the Purchaser or (2) assets of the Purchaser and the Company Group representing more than 50% of the consolidated earnings power of the Purchaser and the Company Group, taken as a whole, or (ii) any person shall have commenced a tender or exchange offer which, if consummated, would result in such person’s acquisition of Beneficial Ownership (as defined below) of more than 50% of the voting securities of the Purchaser, and in connection therewith, the Purchaser files with the Commission (as defined below) a Schedule 14D-9 with respect to such offer that does not either (1) recommend that the Purchaser’s shareholders reject such offer or (2) advise the Purchaser’s shareholders that the board of directors is considering its response to the offer, or (iii) the Holder transfers its Lock-up Shares to an Affiliate of the Holder or to any direct or indirect shareholder of the Holder, or (iv) the Holder transfers its Lock-up Shares to another Person in a private transaction after six (6) months from the Closing Date; or (v) the Holders transfers its Lock-up Shares as a bona fide gift, provided, in the cases of (iii), (iv) and (v) that the transferee executes a lock-up agreement substantially the same as this Agreement, and provided further, in the case of (iv) that such Disposition shall be approved the Purchaser’s board of directors. If the Purchaser commits a material breach of the Share Exchange Agreement prior to the Closing, this Agreement shall be terminated, and it shall not be binding upon the Holder from such termination date.

(d) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(e) For purpose of this agreement, “Lock-up Period” means a period of 365 calendar days from the Closing Date under the Share Exchange Agreement.

(f) For purpose of this agreement, “Beneficial Ownership” means beneficial ownership as defined under Rule 13d-3 under the Exchange Act.

(g) For purpose of this agreement, “Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Exchange Act, or other governmental agency administering the securities laws in the jurisdiction in which the Purchaser’s securities are registered or being registered.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Purchaser, the Purchaser’s legal counsel, or any other person.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of the Purchaser, or any economic interest in or derivative of such stock, other than those Purchaser Common Stock specified on the signature page hereto that the Holder will acquire at the Closing. For purposes of this Agreement, the Purchaser Common Stock beneficially owned by the Holder as specified on the signature hereto, together with any Purchaser Common Stock acquired during the Lock-up Period, if any, are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

(a)	If to the Purchaser:

Flat A, 6/F, Block A
Tonnochy Towers
No. 272 Jaffe Road
Wanchai, Hong Kong

Attn: Yongsheng Liu
Tel: (86) 186-0217-2929

With a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Giovanni Caruso, Esq.

Email: gcaruso@loeb.com

Fax: (212) 407-4866

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto,

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Purchaser and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Dispute Resolution. Article XII of the Share Exchange Agreement regarding arbitration of disputes is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Share Exchange Agreement, the terms of this Agreement shall control.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WEALTHBRIDGE ACQUISITION LIMITED

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

[*]

By:
Name:
Title:

Address:

[*]

NUMBER OF Lock-up Shares:

[*] shares of Purchaser Common Stock